Exhibit 10.17

Dated                      2007

VISA EUROPE LIMITED

and

VISA INC.

and

VISA INTERNATIONAL

and

VISA USA

and

INOVANT LLC

FRAMEWORK AGREEMENT

This Framework Agreement, together with its Schedules (which form an inseparable part hereof) (collectively, this “Agreement”) is made on                    2007

Between:

(1)	Visa Inc. a corporation organized and existing under the laws of the State of Delaware, United States of America with a principal place of business at 900 Metro Center Boulevard, Foster City, California 94404 (“Visa Inc.”);

(2)	Visa Europe Limited a company registered in England and Wales with its registered address at One Sheldon Square, London W2 6TT with company number 5139966 (“Visa Europe”);

(3)	Inovant LLC a Delaware limited liability company (“Inovant”);

(4)	Visa International Services Association a Delaware corporation with a principal place of business at 900 Metro Center Boulevard, Foster City, California 94404 (“Visa International”); and

(5)	Visa U.S.A. Inc. a Delaware corporation with a principal place of business at 123 Mission Street, San Francisco, California 94105 (“Visa USA”).

Whereas:

(A)	Visa Europe was a Regional Group Member of Visa International under a Regional Group Membership Agreement entered into on 1 July 2004;

(B)	Visa International was a membership corporation established in Delaware, USA, which provided authorization, clearing and settlement services and other services ancillary thereto, in relation to Visa payment transactions to its Members;

(C)	Under the Regional Group Membership Agreement, Visa Europe and Visa International provided authorization, clearing, settlement and payment processing services to each other, and services ancillary thereto, in respect of Visa payment transactions;

(D)	Pursuant to a Global Restructuring Agreement entered into on June 15, 2007 (the “Global Restructuring Agreement”), Visa Europe has ultimately exchanged its membership interest in Visa International for shares in Visa Inc. and has ceased to be a member of Visa International;

(E)	To ensure the continued operation of the global Visa payment network, and in particular, to ensure the continued interoperability of the Visa System, the Parties require the services and obligations in this Agreement to be performed and the specified payments to be made, all in accordance with the relevant terms of this Agreement;

(F)	Visa Europe, Visa Inc., Visa USA, Inovant and Visa International are entering into this Agreement for the provision of services to each other and payment in accordance with its terms, including to grant certain licenses as set forth in Schedule 2 and Schedule 3 to Visa Europe in consideration for, inter alia, the Fee.

It is agreed as follows:

1	Interpretation

In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1

1.1	Definitions

When used in this Agreement, the following terms shall have the respective meanings specified below. Any terms defined in a Schedule shall have the same meaning for the purposes of the main body of this Agreement.

“Base Amount” means (i) $6 million per Quarter, for the period from the Effective Date up to but not including the Payment Date; then (ii) $35.625 million less the product of Notional Rate x $1.146 billion, per Quarter, for the Relevant Period; then (iii) $35.625 million per Quarter, for the period from the end of the Relevant Period to the third anniversary of the Payment Date; and then (iv) $35.625 million plus the product of (x) $35.625 million and (y) the percentage increase of the gross domestic product of the European Union for the period from the third anniversary of the Payment Date to the end of the Quarter immediately preceding the most recent annual anniversary of the Payment Date divided by four (4), as reported by Statistical Office of the European Communities (Eurostat), per Quarter thereafter (provided that the Base Amount in respect of any Quarter or part of any Quarter beginning after the third anniversary of the Payment Date shall never be less than the Base Amount for the previous Quarter).

“Charges” shall have the meaning set forth in Schedule 1.

“Effective Date” shall mean the Restructuring Closing Date (as defined in the Global Restructuring Agreement).

“Fee” means an amount in respect of any Quarter equal to the pro rata amount (based on the number of days in such Quarter for which the relevant Base Amount applies) of the Base Amount for that Quarter less for any part of that Quarter in the Post-IPO Period the product of (Notional Rate x Market Value x Number of days in that Quarter which fall within the Post-IPO Period/365), as adjusted in for any increase or reduction pursuant to Section 6.2 of Schedule 3 (Global Sponsorship). In the event that the Fee for any Quarter is a negative amount, the absolute amount of such negative amount shall be carried forward and subtracted in determining the Fee for the next Quarter (and the negative amount of any such Fee for the following Quarter, including any carry forward from one or more preceding Quarters, shall continue to be applied to subsequent Quarters until the absolute amount of all such carry forwards has been credited towards Fees payable).

“Force Majeure Event” shall have the meaning set forth in Clause 13 of this Agreement.

“Governmental Authority” shall mean any national, federal, state or local government body in any jurisdiction, the European Commission and any other supranational body or any court, tribunal, arbitrator in any jurisdiction.

“Law” shall mean any statute, law or ordinance in any jurisdiction, or any rule or regulation of any Governmental Authority.

“3 month LIBOR” means, for each period, the rate (expressed as a percentage per annum) for deposits in US Dollars for a three-month period that appears on Reuters Page LIBOR01 or any successor service or page for the purpose of displaying the London interbank offered rates of major banks as of 11:00 a.m. (London time) on the LIBOR determination date.

2

(i)	The “LIBOR determination date” for any period day shall be based on a day that is both a London Business Day and a New York Business Day or if applicable, the day immediately preceding the day which is deemed both a London Business Day and New York Business Day.

(ii)	A “London Business Day” means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted. A “New York Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

If 3-month LIBOR cannot be determined as described above, quotations from the London office of three banks involved in the London interbank market will be taken at approximately 11:00 a.m., London time, on the determination date. The arithmetic average from the quotations will be used. These quotations will be for deposits in US Dollars for a three-month period (expressed as a percentage per annum). Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in US Dollars in the market at the time.

“Market Value” means an amount equal to the product of (x) the IPO Price (as defined in the Amended and Restated Certificate of Incorporation of Visa Inc. ( the “Restated Visa Inc. Certificate”)) and (y) the number of Class C Redemption Shares of Visa Europe and Visa Europe Services Inc. determined pursuant to Section 4.18(c) of the Restated Visa Inc. Certificate (disregarding for these purposes Section 4.18(e) of the Restated Visa Inc. Certificate).

“Notional Rate” means 3 month LIBOR + 100 basis points for the period from the Payment Date and ending on the first Quarter Date after such date. Starting from the first Quarter Date after the Payment Date, the Notional Rate shall increase by 25 basis points every Quarter, up to a maximum rate of 3 month LIBOR + 200 basis points. For the avoidance of doubt, the Notional Rate applicable for the second Quarter after the Payment Date shall be 3 month LIBOR + 125 basis points.

“Parties” shall mean Visa Inc., Visa Europe, Visa International, Visa USA and Inovant.

“Payment Date” shall mean the earlier to occur of (i) the date one (1) year from the Effective Date, and (ii) the date of filing of an S-1 registration statement for the IPO.

“Person” shall mean any natural person, general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, firm, corporation, association, incorporated organization, unincorporated organization, trust or other enterprise, or any Governmental Authority.

“Post-IPO Period” means the period (if any) from and including the date of admission to trading on an internationally recognized securities exchange of the Class A Common Stock of Visa Inc. to and including the date which is the 369th day after the Inovant US Holdco Merger Effective Time (as defined in the Global Restructuring Agreement).

3

“Quarter” means a period commencing on the Effective Date and ending on the first Quarter Date after such date, and each three-month period thereafter ending on the next subsequent Quarter Date.

“Quarter Date” means 31 March, 30 June, 30 September and 31 December in each calendar year.

“Relevant Period” means the period from and including the Payment Date to and including the date which is the later of (x) the date of admission to trading of the Class A Common Stock of Visa Inc. on an internationally recognized securities exchange and (y) the date which falls on the 369th day after the Inovant US Holdco Merger Effective Time (as defined in the Global Restructuring Agreement).

“Reuters Page LIBOR01” means the display designated on Reuters Page LIBOR01, Inc. or any successor service or page for the purpose of displaying LIBOR offered rates of major banks.

“Value Added Tax” means value added tax as levied within the European Union in accordance with Directive 2006/112/EC and in the United Kingdom in accordance with VATA 1994 and includes any other tax from time to time replacing it.

“VATA 1994” means the Value Added Tax Act 1994.

“Visa Member Risk Policy” shall mean the Visa Member Risk Policy dated October 2005 set forth in Schedule 4.

1.2	Clauses

References to this Agreement include any Schedules to it and references to Clauses are to Clauses of this Agreement.

1.3	Headings

Headings shall be ignored in construing this Agreement.

1.4	Recitals

The recitals to this Agreement and to the Schedules are included for information purposes only and shall not be legally binding on the parties in any respect whatsoever.

2	Provision of Services

2.1	Subject to Clause 4 of this Agreement, Visa Inc. shall provide to Visa Europe authorization, clearing, settlement and payment processing services and other services ancillary thereto, in relation to Visa payment transactions, and shall bring together Members, or Customers of Visa Inc. and Members, in relation to Visa payment transactions to be effected between them, in accordance with the terms of the Schedules to this Agreement.

2.2	Subject to Clause 4 of this Agreement, Visa Europe shall provide to Visa Inc. authorization, clearing, settlement and payment processing services and other services ancillary thereto, in relation to Visa payment transactions, and shall bring together Customers, or Members

4

and Customers of Visa Inc., in relation to Visa payment transactions to be effected between them, in accordance with the terms of the Schedules to this Agreement.

3	Fees

3.1	In consideration for the rights under this Agreement, Visa Europe shall pay to Visa Inc. amounts comprising (i) the Fee in arrears on each Quarter Date or, if a Quarter Date is not a Business Day, the Business Day immediately following that Quarter Date and (ii) the Charges in accordance with Schedule 1, of which the Fee shall be attributable to Schedules 2 and 3.

3.2	In consideration of the obligations of Visa Europe under both Clause 2.2 and the Schedules, Visa Inc. shall pay amounts comprising the Charges to Visa Europe in accordance with Schedule 1.

3.3	Taxes shall be borne by the entity that incurs the tax liability. Visa Europe will co-operate with Visa Inc. in the making by Visa Inc. of any claim under the double tax convention between the United Kingdom and the United States of America to minimize or eliminate any requirement of Visa Europe to deduct or withhold an amount on account of United Kingdom income tax of Visa Inc. from payments hereunder. All amounts payable under this Agreement are exclusive of Value Added Tax, if any, and a Party shall pay any Value Added Tax chargeable under applicable Law on such amounts upon receipt of a valid Value Added Tax invoice.

3.4	All payments shall be made by wire transfer in immediately available funds pursuant to written instructions provided to the payer. Unless otherwise specified, all payments made pursuant to this Agreement and all calculations of amounts due under this Agreement shall be in United States Dollars.

3.5	Whether or not a default is declared by Visa Inc. with respect to any delinquent payment under this Agreement, Visa Inc. shall be entitled to interest equal to the lesser of (i) the 3-month LIBOR rate plus 100 basis points, per month, with such interest rate to increase at the beginning of each subsequent quarter by 25 basis points, for a maximum increase of 200 basis points over the 3-month LIBOR rate or (ii) the maximum rate permissible by applicable Law, on any delinquent payment, until all principal and interest on said payment is paid in full. The acceptance of late payments hereunder shall not constitute a waiver of timely payments, nor shall acceptance of partial payments hereunder cure any default which might exist.

4	Interpretation and Construction

In the event of any actual or alleged discrepancy between the services described in Clauses 2.1 and 2.2 of this Agreement and the services described in the Schedules to this Agreement, only the descriptions and express written provisions of the Schedules shall be considered in construction or interpretation of this Agreement.

5

5	Effect of Agreement

This Agreement is perpetual and may not be terminated by any Party without mutual written consent of Visa Inc. and Visa Europe, which consent may be withheld by any Party for any or no reason.

6	Transfer

Except as specifically provided in paragraph 30 of Schedule 1, Section 4.1 of Schedule 2 and Section 4.1 of Schedule 3, this Agreement may not be transferred, assigned or otherwise disposed of by a Party without the prior written consent of the other Parties.

7	Foreign Branches

7.1	Members

The Parties agree that, where Visa Europe has granted approval for a Member to open a foreign branch which will be located outside the Territory, Visa Europe shall provide Visa Inc. with written notice of such approval. Within 60 days of such notice, Visa Inc. shall grant such Member a license (a “Member Foreign Branch License”) in respect of such Member’s use of the Licensed Marks in its foreign branch operations, which Member Foreign Branch License shall, among other things, require the Member’s licensed foreign branches to comply with the VIOR, including regulations requiring the payment of any fees payable by Customers. The Member Foreign Branch License shall be non-discriminatory and of substantially similar terms to the licenses granted to Visa Inc.’s own licensees. Notwithstanding the issuance of the Member Foreign Branch License by Visa Inc., it is agreed by the Parties that the relationship with the Member will continue to be managed by Visa Europe.

7.2	Customers

The Parties agree that, where Visa Inc. has granted approval for a Customer to open a foreign branch which will be located inside the Territory, Visa Inc. shall provide Visa Europe with written notice of such approval. Within 60 days of such notice, Visa Europe shall grant such Customer a license (a “Customer Foreign Branch License”) in respect of such Customer’s use of the Licensed Marks in its foreign branch operations, which Customer Foreign Branch License shall, among other things, require the Customer’s licensed foreign branches to comply with the VEOR, including regulations requiring the payment of any fees payable by Members. The Customer Foreign Branch License shall be non-discriminatory and of substantially similar terms to the licenses granted to Visa Europe’s own sublicensees. Notwithstanding the issuance of the Customer Foreign Branch License by Visa Europe, it is agreed by the Parties that the relationship with the Customer will continue to be managed by Visa Inc.

7.3	The provisions of this Clause 7 are not intended to change the relationships of Visa Inc. and Visa Europe with respect to foreign branches existing as of the Effective Date.

6

8	Capital Levels

From and after the Effective Date, each of Visa Inc. and Visa Europe hereby covenants and agrees to maintain capital levels sufficient to support its ongoing business operations and associated risk, borrowing capacity for settlement liquidity and other general purposes and to support satisfactory credit ratings.

9	Settlement Guarantee

Visa Inc. and Visa Europe agree to provide the guarantees and honor the obligations set out in Schedule 5.

10	Insurance

10.1	Visa Europe shall procure and maintain, at its sole cost and expense, at all times while performing under this Agreement, comprehensive general liability insurance cover with a reputable insurance company, provided that appropriate cover is commercially available, in an amount and covering such risks as may be decided upon by Visa Europe’s board audit committee as the adequate level of cover from time to time.

10.2	Visa Europe shall provide Visa Inc., on Visa Inc.’s request, with a copy of the policy certificate or other evidence confirming the existence of such insurance.

11	Default

A Party shall be deemed to be in default of the terms and conditions set out in Clauses 1 to 22 of this Agreement if such Party materially breaches any of its agreements or covenants contained in Clauses 1 to 22 of this Agreement.

12	Compliance with Applicable Laws

12.1	The Parties shall perform their respective obligations hereunder in a manner that complies with all applicable Laws.

12.2	If permitted by applicable Laws, each Party shall immediately notify the other Parties of any material claim or demand which is communicated to such Party from any Governmental Authorities that enforce applicable Laws or audit a Party’s compliance therewith, regarding such Party’s activities (provided such claim or demand is related to this Agreement) or any action pertaining to the foregoing which is commenced against such Party by any Person and shall keep the other Parties apprized of the status and disposition of all such claims, demands and litigation, provided however, that nothing in this Agreement shall relieve a Party of its obligation to comply with all applicable Laws.

7

13	Force Majeure

13.1

If any Party is unable to perform its obligations pursuant to this Agreement (other than under Schedule 11) due to or resulting from one or more of the following causes: Act of God, including but not limited to floods, storms, earthquakes, hurricanes, tornadoes or other severe weather or climatic conditions; act of a public enemy, war, or terrorist attack, blockade, riot, insurrection, or embargoes, strikes, unforeseeable shortages of materials beyond its control; or other unforeseeable causes beyond its control (each a “Force Majeure Event”), then, subject to Clause 13.2, such Party’s performance shall be excused but only to the extent of and for the duration of said Force Majeure Event.

13.2	In the event of a Force Majeure Event that prevents Visa Europe from meeting its payment obligations to Visa Inc. under this Agreement, Visa Europe shall be excused from such payment obligations for the duration of the Force Majeure Event. After the Force Majeure Event ceases, provided that Visa Europe is able to pay Visa Inc. all due payments that Visa Europe was unable to pay Visa Inc. as a consequences of the Force Majeure Event (“Force Majeure Payment”), Visa Europe shall be obliged to pay Visa Inc. the Force Majeure Payment save that Visa Europe shall not be obliged to pay interest on such payment in accordance with Clause 3.5 of this Agreement (Interest on Late Payment), but Visa Inc. shall be entitled to interest on the Force Majeure Payment at LIBOR rate calculated from the date on which the Force Majeure Payment became due until all principal and interest on such Force Majeure Payment is paid in full. If after the Force Majeure Event ceases, Visa Europe is unable to pay Visa Inc. the Force Majeure Payment as a consequence of the Force Majeure Event, Visa Europe shall have 6 months from date on which the Force Majeure Event ceases within which to pay Visa Inc. the Force Majeure Payment save that Visa Europe shall not be obliged to pay interest on such payment in accordance with Clause 3.5 of this Agreement, but Visa Inc. shall be entitled to interest on the Force Majeure Payment at LIBOR rate calculated from the date on which the Force Majeure Payment became due until all principal and interest on such Force Majeure Payment is paid in full.

13.3	In the event of a Force Majeure Event, the disabled Party shall immediately notify the other Parties in writing of the Force Majeure Event and the expected duration of same. The disabled Party shall use its best efforts to resume performance under this Agreement.

14	Relationship of the Parties

The Parties are independent contractors and nothing contained in this Agreement shall be construed to create any other relationship among the Parties. No Party is authorized to enter into any agreement for or on behalf of another Party, collect any obligation due or owed to the other, accept service of process for the other, or bind another in any manner whatsoever or purport to act on behalf of another Party in any respect.

8

[1]	See paragraph 22 of Schedule 1

15	Counterparts

This Agreement may be executed in one or more counterparts, all of which together shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered, in person or by telecopier, receipt acknowledged, to the other Parties.

16	Entire Agreement

This Agreement, including the Schedules and exhibits hereto, including any written amendments to the foregoing satisfying the requirements of Clause 18, and the Global Restructuring Agreement and the Put-Call Option Agreement, including the schedules and exhibits thereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings between the Parties with respect to such matters. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein shall be defined as set forth in this Agreement or the Global Restructuring Agreement, as the case may be. There are no restrictions, promises, representations, warranties, agreements or undertakings of any Party hereto with respect to the transactions contemplated by this Agreement, the Global Restructuring Agreement and the Put-Call Option Agreement, other than those set forth herein or therein or in any other document required to be executed and delivered hereunder or thereunder. With respect to the licenses and other transactions contemplated hereby, if any term or condition set forth in Schedules 1, 2 or 3 of this Agreement is inconsistent or conflicts with any term or condition of the Global Restructuring Agreement, the terms of Schedules 1, 2 and 3 shall govern.

17	Severability and Enforceability

17.1	The invalidity of any provisions of this Agreement shall not affect the validity, force or effect of the remaining provisions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party hereby consents and agrees that such scope may be modified accordingly in any proceeding brought to enforce such restriction. Any prohibition against or unenforceability of any provision of this Agreement in any jurisdiction, including the state whose Law governs this Agreement, shall not invalidate the provision or render it unenforceable in any other jurisdiction. To the extent permitted by applicable Law, the Parties waive any provision of Law which renders any provision of this Agreement prohibited or unenforceable in any respect.

17.2	If any part of the Fee is not paid by Visa Europe on the due date for payment under Clause 3, that non-payment shall not entitle Visa Inc. to terminate any of the licenses granted pursuant to this Agreement as set out in Schedules 2 and 3.

17.3	Except in the event that this Agreement is terminated by mutual written consent in accordance with Clause 5, Visa Europe’s obligation to pay the specified Fee on each Quarter shall be independent of the quantity of services, if any, being received under Schedule 1 and shall not be affected by any breaches or other claims under Schedule 1. The Parties acknowledge that Visa Inc.’s obligation to grant the perpetual licenses herein and Visa Europe’s obligation to pay the specified Fee are material obligations under this Agreement.

9

17.4	Notwithstanding Clause 17.2, and subject to any rights that are contained in Schedule 1 in the event that either Party fails to pay the Charges in accordance with Schedule 1, the obligations on the Party due to receive the payment pursuant to Schedule 1 may be suspended or terminated to the extent provided pursuant to paragraph 14 of Schedule 1.

18	Amendments

This Agreement may be amended, modified, superseded or cancelled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the Parties or, in the case of a waiver, by or on behalf of the Party waiving compliance.

19	Further Assurances

Each Party hereto agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions hereof.

20	Costs

Unless otherwise provided in this Agreement, all activities of the Parties under this Agreement and the exercise of their rights granted hereunder shall be at the relevant Party’s sole cost and expense and at no cost to the other Party.

21	Notices

All notices, requests, permissions, waivers and other communications hereunder or otherwise in connection herewith shall be in writing and shall be deemed to have been duly given (a) three (3) Business Days following dispatch by registered or certified mail, postage prepaid, (b) upon confirmation of receipt, if sent by facsimile, (c) when delivered, if delivered personally to the intended recipient and (d) one (1) Business Day following dispatch by overnight delivery via a national or international courier service and, in each case, addressed to the Party at the following address for such Party:

If to Visa Inc.:

Visa Inc.

Attention: General Counsel

900 Metro Center Boulevard

Foster City, California 94404

U.S.A.

Facsimile: **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

10

With copies to, which shall not constitute notice:

White & Case LLP

Attention: Kevin Keogh, Esq. / S. Ward Atterbury, Esq.

1155 Avenue of the Americas

New York

New York 10036

Facsimile: (212) 354-8113

If to Visa Europe Limited:

Visa Europe Limited

Attention: General Counsel

1 Sheldon Square

London, W2 6TT

United Kingdom

Facsimile:

With copies to, which shall not constitute notice:

Linklaters LLP

Attention: Robert Thornton Smith, Esq.

1345 Avenue of the Americas

New York, NY 10105

U.S.A.

Facsimile: (212) 903-9100

If to Visa International:

Visa International

Attention: General Counsel

P.O. Box 8999

San Francisco

11

California 94128-8999

Facsimile: **

With copies to, which shall not constitute notice:

White & Case LLP

Attention: Kevin Keogh, Esq. / S. Ward Atterbury, Esq.

1155 Avenue of the Americas

New York

New York 10036

Facsimile: (212) 354-8113

If to Visa USA:

Visa USA

Attention: General Counsel

P.O. Box 8999

San Francisco

California 94128-8999

Facsimile: **

With copies to, which shall not constitute notice:

Holme, Roberts & Owen LLP

Attention: Dean Salter, Esq.

1700 Lincoln Street

Suite 4100

Denver

Colorado 80203-4541

If to Inovant LLC:

Inovant LLC

Attention: General Counsel

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

12

PO Box 8999

San Francisco

California 94128-8999

Facsimile: **

or to such other addresses as shall be furnished in writing by any such Party to the other Parties hereto in accordance with the provisions of this Clause 21.

22	Governing Law

This Agreement and its enforcement will be governed by, and construed in accordance with, the Laws of the State of New York, United States of America without reference to the choice of law principles thereof. However, if the Laws of any state or country require terms other than or in addition to those contained herein, then this Agreement shall be deemed modified so as to comply with the applicable Laws of such state or country, but only to the extent necessary to prevent the invalidity of this Agreement or any material provision hereof, the imposition of fines or penalties, or the creation of civil or criminal liability as a result thereof. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO.

In witness whereof, the parties hereto have caused this Agreement to be duly executed.

SIGNED by

on behalf of Visa Inc.	}

SIGNED by

on behalf of Visa Europe Limited	}

13

SIGNED by

on behalf of Visa International	}

SIGNED by

on behalf of Visa USA	}

SIGNED by

on behalf of Inovant LLC	}

14

Schedule 1

BILATERAL SERVICES

Table of Contents

Contents		Page
1	Definitions and Interpretation	2
2	Services to be Provided	2
3	[Intentionally Left Blank]	2
4	Service Provision	3
5	Existing Agreements	6
6	Standards of Care	7
7	Service Levels and Credits	7
8	Global Rules, Systems Changes and Business Enhancement Releases	10
9	Information Access and Retention	14
10	Authorised Representatives	17
11	Business Continuity/IT Disaster Recovery	17
12	Regulatory Compliance	17
13	Charges	20
14	Invoicing and Payment	22
15	Service Standard	23
16	Change Control Process	24
17	Audit Rights	26
18	Intellectual Property Rights	29
19	Warranties and Representations	30
20	Liability	30
21	Indemnities	32
22	Force Majeure	34
23	Confidentiality	36
24	Data Protection and Security	38
25	Information Rights and Step-In Rights	38
26	Term and Termination	39
27	Migration Assistance	41
28	Consequence of Termination	42
29	Dispute Resolution	43
30	Assignment	47
31	No Waiver	47
32	Third Party Rights	48
33	Rates and Cash Disbursement Fees	48
34	Switching and Processing	49

ATTACHMENT 1 Definitions		52

ATTACHMENT 2 Service Catalogue		[•]

ATTACHMENT 3 Statement of Work		[•]

ATTACHMENT 4 Global Programmes		[•]

ATTACHMENT 5 Service Level Agreement		[•]

ATTACHMENT 6 Pricing and Financial Programs		[•]

ATTACHMENT 7 Data Protection Agreement		[•]

ATTACHMENT 8 Interoperability Procedures and Practices		[•]

Schedule 1

BILATERAL SERVICES SCHEDULE

Background

A.	WHEREAS, Visa Inc. (“Visa”) owns certain Intellectual Property necessary for Visa Europe Limited (“Europe”) to provide Visa branded products in the Territory as well as provide and receive the Services subject to this Schedule;

B.	WHEREAS, Visa has granted to Europe a license to such Intellectual Property, including trademarks, software and other technology under that certain Technology License Agreement and Trademark License Agreement as contained in Schedule 2 and Schedule 3 respectively (the “License Agreements”), in order for Europe to receive services hereunder and as contemplated under that certain Global Restructuring Agreement, dated as of [•];

C.	WHEREAS, the Parties desire to maintain consistent operating standards to provide Interoperability;

D.	WHEREAS, the Parties desire to provide for a seamless service to Visa and Europe cardholders; and

E.	WHEREAS, each Party wishes to procure services from the other in order to achieve the aforementioned objectives.

1	Definitions and Interpretation

This Schedule shall be interpreted in accordance with Attachment 1 (Definitions).

2	Services to be Provided

2.1	Visa shall provide Europe the Visa Services in accordance with the terms of this Schedule from the Effective Date, and in such cases Visa shall be deemed the “Service Provider” and Europe the “Service Recipient”.

2.2	Europe shall provide Visa the Europe Services in accordance with the terms of this Schedule from the Effective Date, and in such cases Europe shall be deemed the “Service Provider” and Visa the “Service Recipient.”

2.3	In addition to the services, functions and responsibilities set out in the Service Catalogue, the Services shall be deemed to include and the Service Provider shall provide (i) all of the activities, functions and obligations that the Service Catalogue requires the Service Provider to provide and (ii) all activities, functions, responsibilities and obligations not specifically described in the Service Catalogue but are necessary for, required for, incidental to or customarily included as part of the provision of services described in the Service Catalogue and which the Service Provider was providing prior to or on the Effective Date.

3	[INTENTIONALLY LEFT BLANK].

4	Service Provision

4.1	The Service Provider shall provide:

4.1.1	the SRI Services for the Term, unless terminated earlier in accordance with paragraph 26.4;

4.1.2	the Optional Services for the Optional Services Term unless terminated earlier in accordance with paragraph 26.5 or 26.6;

4.1.3	the Transitional Services for the Transitional Services Term unless terminated earlier in accordance with paragraph 26.5 or 26.6;

4.1.4	Professional Services, including enhancements and modifications to existing Services, provided in accordance with a Statement of Work as further provided in paragraph 16.1 or 16.2; and

4.1.5	New Services as added to the Service Catalogue either by agreement of the Parties pursuant to paragraph 16.3 or paragraph 4.5.3.

Notwithstanding the agreed upon term for an Optional Service, a Service Provider may not cease providing such a Service at the agreed price less than eighteen (18) months after notifying the Service Recipient that it is unwilling to continue to provide the Optional Service beyond the then current term for the Optional Service on the same commercial terms; provided, that, where:

4.1.6	the term of an Optional Service is less than eighteen (18) months; and

4.1.7	the Service Provider did not notify the Service Recipient at the beginning of that term that it was not willing to provide the Optional Service beyond that term; and

4.1.8	before the expiry of the then current term, the Service Recipient requests that the Service Provider continues to provide the Optional Service beyond the term,

the Service Provider shall not be obliged to carry on providing the Optional Service beyond the period of its prior written notice of its unwillingness to continue providing the Optional Service, such prior written notice to be no less than the term of the Optional Service. If the Parties are interested in extending the term of the Optional Service they shall meet in order to try to agree on the price and term for any such extension.

4.2	Unanticipated Services

4.2.1	Until 30 September 2008 the Service Provider shall not cease to provide or replace any service provided as of the Effective Date that it provides to itself, other members of its group or its other customers without using commercially reasonable efforts to carry out due diligence to determine the impact, if any, on the Service Recipient.

4.2.2	If the Service Provider becomes aware that the service it intends to cease to provide or replace with another service is an Unanticipated Service it will not cease to provide or replace the provision of such Service to the Service Recipient without providing the Service Recipient with reasonably prompt prior written notice.

4.2.3	Upon the request of the Service Recipient, made no later than 30 September 2008, the Service Provider will continue to provide an Unanticipated Service in substantially the same manner as such service was provided to the Service Recipient prior to the Effective Date; provided, that: (i) the Service Provider may charge a reasonable sum for the Unanticipated Service based on the resulting additional cost (if any) to the Service Provider of providing such Service over and above the cost of providing Services already documented under this Schedule; (ii) the Service Recipient shall use commercially reasonable efforts to make itself self-sufficient with respect to such Services, except where such Services are deemed SRI Services pursuant to paragraph 4.5.3, as soon as reasonably possible but in no event later than three (3) years after the Effective Date; and (iii) provision of the Unanticipated Service does not materially interfere with the Service Provider’s ability to comply with Applicable Law.

4.2.4	Unanticipated Services shall not include insurance-related services, liquidity services or information technology procurement services.

4.2.5	Any Unanticipated Service provided pursuant to this paragraph 4.2 shall be deemed to be an Optional Service under this Schedule unless agreed otherwise between the Parties or deemed an SRI Service pursuant to paragraph 4.5.3.

4.3	Switching and Processing Services

4.3.1	Europe or its designated agents shall process all VE Transactions in accordance with the Global Rules. Europe shall procure services from Visa for processing and routing of Member-issued Card transactions occurring outside the Territory in accordance with the Global Rules, except where the Parties have agreed in writing otherwise or a Europe Competitor is not required by Visa to use such services.

4.3.2	Visa or its designated agents shall process all VI Transactions in accordance with the Global Rules. Visa shall procure services from Europe for processing and routing of Customer-issued Card transactions occurring inside the Territory in accordance with the Global Rules, except where the Parties have agreed in writing otherwise or a Visa Competitor is not required by Europe to use such services.

4.3.3	Unless otherwise agreed in writing, Visa shall not process any VE Transactions and Europe shall not process any VI Transactions.

4.4	[INTENTIONALLY LEFT BLANK]

4.5	Transformation Criteria

4.5.1	An SRI Service shall cease being an SRI Service if agreed by the Parties or if it fails to meet (i) either of the criteria as set forth in paragraph 4.5.2 (the “Transformation Criteria”) and (ii) the procedural requirements set forth in paragraph 4.5.4 and 4.5.5.

4.5.2	The “Transformation Criteria” means all of the criteria below:

(i)	The Service is required by the Service Recipient and it is not possible for any party other than the Service Provider to provide it either:

(a)	on a commercially reasonable basis; or

(b)	on a basis that the Service Recipient is willing to accept.

(ii)	The Service is required to be provided by the Service Provider to the Service Recipient to preserve their ability to provide products and services in the manner required for Interoperability pursuant to the Global Rules and Interoperability cannot be maintained without the Service Recipient receiving the Service from the Service Provider. Services required for Interoperability by the Global Rules include those services provided by each Party to the other that are required for cross territory processing.

4.5.3	Where an Optional Service, New Service or Unanticipated Service meets the requirements set out in paragraph 4.5.2(ii), then either Party, if it can demonstrate such requirements, may notify the other that it believes such Service must be reclassified as an SRI Service, subject to the Expedited Dispute Resolution Procedure. The Parties may also classify or reclassify (as the case may be) such Services as SRI Services by agreement.

4.5.4	In the event that either Party determines that an SRI Service should, pursuant to the Transformation Criteria, either be (i) reclassified as an Optional Service or (ii) terminated at the end of the period remaining on the pricing term for such SRI Service, the Party seeking reclassification shall notify the other Party that it believes the Transformation Criteria is met. Within ninety (90) days, the notified Party shall perform an assessment of the reclassification with the full cooperation of the Party seeking the reclassification. If, after performing the assessment, the notified Party does not agree to the reclassification, it shall inform the Party seeking reclassification within ten (10) days of completing the assessment.

4.5.5

The Party seeking reclassification may require the Parties’ Authorised Representatives to meet within forty-five (45) days to discuss the reclassification and, if they still cannot agree, submit the issue to the Expedited Dispute

Resolution Procedure, which shall determine if the Transformation Criteria are met and, if so, a reasonable time period for the Service Recipient to find an alternative source for such Services and carry out orderly migration to that alternative source. Notwithstanding an Expedited Dispute Resolution Procedure’s finality pursuant to paragraph 29.3, either Party may once again propose reclassification of an SRI Service no less than three (3) years after a determination pursuant to the Expedited Dispute Resolution Procedure that an SRI Service may not be reclassified.

5	Existing Agreements

5.1	All pre-existing agreements solely between Visa and/or its predecessors including Visa International Services Association, Visa USA Incorporated, Visa Canada Limited and Inovant LLC, as one party, and Europe, as the other party, that concern the provision of services to each other, shall terminate as of the Effective Date.

5.2	The Statements of Work entered into prior to the date of this Schedule as set out in Attachment 3 (Statements of Work) shall be deemed to be Statements of Work under this Schedule.

5.3	Subject to paragraphs 5.1, 5.2 and 5.4, where, prior to the Effective Date, the Parties have entered into a written commitment which does not relate to technology projects, shared funding arrangements or Derivative Works as defined in the License Agreements, but does relate to the performance of a Service, such commitments shall be deemed to be a Statement of Work under this Schedule, provided, that, such commitment has been executed by both Parties as of the Effective Date.

5.4	VROL and VIM Global Shared Development Programmes

5.4.1	Europe will only fund the VROL and VIM global shared development programmes as set out in this paragraph 5.4 and Attachment 4 (Global Programmes) unless otherwise agreed in writing between the Parties.

5.4.2	The funding for the VROL and VIM global shared development programmes, as set out in this paragraph 5.4 and Attachment 4 (Global Programmes), shall only be provided to Visa when the Parties have agreed the governance arrangements for these programmes.

5.4.3	Europe’s contribution to:

(i)	the VROL global shared development programme for the period from ** to ** shall be capped at ** dollars and no cents ($**); and

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

(ii)	the VIM global shared development programme for the period from ** to ** shall be capped at ** dollars and no cents ($**).

6	Standards of Care

6.1	The Service Provider shall ensure that all of the Services:

6.1.1	conform to the relevant description set out in the Service Catalogue;

6.1.2	are otherwise supplied in accordance with this Schedule;

6.1.3	are provided in a manner that meets or exceeds the Service Levels; and

6.1.4	to the extent not addressed by a Service Level, are provided in accordance with Good Industry Practice and in a timely manner.

6.2	Each Party, whether in its capacity as Service Provider, Service Recipient or otherwise shall comply with the standards set forth by the Payment Card Industry Security Standards Council for so long as Visa is a member of such body and ensure that Members (in the case of Europe), Customers (in the case of Visa) and their respective Processors are accountable for compliance with such standards.

7	Service Levels and Credits

7.1	General

7.1.1	The Service Recipient and the Service Provider shall perform and receive the Services in accordance with their respective rights and obligations as set forth in Attachment 5 (Service Level Agreement) and in a manner that meets or exceeds the Service Levels.

7.1.2	The Service Provider shall provide the Service Recipient with a report detailing its compliance with objectives for each Service Level on a monthly basis (unless the agreed Service Level states that such reporting should take place on a different basis). The Service Provider shall be responsible for using such accurate tools, processes and methodologies as it reasonably requires for the measurement and reporting of performance to ensure that the Service Recipient receives correct reports of the Service.

7.2	Service Level Change

7.2.1	Either Party may notify the other Party of its desire to review certain Service Levels by the anniversary of the Effective Date of each year. The Parties’ Authorised Representatives will meet within sixty (60) days of the date of receipt of such notice by the other Party; provided, that, such meetings are not required more than once annually.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

7.2.2	In the event the Parties cannot agree on a Service Level change within fifteen (15) days of the meeting between the Parties’ Authorised Representatives, the Party requesting a Service Level change may require, within thirty (30) days, that the Parties’ Chief Operating Officers meet to discuss the basis for such change. Subject to an adjustment of the Service Levels in accordance with paragraph 15.3, each existing Service Level shall remain in effect until a new Service Level is agreed to in writing and executed by an Authorised Representative of each Party.

7.3	Service Level Failure

7.3.1	If the Service Provider fails to provide the Services in accordance with the Service Levels, then the Service Provider shall, upon becoming aware of any failure to meet a Service Level that constitutes a Critical Performance Failure:

(i)	as soon as practicable notify the Service Recipient of the missed Service Level in writing;

(ii)	meet with the Service Recipient, by phone or in person, to discuss the factors causing such failure, and the Service Provider’s plan to avoid such failure in the future;

(iii)	perform root cause analysis to identify possible causes for the failure;

(iv)	correct such failure as soon as practicable but, in any event, within any period of time set out in the Service Level Agreement;

(v)	provide the Service Recipient with a written report detailing the cause of, and procedure for correcting, such failure; and

(vi)	take any necessary measures as are reasonably required to ensure that such failures are minimised and will not recur.

For failures to meet Service Levels that are not Critical Performance Failures, the Service Provider shall:

(vii)	provide the Service Recipient notice of the missed Service Level in accordance with paragraph 7.1.2;

(viii)	correct such failure within a reasonable time but, in any event, within any period of time set out in the Service Level Agreement; and

(ix)	take measures in accordance with Good Industry Practice to ensure that such failures are minimised and will not recur.

7.3.2

Any costs incurred by the Service Provider in connection with any participation in the activities set out in paragraph 7.3.1 shall be borne by the Service Provider unless and to the extent that any failure to provide Services in accordance with relevant Service Levels was due to the negligence, error, omission or other failure of the Service Recipient, including any failure of the Service Recipient to provide proper notification to the Service Provider pursuant to paragraph 9.4.

7.3.3	At the Service Recipient’s request, the Service Provider will reprocess any data that was initially processed by such Service Provider incorrectly and promptly rectify any errors, and shall do so at the Service Provider’s expense if such error was caused by the Service Provider, or at the Service Recipient’s expense if such error was caused by the Service Recipient; provided, that, in either case, it is commercially reasonable for the Service Recipient to request such reprocessing. In the event such error is primarily caused by a Third Party (excluding any Subcontractor) or a Force Majeure Event, the Parties shall share the costs of reprocessing equally.

7.3.4	The payment of Service Credits is in addition, and shall be without prejudice, to any other right or remedy of the Service Recipient under this Schedule or otherwise. For the avoidance of doubt, the Service Recipient shall not claim damages to the extent that the damages the Service Recipient suffered were covered by the payment of such Service Credits by the Service Provider for the same event of inadequate performance that gave rise to the damages claim.

7.4	Service Credits

7.4.1	In the event that the Service Provider fails to provide the Services in accordance with a Service Level to which a Service Credit applies, the Service Provider shall reduce its monthly Charges in the manner set forth in paragraph 7.4.4, by the Service Credits set forth in the relevant Service Level Agreement; provided, that, the total of such reductions shall not exceed the At Risk Amount. Service Credits shall not apply to the extent that the failure to provide Services in accordance with relevant Service Levels was due to the negligence, error, omission or other failure of the Service Recipient, including any failure of the Service Recipient to provide proper notification to the Service Provider pursuant to paragraph 9.4; provided, that, the Service Provider shall (a) notify the Service Recipient of the negligence, error, omission or other failure of the Service Recipient as soon as reasonably practicable on becoming aware of such negligence, error, omission or other failure, (b) notify the Service Recipient of the failure of a Service Level together with the reasons for the failure and (c) use commercially reasonable efforts to continue to meet the affected Service Levels.

7.4.2	The Parties agree that Service Credits constitute an adjustment of the relevant Charges, the purpose of which is to give the Service Provider an incentive to perform. The Service Credits are not intended as a penalty for non-performance or to quantify the full extent of the Service Recipient’s losses in relation to failing to meet the Service Levels.

7.4.3	On an annual basis, in conjunction with review of the Service Levels pursuant to paragraph 7.2.1:

(i)	where Europe is the Service Recipient, it may select ** Visa Services; and

(ii)	where Visa is the Service Recipient, it may select (a) ** Europe Services with respect to the initial twelve (12) month period following the Effective Date, and (b) ** Europe Services with respect to any subsequent twelve (12) month period, for which Service Credits will be available pursuant to this paragraph 7.4. For each such Service, Service Credits for each Service Level shall be set at ** percent (**%) of the monthly Charges assessed for such Service for up to ** Service Levels designated on the same annual basis by the Service Recipient; provided, that, if a Service Level is not met the monthly Charges for the relevant Service shall not be reduced by more than ** percent (**%) of monthly Charges for such Service in any given month. The Service Recipient shall not designate Service Levels pursuant to this paragraph 7.4.3 which do not represent an important measure for the Service which they measure. No Service Credits shall be available for any Service or Service Level that is not among the Services or Service Levels selected pursuant to this paragraph 7.4.3, unless and until such Service or Service Level is selected pursuant to this paragraph 7.4.3 in a subsequent year. The ** Europe Services for which Service Credits will initially be available pursuant to this paragraph 7.4 and the ** designated Service Levels in respect of those Europe Services are set out in Attachment 5 (Service Level Agreement). The ** Visa Services for which Service Credits will initially be available pursuant to this paragraph 7.4 and the ** designated Service Levels in respect of those Visa Services are set out in Attachment 5 (Service Level Agreement).

7.4.4	If the Service Provider fails to meet a Service Level to which a Service Credit is attached, that Service Credit will automatically accrue but shall not be payable unless the Service Provider fails to meet the same Service Level in the ** period immediately following such Service Level failure, in which case the Service Credit shall immediately become payable to the Service Recipient. In the event that, after the occurrence of a Service Level failure justifying a Service Credit, another such Service Level failure does not subsequently occur for **, the Service Recipient will no longer be entitled to a reduction in monthly Charges by the aforementioned Service Credit.

8	Global Rules, Systems Changes and Business Enhancement Releases

8.1	Global Rules

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

8.1.1	Each Party shall comply with the Global Rules.

8.1.2	Visa shall have sole authority to grant all waivers and variances to the Global Rules. Visa shall not unreasonably withhold its grant of such waivers and variances.

8.1.3	Whilst Europe will be responsible for providing Visa Systems and services to its Members and their Processors in the Territory, Europe recognises that Visa shall establish all Member and Customer standards, policies and protocols for Visa payment transactions. The Parties will agree on the standards, policies and protocols for systems and services that apply to the unique interfaces between the Parties’ systems and services.

8.1.4	Visa will establish and control the following for all Visa branded VI Transactions, VE Transactions and International Transactions through the Global Rules:

(i)	Global Network and Network Security policy;

(ii)	Visa message formats for Members and Customers;

(iii)	Visa system and service interface standards and requirements between Visa, Customers, Europe, Members and their Processors; and

(iv)	minimum quality of services as defined in the Global Rules.

8.1.5	For the avoidance of doubt paragraphs 8.1.3 and 8.1.4 do not preclude Europe from establishing standards, policies, and protocols specific to the Territory. Europe bears the responsibility to ensure Territory specific transactions are compliant with Visa standards, policies and protocols when interfacing with Visa Systems. Visa will have no obligation to support Territory-specific standards, policies or protocols in the provision of Services to Europe.

8.2	Systems Changes

8.2.1	Interoperability, Security, Safety and Soundness Changes.

Each Party shall implement, on a timely basis, routine or emergency Systems Changes required to maintain the Interoperability, security, safety and soundness of the Visa System. Each Party shall pay for its own costs and expenses arising out of the implementation of such Systems Changes pursuant to this paragraph 8.2.1. If the Parties disagree as to whether the routine or emergency Systems Changes are required to maintain the Interoperability, security, safety and soundness of the Visa System, the Parties shall refer such questions to the Expedited Dispute Resolution Procedure. If the Expedited Dispute Resolution Procedure is invoked, the Party requesting the change shall have the burden of demonstrating that such Systems Change is necessary to maintain the Interoperability, security, safety and soundness of the Visa System. The Party being requested to implement the routine or emergency Systems Changes must proceed with the timely implementation of such changes. If the arbitrator determines that such Systems Changes are required to maintain the Interoperability, security, safety and soundness of the Visa System, each Party shall pay for its own costs and expenses arising out of the implementation of such Systems Changes pursuant to this paragraph 8.2.1. If the arbitrator determines that such Systems Changes are not required to maintain the Interoperability, security, safety and soundness of the Visa System, the Party requesting such Systems Changes shall be obliged to pay the other Party for its costs and expenses arising out of the implementation of such Systems Changes.

8.2.2	Business and Technical Changes

(i)	In conjunction with the regularly scheduled worldwide Business Enhancement Release or as otherwise agreed by the Parties, Visa shall be entitled to propose Systems Changes.

(ii)	At the request of Visa, Europe shall implement such Systems Changes proposed pursuant to paragraph 8.2.2(i) at Europe’s cost; provided, that, the changes are required of all other Processors who are authorized to process transactions using the Visa System; and either (i) Europe’s expenditure in terms of resources and expenses necessary to implement such Systems Changes is no more than fifteen percent (15%) greater than the average expenditure resulting from the implementation of all preceding Systems Changes during the preceding twenty-four (24) months (the “Threshold”); or (ii) the changes are required for the Interoperability, security, safety and soundness of the Visa System.

(iii)

If the Parties disagree as to whether the conditions set forth in paragraph 8.2.2(ii) have been met, the Parties shall refer such questions to the Expedited Dispute Resolution Procedure. If such procedure is invoked, Visa shall have the burden of demonstrating that, on a similar and equitable basis, all Processors have been required to make such Systems Change and that such Systems Change is under the Threshold or necessary to maintain the Interoperability, security, safety and soundness of the Visa System (as relevant). Europe must proceed with the timely implementation of Systems Changes concurrent with the timing required of all Processors or as otherwise necessary for the Interoperability, security, safety and soundness of the Visa System. If the arbitrator determines that the conditions set out in paragraph 8.2.2(ii) as relevant have been met, Europe shall pay for such changes at Europe’s cost. If the arbitrator determines that the conditions set out in paragraph 8.2.2(ii)

have not been met, Europe shall not be obliged to make such changes at Europe’s cost.

(iv)	Should Visa agree to pay for the implementation costs and expenses that Europe will incur as a consequence of making the Systems Change, Europe shall, in any event, be obliged to make such Systems Changes.

(v)	In the event that Europe is obliged to implement the proposed Systems Changes pursuant to this paragraph 8.2, Europe shall work with Visa in good faith to enable the reasonable and timely implementation of such Systems Changes.

(vi)	Europe shall be entitled to propose Systems Changes on the same terms as set out in this paragraph 8.2.2, but with the roles of the Parties reversed.

8.3	Visa will manage the worldwide Business Enhancement Release, including overall programme management, technical specifications, and command and control of the production installation and global command centre. Visa will use commercially reasonable efforts to accommodate Europe’s requirements for projects to be included within the Business Enhancement Release; provided, that, (i) such requirements are submitted within the prescribed deadlines for all projects, and (ii) the costs of such changes are governed by paragraph 8.2. Europe will manage the implementation of the Business Enhancement Release within the Territory in accordance with the agreed schedules and processes and control the production installation of changes to the VE Systems. The Parties will comply at all times with the current Business Enhancement Release, including its contents and timing. To the extent that both Parties have interdependent activities, Visa and Europe will follow the Interoperability Procedures and Practices save to the extent that they are inconsistent with or contradict the provisions of this Schedule or the Global Rules, or operate to increase the obligations of either Party under the Global Rules or this Schedule. The Parties shall, as soon as reasonably practicable following the date of this Schedule, meet to review the Interoperability Procedures and Practices with a view to amending them to remove any such inconsistencies and contradictions, and to make the obligations in the Interoperability Procedures and Practices no more onerous than those in the Global Rules or this Schedule. Following this initial review, the Parties shall meet annually to review the Interoperability Procedures and Practices and determine if any amendments should be made.

8.4

For the avoidance of doubt, each Party may make changes outside of the Business Enhancement Release where such changes are limited to (i) in Europe’s case, the Territory, and (ii) in Visa’s case, outside the Territory; provided, that, if a Party’s changes impact Customers or Members (a) in Europe’s case, outside of the Territory, and (b) in Visa’s case, inside the Territory, the changes must be included in the Business

Enhancement Release. The Party requesting a change outside of the Business Enhancement Release shall be responsible for ensuring that the change is evaluated for any impact on Members (where Visa is requesting the change) and Customers (where Europe is requesting the change) in accordance with the Interoperability Procedures and Practices.

8.5	Each Party will comply with the Global Data Model developed as of the Effective Date, as may be amended by Visa from time to time. Visa will control the Global Data Model with reference to Good Industry Practice. Both Parties may use other data extensions as required by their business needs. Europe may specify standards for Visa’s operations in the Territory related to the above provided that they do not conflict with Visa’s standards.

8.6	Visa network protocols will be set and developed by Visa. Europe may specify protocols for Visa’s operations within the Territory related to the Visa network protocols; provided, that, they do not conflict with and meet at a minimum Visa’s protocols.

8.7	Visa will monitor the health and security of the global network. Europe will monitor the health and security of its network. Europe will provide evidence of compliance with the Global Network and Network Security policy in accordance with paragraph 17.3.

8.8	The Parties shall agree a minimum set of customer records (as amended from time to time by agreement between the Parties) that are required for global processing and Interoperability. The Parties agree that this minimum set of customer records shall be centrally managed and maintained by Visa.

8.9	The Parties shall ensure that all changes which potentially affect Interoperability Interfaces are sufficiently tested in a manner validated by both Parties prior to the installation or activation of such changes.

8.10	Visa will establish global minimum Data Center Operations and Support policies and principles relating to physical infrastructure.

9	Information Access and Retention

9.1	Subject to paragraph 23, the Service Provider shall, at no additional Charge to the Service Recipient, provide the following information in relation to the Services upon the Service Recipient’s request:

9.1.1	major equipment and key software used to provide the Services;

9.1.2	the relevant high-level systems schematics and delivery models used in the delivery of such Services;

9.1.3	names of material third parties and Subcontractors involved in the provision of the Services, including vendors and consultants together with a brief description of their involvement;

9.1.4	any information regarding the general provision of the Services that the Service Recipient requires in order to provide services to its own customers; and

9.1.5	any reasonable clarification of the information provided under paragraphs 9.1.1 to 9.1.4 above;

provided, that, (i) the Service Recipient shall not be entitled pursuant to this paragraph 9.1 to request the same information in relation to a particular Service more than twice in any calendar year, and (ii) any request for information made pursuant to paragraph 9.1.4 that reasonably requires more than thirty (30) hours of work on the part of the Service Provider shall be requested as a Professional Service pursuant to paragraphs 16.1 and 16.2.

9.2	Without prejudice to paragraph 9.3 or 16.1, the Service Recipient may request that the Service Provider provide any other information required by the Service Recipient upon the Service Recipient’s request as a Professional Service, such service to be provided according to an agreed Statement of Work and at the Service Recipient’s expense.

9.3	In the event of expiration or termination of this Schedule for any reason, subject to prompt notification and paragraph 23, either Party shall have the right to retain any information needed to comply with Applicable Law and to ask the other Party to furnish any information reasonably expected to be needed to comply with such Applicable Law, including those enacted after the expiration or termination date that apply to the Services before the expiration or termination date. Both Parties agree to co-operate with all such requests. Either Party may require reasonable documentation of the conditions in which its information is held and written statements that the information will be maintained under the terms of this paragraph 9.3 and paragraph 23.

9.4

The Service Recipient will, at the request of the Service Provider, but not more than once during the Service Provider’s annual capacity planning process, provide details of its forecasts for volume, changes to user population, increases or decreases in usage behaviour by end users and other factors that might impact the cost, performance or integrity of the Service offering. The Service Provider may request at any additional time any reasonable clarification of the information provided pursuant to this paragraph 9. The Parties acknowledge that the Service Provider will take responsibility for forecasting and planning for unanticipated fluctuations in any of the aforementioned factors (including peak volumes) based on historic information and trends it sees from other data it processes. If the Service Recipient becomes aware of any material unanticipated increases in volumes (from those set out at the annual capacity planning process or included within the Service Provider’s Service Charges) in any of the aforementioned factors outside the annual capacity planning process it will notify the Service Provider. Should the Service Recipient fail to notify the Service Provider of such material, unanticipated increases in volumes, (i) the Service Provider shall be excused from related Service Level violations to the extent that the failure to meet the Service Level was as a result of the failure of the Service

Recipient to notify it of any such fluctuations provided that the Service Provider shall notify the Service Recipient of any such failure to meet such Service Levels together with the reasons for such failure and use commercially reasonable efforts to continue to meet the affected Service Levels; and (ii) the Service Recipient shall pay the Service Provider the costs to increase capacity required to meet the Service Recipient’s increased usage that may have otherwise been mitigated with a reasonable notice period save where the fluctuations are within any volume assumptions that have been included with the Charges.

9.5	Subject to Applicable Law, the Parties may agree to share Visa Data with each other in order to satisfy specific mutually agreed requirements. The Parties shall work together in good faith to facilitate timely and efficient access to Visa Data required by the Parties for Visa Products pursuant to the Global Data Model. Each Party will have its own independently architected environments which will separately and collectively achieve the levels of performance, security, safety and soundness necessary to support Interoperability. The Parties will work together in good faith, where possible and commercially viable to each Party, to develop future architectural solutions that will minimise the on-going need to share detailed transaction data. For avoidance of doubt, such development shall not require the Parties to reengineer existing systems. Unless otherwise agreed by the Parties, a Party’s data shall not be shared with, or copied or accessed by, the other Party.

9.6	Customer Data

9.6.1	Each Party shall own all information relating to its Customers, Members or Cardholders, cards issued by its Customers or Members and Merchants acquired by its Customers or Members (together “Customer Data”). The Service Provider shall maintain the integrity of the Service Recipient’s Customer Data and provide the Service Recipient with access to the Customer Data as is required for the provision of the Services.

9.6.2	Subject to paragraph 9.6.1, in the event that the Service Recipient requires additional access to or the provision of the Service Recipient’s Customer Data, then at the Service Recipient’s request the Service Provider shall provide the Service Recipient’s Customer Data to the Service Recipient as a Professional Service in accordance with paragraph 16.2.

9.6.3

The Service Provider shall retain the Service Recipient’s Customer Data that it holds in accordance with the “Records Management Corporate Policy” in effect as at the date of this Agreement (where Visa is the Service Provider) and Europe’s equivalent policy in effect as at the date of this Agreement (where Europe is the Service Provider) unless otherwise agreed between the Parties; provided, that, upon prior written notice to the Service Recipient, the Service Provider may amend such policies in order to comply with Applicable Law or Good Industry

Practice. To the extent that the Service Recipient requests the retention and back-up activities carried out by the Service Provider to differ from such policies, the Service Recipient shall request such treatment as a Change subject to the Change Control Process.

10	Authorised Representatives

Each Party may, by notice in writing to the other Party, change the identity of any of its Authorised Representatives.

11	Business Continuity/IT Disaster Recovery

Each Party shall have in place commercially reasonable business continuity and IT disaster recovery plans in relation to the provision of the Services.

12	Regulatory Compliance

12.1	Compliance

12.1.1	The Service Provider shall obtain and maintain throughout the Term from applicable Authorities all the consents and permissions (statutory, regulatory or otherwise) that such Authorities may require and which are necessary to enable the provision of the Services and performance of its other obligations under this Schedule. The Service Provider shall, at its own cost, pay all fees and taxes associated with obtaining such consents and permissions required to comply with Applicable Law, save that if as a result of a change in Applicable Law the Service Provider is required to pay an applicable Authority a consent fee or permission fee (which, for the avoidance of doubt, shall not include taxes or similar such charges) which is necessary to enable the provision of the Services. The cost of such fees shall be borne in accordance with paragraph 12.5.2.

12.1.2	Each Party shall comply with all Applicable Law at all times when performing its obligations under this Schedule or enjoying its benefits, insofar as such Applicable Law applies to the Services. Subject to paragraph 12.5.2, each Party shall provide such assistance and co-operation as the other may reasonably require in order to comply with Applicable Law, including, for example, data privacy laws applicable to either Party.

12.1.3	Each Party, upon learning of any changes in the Applicable Laws originating from, in the case of Europe, the Territory, and, in the case of Visa, anywhere outside the Territory, must notify the other Party of such changes.

12.1.4

Each Party shall, in accordance with Good Industry Practice and Applicable Law, have in place and implement an appropriate risk management programme which contains policies, standards and implementation practices and which will include, for example, the matters currently covered by the ‘common controls’ and ‘key controls’ in existence as of the Effective Date, as set out below, and which each

Party may modify for its own business in order to maintain consistency with Good Industry Practice and Applicable Law. These are:

(i)	global data protection;

(ii)	business continuity management;

(iii)	third party alliances;

(iv)	member risk;

(v)	privacy and protection of personal account-holder information; and

(vi)	anti-money laundering.

The Parties shall work together to ensure a co-ordinated approach to risk management where appropriate including introducing new or additional areas to be included within their respective risk management programmes.

12.1.5	Each Party shall advise the other Party immediately if it becomes aware of any non-compliance or reasonably suspected non-compliance by the Service Provider with the provisions of paragraphs 12.1.1 to 12.1.4 in connection with the performance of the Services. If such an event occurs, each Party shall make available to the other Party any records or reports that the other Party reasonably requires for the purposes of any further investigation of such non-compliance or suspected non-compliance. For the avoidance of doubt, such records shall not include documents subject to attorney-client privilege, attorney work-product privilege or confidentiality obligations with third parties.

12.2	Global Fraud Control Standards.

12.2.1	The Parties will work together in good faith to develop and agree global fraud control standards (the “Global Fraud Control Standards”). Subject to Applicable Law, each Party will monitor and enforce the Global Fraud Control Standards and supporting reporting requirements for all Members, Customers, Cardholders, Merchants and Processors.

12.2.2	The Parties agree that all Global Fraud Programmes (including the programme known as the merchant fraud performance programme) existing as at the Effective Date shall continue, and both parties will fulfil their obligations in respect of such and programmes, unless otherwise agreed between the Parties.

12.3	Global Quality and Compliance Programmes

12.3.1	The Parties will work together in good faith to develop and agree global quality and compliance programmes necessary to support service quality and compliance (the “Global Quality and Compliance Programmes”). Each Party will implement the Global Quality and Compliance Programmes within its respective jurisdiction.

12.3.2	Visa shall be responsible for the implementation and administration costs associated with the Global Quality and Compliance Programmes implemented by Visa outside the Territory (the “Visa Global Quality and Compliance Programmes”) and shall retain the fees collected in respect of the Visa Global Quality and Compliance Programmes.

12.3.3	Europe shall be responsible for the implementation and administration costs associated with the Global Quality and Compliance Programmes implemented by Europe within the Territory (the “Europe Global Quality and Compliance Programmes”) and shall retain the fees collected in respect of the Europe Global Quality and Compliance Programmes.

12.4	Correspondence

12.4.1	If a Party receives any correspondence from any Authority that specifically relates to, or has a potentially significant adverse impact on, the Services, and such correspondence is not available to the other Party, the Party in receipt of such correspondence will provide a copy of that correspondence to the other Party unless it is prevented from doing so by Applicable Law or an Authority. The Parties shall consult each other over such correspondence and promptly notify one another of any changes that may be required as a result of such correspondence.

12.5	Changes to Applicable Law

12.5.1	If a change to any Applicable Law necessitates a change to the performance of any obligation under this Schedule, including the provision of the Services (a “Regulatory Change”), then such Regulatory Change shall be effected as a Change Request.

12.5.2	The cost of implementing any Regulatory Change will be apportioned as follows:

(i)	if the Regulatory Change originates outside the Territory, then Visa will bear all the costs of that Regulatory Change;

(ii)	if the Regulatory Change originates in the Territory, then Europe shall bear all the costs of that Regulatory Change; and

(iii)	if the Regulatory Change originates anywhere both in and outside the Territory simultaneously then each Party shall bear its own costs incurred as a result of that Regulatory Change.

For the avoidance of doubt, if the Regulatory Change or in respect of the consent fee or application fee (referred to in paragraph 12.1.1) is required to provide the Service, or is carried out for other service recipients of the Service Provider, the

Service Recipient shall only bear an equitable proportion of the Service Provider’s cost or the consent fee or application fee referred to in paragraph 12.1.1.

12.5.3	If there is any disagreement between the Parties under paragraph 12.5.2 regarding any Regulatory Change or potential Regulatory Change, such dispute will be decided in accordance with the Expedited Dispute Resolution Procedure; provided, that, such procedure shall not serve to delay the Regulatory Change and shall only determine the allocation of costs.

13	Charges

13.1	The Charges for the Services shall be as set out in Attachment 6 (Pricing and Financial Provisions) and shall be calculated in accordance with Attachment 6 (Pricing and Financial Provisions).

13.2	Subject to paragraph 7.3.3, the Service Provider shall not be entitled to invoice any amount (including the Charges) in respect of Services which were or are required to remedy the Service Provider’s failure to fulfil its obligations under this Schedule.

13.3	The Service Provider shall not charge the Service Recipient for any goods or services or other activities provided under or in connection with this Schedule, or for any costs the Service Provider may incur in fulfilling any of its obligations under this Schedule except to the extent that (i) Attachment 6 (Pricing and Financial Provisions) or a Statement of Work expressly provides for the payment of Charges, (ii) this Schedule otherwise provides for the recovery of reasonable costs, or (iii) the Parties otherwise agree in writing.

13.4	Changes to Pricing of SRI Services

13.4.1	Either Party may, at any time, propose a price change of any SRI Service upon written notice to the other Party, such price change to take effect subject to agreement by the Parties or, if upon determination in accordance with paragraph 13.4.3, the latter of the expiration of the SRI Pricing Term or upon the month following such determination.

13.4.2	In the event the price change is not accepted, the Party proposing the price change may require the Parties’ Authorised Representatives to meet in order to discuss the basis for such change within fifteen (15) days. In the event the Parties cannot resolve their disagreement within fifteen (15) days of meeting, the Party requesting a price change may require the Parties to designate, at their own discretion, either their Chief Financial Officer or Chief Operating Officer to discuss within thirty (30) days the basis for such change.

13.4.3

If the Parties are unable to resolve their disagreement over the price change within thirty (30) days of their final meeting pursuant to paragraph 13.4.2, either Party may refer the matter to an independent, internationally reputable accounting firm, to be agreed by the Parties, such agreement not to be unreasonably withheld. Each Party shall submit a price proposal to that accounting firm along with written substantiation for such proposal.

13.4.4	The accounting firm, having received proposals, will choose as the binding price for the agreed timeframe proposed (and in the event a timeframe is not agreed for such proposals, for the default time period of one (1) year) the proposal submitted by one of the Parties that most resembles a fair and reasonable price for the Services, taking into account any changes in the conditions of providing the Services such as cost, scope, usage levels, transaction volumes of the Services, Service Levels, and any market rates that may be applicable.

13.4.5	For the avoidance of doubt, the accounting firm will not have the authority to propose a different price from the price submitted by each Party or to re-evaluate the reasonableness of the Parties’ prior agreement on prices in light of the conditions in which such agreement was reached.

13.4.6	With respect to the procedure set out in paragraphs 13.4.3 to 13.4.4:

(i)	the costs of the procedure shall be paid by the Party whose proposal was not adopted;

(ii)	the Parties shall meet with the accounting firm to present their views:

(a)	at least once;

(b)	always in English; and

(c)	never in the absence of the other Party;

(iii)	the Parties shall agree upon:

(a)	procedures for submitting proposals to the accounting firm;

(b)	subject to paragraph 13.4.6(ii), the number of meetings with the accounting firm in which they can present their views;

(c)	the location of such meetings; and

(d)	the procedures for such meetings,

but in the event the Parties cannot agree within thirty (30) days of referral of the matter to the accounting firm, the accounting firm shall be empowered to decide such issues within fifteen (15) days of the request of either Party;

(iv)	the accounting firm shall issue its decision within ninety (90) days of determination of procedural issues pursuant to paragraph 13.4.6(iii).

13.4.7	For the avoidance of doubt, this paragraph 13.4 does not create any additional auditing rights on behalf of either Party or the accounting firm referenced herein.

14	Invoicing and Payment

14.1	The Service Provider shall invoice the Service Recipient monthly in arrears for the Services in accordance with Attachment 6 (Pricing and Financial Provisions) unless agreed otherwise between the Parties, such invoices to be in US dollars in the case of Visa being the Service Provider and Pounds Sterling or Euros in the case of Europe being the Service Provider and to set out adequate justification for the invoiced amounts.

14.2	Subject to paragraph 14.3, all invoices submitted by the Service Provider in accordance with this Schedule shall be paid by the Service Recipient thirty (30) days following the end of the month in which the invoice is received.

14.3	All charges, costs and expenses due under this Schedule must be invoiced by the Service Provider as part of the Charges within ninety (90) days of the date the Service Provider is first entitled to invoice such sums. The Service Provider irrevocably waives the right to payment of any sums not invoiced within this period.

14.4	If either Party has not paid any invoices by their due date, all sums will accrue interest at a rate equal to the Interest Rate.

14.5	The Service Recipient may retain and set off any amount owed to it by the Service Provider against any amount due to the Service Provider under this Schedule if and only if the Parties agree in writing as to the amount owed to the Service Provider.

14.6	If the Service Recipient reasonably and in good faith disputes its obligation to pay part or all of an invoice submitted by the Service Provider under this Schedule, then notwithstanding anything to the contrary in this Schedule:

14.6.1	the Service Recipient must notify the Service Provider in writing of the amount of the invoice which it disputes being obligated to pay (the “Disputed Amount”) and the reasons why it considers it is not obligated to pay the Disputed Amount;

14.6.2	subject to paragraph 14.8, the Service Recipient’s failure to pay the Disputed Amount will be deemed not to be a breach of this Schedule;

14.6.3	the Service Recipient must pay the undisputed balance of the invoice to the Service Provider in accordance with this Schedule;

14.6.4	the Parties must as soon as reasonably practicable discuss and use their respective reasonable endeavours to agree how much of the Disputed Amount is payable to the Service Provider; and

14.6.5	if the Parties are unable to reach agreement pursuant to paragraph 14.6.4 within fifteen (15) days, then either Party may refer the matter to the Expedited Dispute Resolution Procedure to determine whether all or part of the Disputed Amount is properly due and payable under this Schedule.

14.7	The Service Provider shall provide the Service Recipient with notice of any actual or estimated Charges for Services rendered in the immediately preceding year within five (5) Working Days following the end of each financial year in relation to any Charges that are outstanding as at that date.

14.8	Where:

14.8.1	the Service Recipient does not in good faith dispute the Charge; and

14.8.2	fails to pay an amount due to the Service Provider within sixty (60) days of the due date for payment of the invoice; and

14.8.3	the Service Provider has notified the Service Recipient of such failure to pay and given the Service Recipient twenty (20) days to remedy this,

then:

14.8.4	provided, that, such Service is not an SRI Service, the Service Provider may terminate the Service that relates to the unpaid Charge;

14.8.5	where such Service is an SRI Service, without waiving any of its other rights or remedies under law or equity, the Service Provider shall not be obliged to comply with paragraphs 4.2, 7 (except for paragraph 7.1.1), 9.1.1, 9.1.2, 9.1.3, 9.1.5 (except as it relates to 9.1.4), 15, 16.2, 17.3, 25 and 27 of this Schedule for the period during which the amount owed by the Service Recipient remains outstanding; provided, that, the Service Provider shall resume the performance of its obligations under those paragraphs immediately upon payment of the outstanding amount by the Service Recipient.

15	Service Standard

15.1	**

15.2	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

15.3	**

16	Change Control Process

16.1	Professional Services

16.1.1	The Service Recipient may at any time request, and the Service Provider may at any time offer, a Professional Service, pursuant to a Statement of Work, to be negotiated and agreed by the Parties. The Service Recipient is under no obligation to procure a Professional Service. The Service Provider is under no obligation to offer Professional Services, except as set forth in paragraph 16.2. Subject to paragraph 26.6 but otherwise notwithstanding any other paragraph in this Schedule, the termination provisions for a Professional Service will be as set out in the relevant Statement of Work.

16.1.2	No Statement of Work shall be binding on a Party unless executed by an Authorised Representative of each Party.

16.1.3	The Parties may, each in their sole discretion, follow similar procedures to those set forth under paragraph 16.2 for the purpose of agreeing to new Statements of Work. Each Party shall bear its own costs associated with negotiating, preparing and agreeing upon a Change Request or service request under this paragraph 16.

16.2	Service Changes

16.2.1	The Service Recipient may at any time request:

(i)	a modification or enhancement to the Services (“Change Request”);

(ii)	a New Service pursuant to paragraph 16.3 that has been classified as an SRI Service pursuant to paragraph 4.5.3;

(iii)	testing to determine the impact of changes made to the Service Recipient’s systems on (a) the Service Provider’s systems; (b) the Service Provider’s Customers (where Visa is the Service Provider) and Members (where Europe is the Service Provider), and (c) Interoperability Interfaces;

(iv)	the provision by Visa to Europe of assistance reasonably necessary to enable Europe’s use of Licensor Source Materials in accordance with the License Agreements; provided, that, Visa has not ceased using such

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Licensor Source Materials in excess of two (2) years prior to any request for such assistance;

(v)	the provision of consulting and advisory services in order to assess the impact of proposed changes to the Service Recipient’s systems on the Service Provider’s systems and Members or Customers (as the case may be);

(vi)	the provision of information pursuant to paragraph 9.1.4, where, pursuant to paragraph 9.1, the Service Recipient is required to pay for such information;

(vii)	the provision of information pursuant to paragraph 9.6.2; or

(viii)	the provision of those services reasonably necessary to maintain or restore the Interoperability of VE Systems and Visa Systems.

In doing so, the Service Recipient will provide enough resources, information and input, in a timely manner, that might be reasonably required by the Service Provider to assess the proposed change, including the Service Level that the Service Recipient requires for the modification/enhancement and all business and functional specifications reasonably required by the Service Provider. To the extent that the implementation of any request pursuant to this paragraph 16.2.1 requires Professional Services, such Professional Services shall be defined in a Statement of Work.

16.2.2	If the Service Recipient submits a request pursuant to paragraph 16.2.1 the Service Provider will provide the Service Recipient with a proposal for the change within thirty (30) days of receiving such request, and such proposal shall set out:

(i)	the scope of the change;

(ii)	a reasonable timeframe for implementation;

(iii)	a reasonable price (on, at the Service Recipient’s request, a fixed price, time and materials, capped price or any other pricing basis), including separate Charges for setting out the implementation and ongoing Services and a high-level breakdown of the reasonable price proposed by the Service Provider;

(iv)	any tests that the Service Recipient might reasonably be advised to perform in order to ensure that the modification or enhancement meets the Service Recipient’s requirements; and

(v)	any impact the proposed change might have on any other Services, to the extent that such impact should have been known to the Service Provider in accordance with Good Industry Practice.

16.2.3	Within a reasonable time after receipt of the proposal set out in paragraph 16.2.2 above, the Service Recipient shall notify the Service Provider of any comments it has or changes it would like to be made in relation to the proposal.

16.2.4	The Service Provider shall reasonably take into account such comments and changes and shall submit a new proposal to the Service Recipient within a reasonable time of receiving the Service Recipient’s input but in any event no more than thirty (30) days later.

16.2.5	The process set out in paragraphs 16.2.3 and 16.2.4 above shall continue until the Parties agree on a proposal. Such proposal shall be documented and signed by both Parties’ Authorised Representatives as a finalised Service Change Note and the Service Provider shall implement the modification or amendment to the relevant Service in accordance with the terms of that Service Change Note and this Schedule.

16.2.6	The Service Provider must offer a proposal to implement a request pursuant to paragraph 16.2.1 for a reasonable price and in a reasonable timeframe unless the provision of such new or changed Service would (i) contradict the Global Rules, (ii) be technically impossible, (iii) result in a breach of Applicable Laws, or (iv) subject to paragraph 12.5, not be reasonably feasible to implement prior to the expiry of the Service’s term, if such Service is an Optional Service.

16.2.7	The obligations set forth in this paragraph 16.2 shall not require the Service Provider to reallocate resources that are already deployed or allocated for other purposes.

16.3	New Services

The Service Recipient may at any time request, and the Service Provider may at any time offer, a New Service, to be added to the Service Catalogue. Unless deemed to be an SRI Service pursuant to paragraph 4.5.3, such New Service shall be an Optional Service and its terms shall be negotiated and agreed at “commercial arms-length,” including the Service Levels that the Service Recipient requires for the New Service, the price, the term and the Minimum Period.

17	Audit Rights

17.1	Each Party shall have a Type II SAS 70 audit or comparable equivalent performed annually, or as otherwise may be required by Applicable Law, by a third party auditor of its own choosing. The Parties shall provide each other one copy of the audit letter and audit report for each such audit at no charge. The Type II SAS 70 audit or comparable equivalent shall be performed in accordance with ISO 17799.

17.2	[INTENTIONALLY LEFT BLANK]

17.3	General Audit Rights

17.3.1	The Service Provider shall be responsible for auditing itself. The Service Recipient shall not itself audit the Service Provider.

17.3.2	The Service Provider shall develop its own audit plans and shall conduct its audits in accordance with such plans. The Service Provider shall share its audit plans with the Service Recipient in advance and provide the Service Recipient with an opportunity to request changes to the plan. If the Service Provider chooses not to make such changes, the Service Recipient shall be entitled to appear before the Service Provider’s board audit committee to explain the desire and rationale for such change. If the Service Provider’s board audit committee refuses to make the requested change, the issue may be referred to the Expedited Dispute Resolution Procedure.

17.3.3	The Service Recipient shall be entitled to review Material Findings from the Service Provider’s audit reports within thirty (30) days after such reports are shared with the Service Provider’s board or board committee. The Service Provider shall share remedial plans for these Material Findings that the Service Recipient requests to see.

17.3.4	The Service Recipient shall share with the Service Provider best practice learnings revealed by the Service Recipient’s own audits, subject to any applicable legal constraints, and the Service Recipient shall share with the Service Provider its SAS 70 audit reports.

17.4	Regulator Access Rights and Co-operation

17.4.1	Each Service Provider shall, and shall procure that any Subcontractor shall (to the extent reasonably necessary and applicable to the performance of the Services by any such Subcontractor), permit and co-operate with any inspection by a Regulator of the Service Recipient or representative or appointee of such Regulator with respect to the provision of the Services. Such Service Provider shall and shall procure that any Subcontractor shall:

(i)	make itself available to any Regulator inspection team, and for meetings with representatives or appointees of the Regulator;

(ii)	subject to reasonable attempts to obtain assurances of confidentiality, produce to any representatives or appointees of the Regulator any data, records, documents, files, other computer data and other material in its possession, power or control that such representatives or appointees may request;

(iii)	give any representatives or appointees of the Regulator access to its premises, or procure for such representatives or appointees access to any

Subcontractor’s premises, and such facilities therein (including access to any data, documents or records) as such representatives or appointees may require;

(iv)	to the extent permitted or not prohibited by the Applicable Law in the Territory (where Europe is the Service Provider) and anywhere outside the Territory (where Visa is the Service Provider) permit any representatives or appointees of the Regulator to copy documents or other material on their or any Subcontractor’s premises or elsewhere and to remove copies and hold them elsewhere, or provide any copies as requested by any such representatives or appointees;

(v)	to the extent permitted or not prohibited by the Applicable Law in the Territory (where Europe is the Service Provider) and anywhere outside the Territory (where Visa is the Service Provider), permit any representatives or appointees of the Regulator to print information in their possession, power or control, or procure permission for such representatives or appointees to print information in any Subcontractor’s possession, power or control, which is held on computer or on microfilm, or otherwise convert it into a readily legible document or any other record which the Regulator may request;

(vi)	answer truthfully, fully and promptly all questions put to it by the Regulator or its appointees; and

(vii)	save as required as part of the Services, for a commercially reasonable period of time, retain the data, records, documents, files, other computer data and other material in its possession of a type which may be requested by any representative or appointee of the Regulator under paragraphs 17.4.1(iii) or 17.4.1(iv) above.

17.4.2	Each Service Provider shall, and shall procure that any Subcontractor shall, deal with the Regulator in an open and co-operative way in the discharge by the Regulator of its functions under Applicable Law; provided, that, if a Service Recipient is subject to the jurisdiction of more than one Regulator, the Parties will discuss with the Service Recipient’s Regulator the coordination of its inspection with the other Regulators and the sharing of information consistent with Applicable Law, in order to minimize any disruption to the activities of the Service Provider caused by the Service Provider’s compliance with paragraph 17.4.1.

17.4.3

Each Party acknowledges that an audit by the Regulator may be required for regulatory purposes and shall ensure that any Subcontractor maintains all relevant records in such manner and to such standard as may reasonably be required by either Party for the purposes of compliance with any such regulatory purposes.

17.4.4	To the extent the Service Provider avails itself to a review by a Regulator at the request of the Service Recipient, the Service Recipient shall reimburse the Service Provider for the Service Provider’s reasonable costs incurred in connection with complying with such Regulator’s review unless such review reveals a material non-compliance of any Applicable Law on the part of the Service Provider relating to the soundness and/or security of the Service Provider’s operations including in relation to systems and controls to manage the operations, and data and operational integrity.

18	Intellectual Property Rights

18.1	License Agreements

In case of any inconsistency between one or more provisions of this paragraph 18 and one or more provisions of the License Agreements, the provisions of the License Agreements will prevail.

18.2	Pre-existing Intellectual Property

Subject to the License Agreements, all rights in any Intellectual Property belonging to a Party prior to the Effective Date will remain vested in that Party.

18.3	Ownership of Intellectual Property

18.3.1	To the extent that any Intellectual Property rights are created in the deliverables produced by the Service Provider pursuant to Services under this Schedule, and only to the extent such Intellectual Property rights are not governed by the License Agreements, the Service Provider hereby grants to the Service Recipient a non-transferable, non-exclusive license, for the Term, to use, modify, adapt and enhance such deliverables solely for the purpose (i) of receiving the Services, and (ii) performing its obligations in accordance with the terms of this Schedule. Any Intellectual Property rights created by the Service Recipient in so modifying, adapting and enhancing any such deliverable shall vest in the Service Provider. The Service Recipient agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to vest any such Intellectual Property rights in the Service Provider.

18.3.2	Without prejudice to the ownership and use rights of any pre-existing Intellectual Property Rights, and subject to the License Agreements, all rights in any Intellectual Property created under or pursuant to this Schedule in relation to the performance of the Visa Services shall be owned by Visa.

18.3.3	Without prejudice to the ownership and use rights of any pre-existing Intellectual Property Rights, and subject to the License Agreements, all rights in any Intellectual Property created under or pursuant to this Schedule in relation to the performance of the Europe Services shall be owned by Europe.

18.3.4	Each Party shall cease use and shall return or procure the return to the Party who owns the Intellectual Property of all copies of that Party’s Intellectual Property (in whatever form) that have been provided to the returning Party and any further copies thereof made by the returning Party or its Subcontractors or, at the owning Party’s option, ensure that all such copies are destroyed and certify the same to the owner of the Intellectual Property, upon expiration or termination of this Schedule or the revocation of the license.

18.3.5	Except to the extent licensed under the License Agreements, the Service Provider hereby licenses (or sub-licenses as the case may be) the Service Recipients and its Affiliates to use the Intellectual Property (used by the Service Provider in providing the Service) to the extent required to receive and/or use the Services.

19	Warranties and Representations

19.1	Mutual Warranties

Each Party warrants, represents and undertakes that:

19.1.1	it has full capacity and authority to enter into and to perform this Schedule;

19.1.2	this Schedule is executed by a duly authorised representative of that Party; and

19.1.3	once duly executed, this Schedule will constitute its legal, valid and binding obligations.

19.2	Date of Warranties

The warranties given in paragraph 19.1 are given as at the Effective Date and shall continue in full force and effect for the Term.

19.3	Disclaimer of Warranties

Save as expressly provided in this Schedule, all warranties (whether implied by common law, statute, custom or otherwise) are hereby excluded.

20	Liability

20.1	Exclusions

Subject to paragraphs 20.2 and 20.4 but otherwise notwithstanding any other provision of this Schedule, neither Party shall be liable to the other or to any third party, whether in contract (including under any indemnity or warranty), in tort (including negligence) under any statute or otherwise for or in respect of any indirect or consequential loss or loss of profit or revenue of whatever nature whether or not reasonably foreseeable, reasonably contemplated or actually contemplated by the Parties at the Effective Date.

20.2	Recoverable Loss

20.2.1	Subject to paragraphs 20.3 and 20.4, the sole damages recoverable with respect to breaches by:

(i)	either Party, of its obligations under this Schedule in relation to the provision or enjoyment of Services relating to processing of International Transactions (including settlement services);

(ii)	Visa where it is the Service Provider, of its obligations under this Schedule in relation to the provision of settlement services relating to VE Transactions before 31 December 2008,

shall be (a) any losses, fines and expenses imposed by an Authority, (b) revenue lost to the Service Recipient, including lost fees and appropriate interest; and/or (c) the cost incurred by either Party in borrowing money as a result of the other Party’s breach in performing the transactions set out in (i) and (ii) above.

20.2.2	Nothing in this Schedule shall limit the Service Recipient’s right to recover for recoveries pursuant to the Parties’ indemnification obligations set forth in paragraph 21.

20.2.3	Subject to paragraph 20.4, all other damages are expressly excluded from being recoverable under this Schedule.

20.3	Fiscal Limits

20.3.1	All recoveries pursuant to paragraph 20.2.1 shall be limited to ** dollars and no cents ($**) per year.

20.3.2	All recoveries pursuant to paragraph 21.3 or 21.4 shall be subject to the limit set forth in Sections 11.4(a) and 11.4(b) of Schedule 2.

20.3.3	All recoveries pursuant to paragraph 21.5 shall be limited to ** dollars and no cents ($**) per year.

20.4	Exceptions

The limits on liability set out in this paragraph 20 shall not apply in respect of:

20.4.1	any liability for death or personal injury resulting from a Party’s negligence;

20.4.2	any liability for fraudulent misrepresentation;

20.4.3	the obligation on the Service Recipient to pay the Charges;

20.4.4	gross negligence, wilful default or wrongful termination of this Schedule;

20.4.5	the obligations under or liability for breach of paragraph 23 (Confidentiality); or

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

20.4.6	any other liability to the extent which it cannot be lawfully excluded.

21	Indemnities

21.1	General Indemnification

21.1.1	Solely to the extent arising or resulting from activity within the Field of Use or Expanded Field, and subject to Sections 11.2 to 11.4 of Schedule 2 and Sections 13.2 to 13.4 of Schedule 3 and paragraphs 21.3, 21.4, and 21.5 of this Schedule, Europe shall indemnify and hold harmless Visa and its Affiliates, and each of its and their respective officers, directors and employees against any and all Damages suffered by or payable by Visa arising out of, or resulting from, any Claim brought against Europe or Visa in the Territory (including, without limitation, any antitrust Claims, any Claims involving, concerning or relating directly or indirectly to a Global Rule, or the Priority Global Customer Terms and any other Claims whatsoever).

21.1.2	Solely to the extent arising or resulting from activity within the Field of Use or Expanded Field, and subject to Sections 11.2 to 11.4 of Schedule 2 and Sections 13.2 to 13.4 of Schedule 3 and paragraphs 21.3, 21.4 and 21.5 of this Schedule, Visa shall indemnify and hold harmless Europe and its Affiliates, and each of its and their respective officers, directors and employees against any and all Damages suffered by or payable by Europe arising out of, or resulting from, any Claim brought against Europe or Visa outside the Territory (including, without limitations, any antitrust Claims, any Claims involving, concerning or relating directly or indirectly to a Global Rule, or the Priority Global Customer Terms and any other Claims whatsoever).

21.1.3	Subject to and consistent with both Parties’ obligations under this paragraph 21.1 to indemnify each other for any claim brought in their respective territories, Europe shall not be obliged to indemnify Visa for any Claims relating to, or arising out of, Europe’s membership association structure.

21.2	[INTENTIONALLY LEFT BLANK]

21.3	The Service Provider shall indemnify the Service Recipient and its Affiliates, and each of their respective officers, directors, employees, stockholders, agents and representatives, against any and all Damages arising or resulting from any Claim alleging an Intellectual Property right violation by the Service Recipient or its Affiliates arising out of their receipt or use of the Services.

21.4

In relation to Intellectual Property created pursuant to this Schedule, the Party creating such Intellectual Property shall also assume the same indemnification obligations as the Licensor with respect to such Intellectual Property as the obligations and conditions set forth in Section 11.3 of Schedule 2 and Section 13.3 of Schedule 3; provided, that, where an infringement claim results from (i) specifications provided by a Service Recipient for the creation of certain deliverables under this Schedule, or (ii) a Service Recipient’s enhancements or modifications of deliverables created under this Schedule, such Service Recipient shall indemnify the Service Provider for such Claims in the same manner as set forth in Section 11.3 of Schedule 2 and Section 13.3 of Schedule 3, notwithstanding which Party has taken ownership of such deliverables.

21.5	A Service Recipient shall indemnify, defend, and hold a Service Provider harmless, from and against all Claims and liabilities arising from or in relation to any claim arising out of the provision of the Services brought by any (a) Member where Europe is the Service Recipient, and (b) Customer where Visa is the Service Recipient.

21.6	[INTENTIONALLY LEFT BLANK]

21.7	Indemnification Procedures

21.7.1	With respect to the indemnification provided for in paragraphs 21.1, 21.3, 21.4 and 21.5 if any Party (the “Indemnified Party”) receives written notice of the commencement of any investigation, action, proceeding or the assertion of any claim by a third Person, or the imposition of any penalty or assessment, for which indemnity may be sought under paragraphs 21.1, 21.3, 21.4 and 21.5 (a “Third Party Claim”), and such Indemnified Party intends to seek indemnity pursuant to paragraphs 21.1, 21.3, 21.4 and 21.5 the Indemnified Party shall immediately provide the other Party (the “Indemnifying Party”) with notice of such Third Party Claim; provided, however, that the failure to give such notice as provided herein will relieve the Indemnifying Party of its obligations only to the extent such failure actually prejudices the Indemnifying Party hereunder. The Indemnifying Party shall be entitled to participate in or, at its option, assume the defence, appeal or settlement of such Third Party Claim; provided, that, the Indemnifying Party shall not be entitled to assume or continue to maintain control of such defence, appeal or settlement if:

(i)	the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation;

(ii)	there is an adverse determination with respect to such investigation, action, proceeding or other claim that would reasonably be likely to be materially detrimental to or injure the Indemnified Party’s reputation or future business prospects;

(iii)	the claim seeks an injunction or equitable relief against the Indemnified Party; or

(iv)	such assumption or control of such defence, appeal or settlement would give rise to a conflict of interest between the Parties to such defence; or

(v)	the Indemnifying Party fails irrevocably to acknowledge and confirm its liability to indemnify the Indemnified Party against such Third Party Claim and waive all defences it may have against such liability, within sixty (60) days from its receipt of the written notice referred to in this paragraph 21.7.

21.7.2	If the Indemnifying Party assumes the defence, appeal or settlement of such Third Party Claim, such defence, appeal or settlement shall be conducted through counsel selected by the Indemnifying Party and the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith. No Third Party Claim (regardless of whether the Indemnifying Party has assumed control of such Third Party Claim or such Third Party Claim falls into any of the categories set forth in 21.7.1(i) through 21.7.1(v) above) may be settled or compromised (A) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or (B) by the Indemnifying Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under paragraphs 21.1, 21.3, 21.4 and 21.5 in respect of such Third Party Claim for the period governed by such settlement, compromise or consent. Notwithstanding anything herein, if any such action, proceeding or claim challenges the validity or enforceability, or attempts to have cancelled or deemed abandoned, any of either Party’s Intellectual Property licensed hereunder, that Party may intervene in the primary prosecution of, and shall have the sole right to control the defence and settlement of any such action, proceeding or claim, to the extent related to such challenge to its Intellectual Property.

22	Force Majeure

22.1	Force Majeure Events

22.1.1

In the event of a Force Majeure Event, performance of a Party’s obligations under this Schedule shall be excused, but only for only for as long as the relevant Party is unable to perform its obligations as a consequence of the Force Majeure Event. If after the Force Majeure Event ceases, the Service Recipient is unable to pay the Service Provider the Charges as a consequence of the Force Majeure Event, the Service Recipient shall have six (6) months from date on which the Force Majeure Event ceases within which to pay the Service Provider the Charges save that the Service Recipient shall not be obliged to pay interest on such payment in accordance with Clause 13 of this Agreement, but the Service Provider shall be entitled to interest on the outstanding Charges at LIBOR rate calculated from the date on which the outstanding Charges became due until all principal and interest on such outstanding Charges are paid in full.

22.1.2	Each Party will promptly notify the other Party of any circumstances that are reasonably foreseeable to lead to a Force Majeure Event and immediately upon the occurrence of such an event.

22.1.3	In the event of a Force Majeure Event, the Parties shall use:

(i)	reasonable best efforts in the case of Optional Services; and

(ii)	best efforts in the case of SRI Services,

to relocate or convert the affected Services to mitigate the impact and continue those Services’ performance.

22.1.4	Where despite such efforts set out in paragraph 22.1.3 above a Force Majeure Event results in a Service Provider’s inability to meet applicable Service Levels, the Service Provider shall be excused from such Service Levels.

22.1.5	Where despite the efforts set out in paragraph 22.1.3 above, a Force Majeure event that extends for at least twelve (12) months entirely frustrates performance, the Service Provider may terminate a Service.

22.1.6	If the Service Recipient is not receiving the benefit of the Services that it should be receiving due to the Force Majeure Event, it may terminate due to that Force Majeure Event:

(i)	an SRI Service only when performance of such Service is entirely frustrated despite the expenditure of best efforts by the Parties; and

(ii)	an Optional Service when it has ceased receiving the benefit of such Service for thirty (30) days.

22.2	Financial Consequences

Notwithstanding any other provision of this Schedule, where the provision of the Services or part thereof is prevented or affected by a Force Majeure Event, then the Service Recipient’s obligation to pay the Charges shall, to the extent to which those Charges relate to that part of the Services which is so prevented or materially affected, be reduced by an equitable amount (which in the case of total suspension of the Services would be an amount equal to the total Charges for the period of suspension), until the Service Provider resumes full performance of that part of the Service in accordance with the terms of this Schedule.

22.3	Contingency Plans

Notwithstanding the generality of paragraph 22.1 above, the Service Provider shall not be able to rely on this paragraph 22 to the extent the failure to comply with its obligations as set out under this Schedule results from a failure to implement the business continuity or IT disaster recovery plans under paragraph 11 unless the Force Majeure Event was solely responsible for the Service Provider failing to implement such Business Continuity and IT Disaster Recovery plans.

23	Confidentiality

23.1	As a result of this Schedule, each Party may disclose to, or exchange with, the other Party certain information not available to the general public, including Trade Secrets (“Confidential Information”); provided, however, that the term “Confidential Information” shall not include any information that:

23.1.1	is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Related Parties (as described in paragraph 23.2);

23.1.2	is already at the time of disclosure in the possession of the Receiving Party or becomes available to the Receiving Party from a source (other than the Disclosing Party) that is not prohibited from disclosing such information by contractual, legal, equitable or fiduciary obligation to the Disclosing Party; and

23.1.3	is independently developed by the Receiving Party’s Related Parties who do not have access to the Confidential Information.

23.2	As used in this Schedule, “Disclosing Party” shall mean the Party that provided the Confidential Information to the other Party and the “Receiving Party” is the Party to which such Confidential Information is provided.

23.3

Subject to the Parties’ obligations under paragraph 24, the Confidential Information shall be kept confidential and shall not, without the prior written consent of the Disclosing Party, be disclosed by the Receiving Party or by its directors, officers, agents, representatives, employees or Affiliates (collectively referred to as the “Related Parties”) in any manner whatsoever except in so far as is necessary for the conduct of a Party’s business; provided, that, the Customer Data may not be disclosed to any third party whatsoever, and, such disclosure of the other Confidential Information and any disclosure to a sublicense (except for the disclosure to an Affiliate) shall be subject to written agreement preserving the confidentiality thereof as Confidential Information in accordance with and as restrictive as the terms of this paragraph 23, and shall not be used by the Receiving Party or its Related Parties other than in connection with such Party’s obligations, or the enforcement of its rights, under this Schedule. Notwithstanding the foregoing, each Party acknowledges that the terms of the other’s membership agreements existing at the Effective Date contain sufficient confidentiality agreement with its members pursuant to this paragraph 23, unless or until such membership agreements are no longer in force or the terms of such agreements are amended such that the confidentiality restrictions in such agreements impose less restrictive confidentiality obligations than are imposed under such agreements at the Effective Date. The Receiving Party agrees to reveal Confidential Information only to its Related Parties who need to know Confidential Information for the purpose of fulfilling such Party’s obligations hereunder and who are informed by that Party of the confidential nature of Confidential Information and the terms of this Schedule. Each Party shall be solely responsible for any breach of this Schedule by its Related Parties.

23.4	Originals and all copies of Confidential Information in writing or any other medium provided by the Disclosing Party will be returned by the Receiving Party to the Disclosing Party immediately upon the written request of the Disclosing Party, unless otherwise necessary for such Receiving Party to exercise its rights under this Schedule. Notwithstanding the foregoing sentence, documents prepared by the Receiving Party or its Related Parties that are based upon Confidential Information from the Disclosing Party will be destroyed promptly upon the written request of the Disclosing Party, unless otherwise necessary for such Receiving Party to exercise its rights under this Schedule. Following the written request from the Disclosing Party to return copies of all Confidential Information, the Receiving Party shall deliver a certificate signed by one of its officers confirming that the Receiving Party has complied with the requirements of this paragraph 23.4.

23.5	In the event that the Receiving Party or anyone to whom it transmits Confidential Information pursuant to the terms of this Schedule becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or other legal process) to disclose any of the Confidential Information, the Receiving Party will provide the Disclosing Party with immediate notice so that the Disclosing Party may seek, at its sole cost and expense, a protective order or other appropriate remedy or waive compliance with this paragraph 23. In any case, the Receiving Party will furnish only that portion of the Confidential Information that its legal counsel advises in writing that it is legally required to furnish, and will use commercially reasonable efforts at the Disclosing Party’s expense to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. The Receiving Party shall have no responsibility or liability to the Disclosing Party for disclosure of Confidential Information made in compliance with this paragraph 23.5.

23.6	Each Party’s obligations under this paragraph 23 shall continue in perpetuity.

23.7	The Receiving Party acknowledges and agrees that Confidential Information to be disclosed to it hereunder may be of a unique character and that the breach of any provision of this Schedule may cause the Disclosing Party irreparable injury and damage, and consequently, the Disclosing Party shall be entitled, in addition to all other remedies available to it, to seek preliminary and permanent injunctive and equitable relief to prevent a breach of and to secure compliance with this paragraph 23.

24	Data Protection and Security

The Parties shall enter into the Data Protection Agreement, attached as Attachment 7 (Data Protection Agreement), which shall apply to all Customer Data or other information regulated by Applicable Law that the Parties exchange in the course of providing or enjoying Services under this Schedule.

25	Information Rights and Step-In Rights

25.1	Information Rights

25.1.1	If the Service Provider is not performing a Service in accordance with the Service Levels for a prolonged period of time or in a manner that is materially and severely impacting the provision of the services to the Service Recipient’s customers, the Service Recipient may, without prejudice to its other rights and remedies under this Schedule, by notice to the Service Provider require the Service Provider to fulfil the obligations set out in paragraph 25.1.2 until such failure is resolved.

25.1.2	Where the Service Recipient has issued a notice to the Service Provider in accordance with paragraph 25.1.1, the Service Provider shall continue to perform all of its obligations under this Schedule and shall:

(i)	devote all resources reasonably necessary for the resolution of the breach or failure to ensure that the breach or failure is resolved immediately;

(ii)	immediately provide the Service Recipient with adequate information to explain the nature and causes of the breach or failure and the action that has been taken or is considered being taken by the Service Provider to rectify the breach or failure;

(iii)	co-operate and promptly meet with the Service Recipient to agree promptly on a strategy to be implemented by the Service Provider for the resolution of that breach or failure;

(iv)	promptly notify the Service Recipient of any changes to the strategy from time to time and the reasons for those changes.

25.2	Right to Step-In

25.2.1

Notwithstanding any other provision of this Schedule, the Service Recipient may, only by express agreement of the Service Provider’s Chief Operating Officer, either by itself or by a third party agreed by the Parties, take over provision of the Services or any part of the Services solely for the purpose of (i) performing any necessary corrective measures, and (ii) providing the relevant Services in accordance with applicable Service Levels for no longer than necessary for the Service Recipient to do so. As part of agreeing whether or not the Service Recipient has a right of step-in, the Parties shall agree the step-out process and the treatment of any costs that might arise in exercising this right. Charges for such Services shall not apply.

25.2.2	The exercise by the Service Recipient of its rights under this paragraph 25 shall be without prejudice to any other rights or remedies of the Service Recipient, including any right of termination of the Services (or any part of them) under paragraph 26.

26	Term and Termination

26.1	Term

This Schedule shall become effective on the Effective Date, and shall continue in full force and effect until (i) each Service Recipient is no longer receiving any Services under this Schedule or (ii) in accordance with paragraph 26.3.

26.2	Exclusion of Common Law Termination Rights

Neither Party shall have the right to terminate this Schedule, in any circumstances, except as set out in this paragraph 26.

26.3	Termination of Schedule

26.3.1	The Parties may agree to terminate this Schedule by mutual execution of a written document to that effect; provided, that, the Chief Executive Officer of each Party has approved such termination. In the event of any termination in accordance with this paragraph 26.3.1, the Parties’ respective obligations, in addition to those set out in this Schedule that the Parties do not expressly waive, to each other upon termination, if any, shall be as set forth in such written termination document.

26.3.2	A Party may terminate if the other Party wrongfully terminates the License Agreements, or if the License Agreements are otherwise lawfully terminated.

26.3.3	If this Schedule is terminated for any reason, then each Party shall, unless otherwise barred by law, immediately pay the other Party (i) in respect of unpaid Charges for which invoices have been rendered and are owed under this Schedule; (ii) Damages incurred by the other Party that are recoverable under this Schedule and (iii) issue invoices in respect of any Charges for which it is entitled to render an invoice under this Schedule.

26.4	Termination of SRI Services

26.4.1	An SRI Service may be terminated:

(i)	if the Parties agree in writing;

(ii)	in accordance with any determination in accordance with paragraph 4.5 where it is determined pursuant to that paragraph that the Service meets the Transformation Criteria and fulfils the procedural requirements set forth in paragraphs 4.5.4 and 4.5.5; or

(iii)	by the Service Recipient in accordance with paragraph 22.1.6(i).

26.5	Termination of Optional Services by Service Recipient

26.5.1	The Service Recipient may at any time serve a notice on the Service Provider to terminate all or part of an Optional Service or Transitional Service:

(i)	for convenience, on no less than three (3) months’ notice;

(ii)	if there is a material breach, or a series of breaches the combination of which has a material impact on the use and enjoyment of the Services or the Service Recipient’s businesses, by the Service Provider of any of its obligations under this Schedule and (if capable of remedy) the Service Provider has failed to remedy the default(s) within thirty (30) days of receipt of notice giving full particulars of the default(s) and requiring them to be remedied;

(iii)	in the event the Service Provider is unable to provide the Service due to a prohibition of Applicable Law and the Service Provider has used its reasonable best efforts to obtain the relevant authorisations or to relocate or convert the affected Optional Services to enable the continued performance of those Services;

(iv)	when the Service Credits reach the maximum service credits allowed for the Service for ** in any consecutive ** period;

(v)	when the same or similar Service Level for a given Service is not met ** in any consecutive ** period;

(vi)	when the liability cap set forth in paragraph 20.3 is exhausted;

(vii)	due to a Force Majeure Event pursuant to paragraph 22.1.6(ii); or

(viii)	if there is a Change of Control of the Service Provider.

26.5.2	The Service Recipient may request an extension of the final termination date for a terminated Optional Service and the Service Provider shall continue to provide the Optional Service until the end of the date specified by the Service Recipient, at the previous Charge for the Service plus five percent (5%) save to the extent that the extension is as a result of the Service Provider not complying with its obligations under this Schedule (including paragraph 27.1 and any Exit Plan); provided, that, such new termination date is not later than the final day of the original term for such Optional Service.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

26.6	Termination of Optional Services by Service Provider

The Service Provider may at any time serve a notice on the Service Recipient to terminate all or part of an Optional Service or Transitional Service:

26.6.1	pursuant to paragraph 14.8;

26.6.2	pursuant to paragraph 22.1.5;

26.6.3	in the event it is unable to provide the Service due to a prohibition of Applicable Law and it has, prior to issuing the notice of termination, used its reasonable best efforts to obtain the relevant authorisations or to relocate or convert the affected Optional Services to enable the continued performance of those Services.

26.7	Termination Fees

The Service Recipient shall pay Termination Fees in the event of termination of an Optional Service (i) by the Service Recipient for convenience pursuant to paragraph 26.5.1 during the Minimum Period; (ii) by the Service Provider pursuant to paragraph 14.8; or (iii) resulting from wrongful termination of this Schedule or the License Agreements by the Service Recipient. The Service Recipient shall not owe Termination Fees for any other termination.

27	Migration Assistance

27.1	The Service Provider will provide:

27.1.1	such assistance and co-operation as the Service Recipient may reasonably request (including the activities set out in paragraph 27.3 below) in order to effect a smooth and orderly migration of the Services from the Service Provider to a new service provider (which could include the Service Recipient);

27.1.2	any information that the Service Recipient may reasonably request to enable the Service Recipient to prepare an Exit Plan;

27.1.3	any assistance that the Service Recipient might reasonably request in order to implement that Exit Plan; and

27.1.4	where an Exit Plan is agreed, exit assistance in accordance with such Exit Plan.

27.2	Exit assistance (including the provision of an Exit Plan) pursuant to paragraph 27.1 shall be provided at the Service Recipient’s expense, unless such assistance results from the termination of an Optional Service by the Service Recipient pursuant to paragraph 26.5.1(ii), 26.5.1(iii), 26.5.1(iv), 26.5.1(v) or 26.5.1(vi).

27.3	At the Service Recipient’s request, the Service Provider shall develop an Exit Plan for the Service(s) and implement such Exit Plan. The contents of the Exit Plan shall include, as appropriate:

27.3.1	tender development and technical evaluation of bids;

27.3.2	knowledge transfer to the Service Recipient or new service provider (i.e. methods, processes and the Service Recipient-specific issues and expertise);

27.3.3	asset transfer (i.e. novation of service contracts and leases, written-down value of assets, free licenses of software);

27.3.4	continuing operational support, including parallel operations and assisting migration, which, for the avoidance of doubt, would include providing the Services beyond the initially agreed term of a Service on the same terms and conditions (including price) as is required for an orderly handover of the provision of the relevant Services);

27.3.5	transfer of data, software and other intangible assets in electronic format;

27.3.6	ascertaining personnel requirements;

27.3.7	assistance with developing transition plans;

27.3.8	removal and return of property;

27.3.9	business continuity through transition; or

27.3.10operational	transition (pre-termination/expiry and cutover services).

28	Consequence of Termination

28.1	Expiry or termination of this Schedule does not affect a Party’s accrued rights and obligations at the time of expiry or termination.

28.2	The provisions of paragraphs 1 (Definitions and Interpretation), 13 (Charges), 17 (Audit Rights), 18 (Intellectual Property Rights), 19 (Warranties and Representations), 20 (Liability), 21 (Indemnities), 23 (Confidentiality), 24 (Data Protection and Security), 27 (Migration Assistance), 28.2 (Consequence of Termination), 29 (Dispute Resolution), 30 (Assignment), 31 (No Waiver), 32 (Third Party Rights), Clause 14 of this Agreement, Clause 17 of this Agreement and Clause 22 of this Agreement will survive expiry or termination of this Schedule for any reason.

28.3	The provisions of paragraphs 6 (Standards of Care), 7 (Service Levels and Credits), 10(Authorised Representatives), 11 (Business Continuity/IT Disaster Recovery), 12 (Regulatory Compliance), 14 (Invoicing and Payment), 16 (Change Control Process)(other than 16.3), and 22 (Force Majeure), will survive expiry or termination of this Schedule for any reason to the extent that they relate to the provision of Services prior to the time of their expiry or termination or under the Exit Plan.

28.4	The provisions of the Attachments will survive expiry or termination of this Schedule for any reason to the extent that and for so long as they are referred to in paragraphs which survive.

29	Dispute Resolution

29.1	General Dispute Resolution

29.1.1	General Dispute Resolution

Except for the Expedited Dispute Resolution Procedure, in the event of a dispute arising out of or in connection with this Schedule (for the purposes of this section, a “Dispute”), either Party may initiate the following dispute resolution processes by written notice to the other (a “Dispute Notice”). The Parties shall first use all reasonable endeavours to resolve the Dispute among themselves, without resorting to arbitration or litigation, in accordance with the senior representative process referred to in paragraph 29.1.2. If and only if the Dispute has not been resolved within three (3) months of the date of the Dispute Notice by means of that process, either Party may initiate and thereafter the Parties shall seek to resolve the Dispute by means of the non-binding arbitration process referred to at paragraph 29.1.3 below. If and only if the Dispute has not been resolved within nine (9) months of the date of the Notice of Arbitration (as defined in paragraph 29.1.3) by means of that process, either Party may initiate litigation in a court of competent jurisdiction pursuant to paragraph 29.1.4 or the Parties may agree to another dispute resolution procedure. None of the foregoing shall prevent either Party from seeking provisional injunctive relief in a court of competent jurisdiction over the Dispute, where it considers it necessary to protect its interests.

29.1.2	Senior Representative Process

In the event that either Party serves a Dispute Notice that it wishes to initiate the senior representative process for the purpose of resolving the Dispute:

(a)	Each Party shall, within five (5) Working Days of receipt of the Dispute Notice, nominate a person in a senior management position with an appropriate level of business experience to resolve the dispute (a “Senior Representative”).

(b)	The Senior Representatives of the Parties shall meet and use all reasonable endeavours to resolve the Dispute within fourteen (14) Working Days of the date of the Dispute Notice and to enter into a written agreement on behalf of the Parties in settlement of the Dispute.

(c)	If and only if the Senior Representatives of the Parties are not willing or able resolve the Dispute within fourteen (14) Working Days of the date of the Dispute Notice:

(I)	each Party’s Senior Representative shall brief its Board of Directors within twenty (20) Working Days of the date of the Dispute Notice; and

(II)	at least one Director from each Party shall meet and use all reasonable endeavours to resolve the Dispute within twenty-eight

(28) Working Days of the date of the Dispute Notice and enter into a written agreement on behalf of the Parties in settlement of the Dispute.

29.1.3	Non-binding Arbitration

In the event that either Party elects to initiate the non-binding arbitration process for the purpose of resolving a Dispute that it has not been possible to resolve in accordance with paragraph 29.1.2, the Parties shall proceed as follows:

(a)	The place of arbitration shall be New York, New York.

(b)	The language of the arbitration shall be English.

(c)	The non-binding arbitration shall be administered by the International Centre for Dispute Resolution of the American Arbitration Association (the “ICDR”) under its International Arbitration Rules as in effect at the time of the commencement of the arbitration, except as they may be modified herein or hereafter by agreement of the Parties.

(d)	The Party commencing the arbitration shall provide to the other Party and the ICDR on the same day a written notice of arbitration and a statement of its claim(s) (the “Notice of Arbitration”). There shall be three (3) arbitrators. The Party submitting the Notice of Arbitration shall designate its Party arbitrator in the Notice of Arbitration and the other Party shall, within fifteen (15) Working Days after its receipt of the Notice of Arbitration, designate its Party appointed arbitrator. Thereafter, the Parties shall agree, within ten (10) Working Days, on the third and presiding member of the panel. If the Parties cannot agree on a presiding member of the panel, thereafter the two (2) appointed arbitrators shall agree, within a further ten (10) Business Day period, on the third and presiding member of the panel. If the Parties’ appointed arbitrators cannot agree on a presiding member of the panel, they shall so notify the ICDR at the conclusion of the ten (10) Working Day period and shall request that the ICDR appoint the third and presiding member of the panel within ten (10) Working Days.

(e)

Consistent with Article 16 of the ICDR International Arbitration Rules in effect at the time of execution of this Schedule, the arbitral tribunal may conduct the arbitration in whatever manner it considers appropriate within the timeframes established for issuance of a non-binding written reasoned opinion as set forth below, provided that the Parties are treated with equality and that each Party has the right to be heard and is given a fair opportunity to present its case. With respect to discovery, the arbitral tribunal shall permit reasonable document discovery. As to other forms of discovery, the arbitral tribunal shall consider and decide on other forms of discovery in response to requests by the Parties without any presumption for or against such other discovery devices. In any event, any discovery permitted by the arbitral tribunal must be conducted within the overall timeframes set forth below.

(f)	At the conclusion of the hearing, the arbitral panel shall issue a non-binding written reasoned opinion no later than nine (9) months after the date of the Notice of Arbitration, except that the Parties may agree to extend this time limit (in which case the period specified in paragraph 29.1.1 in which neither Party may commence litigation shall be extended by the same time period).

(g)	Any opinion rendered by the arbitrators shall be non-binding and shall not be subject to any appeal. Unless the Parties expressly agree in writing to the contrary, it shall have the status of a without-prejudice expert recommendation to the Parties and it, together with all documents produced by the Parties, shall be kept strictly confidential by the arbitrator and the Parties.

(h)	Each Party shall bear its own costs and expenses, and the Parties shall share in equal parts the fees and expenses of the arbitral panel and the ICDR administration fees and expenses.

29.1.4	Litigation

In the event that either Party elects to initiate litigation for the purpose of resolving a Dispute that it has not been possible to resolve in accordance with paragraphs 29.1.2 and 29.1.3, the Parties agree as follows:

EACH PARTY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND/OR OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SCHEDULE, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. IN ANY ACTION WHICH MAY BE INSTITUTED AGAINST A PARTY ARISING OUT OF OR RELATING TO THIS SCHEDULE, SUCH PARTY HEREBY CONSENTS TO THE SERVICE OF PROCESS IN CONNECTION WITH ANY ACTION BY THE MAILING THEREOF BY REGISTERED OR CERTIFIED MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN CLAUSE 21 OF THIS AGREEMENT.

29.2	Any disputes arising out of or relating to the matters set forth in paragraphs 4.5.5, 8.2.1, 8.2.2, 8.2.2(iii), 12.5.3, 14.6.5, 17.3.2 and 34.3 (an “Expedited Arbitration Dispute”) shall be exclusively resolved pursuant to this paragraph and paragraphs 29.3 and 29.4 rather than paragraph 29.1 above. Such Expedited Arbitration Disputes shall be first referred by both Parties to their Chief Executive Officers and chairpersons upon delivery by a Party and receipt by the other Party of a notice in writing setting forth the nature of the Expedited Arbitration Dispute and a concise statement of the issues to be resolved (the “Expedited Arbitration Notice”). The Chief Executive Officers and chairpersons shall meet and endeavour in good faith to promptly settle the Expedited Arbitration Dispute. In the event that such individuals are unwilling or unable to resolve the Expedited Arbitration Dispute within ten (10) Working Days after such referral, the Parties agree to resolve any unresolved Expedited Arbitration Dispute pursuant to expedited arbitration as follows: The place of arbitration shall be New York, New York. There shall be three (3) arbitrators. The arbitration shall be administered by the ICDR under its Rules as in effect at the time of the arbitration, except as they may be modified herein by agreement of the Parties. The language of the arbitration shall be English. The Party commencing the arbitration shall file with the ICDR, and simultaneously serve on the other Party, a notice of arbitration and statement of claim (the “Notice of Arbitration”), together with the nomination of its arbitrator and its nominee’s acceptance of such nomination, within seven (7) additional Working Days after the Expedited Arbitration Dispute has been referred to the Chief Executive Officers and chairpersons of the Parties as set forth above. The responding Party shall file its statement of defence and counterclaim (if any), together with the nomination of its arbitrator and its nominee’s acceptance of such nomination, within seven (7) Working Days of receiving the Notice of Arbitration. Unless otherwise agreed by the Parties, the ICDR shall endeavour to appoint the third arbitrator within a further seven (7) Working Days. The arbitrators shall conduct the arbitration such that they render a final award within sixty (60) Working Days after the tribunal has been constituted, except that the Parties may agree to extend this time limit or the arbitral tribunal may do so in its discretion if it determines that the interest of justice so requires in exceptional circumstances.

29.3

Any award rendered pursuant to paragraph 29.2 above shall be final and binding upon the Parties and shall not be subject to any appeal, and judgment upon such award may be entered by any state or federal court sitting in the State and County of New York, or by any other court having jurisdiction thereof. The Parties agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in the State and County of New York for the purpose of enforcing this Schedule to arbitrate any award. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Party hereby consents to the service of process in connection with any such action by the mailing thereof by registered or certified mail to such Party’s address set forth in Clause 21 of this Agreement. Each Party hereby waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect to any such action.

29.4	Any arbitral tribunal constituted pursuant to paragraph 29.2 above shall have the authority to award costs, including attorneys’ fees, as part of its decision. Unless the Parties expressly agree in writing to the contrary, the Parties undertake as a general principle to keep confidential any arbitration and any awards therein, together with all materials in the proceedings and in any pre-arbitration proceedings created for the purpose of the arbitration and all other documents produced by the other Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right, to enforce the arbitration agreement, or to enforce or challenge an award in bona fide legal proceedings before a court of competent jurisdiction.

30	Assignment

30.1	Neither Party shall assign, novate or otherwise transfer their rights or obligations under this Schedule to any Person without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed; provided, that, either Party may assign to an Affiliate without the other Party’s consent.

30.2	The Service Provider’s right to subcontract will not relieve the Service Provider of its obligations to the Service Recipient under this Schedule and the Service Provider will be fully responsible to the Service Recipient for the acts or omissions of any Subcontractors and their employees. Any obligation on the Service Provider to do, or refrain from doing, any act or thing shall include an obligation upon the Service Provider to procure that the Subcontractors also do, or refrain from doing, such act or thing.

31	No Waiver

31.1	The failure to exercise or delay in exercising a right or remedy, option or discretion provided by this Schedule or by Law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies.

31.2	A waiver (whether express or implied) of a breach of any of the terms of this Schedule or of a default under this Schedule does not constitute a waiver of any other breach or default and will not affect the other terms of this Schedule.

31.3	A waiver (whether express or implied) of a breach of any of the terms of this Schedule or of a default under this Schedule will not prevent a Party from subsequently requiring compliance with the waived obligation.

31.4	The rights and remedies provided by this Schedule are cumulative and unless otherwise provided in this Schedule are not exclusive of any rights or remedies provided by law.

32	Third Party Rights

This Schedule is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder.

33	Interchange Rates and Cash Disbursement Fees

As between Visa and Europe:

33.1	Subject to Applicable Law, Visa shall manage the settlement function, and daily settlement windows, required for the interface between VisaNet and the VE Clearing and Settlement System and Visa shall establish, and Europe shall comply with, the master settlement position for International Transactions.

33.2	Europe may set the Default Interchange Rates and the rules for setting such rates in respect of VE Transactions. Visa shall not set Default Interchange Rates nor the rules for setting such rates in respect of VE Transactions.

33.3	Visa may set the Interchange Rates and the rules for setting such rates in respect of VI Transactions and shall set Interchange Rates and the rules for setting such rates in respect of International Transactions. Europe shall not set Interchange Rates nor the rules for setting such rates in respect of VI Transactions or International Transactions. Visa will ensure that the Interchange Rates for International Transactions shall be reciprocal such that such Interchange Rates are the same for International Transactions whether the Merchant acquiring such International Transactions are located inside or outside of the Territory or whether the Issuer of the Cards used in such International Transactions are Customers or Members.

33.4	Europe may set Cash Disbursement Fees and the rules for setting such fees in respect of VE Transactions. Visa shall not set ATM Cash Disbursement Fees nor the rules for setting such fees in respect of VE Transactions.

33.5	Visa may set the Cash Disbursement Fees and the rules for setting such fees in respect of VI Transactions and shall set ATM Cash Disbursement Fees and the rules for setting such fees in respect of International Transactions. Europe shall not set Cash Disbursement Fees nor the rules for setting such fees in respect of VI Transactions or International Transactions. Visa will ensure that the Cash Disbursement Fees for International Transactions shall be reciprocal such that such Cash Disbursement Fees are the same for International Transactions whether the Merchant or ATM acquiring such International Transactions are located inside or outside of the Territory or whether the or the Issuer of the Cards used in such International Transactions are Customers or Members.

34	Switching and Processing

34.1	The Parties shall manage revenues recognized from Foreign Exchange and FX Services (for so long as they are provided by VISA) which form part of the Treasury Services, as set forth in the Service Catalogue, as set out in this paragraph 34.

34.2	**

34.3	**

34.4	Currency Conversion Rate

34.4.1	**

34.4.2	**

34.4.3	**

34.5	The Parties will share, in the following manner, revenues from currency conversions performed as part of the Treasury Services as set forth in the Services Catalogue:

34.5.1	**

34.5.2	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

34.5.3	**

34.6	**

34.7	**

34.8	As between Visa and Europe:

34.8.1	Visa shall set all other fees payable to Visa by Customers in respect of VI Transactions and International Transactions.

34.8.2	Europe shall set all other fees payable to Europe by its Members in respect of VE Transactions and International Transactions.

34.8.3	Notwithstanding paragraph 33 or paragraphs 34.8.1 and 34.8.2, Visa shall not charge any fees to Members in relation to International Transactions and Europe shall not charge any fees to Customers in relation to International Transactions other than Late Settlement Fees, Negative Response Fees or Card Recovery Bulletin Fees, which shall be charged in accordance with Chapter 8 of the Visa International Operating Regulations in effect as of the Effective Date. Visa shall not charge Late Settlement Fees to Members after the VE Clearing and Settlement System is fully deployed and Visa ceases to perform individual bank wire services for Europe pursuant to the Service Catalogue. Any changes or additions to the fees set forth herein which are charged (i) by Visa upon Members, or (ii) by Europe upon Customers, shall be governed by Section 7 of Schedule 2 and Section 9 of Schedule 3 or as agreed by the Parties.

34.8.4	For the avoidance of doubt the following practices in relation to International Service Assessment (ISA):

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

(i)	** Subject only to paragraph 34.8.4(ii) below, for any International Transaction where an ISA fee is applicable as of the Effective Date, (a) Visa shall pay Europe ** percent (**%) of the ISA, but no more than ** basis points (**%)) where the Issuer of a Card is a Customer, and (b) Europe shall pay Visa ** percent (**%) of the ISA, but no more than ** basis points (**%)) where the Issuer of a Card is a Member.

(ii)	Notwithstanding paragraph 34.8.4(i), if either Party believes in good faith and can demonstrate that, in any given jurisdiction it must charge an ISA lower than ** percent (**%) because to do otherwise is contrary to Applicable Law, then such Party shall not be obligated to pay more than ** percent (**%) of the maximum amount that can be charged in such jurisdiction under Applicable Law.

(iii)	In the event the Parties cannot agree on whether a prohibition under such Applicable Law exists, the Parties shall submit such dispute to the Expedited Dispute Resolution Procedure, where the Party seeking relief from the applicable ISA rate shall carry the burden of proof. Until a determination under such procedure, the Party seeking relief from the applicable ISA may limit their payments in accordance with paragraph 34.8.4(ii); provided, that, such Party must resume payments in accordance with the applicable ISA upon a determination that it is not prohibited by Applicable Law.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

ATTACHMENT 1

Definitions

1	Definitions and Interpretation

1.1	Definitions

In this Schedule the following terms and expressions have the meanings set out below:

“Acquirer” shall have the meaning given to that term in the License Agreements;

“Affiliate” shall have the meaning given to that term in the License Agreements;

“Applicable Law” means laws, rules, regulations, regulatory guidance generally observed by local industry, obligations or rules (including binding codes of conduct and binding statements of principle incorporated and contained in such rules) applicable to the existence or operation of this Schedule or the provision of Services from time-to-time;

“ATM” shall have the meaning given to that term in the License Agreements;

“At Risk Amount” shall mean, for any month during the Term, ** percent (**%) of the total value of invoices for the Services rendered in that month, excluding taxes and Professional Services, which is the aggregate amount that the Service Provider shall have at risk for Service Level Credits as set out in Attachment 5 (Service Level Agreement);

“Authorised Representatives” means with respect to Visa, a Senior Vice President or more senior officer, and with respect to Europe, a Senior Vice President or more senior officer;

“Authority” means any Regulator, or other governmental and/or judicial authority (including any public prosecution service) at any time having or asserting jurisdiction over a Service Recipient or any self regulatory organisation, securities exchange, securities association or agency of which a Service Recipient is a member or participant. The term Authority includes any replacement or successor of an Authority and Regulators;

“Business Enhancement Release” means the mandatory software update provided by Visa to Customers, Europe or Members pursuant to a regularly scheduled release cycle and any other change deemed to be a Business Enhancement Release pursuant to paragraph 8.4;

“Card” shall have the meaning given in the License Agreements;

“Card Recovery Bulletin Fees” shall have the meaning given in Chapter 8 of the Visa International Operating Regulations in effect as of the Effective Date;

“Cardholder” shall have the meaning given in the License Agreements;

“Cash Disbursement” means the payment of currency, including travellers cheques, to a Cardholder using a Card;

“Cash Disbursement Fee” shall mean a fee paid between Issuers and Acquirers for performing a Cash Disbursement;

“Change” means a change to one or more Services;

“Change Control Process” means the procedure for making Changes to one or more Services as set out in paragraph 16.2;

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

“Change of Control” when applied to any person will be deemed to have occurred on each occasion on which any person or persons other than those who Control such person as at the Effective Date subsequently acquire Control of it;

“Charges” means the Visa Charges and/or the Europe Charges, as the case may be;

“Claim” shall have the meaning given to that term in the License Agreements;

“Confidential Information” shall have the meaning given to that term in the License Agreements;

“Control” shall mean holding or owning more than fifty percent (50%) of the shares of a company or employing more than fifty percent (50%) of the company’s board of directors;

“Critical Performance Failure” shall mean the failure or failures by the Service Provider to meet a Service Level where such failure has a material impact on systems users, banks, merchants, Cardholders and/or Processors;

“Customers” shall have the meaning given in the License Agreements;

“Customer Data” has the meaning given in paragraph 9.6.1;

“Damages” shall mean any and all liabilities, damages, penalties, judgments, assessments, fines, losses, costs and expenses (including reasonable attorneys’ fees and punitive, treble or other enhanced or exemplary damages, but excluding lost profits or consequential damages, except to the extent claimed or incurred by third parties);

“Default Interchange Rate” shall mean the interchange rate paid between Issuers and Acquirers which applies, as appropriate in the context, to VE Transactions or otherwise where multi-lateral or bilateral agreements are not in place between Issuers and Acquirers who are Members;

“Disaster Recovery” means the specific activities related to ensuring the continued provision of the Services in the event of an unforeseen interruption. The Disaster Recovery activities include support and coordination with the Business Continuity activities;

“Effective Date” shall have the meaning given to it in Clause 1.1 of this Agreement;

“Europe Charges” means the charges to be paid by Visa to Europe for the Europe Services as set out in this Schedule and calculated in accordance with Attachment 6 (Pricing and Financial Provisions);

“Europe Competitor” shall mean any Person which (a) owns and controls a payment card system or is directly or indirectly owned and controlled by an entity that owns and controls a payment card system; and (b) the Parties believe that such entity poses a substantial risk of disloyal competition in favour of such other payment card system, to the detriment of Europe inside the Territory;

“Europe Services” means the SRI Services, Optional Services, Professional Services, Unanticipated Services and New Services provided by Europe to Visa as set out in Part B of Attachment 2 (Service Catalogue) or separately in a Statement of Work;

“Exit Plan” means the plan for the orderly transition of the Services from the Service Provider and any Subcontractors to the Service Recipient and/or a new Service Provider(s) in the event of a termination or partial termination of this Schedule, that includes the requirements specified in paragraph 27;

“Expanded Field” shall have the meaning given to it in the License Agreements;

“Expedited Dispute Resolution Procedure” means the dispute resolution procedure outlined in paragraphs 29.2 through 29.4, and not, in any circumstance, the dispute resolution process set forth in paragraph 29.1.

“Field of Use” shall have the meaning given to it in the License Agreements;

“Global Restructuring Agreement” means the Global Restructuring Agreement referenced in the recitals of this Schedule;

“Global Data Model” means the common data elements needed to support the processing of global payment transactions between Members, Processors, Customers, Europe and Visa;

“Global Fraud Control Standards” has the meaning given to it in paragraph 12.2;

“Global Rules” shall have the meaning given to that term in the License Agreements;

“Good Industry Practice” means the exercise of that degree of skill, care, diligence, prudence, foresight and judgement which would reasonably be expected from a skilled, experienced and market leading operator engaged in the provision of services similar to the Services;

“Intellectual Property” shall have the meaning given to that term in the License Agreements but also shall include Trademarks, as defined under the License Agreements;

“Interchange Rate” shall mean the interchange rate paid between Issuers and Acquirers which applies, as appropriate in the context of VI Transactions or International Transactions;

“Interest Rate” shall be the interest rate equal to the interest rate set out in Clause 3.5 of this Agreement;

“International Transactions” shall mean a transaction where (i) the Merchant outlet or ATM acquiring such transaction is located in the Territory, where the Issuer of the Card used for such transaction is a Customer, or (ii) the Merchant outlet or ATM acquiring such transaction is located outside the Territory, where the Issuer of the Card used for such transaction is a Member;

“Interoperability” shall mean such systems compatibility as is necessary to enable transactions resulting from Cards properly presented to be completed;

“Interoperability Interfaces” mean processing interfaces that allow communication between Visa Systems and VE Systems for seamless delivery of Visa Products (e.g., profile interfaces allow exchange of customer profile data that is used for authorization and clearing processing);

“Interoperability Procedures and Practices” means the Attachment 8 (Interoperability Procedures and Practices);

“Issuer” shall have the meaning given to that term in Schedule 3;

“Late Settlement Fees” shall have the meaning given in Chapter 8 of the Visa International Operating Regulations in effect as of the Effective Date;

“License Agreements” has the meaning given to that term in Recital B;

“Licensor Source Materials” shall have the meaning given to that term in Schedule 2;

“Material Findings” means the top two classifications of audit findings (or, if there are only two classifications, then the top classification);

“Members” shall have the meaning given to that term in the License Agreements;

“Merchant“ shall have the meaning given in the License Agreements;

“Minimum Period” means the period after the Service Recipient has given prior, written notice of termination during which the Service Recipient cannot terminate for convenience pursuant to 26.5.1(i) without owing Termination Fees, which shall constitute: (i) twelve (12) months for the initial term of all Optional Services provided as of the Effective Date; and (ii) any period otherwise agreed for all other Optional Services as they are initiated or renewed;

“Negative Response Fees” shall have the meaning given in Chapter 8 of the Visa International Operating Regulations in effect as of the Effective Date;

“New Service” means a new service requested by the Service Recipient to be provided by the Service Provider to the Service Recipient which is intended to fulfil a different function to that of the SRI, Optional, Transitional or Professional Services;

“Non-Settlement Currencies” shall mean currencies which Visa or Europe accepts for clearing transactions but does not use to settle daily settlement positions with Members or Customers;

“Optional Services” means those Services that are not SRI Services as listed in Attachment 2 (Service Catalogue);

“Optional Services Term” shall mean an initial term of three (3) years for each Optional Service and any term thereafter as agreed between the Parties;

“Person” means any natural person, general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, firm, corporation, association, incorporated organization, unincorporated organization, trust or other enterprise, or any Authority;

“Processor” shall have the meaning given in the License Agreements;

“Professional Services” means those services as specified in Attachment 2 (Service Catalogue), or any other Service that the Parties agree shall be provided pursuant to a Statement of Work;

“Regulator” means a regulatory body with the jurisdiction over, and the authority to examine, the activities of the Service Recipient on an ongoing basis;

“Services” means the Visa Services and/or the Europe Services, as the case may be;

“Service Catalogue” means Part A of Attachment 2 (Service Catalogue) which shall set forth the Visa Services and Part B of Attachment 2 (Service Catalogue) which shall set forth the Europe Services;

“Service Change Note” means the document which must be developed in order to request and implement modifications or enhancements to existing Services as set out in paragraph 16.2, which may include a Statement of Work as well as other documentation of changes being made to the applicable Service until its expiration;

“Service Credits” means a discount on the Charges to be given by the Service Provider for failure to meet the Service Levels;

“Service Level Agreement” means the service level agreement set out in Attachment 5 (Service Level Agreement);

“Service Levels” means a service level identified as such in Attachment 5 (Service Level Agreement);

“Service Provider” shall have the meaning set forth in paragraph 2;

“Service Recipient” shall have the meaning set forth in paragraph 2;

“Settlement Currency” shall mean currency that Visa or Europe uses to settle daily settlement positions with Members or Customers;

“SRI Pricing Term” means the initial term of three years and thereafter as agreed by the Parties or determined in accordance with paragraph 13.4.4;

“SRI Services” means the services listed in Attachment 2 (Service Catalogue) and any other Services designated as such during the Term of this Schedule pursuant to paragraph 4.5;

“Statement of Work” means a document executed by the Parties pursuant to paragraph 16.1 which is subject to and incorporates by reference this Schedule and governs the provision of certain consulting services, development services, project-based services, and any other services to be provided for limited periods, including those necessary to implement New Services as set out in paragraph 16.3 or incorporated pursuant to paragraph 5.2;

“Subcontractor” means a sub-contractor of the Service Provider (or of another subcontractor) in relation to the performance of the Service Provider’s obligations under a this Schedule;

“Systems” means all computer hardware and software and other hardware, peripheral equipment, networks, communications systems and other equipment of whatever nature;

“Systems Changes” shall have the meaning given to that term in Schedule 2;

“Term” means the period commencing on the Effective Date and ending on the date that this Schedule is terminated in accordance with paragraph 26;

“Termination Fees” means any reasonable, mitigated and demonstrable stranded costs incurred by the Service Provider as a result of such termination prior to the expiration of an agreed term for an Optional Service;

“Territory” shall have the meaning given to that term in the License Agreements;

“Third Party” means a person other than: (i) a person who is a party to this Schedule; (ii) an Affiliate of a person who is a party to this Schedule; or (iii) a Subcontractor;

“Trade Secrets” shall have the meaning given to that term in the License Agreements;

“Trading Rate” shall mean the rates achieved when buying or selling net Settlement Currency to its banks;

“Trading Revenue” shall mean the revenue arising from the application of the buy/sell rates to the daily settlement amounts due on VI Transactions, VE Transactions, or

International Transactions. Such revenue arises from the use of currency exchange rates set at a spread to the Trading Rate and from the application of buy/sell rates to transactions denominated in Non-Settlement Currencies;

“Transformation Criteria” has the meaning given to that term in paragraph 4.5.1;

“Transitional Services” means those services listed as such in Attachment 6 (Pricing and Financial Programs) whose terms continue after the Effective Date;

“Transitional Services Term” shall mean for each Transitional Service the term starting from the date of this Schedule and ending on the termination date as set forth for that Transitional Service as set out in Attachment 6 (Pricing and Financial Programs);

“Unanticipated Services” mean certain additional services (not forming part of the Services (as provided for in paragraph 2.3)) that the Service Recipient was receiving from the Service Provider immediately before the Effective Date which the Parties did not explicitly agree to (i) continue pursuant to this Schedule or (ii) discontinue;

“VE Authorization System” shall have the meaning given to it in Schedule 2;

“VE Clearing and Settlement System” shall have the meaning given to it in Schedule 2;

“VE Systems” means the systems used by Europe to support the Visa Products as of the Effective Date, including the VE Authorization System and the VE Clearing and Settlement System;

“VE Transaction” shall mean a transaction where the Issuer of the Card used is a Member and the Merchant outlet or ATM where the Card is used is located in the Territory. For transactions completed aboard any passenger transport vehicle such as an aircraft or a cruise line vessel, a transaction shall be considered a VE Transaction when the Merchant deposits the transaction receipt in the Territory;

“Visa Data” means information about Visa Enterprise branded payments and Visa Products, including participating entities, licensees, Customers, Members, risks, security controls, financials, transaction environments, locations and processes;

“Visa Charges” means the charges to be paid by Europe to Visa for the Visa Services as set out in this Schedule and calculated in accordance with Attachment 6 (Pricing and Financial Provisions);

“Visa Competitor” shall mean any Person which (a) owns and controls a payment card system or is directly or indirectly owned and controlled by an entity that owns and controls a payment card system; and (b) the Parties believe that such entity poses a substantial risk of disloyal competition in favour of such other payment card system, to the detriment of Visa outside the Territory;

“Visa Enterprise” shall have the meaning given to that term in the License Agreements;

“VisaNet” shall have the meaning given to that term in Schedule 2;

“Visa Products” has the meaning given to the term ‘Visa Products and Services’ in the License Agreements;

“Visa Services” means the SRI Services, Optional Services, Professional Services, Unanticipated Services and New Services provided by Visa to Europe as set out in Part A of Attachment 2 (Service Catalogue) or separately in a Statement of Work;

“Visa System” shall have the meaning given to that term in the License Agreements;

“VI Transaction” shall mean a transaction where the Issuer of the Card used is a Customer and the Merchant outlet or ATM where the Card is used is located outside the Territory. For transactions completed aboard any passenger transport vehicle such as an aircraft or a cruise line vessel, a transaction shall be considered a VI Transaction when the Merchant deposits the transaction receipt outside of the Territory;

“Working Day” means a day other than a Saturday, Sunday or public or bank holiday in New York, New York.

2	Interpretation

2.1	Singular, Plural, Gender

References to one gender include all genders and references to the singular include the plural and vice versa.

2.2	References to Persons and Companies

References to:

2.2.1	a person include any government, state, state agency, company, partnership or unincorporated association (whether or not having separate legal personality); and

2.2.2	a company shall include any company, corporation or any body corporate, wherever incorporated.

2.2.3	an officer with a specific title, such as Chief Operating Officer, Chief Financial Officer, or Chief Information Officer (but not Chief Executive Officer), shall mean an officer holding that title or position or an officer with a different title but equivalent authority and responsibility.

2.3	Attachments etc.

References to this Schedule shall include any Recitals and Attachments and Appendices to it and references to paragraphs, Attachments and Appendices are to paragraphs of, Attachments to, and Appendices of this Schedule. References to sections are to sections of the Attachments.

2.4	Documents

References to a document shall be a reference to that document as modified or replaced from time to time.

2.5	Headings

The headings in this Schedule are for ease of reference only and shall not affect its interpretation.

2.6	Includes

The words “includes” and “including” are to be construed without limitation.

2.7	Modification to Applicable Law

2.7.1	References to an Applicable Law include:

(i)	that Applicable Law as from time to time modified, re-enacted or consolidated whether before or after the date of this Schedule;

(ii)	any past Applicable Law (as from time to time modified, re-enacted or consolidated) which that Applicable Law has directly or indirectly replaced; and

(iii)	any subordinate legislation made from time to time under that Applicable Law.

2.7.2	Reference to a Regulator shall include any successor to that Regulator.

2.8	Legal Terms

References to any English legal term shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction. References to any American legal term shall, in respect of any jurisdiction other than the United States, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

2.9	Parties

References to the “Parties” means the Service Recipient and the Service Provider and their respective successors and permitted assigns. References to a “Third Party” or “Third Parties” shall not include any Affiliates of the Service Recipient or the Service Provider.

2.10	Precedence

2.10.1	If there is any conflict, apparent conflict or ambiguity in or between any of sections of this Schedule, the sections will be applied in the following order of precedence with the sections higher in the order of precedence prevailing over the Parties:

(i)	the paragraphs;

(ii)	the Attachments; and

(iii)	any other document referred to this Schedule.

2.11	“Best Efforts”

Where the phrase “best efforts” is used, it shall be taken to mean that a Party should take all those steps in its power which are capable of producing the desired results being steps which a prudent, determined and reasonable person, acting in his own interests and desiring to achieve that result, would take.

2.12	Indemnification

2.12.1	Subject to paragraph 2.12.2 when any Party is required to indemnify any person, it is to be construed as including an obligation to indemnify and keep that person indemnified against each loss, liability and cost incurred as a result of defending or settling a claim alleging that liability.

2.12.2	The obligation of any Party to indemnify any person is subject to the other Party using its reasonable endeavours to mitigate all indemnified losses, liabilities and costs to which the indemnity relates.

2.13	Restriction

When the Service Provider has a restriction imposed on it, it is to be construed as to not only make the Service Provider abide by the restriction but also to ensure that all of its subcontractors do likewise.

2.14	Refraining

If the Service Provider has to do or refrain from doing anything under this Schedule, the Service Provider shall and shall ensure that each of its Group Companies, Subcontractors and Service Provider Personnel do likewise. If the Service Provider or any Service Provider Group Company, Subcontractors or Service Provider Personnel fail to do so then the Service Provider will be liable to the Service Recipient and to the extent as if the Service Recipient had failed to do or refrain from doing the same.

2.15	Remedy

The term “remedy” or “remedied”, in relation to any breach or default by the Service Provider, shall mean that the Service Provider has corrected all the technical, practical and management mistakes that are remediable and that led to the breach or default. In doing so, the Service Provider will also ensure that any similar breach or default is unlikely to occur in the future.

ATTACHMENT 2:

SERVICE CATALOGUE

Part A	Visa Services	Page 1
Part B	Europe Services	Page 105

Visa Inc Catalog of Services

Part A – Visa Services

The catalog includes four sections:

I.	Introduction

II.	Service category definition

III.	Service listing

IV.	Service descriptions

I.	Introduction

•	This document describes the services that will be provided by Visa Inc to Visa Europe. Pricing for the services are documented in the Price Sheet under the BSA, save for the following:

i.	Treasury Settlement Fee (settlement bank fee incurred by Visa Inc. in relation to the settlement of VE transactions will be passed through to Visa Europe by Visa Inc.)

•

Descriptions for services that are being carried over from Inovant are drawn from the FY07 Inovant Service Catalog. Additional descriptions are provided for “new” or adjusted services to primarily reflect support services performed by Visa Worldwide Services

•

Visa Inc is responsible for providing the services and features listed in this document. If a service feature was inadvertently missed in creating this catalog and Visa Europe is using that feature, Visa Inc will continue to provide that feature as part of the service. Visa Inc is not obligated to provide features not used by VE as of the Effective Date of the BSA. Visa Inc is obligated to continue to provide services not described in this catalog per the unanticipated services section of the BSA.

•	Visa Inc will deliver the services with proper care per the BSA including creating and maintaining program documentation.

•

For specific service support and availability, reference the individual Service Level Agreement (see schedule to the BSA) where available. Should the content of the SLAs be inconsistent with the support and availability descriptions in the Catalog, SLAs terms will prevail

•	For purpose of clarity:

i.	References to Inovant, Visa International, Visa International Services Association, Visa Worldwide Services or any other non-Visa Europe Visa entity shall refer to Visa Inc or VI

ii.	References to Visa International Operating Regulations or VIOR shall refer to Global Rules or any other successor documents

iii.	References to Member(s) shall refer to Customer(s)

Visa Inc Catalog of Services

II.	Service categories

•	To support interoperability, a list of services are defined as “Services Required for Interoperability” or SRI

•	Services outside of SRI are Optional. Professional services that are performed and priced on a case by case (SOW) basis are not included in this Catalog

Visa Inc Catalog of Services

III.	Service Listing

Inovant Services FY2007	VI Catalog of Services Effective Date and Duration TBD		S=Services required for interop O=optional srv
	Carry Over Inovant Services	New Services	S	O
Notes: *=being sunset, ***=subject to access control

Switching

Authorization Services (BASE I)	Authorization Services (Intra-region)		X

	Authorization Services (Inter-region)		X

Singe Message System	Single Message System		X

CAS (RSI) Visa Europe Silo	CAS (RSI) Visa Europe Silo		X1

International Automated Referral Service (IARS)	International Automated Referral Service (IARS)		X

		**	X

Clearing & Settlement			X

Clearing & Settlement (BASE II)	Clearing & Settlement (Intra-region)		X2

	Clearing & Settlement (Inter-region)		X

		**	X

Access Services

Visa Extended Access	Visa Extended Access			X

Visa File Exchange Service (VFES)	Visa File Exchange Service (VFES)			X

Visa Online (VOL)	Visa Online (VOL)			X

VisaNet Access Points (VAPs)*	VisaNet Access Points (VAPs)*			X

[1]	SRI until RC&S is operational, then the service will be optional
[2]	SRI until RC&S is operational, then the service will be optional
**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Inovant Services FY2007	VI Catalog of Services Effective Date and Duration TBD		S=Services required for interop O=optional srv
	Carry Over Inovant Services	New Services	S	O

Notes: *= being sunset, ***=subject to access control

Risk Processing

Card Recovery Bulletin (CRB)	Card Recovery Bulletin (CRB)			X

Risk Identification Service (RIS)*	Risk Identification Service (RIS)*			X

Verified by Visa InterOp Domain	Verified by Visa InterOp Domain		X

		Certification Authorities (offline & online)	X

Dispute Processing

Dispute Management System/Visa Image Transaction Research Application (DMS/VITRA)*	Dispute Management System/Visa Image Transaction Research Application (DMS/VITRA)*			X

International Electronic Case Filing (IECF)*	International Electronic Case Filing (IECF)*			X

Request for Copy/VisaNet Documentation Automation Service Offline (RFC/VDAS Offline)*	Request for Copy/VisaNet Documentation Automation Service Offline (RFC/VDAS Offline)*			X

Visa Image Exchange Workstation Online (VIEW Online)*	Visa Image Exchange Workstation Online (VIEW Online)*			X

Visa Image Exchange Workstation Version 3.1.1. (VIEW 3.1.1)*	Visa Image Exchange Workstation Version 3.1.1. (VIEW 3.1.1)*			X

Visa Resolve On-Line® (VROL)	Visa Resolve On-Line® (VROL)		X

Value Added Information

Global Information Program – Access	Global Information Program – Access			X

Information Storage Service	Information Storage Service		X

Direct Feed – Visa Europe	Direct Feed – Visa Europe		X

Visa Inc Catalog of Services

Inovant Services FY2007	VI Catalog of Services Effective Date and Duration TBD		S=Services required for interop O=optional srv
	Carry Over Inovant Services	New Services	S	O
Notes: *=being sunset, ***=subject to access control

Transaction Research	Transaction Research			X

Visa Information Management Service (VIM)	Visa Information Management Service (VIM)		X

Member Processing Services

Visa Call Center Services (VCCS)	GCAS/VCCS			X

Processing Support Services

Content Management Service	Content Management Service			X

Corporate Information (Sales Analysis, Visa/PLUS Interchange Directories (VID) Franchise Management and Data Transfer	Corporate Information: -Visa/PLUS Interchange Directories (VID) -Sales Analysis Franchise Management and Data Transfer: -BIN management -VIS		X3

Corporate Network/Workstation Support	Corporate Network/Workstation Support			X

Global Integrated Financial Solution (GIFS)	Global Integrated Financial Solution (GIFS)***			X

Global Member Billing Solution (GMBS)	Global Member Billing Solution*** (GMBS) (intra-region)			X
	Global Member Billing Solution*** (GMBS) (MRMs)		X

Information Security	Information Security			X

Publishing Services	Publishing Services			X

[3]	VID/VIS/BIN management are required for interoperability. Sales Analysis is optional

Visa Inc Catalog of Services

Inovant Services FY2007	VI Catalog of Services Effective Date and Duration TBD		S=Services required for interop O=optional srv
	Carry Over Inovant Services	New Services	S	O
Notes *=being sunset, ***=subject to access control

VWS Treasury Services	Treasury Services		X4

Voice/Conferencing Services	Voice/Conferencing Services			X

		Membership Systems/Member Information Products	X

		Commercial Solutions Product Development & Management	X

		Consumer Product Platform & Acceptance Development & Management	X

		Global Technology Platform Development & Management	X

		Premium Program Enhancements & Benefits		X

		ATM Locator Service		X

		Global Intranet Applications***		X

		Advertising Usage Fee Administration		X

		Hilton Global Partnership		X

		Marriott Global Partnership		X

		Disney Alliance		X

		Domain Name Service & External Website Hosting		X

[4]

Cross-system Reconciliation for International Transactions are SRI Services. Once RC&S is operational, settlement and f/x services for VE transactions will become Optional Services. For International Transactions where the Issuer of a Card is a Member, these services will become Optional Services in accordance with paragraph 34 of this Schedule.

Visa Inc Catalog of Services

IV.	Service Descriptions

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Authorization Services (BASE I)

Description

The service description below provides a general description of the functional capabilities of the existing platform and systems environment. Visa Europe is either in the process of completing development or migration to new platforms for processing in its territory. As the migration is completed the service descriptions will be updated to more specifically reflect the functionality being provided as part of the service for the cross territory transactions.

The Authorization Service provides Members with real-time decision-making capabilities for Visa transactions and supplies Merchants timely responses to transaction authorization requests.

Authorization processing provides switching to all major card transaction networks.

The service converts transaction currency into the local cardholder currency before sending the transaction to the card Issuer.

The service provides security and PIN management, risk management, and transaction integrity.

Service Features

The BASE I Authorization Service includes:

•	Routing Services

•	Gateway Services

•	Check Acceptance Service

•	Split Routing Service

•	Visa Shortest Online Path Service

•	Authorization Database Services

•	Automatic Cardholder Database Update (Auto-CDB) Service

•	Merchant Central File Service

Visa Inc Catalog of Services

•	Authorization Services

•	Account Verification Service

•	Address Verification Service (AVS)

•	BASE I Advice Retrieval Service

•	Card Verification Services

•	Multicurrency Service

•	PIN Verification Service (PVS)

•	Stand-in services such as Full Authorization, Positive Authorization Capacity Management and Positive Cardholder Authorization Service (PCAS)

•	Custom Payment Services support for Visa POS domestic services, international Visa/Plus ATM service and CPS/ATM

•	Customer Online Repository (CORE)

•	VIP reporting

•	Member testing solutions

•	Performance monitoring

•	Conversion of dual to single message formats

•	Logprint

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes an annual Business Resumption Plan rehearsal.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours – **

Service Support

•	– ** Regional support for global VisaNet system applications, databases, and networks

•	– ** Regional and Member support for issues and escalation related to VisaNet outages

Maintenance

•	Peak season capacity planning

•	Monthly business as usual (BAU) maintenance and support of global networks and databases

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Ongoing configuration, hardware/software configuration, planning, design, customization and certification

Information Security

•	Monitoring of network access

•	Prevention of unauthorized users

•	Firewall protection

•	Key management

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

BASEI

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Test Certification Environment for BASE I - VCMS

•	Recovery tier is **

•	Recovery time objective **

•	A Service Restoration Plan is **

VIP Log print

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Single Message System

Description

The service description below provides a general description of the functional capabilities of the existing platform and systems environment. Visa Europe is either in the process of completing development or migration to new platforms for processing in its territory. As the migration is completed the service descriptions will be updated to more specifically reflect the functionality being provided as part of the service for the cross territory transactions.

The Single Message System provides Members with real-time decision-making capabilities for full financial Visa transactions. Service features include routing, cardholder and card verification, multi-currency support, stand-in processing, and settlement services.

Service Features

The Single Message Service is composed of the following services:

•	Routing Services

•	Gateway Services

•	Check Acceptance Service

•	Split Routing Service

•	Priority Routing

•	ATM Account Type Split Routing

•	Authorization Database Services

•	Automatic Cardholder Database Update (Auto-CDB) Service

•	Authorization Services

•	Account Verification Service

•	Address Verification Service (AVS)

•	SMS Advice Retrieval Service

•	Card Verification Services

•	Dynamic Key Exchange Service

•	Multicurrency Services

•	PIN Verification Service (PVS)

•	Stand-in services: Full Authorization, Positive Authorization Capacity Management

•	Custom Payment Services providing support to Visa POS domestic services

•	Customer Online Repository (CORE)

•	VIP reporting

Visa Inc Catalog of Services

•	SMS reporting and raw data

•	Member testing solutions

•	Visa ATM Format Conversion Service

•	VisaNet Integrated Debit Service/Interlink

•	Visa/PLUS ATM transaction processing integration

•	Authorization, clearing and settlement support between single-message and dual-message Members (BASE II – BASE I)

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes an annual Business Resumption Plan rehearsal.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours – **

Service Support

•	** Regional support for global VisaNet system applications, databases, and networks.

•	** Regional and Member support for issues and escalation related to VisaNet outages

Maintenance

•	Monthly business as usual (BAU) maintenance and support of global networks and databases

•	Ongoing configuration, hardware/software configuration, planning, design, customization and certification

•	Peak season capacity planning

Information Security

•	Monitoring of network access

•	Prevention of unauthorized users

•	Firewall protection

•	Key management

•	Access control

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

CAS (RSI) VE Silo

Description

CAS (RSI) Silo service supports the Visa Europe initiative to develop and maintain regional interchange fee changes. Inovant maintains the QA libraries and environment on MVS1 for these changes. Visa Europe developer access to the MVS1 QA library and environment is included in this service.

Service Features

Service feature include:

•	Retrofit of RSI production system changes to the Visa Europe QA environment

•	Updates to “seed scripts” used by Visa Europe QA analysts to establish MVS1 QA environments

•	Additions, changes and deletions to the process that copies environment files into Visa Europe libraries

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours – **

Service Support

•	** Regional support for global VisaNet system applications, databases, and networks

•	** Regional and Member support for issues and escalation related to VisaNet outages

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Maintenance

•	Monthly business as usual (BAU) maintenance and support of global networks and databases

•	Ongoing configuration, hardware/software configuration, planning, design, customization and certification

•	Capacity planning

Information Security

•	Monitoring of network access

•	Prevention of unauthorized users

•	Firewall protection

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Visa Inc Catalog of Services

International Automated Referral Service (IARS)

Description

International Automated Referral Service (IARS) enables Acquirers to reach any Visa Issuer promptly whenever the Issuer needs more information from the Acquirer before making an authorization decision. IARS guarantees a response to every referral call, even when the Issuer is unavailable.

IARS provides Acquirers and Issuers vehicle to resolve authorization referral requests on a ** basis. It enables Acquirers to quickly contact Issuers for referrals on Visa transactions by automatically connecting the Acquirer-initiated calls to the Issuer.

The service is mandatory for international referrals in accordance with Visa Global Rules.

Service Features

Features of this service include:

•	Referral call handling

•	Global reach using computer-telephony integration systems

•	Multi-Lingual support in ** languages

•	Stand-In processing

•	Call routing database administration functions

•	Reporting of raw data

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes an annual Business Resumption Plan rehearsal.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours – **

Service Support

•	** Regional support for global VisaNet system applications, databases, and networks

Maintenance

•	Monthly business as usual (BAU) maintenance and support of global networks and databases

•	Ongoing server configuration, hardware/software configuration, planning, design, customization and certification

•	Capacity planning

Information Security

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis (IARS - DirectLINK)

•	Recovery tier is **

•	Recovery time objective is **

•	A Business Resumption Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

**

Description

**

Service Features

Features of this service include:

•	CORE - contains member parameters for Authorization – for the sake of clarity, a core update file is provided to VDPS

•

Table Administration - perform Member profile updates to the following systems per Regional request including Verification (notifies Regions of updates) and Integration (synchronizes updates between CORE and CONFIG)

•

VCMS - allows Issuers and Acquirers to control all testing variables, test at their convenience, and conduct basic testing as well as end-to-end and life-cycle testing. Testing results are used by to certify that changes are ready for production interchange with Visa. VCMS supports BASE I, BASE II incoming and outgoing interchange, SMS Online and SMS Report Delivery testing

•

CMLS - collects Authorization and Clearing/Settlement transaction data directly from various Inovant transaction sources, for example, Socrates. Transaction data is then reformatted and prepared for distribution to downstream systems. The current data recipients are the Inovant Decision Support service and regional data feeds

•

DSS - This is a data warehouse containing regional transaction information, both at the summary and detailed level, and is accessed by Cognos Cubes for various regional requests regarding CORE related transaction data

•	Socrates - provides the infrastructure to move transaction data from the online VIP environment to the MVS environments running Clearing, Settlement and Reporting applications

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Support and Availability

Service Hours

•	**

Service Support

•	**

Maintenance

•	**

Information Security

•	**

Business Impact Analysis

•	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Clearing and Settlement

Description

The service description below provides a general description of the functional capabilities of the existing platform and systems environment. Visa Europe is either in the process of completing development or migration to new platforms for processing in its territory. As the migration is completed the service descriptions will be updated to more specifically reflect the functionality being provided as part of the service for the cross territory transactions.

The Clearing and Settlement Service provides Members with a peer-to-peer system of exchange to clear transactions calculate the fees between Members and Visa, and charge and determine settlement position totals. The service also provides reconciliation and settlement of financial positions between VisaNet endpoints daily as well as Member settlement reports.

Service Features

Features of this service include:

•	Clearing of financial and non-financial data between Members

•	Determination of interchange fees between Members

•	Determination of Visa charges

•	Bankcard reporting

•	Currency conversion

•	Custom Payment Service (CPS) support to Visa POS domestic services, international Visa/Plus ATM service and CPS/ATM

•	Custom file delivery

•	Specialized merchant processing and settlement services, including Area Net Settlement, National Net Settlement

•	Exception processing

•	Central Edit Package (EP)

•	Exception Manager (EM)

•	VisaNet Settlement Service (VSS)

•	Member testing solutions

•	Configuration Repository (CONFIG)

•	RealTime Settlement Interface (RSI)

Visa Inc Catalog of Services

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes an annual Business Resumption Plan rehearsal.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours – **

Service Support

•	** Regional support for global VisaNet system applications, databases, and networks

•	** Regional and Member support for issues and escalation related to VisaNet outages

Maintenance

•	Monthly business as usual (BAU) maintenance and support of global networks and databases

•	Ongoing configuration, hardware/software configuration, planning, design, customization and certification

•	Peak season capacity planning

Information Security

•	Monitoring of network access

•	Prevention of unauthorized users

•	Firewall protection

•	Key management

•	Access control

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Business Impact Analysis

ATM Format Conversion

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

BASE II and RSI

•	Recovery tier is **

•	Recovery time objective is less than **

•	A Technical Restoration Plan is **

Duplicate Transaction ID

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

Edit Package

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Exception Manager

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

PLUS Gateway Reconciliation

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

SMS Offline

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Test Certification Environment for BASE II - VCMS

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

**

Description

**

Service Features

Features of this service include:

•	CONFIG - contains member parameters for CAS

•

Table Administration - perform Member profile updates to the following systems per Regional request including Verification (notifies Regions of updates) and Integration (synchronizes updates between CORE and CONFIG)

•

VCMS - allows Issuers and Acquirers to control all testing variables, test at their convenience, and conduct basic testing as well as end-to-end and life-cycle testing. Testing results are used by to certify that changes are ready for production interchange with Visa. VCMS supports BASE I, BASE II incoming and outgoing interchange, SMS Online and SMS Report Delivery testing

•

CMLS - collects Authorization and Clearing/Settlement transaction data directly from various Inovant transaction sources, for example, Socrates. Transaction data is then reformatted and prepared for distribution to downstream systems. The current data recipients are the Inovant Decision Support service and regional data feeds

•

DSS - This is a data warehouse containing regional transaction information, both at the summary and detailed level, and is accessed by Cognos Cubes for various regional requests regarding CORE related transaction data

•	Socrates - provides the infrastructure to move transaction data from the online VIP environment to the MVS environments running Clearing, Settlement and Reporting applications

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Support and Availability

Service Hours

•	**

Service Support

•	**

Maintenance

•	**

Information Security

•	**

Business Impact Analysis

•	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Visa Extended Access

Description

Visa Extended Access (Visa EA) is the next generation endpoint access service. The Visa EA environment includes the Endpoint server, management and monitoring tools. Visa EA will replace the legacy VAP service. Endpoint rollout began in ** and has a planned completion by **.

Visa EA leverages the power of Internet Protocol and other open technologies to provide a customer-facing access product. It provides the customer (endpoint) connectivity to Visa.

Service Features

Features of this service include:

•	Access to selected services (e.g. Authorization, Clearing, Backoffice, etc)

•	Message, file handling and routing capabilities for BASE I, SMS, and Non-Visa Format Option (NVFO)

•	Industry standard file transfer programs such as Connect:Direct and File Transfer Protocol;

•	Reliability and improved security

•	Management tools

•	Improved connectivity options that isolates customers from Visa changes

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes an annual Business Resumption Plan rehearsal.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Hours –**– for those Regions that have contracted with Inovant to provide 1st and 2nd Level Support.

Service Support – to support the global management and security infrastructures:

•	1st level customer support (**)

•	2nd level customer support (**)

•	3rd level customer support (**) pager support

Maintenance – to support the global management and security infrastructures:

•	Business as usual maintenance

•	Ongoing planning and hardware and software configuration for those servers located within the Inovant data centers for the global management and security infrastructures

Not included:

•

The EA Servers, which reside at the endpoint location, are the responsibility of the Regions. It is up to each Region to determine the appropriate level of controls and 1st and 2nd level support agreements

Business Impact Analysis

•	Recovery is Tier **

•	Recovery time objective is **

•	A Business Unit Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Visa File Exchange Services (VFES)

Description

Visa File Exchange Service (VFES) is a flexible file transfer facility that allows Members to securely exchange a wide variety of data files with Visa over the public Internet. VFES uses File Transfer Protocol (FTP) secure software, requires no proprietary hardware or special circuits, and offers reliable security through a combination of encryption, strong authentication, and activity monitoring.

Service Features

Features of this service include:

•	Secure file routing and delivery from endpoints to Visa applications

•	Secure file transfer channel to and from Visa is ** for additional security

•	All data ** and is inaccessible outside Visa or the endpoint

•	File delivery with checkpoint/restart capabilities

•	File transfer acknowledgements

•	Sophisticated error processing

•	Option to notify endpoint contacts by email of certain error processing conditions

•	Efficient configuration and setup with a user-friendly administrative interface that allows easy setup of new applications, new endpoints, or new file types

•	Data retention with ability for endpoints to re-download files

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Hours – **

Service Support

•	VisaNet Operations Help Desk – **

•	2nd level customer support **

•	3rd level customer support **

Maintenance

•	Application support

•	Ongoing server configuration, hardware/software configuration, planning, design, customization and certification

•	Security upgrades

•	Peak season capacity planning

Information Security

•	Monitoring of network access

•	Firewall protection

•	Prevention of unauthorized users

•	Digital certificate management

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Visa Online (VOL)

Description

Visa Online is the global extranet site for authorized Visa Members and some third parties. Visa Online delivers key business applications, tools and a wide range of content including products, services, promotions, sponsorships, publications and e-commerce.

Service Features

Include management of global infrastructure, maintenance and support of the VOL infrastructure components and utilities:

•	Enrollment and entitlement

•	LDAP and replication

•	Siteminder

•	Load balancers

•	Email

•	Usage reporting system

•	Batch processing services

•	SSL accelerators

•	IP network

•	QA environment

Provide maintenance and support of the application environments including:

•	** environment

•	** application environment

•	** application environment

•	UNIX environment

•	Peak season capacity planning

Despite the service tier described in the Business Impact Analysis section below, the service does not include a Business Resumption Plan.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Not included:

Application support for applications that are in shared or dedicated VOL hosting Inovant environments:

•	Advanced Authorization Online

•	VTRS

•	VIEW Online

•	Visa Resolve Online©

•	Visa Exceptions (VEX)

•	Membership Management Application

•	Hardware maintenance or support for regional environments hosted outside of Inovant

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours –**

Service Support – global infrastructure, application environments, Inovant hosted regional environments

•	1st level customer support (**)

•	2nd level customer support (**)

•	3rd level customer support **

•	Support for Inovant IP network, firewalls, UNIX and NT servers

Maintenance

•	Support Services, including requirement analysis and technical consulting

•	Monthly maintenance

•	Ongoing server configuration, hardware/software configuration, planning, and customization

Information Security

•	Monitoring of network access

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Prevention of unauthorized users

•	Firewall protection

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

FAC Access Management

•	Recovery is Tier **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

FAC Identity Administration

•	Recovery is Tier **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Interlink Directory on VOL

•	Recovery is Tier **

•	Recovery time objective is **

•	A Service Restoration Plan is **

Prepaid Card Report Service

•	Recovery is Tier **

•	Recovery time objective is **

•	A Service Restoration Plan is **

VOL Enrollment and Entitlement

•	Recovery is Tier **

•	Recovery time objective is **

•	A Service Restoration Plan is **

VOL Gateway

•	Recovery is Tier **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Recovery time objective is **

•	A Technical Restoration Plan is **

VOL Infrastructure Utilities

•	Recovery is Tier **

•	Recovery time objective is **

•	A Service Restoration Plan is **

VOL Shared Application Infrastructure

•	Recovery is Tier **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

VisaNet Access Points (VAPs)

Description

VisaNet Access Points (VAPs) are a hardware and software solution resident at the customer site for connectivity to VisaNet. The VAP is a demarcation point between the Member and Visa and manages data transmission between the Member host and VisaNet.

Service Features

Features of this service include:

•	Online messaging

•	Batch file transmission

•	Support of **

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes an annual Business Resumption Plan rehearsal.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Maintenance

•	General Support (**) – ** (**)

•	Troubleshooting

•	Problem Resolution

•	Development, testing of production fixes

Information Security

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis (RSI India Business Unit Support)

•	Recovery tier is **

•	Recovery time objective is **

•	A Business Unit Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Card Recovery Bulletin (CRB) Service

Description

The Card Recovery Bulletin (CRB) is an international service that publishes paper bulletins, card recovery files, and the Card Recovery Bulletin CD-ROM, all of which contain account numbers of cards that have been reported as lost, stolen, or misused.

Service Features

Features of this service include:

•	Providing Acquirers with a means of identifying cards that will not be honored by Issuers worldwide

•	Issuer chargeback rights

•	Fraud control on below-floor-limit transactions outside the U.S

•	Print and electronic options for bulletin distribution

•	Billing reports

Despite the service tier described in the Business Impact Analysis section below, the service does not include a Service Restoration Plan.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours – **

Service Support

•	Network Operations support

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Maintenance

•	Application and maintenance support staff

•	Capacity planning

Information Security

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Risk Identification Service (RIS)

Description

The Risk Identification Service (RIS) provides early identification of fraudulent, potentially fraudulent, or other risky activity at Merchant locations.

Service Features

Features of this service include:

•	Provides Issuers with timely and sophisticated fraud detection

Despite the service tier described in the Business Impact Analysis section below, the service does not include a Business Resumption Plan.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours – **

Service Support

•	IGSS Help Desk

•	2nd & 3rd Level Support provided **

•	Network Operations support

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Maintenance

•	Application and maintenance support staff

•	Peak season capacity planning

Information Security

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Verified by Visa (VbV) Interoperability Domain Service

Description

Verified by Visa (VbV) is Visa’s global online payment authentication service. The 3-D Secure protocol is comprised of three parts or “domains,” as described below:

•	Issuer Domain – The Issuer Domain authenticates the cardholder using a valid card account and pre-registered password.

•	Interoperability Domain –The Interoperability Domain provides the interconnectivity between the Issuer and Acquirer Domains.

•

Acquirer Domain – The Acquirer Domain originates merchant Internet transactions and ensures they are operating under a merchant agreement with the Acquirer in accordance with the business rules and technical requirements for the service.

All transaction data is transmitted via the Internet ** to protect payment card and consumer information. The Interoperability Domain authenticates Issuer and Acquirer components via the use of digital certificates.

Service Features

Features of this service include:

•	Directory Server & Directory Log Viewer

•	Assists merchants in routing the cardholder to the appropriate Issuer

•	Authentication History Server

•	Records and reports cardholder authentication in support of dispute resolution

•	Directory Server Data Population Tool

•	Streamlines Directory Server maintenance processes

•	Quality of Service Reporting & Real Time Exception Alert Messaging

•	Monitoring the VbV program end-to-end service performance

•	Verified by Visa Transaction Research Service (VTRS)

•	Provides transaction details for dispute, arbitration and compliance purposes

•	Compliance Test Facility & Product Integration Test System

•	Vendor software 3-D Secure protocol compliant certification

•	3-D Secure Protocol and documentation library management

•	Maintenance of protocol specification and other related VbV specifications

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Problem resolution support for:

•	Issuer and Merchant providers cross-domain problems

•	Issuer and merchant Interoperability Domain connectivity problems

•	Communication/resolution with Regions of Severity ** Interoperability Domain problems

•	Business and operational support includes:

•	Provide oversight of the end-to-end VbV service

•	Analyze and approval of all system, network and applications changes, including routine maintenance

•	Perform user acceptance test of all changes

•	Business impact analysis following service issues

•	Review of project status, problem tickets, finances

•	Business resumption planning and testing

•	Information Stewardship responsibility including data and system security management

•	Certify VbV vendor products

•	Monitor performance criteria of Issuer and Acquirer Domains

•	Regional training and documentation library maintenance

•

Provide and support over 40 statistical, monitoring and performance reports, including transaction volume, cardholder activation and use rates, ACS and MPI performance measures, and endpoint protocol/processing errors

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes an annual Business Resumption Plan rehearsal.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Systems Operation Availability

•	**

Business Service Support

•	**

•	Emergency on-call

•	Off hours by arrangement

Technical Service Support

•	** Production system and application monitoring and support

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	** System support for Regional support teams

•	** - provided for environment and application related issues

•	Staging and pre-production environment management

•	Performance testing support

Maintenance

•	Business as usual (BAU) maintenance and support of global networks and databases

•	Ongoing server configuration, hardware/software configuration, planning, design, customization and certification

•	Application hosting, operations and maintenance

•	Peak season capacity planning

Information Security

•	Monitoring of network access

•	Prevention of unauthorized users

•	** monitoring and intrusion detection

•	Firewall protection

•	Key management

•	Penetration testing

•	Routine risk and security assessments

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

Data Population Tool

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Directory Server, Authentication, History Server

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Quality of Service Reports

•	Recovery tier is **

•	Recovery time objective is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Offline Certification Authority

Description

Visa Inc (VI) has developed several products and services that have security requirements best satisfied using public key cryptography. In order to deploy public key cryptography, Visa has established itself as a Certification Authority (CA); that is, an entity trusted to issue and manage digital certificates.

Visa currently issues digital certificates that conform to two different standards, X.509 and EMV:

•

The EMV certificates issued by Visa are an integral part of the VSDC (Visa Smart Debit and Credit) service. All VSDC IPK (Issuer Public Key) certificates for Visa members are generated in this offline facility.

•

The ** certificates are used in conjunction with Visa applications and services such as Verified by Visa, EA Server and VOL E&E. **. The online CAs ‘chain up’ to the offline CAs (these CA certificates are signed by the offline CAs). (Online CA service description in this Catalog can be referenced for details.)

The CA facility houses the Root CAs for both the Visa EMV and X.509 CA hierarchies and is operated as a high security facility in accordance with industry standards and best practices. This operation is subject to a third-party audit annually.

The certificate requests are submitted for processing at the offline CA facility by VE. VE staff is responsible for ensuring that these certificate requests only come from authorized requesters—Visa members (or their third-party processors). The requests must be transmitted via secure email from VE to the CA facility operated by VI for processing. The CA operations staff prepares the requests for signing and conducts the signing ceremony. After the certificate requests are signed by the Visa root keys, they are returned to VE staff via ** to be forwarded in a secure manner to the appropriate certificate requester. VE staff is also responsible for notifying the CA operations staff of any X. 509 certificates that need to be revoked.

Service Features

Features of this service include:

•	‘Vetting’ certificate requests received from VE staff and preparing ceremony documentation. Maintaining lists of approved VE submitters

•	Conducting ceremonies during which the Visa roots (and subordinate CAs) are used to sign the certificate requests

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Maintaining the CA system software and hardware in compliance with industry best practices for secure operation of a CA facility as documented in Visa’s Certificate Processor Security Requirements

•

Keeping current documentation on all facets of the CA facility operation (certificate request procedures, operator procedures, facility access procedures, certificate policies and certificate practices statements, etc). This documentation is reviewed by third-party auditors during the annual reviews to ensure that it is complete and accurate

•	Maintaining accurate audit records (certificate requests, facility access records, change control records, etc.) in preparation for third-party audits

•	Training VE staff on what is required to ‘vet’ a certificate issuance or revocation request. Providing consultation to VE staff as needed when questions arise regarding appropriate procedure

•	Providing reports to VE staff on the number of X.509 certificates issued as well as certificates about to expire (three-month horizon)

•

Maintaining a business resumption plan, ensuring that CA configurations at disaster recovery site are kept current, conducting refresher training for disaster recovery staff and conducting annual disaster recovery tests

Service Support and Availability

Service Hours

•	Digital certificate processing ceremonies are scheduled to occur **. Certificate request submission deadlines are as follows during US business days:

•	**

•	**

•	All requests are processed on a first come, first served basis. Any requests received after the deadline will be scheduled for the next available ceremony

•	Ceremony schedules may change depending upon request volume, holiday scheduling, etc. If it is necessary to change the schedule, VE will be notified in advance of the change

•

Emergency or unscheduled ceremonies can take place if business needs warrant and with proper authorization. These must be authorized by the appropriate VE approver as well as approved by the VI Certification Authority Manager. These will be accommodated on a best effort basis.

Service Support

•	CA operations staff (i.e., CS Control Desk and VSDC Control Desk staff) provides first level support to VE staff **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	VI technology development staff is available ** to provide technical assistance with CA hardware and software as needed

Maintenance

•

VI Technology Development staff perform maintenance as needed to ensure that CA hardware and software is kept current (software releases, certificate profiles, hardware upgrades, etc.). All maintenance is subject to strict change control

Information Security

•

The operation of the Visa offline CA service must be in compliance with the very stringent requirements documented in the Visa Certificate Processor Security Requirements document. Particular attention is paid to ensuring that the Root CAs are protected from any intentional or inadvertent tampering and that there is a documented chain of custody for the certificate requests throughout the processing cycle. Certificate Policy and Certificate Practices Statements describe the policies that apply to the operation of the CAs (and use of the digital certificates produced) and how the CA facility is operated to be in compliance

Business Impact Analysis

•

Business resumption plans are maintained for the offline CA service. CA system configurations and documentation at the disaster recovery sites are kept current and staff who are part of the offline CA disaster recovery teams receive refresher training annually. The recovery objective for both X.509 and VSDC CAs is **. Disaster recovery tests are conducted annually for both X.509 and VSDC CAs and the recovery times are well within the stated objective

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Online Certification Authority

Description

Information technology maintenance and support activities for the Public Key Infrastructure used for Information Delivery (excludes corporate PKI). e.g. patch management, PMXs, BIA support, asset, licenses, vendor maintenance, consulting, etc.

Service Features

Features of this service include

•	Production monitoring

•	Change and problem management

•	Capacity planning and production tuning

•	Reporting

•	Version and capacity upgrades

•	Technical documentation

The service excludes:

•	Regional on-site key administration or procedures

•	Support for the Visa Root (aka offline PKI)

•	Enhancements and new functionality. Projects will be needed to fund development activities, plus any new support activities not planned for during the current planning cycle

Service Support and Availability

This section provides an overview of the service support environment. Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours

•	** (except scheduled maintenance window)

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Support

•	** regional support for global VisaNet systems, applications, databases, and networks, support for issues and escalation related to VisaNet outages

Maintenance

•	Currently **

Information Security

•	Access control

•	Prevention of unauthorized users

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Dispute Management System/Visa Image Transaction Research

Application (DMS/VITRA)

Description

This service enables Regions with a Dispute Management System (DMS) to utilize the Visa Image and Transaction Research Application (VITRA) through an Inovant created Application Programming Interface (API). The API allows for data retrieval from the VCRFS/VDAS database and eliminates the need for Members to rework and rescan historical dispute data into the DMS system/process especially when images and transactions are already available in Visa.

Service Features

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes an annual Business Resumption Plan rehearsal.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours – **

Service Support

•	Operational environment monitoring by the Processing Services staff

•	IGSS Help Desk

Maintenance

•	Maintenance support staff

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Capacity planning

Information and Security

•	Prevention of unauthorized users

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

International Electronic Case Filing (IECF)

Description

The International Electronic Case Filing (IECF) solution provides Visa International and the Visa Regions with an automated means for exchanging and managing international arbitration and compliance transactions using VROL’s Real Time System Interface and the VROL application to interface between VROL and Regional Dispute Management Systems (RMDS). The IECF service is comprised of the support costs associated with the IECF solution.

Service Features

Despite the service tier described in the Business Impact Analysis section below, **.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours – **

Service Support

•	Operational environment monitoring by the Processing Services staff

•	IGSS Help Desk

Maintenance

•	Application and maintenance support staff

•	Capacity planning

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Information and Security

•	Prevention of unauthorized users

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Request for Copy/VisaNet Documentation Automation Service Offline

(RFC/VDAS Offline)

Description

Request for Copy/VisaNet Documentation Automation Service Offline (RFC/VDAS Offline) supports the documentation requirements for dispute resolution between Visa Members. The service facilitates the Transaction Receipt retrieval process as well as the Chargeback and Representment processes through the following components:

Service Features

Features of this service include:

•	Request for Copy Offline (RFC Offline) – mainframe processing support for VCRFS and the Mediation Workstation

•	VisaNet Documentation Automation Service Offline (VDAS Offline) – mainframe processing support for VDAS

•	Visa Image and Transaction Research Application (VITRA) – research transaction history support for all VCRFS and VDAS transactions stored in RFC/VDAS Offline

•	Mediation Workstation - dispute mediation support for copy requests

Despite the service tier described in the Business Impact Analysis section below, **

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Hours – **

Service Support

•	Operational environment monitoring by the Processing Services staff

•	IGSS Help Desk

Maintenance

•	Application and maintenance support staff

•	Capacity planning

Information and Security

•	Prevention of unauthorized users

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Visa Image Exchange Workstation Online (VIEW Online)

Description

VIEW Online supports the documentation requirements for dispute resolution between Members. The online service is a browser-based application that electronically processes exception transactions, comprised of two components:

•	Copy Request Manager (CRM): Provides participants with the ability to send and receive images of sales drafts, and to produce reports facilitating the request-for-copy process

•	Chargeback Documentation Manager (CDM): Provides participants the ability to scan, exchange, print document images and to produce reports facilitating the document exchange process

Service Features

Features of this service include:

•	Support of low volume participants who request and/or receive an average of less than 500 copy requests and chargebacks/representments per month

•	Client-server workstation

•	Inovant VIEW Online application software; connectivity to VisaNet and reporting

This service does not include:

•	Member or Region PC platform hardware and associated software

Despite the service tier described in the Business Impact Analysis section below, **.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours – **.

Service Support

•	Operational environment monitoring by the Processing Services staff

•	IGSS Help Desk

Maintenance

•	Application and maintenance support staff

•	Capacity planning

Information and Security

•	Prevention of unauthorized users

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Visa Image Exchange Workstation 3.1.1 (VIEW 3.1.1)

Description

The VIEW 3.1.1 service supports the documentation requirements for dispute resolution between Visa Members. It is a Windows-based service that interfaces directly with VisaNet. The VIEW workstation performs electronic processing of copy requests and fulfillments, and electronic exchange of chargeback and representment documentation between participating members. The VIEW 3.1.1 workstation has the following components:

•	Copy Request Manager (CRM): Provides participants with the ability to send and receive images of sales drafts, and to produce reports facilitating the request-for-copy process

•	Chargeback Documentation Manager (CDM): Provides participants the ability to scan, exchange, and print document images

Service Features

Features of this service include:

•	Support for low volume participants who request and/or receive an average of more than 500 copy requests and chargebacks/representments per month

•	Client-server workstation

•	Inovant VIEW Online application software; connectivity to VisaNet and reporting

This service does not include:

•	Member or Region PC platform hardware and associated software

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes an annual Business Resumption Plan rehearsal.

Visa Inc Catalog of Services

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours – **.

Service Support

•	Operational environment monitoring by the Processing Services staff

•	IGSS Help Desk

Maintenance

•	Application and maintenance support staff

•	Capacity planning

Information and Security

•	Prevention of unauthorized users

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Business Unit Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Visa Resolve Online© (VROL)

Description

Visa Resolve Online© (VROL) is an online, web-based service that enables Members to:

•	Retrieve transaction information online

•	Exchange information electronically instead of mailing paper documentation

•	Submit arbitration and compliance cases and receive rulings online

VROL is designed for easy Member implementation based on industry-standard Internet protocols (IP) and an intuitive user interface to facilitate staff training.

Service Features

Features of this service include:

•	Facilitation of resolution of disputes by providing tools, information, and electronic communication channels

•	Offering Issuers, Acquirers, and their processors access to information, tools, and forms

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes an annual Business Resumption Plan rehearsal.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Visa Inc Catalog of Services

Service Hours

**

Service Support

•	Operational environment monitoring

•	IGSS Help Desk

•	Production, Member Test, Development, and QA Environment support

Maintenance

•	BAU maintenance and support

•	Capacity planning

•	Ongoing performance monitoring and support

Information Security

•	** monitoring and intrusion detection

•	Prevention of unauthorized users

•	Firewall protection

•	Routine risk and security assessments

•	Penetration testing support

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Global Information Program – Access

Description

The Global Information Program – Access service provides analysis of VisaNet transaction data. By accessing large volumes of data with data mining tools, users can analyze payment service performance dynamics and trends. The Global Information Program – Access service leverages the Common Data Infrastructure (CDI) and Consolidated Master Log Services (CMLS), ** and **.

Service Features

Features of this service include:

•	VisaNet BASE I, BASE II, SMS, ATM and Verified by Visa transactions

•	A powerful and comprehensive reporting and analysis environment

•	Operational and management reports that employ the use of multiple metrics

•	On-line analytical processing (OLAP) using conventional relational databases (ROLAP) or multidimensional databases (MOLAP)

•	Ad-hoc query and data mining

•	Global payment service view

•	Narrowcast function for automatic delivery of queries through email

Despite the service tier described in the Business Impact Analysis section below, **.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Hours – **

Service Support

•	Information Product Support Staff

•	Operational environment monitoring by the Processing Services staff

Maintenance

•	Application and maintenance support staff

•	Capacity planning

Information Security

•	Prevention of unauthorized users

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

CDI Warehouse

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

Common Data Interface (CDI), Consolidated Master Log Services (CMLS)

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

CSI

•	Recovery tier is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Global and Subscription Processing (CMLS)

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Global Duplicate Transaction Identification (GDTID) Service

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

MicroStrategy Application Pool

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

ODS Pool

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Information Storage Service

Description

The Information Storage Service (ISS) is the function that underpins the Information Services data storage function. It is the foundation for which all Information Services are, and will be, delivered. ISS data includes the Summary Warehouse, the Detail Data Warehouse (aka Operational Data Store) and the VTRS data store. These data stores support shared and Region-specific business intelligence applications. Data in ISS includes summary data up to 36 months, and detail data (180 days relational and more than three years on non-relational data).

Service Features

Features of this service include:

•	Storage costs for global and local data storage:

•	Shared storage costs are allocated to Regions/VWS based on **

•	Regional specific storage costs are allocated based on **

Despite the service tier described in the Business Impact Analysis section below,**.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Hours – **

Service Support

•	Information Product Support Staff

•	Operational environment monitoring by the Processing Services staff

Maintenance

•	Application and maintenance support staff

•	Capacity planning

Information Security

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

ODS Pool

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Direct Feed – Visa Europe

Description

The Visa Europe Direct Feed provides a daily extraction and transfer of Visa Europe-acquired and/or issued transaction information to the Visa Europe Data Warehouse platform at the Regional Processing Center 1 (RPC1). Data is obtained from BASE I, SMS, BASE II, RSI, IARS, the Fraud master file, VIS Reference Tables and daily currency rates data captured at Inovant hosts (OCW, OCE, OCJ and RPC1). The service leverages the Common Data Infrastructure (CDI), Optimized Sales View (OSV), and Consolidated Master Log Services (CMLS), ** and **.

Service Features

Features of this service include:

•	Tailored content and delivery for the files identified below as of the Effective Date of the BSA

•	Data Warehouse Data Sourcing - Authorization Data

•	Data Warehouse Data Sourcing - VisaNet Clearing and Settlement/3.4.9.

VISOR Data Sourcing - Clearing & Settlement same feed

•	Data Warehouse Data Sourcing - IARS

•	Data Warehouse/VISOR Sourcing - Fraud Master File

•	Data Warehouse/VISOR Sourcing - Currency Rates

•	Data Warehouse Sourcing - Daily VIS Tables

•	Data Warehouse Sourcing - Bi Annual VIS Tables

•	VISOR Data Sourcing – Authorizations

•	VISOR Data Sourcing – Clearing & Settlement

•	VISOR - VIS Tables

•	AVAS File Delivery

•	Change Notification

•	ACT File Delivery

•	AHS File Delivery

•	Supports regional data analysis

•	Global payment service view

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Despite the service tier described in the Business Impact Analysis section below, **.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Support

•	Information Product Support Staff

Maintenance

•	Application and maintenance support staff

•	Peak season capacity planning

Information Security

•	Prevention of unauthorized users

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

Business Impact Analysis (CMLS Debit FTL, Credit from VIP)

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Transaction Research

Description

Transaction Research offers access to stored VisaNet transaction data (BASE I, BASEII, SMS and Verified by Visa). Members and internal Visa staff access Transaction Research either online or via MicroStrategy to perform research and other functions. Transaction research also supplies transaction data to Dispute Processing applications such as Visa Exceptions (VeX) and Visa Resolve Online© (VROL). Transaction Research leverages the Common Data Infrastructure (CDI), Optimized Sales View (OSV) and Consolidated Master Log Services (CMLS), ** and **.

Transaction Research - Access service pricing includes only the access component; the storage component is priced as part of the Information Storage Service.

Service Features

Features of this service include:

•	Storage of summary data up to **, and detail data (** relational and more than ** on non-relational data).

•	Transaction detail data delivery for back office research through Visa Exceptions, Visa Resolve Online© and REDI

Despite the service tier described in the Business Impact Analysis section below, **.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Hours – **

Service Support

•	VisaNet Operations Help Desk – **

•	Inovant Service Support Help Desk – **

•	Operational environment monitoring by the Processing Services staff

Maintenance

•	Application and maintenance support staff

•	Peak season capacity planning

Information Security

•	Prevention of unauthorized users

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

Transaction Life Cycle (TLC)

•	Recovery tier is **

•	Recovery time objective is within **

•	A Service Recovery Plan is **

ViewDirect and DocumentDirect Report Viewing

•	Recovery tier is **

•	Recovery time objective is within **

•	A Service Recovery Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Visa Information Management Service (VIM)

Description

The Visa Information Management Service (VIM) is a consolidation of the VIM on-line web-based reporting environment and four batch processing platforms and databases; Commercial Central Data Repository Integration (CCDRi), and Enhanced Data Platform (EDP), and which together support commercial card growth worldwide.

The Commercial Central Data Repository Integration (CCDRi) platform supplies line item detail to Member clients for travel, entertainment and procurement expenses. This detailed information helps Member client companies to better control their expenses and assists the company in negotiating favorable prices for goods and services purchased from various merchants.

The VIM on-line web-based reporting environment is accessed through the internet via the VIM portal, and provides cardholder access to value-added commercial applications including Visa Information Source (VIS), VIM Mailbox, and Visa Subscription Management (VSM).

Service Features

The Visa Information Management Service includes:

•	Provides a data mining tool to clients with analytical capabilities of the merchants

•	CCDRi

•	Replaces the Enhanced Data Platform (EDP) with a flexible, reliable, more powerful, and accurate platform to process company travel and expense transactions

•	Matches merchant invoice data to the corresponding transaction records received from Issuers

•	Delivers TC50 wrapped XML files to Members containing invoice data from invoice data providers

•	Includes data quality checking and enrichments (e.g., airline, hotel, and car rental reservation information) to provide single point of reference data source for company travel expense records

•	Supports web based reporting

•	VIM On-line Reporting

•	Provides suite of reporting services to Members and their clients

•	Uploads Commercial card transactions and stores them for a ** period

•	Delivers the data via 100+ reports to Members and their clients

•	Calculates tax to be paid by the clients

•	Provides download capabilities via mailbox to clients’ GL and other backend applications

•	Allows Members and their clients to prepare and get approvals for expense reporting

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

In accordance with the service tier as described in the Business Impact Analysis section below, the VIM On-line Reporting service includes an annual Business Resumption Plan rehearsal.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours

•	**

Maintenance

•	Maintenance and support of the VIM applications **

•	Peak season capacity planning

Information Security

•	Prevention of unauthorized users

•	Firewall protection

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

Commercial Access – VIM Portal

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Commercial Infrastructure

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

Commercial Reporting

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

Commercial Reporting and Administration

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Visa Call Center Services (VCCS)

Description

VCCS is a suite of emergency travel assistance services for the Visa cardholder. Cardholders place a toll free or collect call that connects them to the Visa Customer Care Service Center (VCCS) where Visa customer service representatives are available to assist them.

Service Features

Lost/Stolen Card Reporting

•	Collect reports of lost/stolen cards, blocks accounts on Visa’s exception file where a full account number is available, and notifies the Member of all reports.

Emergency Card Replacement Service

•	Contact the Member for authorization of emergency card replacement

•	Provide cardholders with emergency replacement Visa cards

•	Provide stand-in provided by issuing Members

•	Provide a Global Distribution Network of Courier/Embossing Hubs and Product Replacement Centers (PRCs)

Emergency Cash Disbursement Service

•	Contact the Member for authorization of emergency cash disbursement

•	Provide cardholders with emergency cash

•	Provide stand-in emergency cash authorization within the guidelines provided by issuing Members

Exception File Update Service

•

Place an account number that requires special handling in the Exception File on behalf of the Member, i.e., VIP status or card blocking on the visa Exception File in instances when online access is not available to the Member

Cardholder Inquiry Service

•	Answer inquiries about Visa products and services

Emergency Service

•	Lost and stolen card reporting

•	Card and cash replacement

•	Exception file updates

Visa Inc Catalog of Services

Customer Information Services

•	Customer inquiries

•	Travel assistance

•	Auto rental insurance

Specialty Services

•	Law Enforcement Call Referral Assistance

•	AVAS Call Referral Assistance

Merchant Services

•	Merchant Direct Access Service (MDAS)

•	Merchant Assistant Service (MAS)

•	Automated Voice Authorization Service (AVAS)

For the following service features, despite the service tier described in the Business Impact Analysis section below, **.

In accordance with the service tier as described in the Business Impact Analysis section below, the GCAS Service includes a Business Unit Recovery Plan.

Service Support and Availability

This section provides an overview of the service support environment. Individual Service Level Agreements (SLA) for these services should be referenced for service-specific performance objectives, support and reporting.

Core Language Support and Availability

•	** availability ** for the following core languages: **

Information Security

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Business Impact Analysis

GCAS

•	Recovery tier is **

•	Recovery time objective is **

•	A Business Unit Recovery Plan is **

Specialty Services

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

Visa Travel Service Center VTSC

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Content Management Services

Description

The Visa Inc Global Rules Content Management Service supports development and distribution (in electronic format) of the Visa Inc Global Rules and Visa Europe Operating Regulations (as is done today).

Service Features

Features of this service include:

•	Support for authoring, content management, and delivery of the Global Rules

•	Provides access to tools (to the extent those tools are used today by Visa Europe staff) to facilitate creation, management and publication of Rules and Regulations

Note: We anticipate that the processes supporting rules and regulation publishing will remain constant and that VE staff will have access to information in a similar manner and timeframe (e.g., ability to view changing global rules for inclusion in VEOR). To the extent timeframes change, VI will comply with TTLA notification intervals.

Despite the service tier described in the Business Impact Analysis section below, **.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service hours – California business hours

Service Support

•	** regional support for global VisaNet systems, applications, databases, and networks

Information Security

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

Operating Regulations

•	Recovery tier is **

•	Recovery time objective is **

•	A Business unit Restoration Plan **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Corporate Information

Description

The Corporate Information Service supports global Visa-enterprise activities, which collect and process Member address and transaction volume information, and generate fees based on reported operating certificate information. Specific activities supported include:

•	Processing and distribution of Interchange Directory (VID)

•	Visa

•	Plus

•	Interlink

•	Franchise Management Data Transfer and VIS information storage

Service Features

Visa Interchange Directory (VID):

•	Data entry of changes to Member contact information within the interchange directories

•	Formatting of Visa, PLUS, and Interlink directory information

•	Distribution of mainframe tapes to Members for Visa Directory only

•	1st Level Support in addressing Member questions and issues relating to use or accuracy of the Interchange Directories

Despite the service tier described in the Business Impact Analysis section below, **.

Visa Information System (VIS):

•	Processing and propagation of Member legal and licensing information data for Regions

•	Records of all legal and contractual agreement between Visa and Members

•	Support for the operational process to assigning and maintaining BIN numbers

•	Record of member participation in various Visa Products

•	Identify Visa contacts

In accordance with the service tier as described in the Business Impact Analysis section below, the Visa Information System service includes an annual Technical Recovery Plan.

Note: A project is underway to replace these systems RTN 810278

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

•	Service Hours – **

Service Support

•	** regional support for global VisaNet systems, applications, databases, and networks, support for issues and escalation related to VisaNet outages

Information Security

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

Sales Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

Visa Interchange Directory (VID)

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

Visa Information System (VIS)

•	Recovery tier is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Recovery time objective is **

•	A Technical Recovery Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Corporate Network/Workstation Support

Description

The Corporate Network/Workstation Support provides Visa facilities 24x7 access to Visa’s central corporate network (managed by Inovant) from remote locations. See below a description of the features included in this service. Inovant keeps track of the service features each customer subscribes to for billing and support purposes.

Service Features

Features of this service include:

•	Server support includes ** Support provided on a best-effort basis only. ** support is excluded unless specifically named in the Service Level Agreement

•	**

•	E-Mail activities comprise all the aspects of internal and external e-mail communication coupled with the security of the service.

•	**

•	Internet Mail Gateway

•	Spam filters

•	E-Mail Anti-Virus

•	E-Mail Addresses

•

Global Directory Services is the method which integrates and publishes the user identities across Visa, for example ensuring users appear in the Human Resources system and the E-Mail Service with the same attributes (such as last name). It also creates accounts in numerous other systems. It is provided under the name of Global Directory Services and is effectively a series of interconnected databases, directories and systems controlled by policies and processes that form an Identity Management System

•	** for secure e-mail and file storage

•

The main links between VE and the rest of Visa are data and voice network components. The principle component being Network connection to the VI global backbone (INI) – carry’s Data and Voice to all VI provided services and to other Regions Network services – These services provide the foundations to support every aspect of network communication.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	WINS (Windows Internet Naming Service)

•	DNS (Domain Name System)

•	IP Address Management (assignment of address pools, etc)

•	No longer included in this service:

•	Licenses for Microsoft, Project, or Visio

•	Regional network consulting

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes Technical Recovery Plans.

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service hours – **

Service Support

** regional support for global VisaNet systems, applications, databases, and networks, support for issues and escalation related to VisaNet outages

Information Security

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Business Impact Analysis

Network connectivity

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Recovery Plan is **

E-mail

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Recovery Plan is **

Active Directory services

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Recovery Plan is **

Global Directory services

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Recovery Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Global Integrated Financial Solution (GIFS)

Description

Based on **, the GIFS solution is an integrated global financial management system, including General Ledger, Accounts Payable, Cash Management Purchasing, Fixed Asset Accounting, Self-Service Web Requisition (i-procurement), Self Service Web Expenses **, **, ** and interfaces into and out of the GIFS system. ** applications supported include: **, an imaging management system used to store all Purchase Orders, Invoices and Purchase Agreements.

The GIFS Application supports Integrated Financial Management of Visa business.

Service Features

Features of this service include:

•	Accounts Payable

•	Cash Management

•	Fixed Asset Accounting

•	General Ledger

•	Interface to Ariba

•	Interface to Cost Management System (CMS)

•	**

•	**

•	**

•	ADI

•	Purchasing

•	Self-Service Web Requisition

•	Self-Service Web Expenses

•	**

•	**

•	**

•	Capacity planning

•	Servers, network, and operating system support and maintenance

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes a Service Recovery Plan exercise

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Despite the service tier described in the Business Impact Analysis section below, **

Transition Considerations

•	VE will be sharing VI image for the transition period

•	VI will share plans to change instance in support of the new VI

•	VE may object to changes that materially jeopardize VE’s ability to operate

•	If necessary, VE and VI will consider alternatives; e.g., accelerating VE migration or creating a cloned image after 10/08

•	After 10/08 Visa Europe must comply with VI changes

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Support

•	Per existing SLA GIFS 2.0 dated 9/10/2001 and VFS GIFS 1.2 dated 11/29/2004

•	** when the GIFS system is brought down for maintenance

•	Customer queries answered during standard business hours (PT)

•	** on-call support for operation and application failures

Information Security

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Business Impact Analysis

GIFS (**)

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Recovery Plan is **

FileNet

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Global Member Billing Solution (GMBS)

Description

The Global Member Billing Solution (GMBS) is the mechanism by which Visa Regions bill their Members. Monthly invoices give a Member a unified picture of the Visa charges. These include charges for Issuer Authorizations, Clearing and Settlement, Interlink, Debit, POS, IARS and numerous other services. GMBS includes four distinct functions: Rating, Billing and Accounts Receivable (RBAR), GMBS Preprocessing, and GMBS Reporting.

The legacy Integrated Billing System was sunset in January 2006.

Service Features

Features of this service include:

•

GMBS Preprocessing: collects and formats data for all identified sources of billable transactions, validate records, detect errors, enrich records, perform calculations, store and aggregate billing records, deliver records to be rated and billed, along with delivering reportable information for reconciliation, error detection and reject processing to the GMBS reporting repository

•

GMBS RBAR: receives and uses billing data from the preprocessing system to apply flexible pricing. The RBAR application provides one standard invoice format, printable from the global system, and one standard archive method (i.e., Vista Plus) for regional use on a monthly basis or on-request for off-cycle billing. The billing application generates receivable collection (settlement file), calculates tax, generates accounting journal entries, and transfers files to General Ledger

•

GMBS Reporting: provides reporting necessary to complete the billing process on a monthly basis and provides reconciliation and audit capabilities to the billing process. In addition it supports billing inquiries and problem resolution from a data repository, containing ten-years of historical data

•	Regions can choose to receive a monthly invoice data feed directly from the GMBS System to the Regional Data Warehouses

•	Supports data feeds to and from CMLS

•	Business Resumption Plan (BRP) capabilities for RBAR are dependent on the CDI platform

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes a Service Restoration plan.

Visa Inc Catalog of Services

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service hours – ** during US business days

Service Support

•	** regional support for global VisaNet systems, applications, databases, and networks

Information Security

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

•	Recovery tier is **

•	Recovery time objective is **

•	A Service Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Information Security

Description

The Information Security service secures data, applications, and infrastructure through the delivery of business driven, cost effective technologies and services. The service includes network security activities, platform access administration, vulnerability assessments, and regional customized services. Support for local regional networks and region-specific projects are excluded. This service applies to Visa Inc domains and those services specifically managed by request of Visa Europe

Service Features

Features of this service include:

•	Mainframe and open system access administration (excluding MVS5 performed by Visa Europe)

•	Network and host intrusion detection, logging, and response

•	Investigations and forensics

•	Open system security configuration and patch notification

•	Firewall rule set approvals

•	Security assessments and security requirement documents for global platforms

•	Modem line approvals and war-dialing

•	PC desktop email and file encryption software

•	Key control policy and security software training and guidance

•	Security new product testing, standards, and engineering

•	Gateway content filtering

•	Management Reporting

•	Support for Digital Certificate (PKI) environment

•	Support for the IDS and ** tools managed for Visa Europe

•	Annual mainframe cost center certification

In accordance with the service tier as described in the Business Impact Analysis section below, the service includes a Service Recovery plan (PKI, Access, intrusion detection monitoring and forensics).

Despite the service tier described in the Business Impact Analysis section below, **.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Support

•	** regional support for global VisaNet systems, applications, databases, and networks, support for issues and escalation related to VisaNet outages

Business Impact Analysis

Access, Intrusion Detection Monitoring and Forensics

•	Recovery tier is **

•	Recovery time objective is **

•	A Business Unit Recovery Plan is **

PKI (Digital Certificates)

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Publishing Services

Description

The Publishing Service provides subscription management and order fulfillment of various Visa publications including Visa Inc Global Rules, Visa Europe Operating Regulations (to the extent they are supported today), VisaNet technical documentation, and user guides. It keeps track of publication requests and subscriptions for Visa staff and regions. The service provides fulfillments via CD ROM, and print where applicable.

Service Features

Publishing Services features include:

•	Publishing support for output to CD ROM, and web

•	Help desk support function for generic publication questions

•	Provides access to tools (to the extent those tools are used today by Visa Europe staff) to facilitate creation, management and publication of Rules and Regulations

•

Access to tools to support ordering manuals, entering subscriptions, management of reports, etc (to the extent POEMS provides such services to VE staff today) although these tools may change in the future

Note: We anticipate that the processes supporting rules and regulation publishing will remain constant and that VE staff will have access to information in a similar manner and timeframe (e.g., ability to view changing global rules for inclusion in VEOR). To the extent timeframes change, VI will comply with TTLA notification intervals.

Despite the service tier described in the Business Impact Analysis section below, the service does not include a Service Restoration Plan.

Visa Inc Catalog of Services

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Support

•	**

Information Security

•	Access control

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Treasury Services

Description

Visa Inc Treasury supports foreign exchange, funds transfers and cross systems reconciliation for the daily Base II systems International and Visa Commerce Settlement Services. Additionally, Treasury will provide Visa Europe (VE) with FX Services to provide daily FX rates for its regional clearing and settlement and support VE intra-regional currency trading.

Foreign Exchange & FX Services for Visa Europe:

Treasury provides Visa Inc systems (Base II) a daily foreign exchange rate file used for currency conversion clearing and settlement calculations. This rate file is also provided to all subscribing Members (via TC56) as well as to VIP & VDPS for authorization. Treasury will calculate the fx gains and losses arising from this activity and share these as agreed in the BSA with Visa Europe.

Once RC&S is implemented it will also receive this rate file for its clearing and settlement calculations. As part of the FX Service for VE, VE will provide intra-regional currency volumes to Visa Inc Treasury each business day. Visa Inc Treasury will trade these volumes in conjunction with the Base II systems volumes with the Visa Inc trading partners and provide Visa Europe with the currency amounts requested.

Settlement Funds Transfers & Liquidity Management:

Visa Inc support daily settlement funds transfer for Visa Europe members processing on the Base II system.

Once RC&S is live, VE Treasury will provide its Members with funds transfers for settlement. Treasury will continue to provide Visa Inc customers Treasury Settlement Operations services and will settle with VE as a Group Member. Visa Inc will maintain the master settlement position for VE Group Member (intra-regional) settlement funds transfer positions within the Base II International Settlement Service. International Settlement Service funds transfer fees are charged monthly. These fees will be passed to Visa Europe at cost and billed as a separate service (Settlement Bank Fees)

Visa Inc Catalog of Services

Cross Systems Reconciliation:

This reconciliation performed by Visa Inc Treasury provides centralized customer service to aid in timely problem identification, investigation, and communication for the ATM Format Conversion, Plus Gateway and MasterCard Gateway Services. Additionally, this area is called upon on occasion to facilitate financial closure for **.

Settlement Currencies

The parties agree to abide by the following for adding settlement currencies:

•	As at the date of this Schedule there are 17 [settlement currencies].

•	Either Party may introduce a new [settlement currency] where:

•	there is an open and liquid market for the proposed currency and it is supported by the current VI currency trading bank agreement; and

•	the currency is not the currency of a country on the Office of Foreign Asset Control’s list of sanctioned countries.

•	The cost associated with introducing the new [settlement currency] shall be borne by the Party introducing the currency.

•

Recognizing that Visa may need to add settlement currencies that will not affect Europe’s RC&S system, Visa will retain the ability to add settlement currencies so long as interoperability implementation costs (i.e., adding a currency code to RC&S) are paid for by Visa.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Features

Features of this service include

Foreign Exchange and FX Services for Visa Europe

•	Daily transmission of a file containing the wholesale market or government mandated foreign exchange rates vs. USD and of cross rates, to RC&S that are also provided to VI Members

•	Daily notification to VE Treasury of Trading Rates obtained from the Trading Banks.

•	Calculation of foreign exchange settlement volumes required to settle intra-regional foreign exchange transactions in which a VE Member is a participant, once RC&S is implemented

•	Daily transfer to and from VE of intra-regional settlement volumes, once RC&S is implemented

•	If VE does not provide trading volumes timely, VI will trade with the trading banks based on estimated volumes for RC&S, a process called Trading on Estimates (TOE)

•	Calculation of revenues attributable to VE transactions and International Transactions

•	Transfer of VE share of FX revenue to VE on a monthly basis.

Settlement Funds Transfers and Liquidity Management

•	Balance all money transfer totals to the Visa Member settlement volumes reported by the VisaNet Settlement System (VSS) for International and Visa Commerce Settlement

•	Validate, approve, release, and transmit Settlement funds transfers

•	Provide float funding and manage associated costs for Visa multi-currency transactions

•	Provide and maintain sufficient liquidity resources for Settlement as required by Visa policy, settlement counterparties, lenders, credit rating agencies and government regulation

•	Provide liquidity for Visa Members that fail to pay settlement positions

•	Manage balances and reconcile Visa corporate and settlement bank accounts

•	Investigate and resolve with regional counterparts all Member settlement payment errors

•	Charge appropriate Member Late Settlement fees per Visa Operating Regulations or its successor

•	Verify and record standard Member settlement instructions for Visa Funds Transfers Entities

•	Treasury Operations also provides the following services:

•	Release of USD funds transfers by 10:00 AM Pacific Time, Monday-Friday including holidays

•	Release of multi-currency funds transfers by 9:00 AM Pacific Time, Monday-Friday including holidays

•	Activation of new or modified Member Settlement instructions within 30 days of official notification

•	Review and resolution of all funds transfer system exceptions, rejected items, and tolerance limit exceptions

•	Validation of float and corporate revenue amounts resulting from daily settlement

•	Reconciliation of all Member Settlement positions on value date

Visa Inc Catalog of Services

•	Daily preparation of Treasury Settlement Operations Flash Report

•	Daily distribution of Multi-currency and USD Outstanding Payables and Receivables Report by 4:00 PM Pacific Time, Monday-Friday except USD holidays

•	Monthly distribution of reports

•	Analysis and review for accuracy and completeness of all settlement-related bank statements within one week of receipt

•	Setup and maintenance of settlement funds transfer instructions for all settlement endpoints

Cross-systems Reconciliation

•

Ensure the integrity to Member/cardholders for ATM Format Conversion and Plus Gateway Service’s wayward transactions through analysis and manual yet controlled transaction processing via Edit Package and TRAQs

•	Maintain accurate financial reporting related to ATM Format Conversion and Plus Gateway Services (**)

•	In July 2007 reconciliation of the MasterCard/Cirrus Gateway will be added.

•	Provide a controlled and standardized process for Visa to make financial corrections to Members for processing/systems/setup problems via Edit Package

Systems and Processing

•

Support and maintenance for the Visa Funds Transfer System (VFTS) which provides the capability to facilitate funds transfers to complete International Settlement. It is the data of record for International Settlement Funds Transfer data, Member banking instructions, foreign exchange rates and currency trading volumes

•	Connectivity to Reuters

•	Support and maintenance for the Foreign Exchange Rate Information System (FERIS) platform which provides updated currency rates to VisaNet

•	Support and maintenance for the Treasury Rate Inquiry System (TRIS) application

•	Support and maintenance for the Settlement Account Management application (SAM) which enables adding or modifying Member funds transfer instructions for International Settlement

•

Support and maintenance for the Treasury Manager (TMAN) application which enables daily cash and portfolio management (investments, debt, and foreign exchange) as well as accurate reporting to the general ledger

•	Support for the Treasury Intranet Website

•	Support and maintenance for the Plus Gateway Reconciliation (GRS) application

•	Support and maintenance for the ATM Format Conversion Reconciliation (RECON) application

•	Support and maintenance for the Treasury Reconciliation System (RECs) application

•	Best effort support for the following 3rd party applications: **

In accordance with the service tier as described in the Business Impact Analysis section below, these services include Service Restoration Plans.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

The service excludes: (if applicable)

•	**

•	**

Service Support and Availability

This section provides an overview of the service support environment. The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours

Treasury Operations

•	**

•	**

Cross Systems Reconciliation*

•	**

•	**

*	Not applicable if major system problems create unusually high exception or suspense volumes. Best efforts will apply in these situations.

FX Services

•

Transmission of foreign exchange rate file, calculation and transfer of settlement volumes and calculation of revenue will be performed daily on all days except Saturdays, Sundays, Christmas Day, New Year’s Day and in some cases, US Memorial Day

Service Support

Treasury Operations

•

Treasury Operations provides uninterrupted coverage for Treasury business purposes to all Visa staff and Members every weekday during local (PT) business hours. Additionally, mobile phone coverage is in effect on a 24/7 basis for emergency contact purposes

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Cross-systems Reconciliation

•	Business support provided by CSR staff

•	Email via the RECON mailbox is acknowledged daily **

•	CSR staff utilize various Visa (e.g. TLC, Edit Package, Infoman, VTRS, Document Direct, GL, Tman) tools to perform this service

•	Specific VisaNet transactional knowledge support provided by Inovant IGSS, CAS and VIP staff

FX Services

•	Business support provided by VI Treasury staff

•	VI Treasury staff available during normal business hours on all days except those listed in the Service Hours section above

•	Technical support provided by VI Technical (Inovant) staff

Systems and Processing

•	** regional support of global VisaNet systems, applications, databases, and networks, support for issues and escalation related to VisaNet outages

•	** on-call support for operation and application failures

Maintenance

Treasury Operations

The following Treasury systems are maintained and upgraded on an ongoing basis:

•	Visa Funds Transfer System (VFTS)

•	Treasury Reconciliation System (tREC$)

•	Settlement Account Management System (SAM)

•	JPMorgan Chase Insight

•	Bank of America WANDA

•	Bank of America BAMTRAC

•	Foreign Exchange Rate Information System (FERIS)

•	Treasury Manager (tMAN)

FX Services

•	Maintenance support provided

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Information Security

Treasury Operations

•	Data Security access permissions for the above systems are maintained and monitored on an ongoing basis

Cross-systems Reconciliation

ATM Format Conversion

•	There is an information Steward and an Information Custodian

•	There is a Systems Steward and a System Custodian

•	CSR have read/write ability for CISC RBPM

•	Limited regional staff have read only access CICS RBSI

Plus Gateway

•	There is an information Steward and an Information Custodian

•	There is a Systems Steward and a System Custodian

•	CSR have read/write ability for CISC RBPM

•	Limited regional staff have read only access CICS RBSI

Edit Package

CSR staff have authority (granted by Inovant) to enter and release financial transactions via Edit Package from Bins ** and a new one to go live in January 2007. It is still under investigation if a new Bin will be required for the new MasterCard/Cirrus Gateway Reconciliation.

FX Services

•	Foreign exchange rate file transmission, and transfer of settlement volumes and revenue amounts, if any, will be conducted in a secure environment including:

•	firewall protection

•	prevention of unauthorized users

•	intrusion detection

Systems and Processing

•	Access Control

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Intrusion detection

•	Secure authentication and data encryption (as required)

•	Regular vulnerability assessments

Business Impact Analysis

FERIS

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Settlement Account Manager

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Treasury Manager

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Treasury Reconciliation Wires

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Visa Funds Transfer System

•	Recovery tier is **

•	Recovery time objective is **

•	A Technical Restoration Plan is **

Treasury Operations

•	Treasury BIA documents may be referenced subject to revisions

Cross-systems Reconciliation

•	Inovant BIA for Plus Gateway Reconciliation and Inovant BIA for ATM Format Conversion Reconciliation files may be referenced subject to revisions

FX Services

•	Recovery plan provided for daily rate setting through multiple BRP sites and for settlement volume transfers through multiple BRP sites and Trading on Estimates process

•	Recovery time Tier **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Membership Systems/Member Information Products

Description

This service offers support for the Membership Systems (VIS, Profiler). Product management, production and delivery of the global Member Directories – Visa Interchange Directory (VID) and Plus Directory are also provided.

Visa Inc will manage the assignment of Member BINs and VIS, as an SRI service, will be the system of record. In the future, VIS may pass the transformation criteria and be declassified. Visa Europe will continue to have read access to BINs via VIS and the ability to request specific unassigned BINs, as is the practice today.

Service Features

Features of this service include:

•	Global membership business support – cross border licensing, membership issues

•	System data integrity (internal audit) and query support

•	System data transfers

•	VIS Enhancements, Data Security & Systems Support

•	Limited ad hoc reporting consistent with current capabilities

•	Sales Analysis Systems Maintenance, Enhancements and Data analysis

•	Business support to international BIN Licensing, general Numeric Administration and Systems

•	Global Membership Information Policy

•	Representation on numeric ID/BIN standards to the International standards committee (ISO)

•	Product implementation support related to membership and numeric id processes

•	Visa and Plus Interchange Directories and Publication

•	Subscription management for the global Member Directories

•	Member Directory systems enhancements and systems support

VI offers business best practices with respect to global BIN/number ID management, cross border licensing, global policy, new product and service implementation and downstream impact assessment.

Visa Inc Catalog of Services

Service Support and Availability

The Service Level Agreement (SLA) for this service should be referenced for service-specific performance objectives, support and reporting.

Service Hours

•	**

Service Support

•	Provided by VI staff

Maintenance

•	**

Information Security

•	**

Business Impact Analysis

•	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Commercial Solutions Platform Development & Enhancements

Description

Provide enhancement management and coordination of global commercial product platforms, including large corporate, multi-national, small business and invoice based products. Specifically,

•	Define new features and enhancements to existing products to increase the success of Visa Commercial products globally

•	Create effective programs to support global requirements of commercial card users

•	Manage technical and systems aspects of commercial products suite

The actual deliverables covered by this service will change from year to year in line with the business priorities for the enterprise and as projects are completed and replaced by others.

Service Features

Features of this service include:

•	An annual planning meeting to discuss business priorities for the up-coming year and to agree the deliverables for the service.

•	Interim planning/review meetings to monitor deliverables

•

As Commercial Products typically have a greater need for global consistency in delivery because of the nature of the transactions, the end customers or their geographic coverage, this service will provide the coordination activities necessary between VI and VE to be able to offer programs competitive with those of MasterCard and American Express and lead the effort to jointly define a global strategy for Commercial Programs.

•	Hosted conferences. The following global events are currently hosted for Members or Corporate services users:

•	Government Services Conference

•	Commercial Council

•	Multi-National Forum

VE staff, Members and customers can attend.

•	Multi-National Program Operational Support:

•	Coordination of global RFP responses

•	Key data consolidation and tracking versus competitors (bid status, acceptance, etc)

•	Member and/or Corporate customer support

Visa Inc Catalog of Services

•	Recruitment of new Members to ensure appropriate geographic coverage

•

Large Corporate / Government services create and enhance products for the medium, large, and government segments such as Visa Purchasing, Visa Corporate, Visa Distribution, Visa Payroll and other commercial prepaid cards. Services include

•	Development of business cases, ROI tools, and commercial profitability studies

•	New enhancement and feature development, including for niche opportunities (e.g. meeting cards)

•	Negotiation of alliances with key partners (e.g. **) to facilitate card usage

•	Small Business product development including:

•	New product extension definition such as Premium products

•	Global card enhancements and discount programs

•	Member toolkits and support for credit risk underwriting

•	Enhancements to reporting services available

•	Non-cardable B2B services provide

•	New product development activities for large-dollar, invoice-based payment segments

•	Develop global requirements, drive product development and provide support for sell-in and implementation

•	B2B Acceptance activities

•	Provide materials and toolkits to promote the extension of Visa acceptance to B2B merchants, such as ‘cost of payment’ studies

•	Identify key industries and target merchants

•	Awareness building activities for Visa’s global commercial activities i.e.,

•	Sector PR, Global Cash Management Survey, sponsorship of global conferences (EuroFinance, ACTE, Int’l Payments, SIBOS), research white papers

•	Internal communications and training materials

•

Assess market needs and translate into business requirements to create an informed roadmap for VIM in terms of services and functions to meet ever expanding client needs and increase the value proposition of Visa products

The service excludes:

•	Consulting and Member sales support

Service Support and Availability

Service Hours

•	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Service Support

•	Provided by VI staff

Maintenance

•	Not Applicable

Information Security

•	Not Applicable

Business Impact Analysis

•	Not Applicable

Visa Inc Catalog of Services

Consumer Product Platform & Acceptance Development & Enhancement

Description

This service will provide for enhancement management of the global consumer product platforms which drive the majority of Visa’s consumer business. These platforms include Visa, Visa Electron, Plus, prepaid, and Original Credits. It will also include new segment development activities where global coordination will improve the competitiveness of Visa products.

Product platform enhancement management functions consist of developing new payment ideas, conducting research to validate market potential for new ideas, marrying new technologies with consumer needs to create successful platforms from which Members and customers can develop end-user products, developing branding and implementation materials to support roll-out, monitoring usage in the market place and planning enhancements to expand the success and profitability of Visa products, and developing trade secrets to share with partners and members to enhance their success.

The actual deliverables covered by this service will change from year to year in line with the business priorities for the enterprise and as projects are completed and are replaced by others.

Service Features

Features of this service include:

•	An annual planning meeting to discuss business priorities for the up-coming year and to agree the deliverables for the service.

•	Interim planning/review meetings to monitor deliverables

•

Global coordination of enhancements to the above listed platform rules or technical services. Examples of deliverables are coordination of rule changes, system changes and development of all necessary documentation for

•	Visa Product Extensions

•	Product Definition at Account Range

•	Mandatory Minimum Issuer Limits

•	Cross-enterprise interchange rates

•	Original Credit pre-authorization message and new business application identifier

•	Prepaid Load Network Service

•	Prepaid Balance Return and Partial Authorization

Visa Inc Catalog of Services

•	Global coordination of new international merchant acceptance policies, with accompanying Member documentation

•	MCC and Floor Limit Changes

•	VbV enhancements and/or rule changes

•	Cash Disbursement policies

•	Customer Activated Terminals

•	Small ticket rules

•	Controversial Cross-Border Transaction Policy

•	DCC (POS and ATM)

•	Management of operational aspects of the platforms or global programs including:

•	International Airline Program and GDS policies

•	OC Blocked BIN List creation and distribution

•	Card Recovery Bulletin

•

Coordination of development of new business segments identified as global opportunities or where there is a high degree of international coordination necessary, e.g. money transfer, transit, quick service restaurants

•

Agreeing approaches, developing segment specific rules or materials as appropriate, sharing research (e.g. consumer attitudes or regulatory practices in a given country), coordinating pre-launch testing and/or issue management

•	New card security features development and testing

•	2nd Generation security element

•	Global PR, Conference / tradeshow presence, demo development

•	Technology showcase demos including contactless and mobile payment demos, smart posters etc available for use at internal and external conferences

•	Hosted conferences. The following global events are currently hosted for Members, Merchants or Vendors:

•	Debit and Prepaid

•	Global Hotel Merchants

•	Global Airline Merchants

•	Global Processor Forum

VE will be able to invite Members and Merchants to these conferences.

•	Best practice sharing

•

Access to shareable information and case studies around credit (acquisition, usage, retention strategies, private label conversion, installment credit etc), debit (case studies, country and program profiles), prepaid (case studies, segment analyses, document templates and workshop materials)

•	Access to staff for explanation or clarification of any best practice materials

•	Global statistics service

•	Publication of global consumer and merchant related statistics on a periodic basis (subject to constraints on data that can be shared)

•	Ad hoc requests (subject to constraints on data that can be shared)

The service excludes:

•	Consulting, Member sales support

Visa Inc Catalog of Services

•	Activities related to the V PAY product so long as they are managed by Visa Europe

Service Support and Availability

Service Hours

•	**

Service Support

•	Provided by VI or VI designated third party

Maintenance

•	Not Applicable

Information Security

•	Not Applicable

Business Impact Analysis

•	Not Applicable

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Global Technology Platform Development & Enhancement

Description

Design, build and support components of technology platforms identified as requiring global interoperability (for example, chip, contactless, mobile) for implementation by Issuers, Acquirers, merchants and vendors. Key activities include:

•	Research and development of technology strategies, requirements, platform architectures, and standards for emerging technologies used in Visa products and services

•

Coordinate technical standards and specifications inside and outside Visa to promote efficient market acceptance of Visa products, ensure global interoperability, increase economies of scale and decrease implementation cost for members

•

Develop and manage global technology relationships with businesses in the bankcard industry including (i) evaluating business offerings for potential Visa Member opportunities, and (ii) building partnerships with strategic product technology providers

The actual deliverables covered by this service will change from year to year in line with the business priorities for the enterprise and as projects are completed and replaced by others or new specifications and tools are developed.

Service Features

Features of this service include:

•	An annual planning meeting to discuss business priorities for the up-coming year and to agree the deliverables for the service.

•	Interim planning/review meetings to monitor deliverables

•	Innovation activities focused on potential new, globally interoperable technology (security, authentication, contactless, mobile). This could include the following:

•	Definition and development of the mobile payment platform components to be available for Member and 3rd party testing (over the air personalization, alerts, phone based “wallet”)

•	Development of mobile solutions for remote payments, including top-up

•	Development of mobile P2P architectures and components

•	Exploration of one-time passcode concepts and battery powered cards including the specification of minimum required standards for operation within a Visa environment

•	Development of concepts for identifying merchants in good standing through high assurance certificates

Visa Inc Catalog of Services

•	Updates to specifications to enable globally interoperable implementation of new features and functions, e.g. VIS, CPA contactless, VS3, 3DSecure

•	Definition of system enhancements for global features e.g.,

•	Contactless indicator

•	Development of the minimum set of business rules and operating regulations for new global technology features, including branding approaches. May include:

•	Rules for international liability changes

•	Cross-enterprise interchange

•	Minimum requirements for contactless non-card form factors

•	Updates to documentation as necessary:

•	Member Implementation Guides

•	Acquirer

•	Issuer for VSDC, CPA and Contactless

•	Visa GlobalPlatform

•	Service Activation Guides

•	VSDC System Technical Manual

•	Management of operational aspects of the technology platforms:

•

Testing and approval services for chip card products and terminals (including development of test plans, tools and scripts and management of external labs, publication of approved product lists) for the following payment services:

•	Visa Smart Debit Credit (VSDC)

•	Visa GlobalPlatform

•	Vendor developed Visa VSDC payment applets

•	Visa Contactless Payment

•	Testing & approval services for 3D Secure Payment

•	Access Control Services

•	Merchant Plug-in

•	Establishment of Renewal Policies for approved products

•	Operation of Chip Operating Regulation Waiver Process

•	Global chip issues / problem management

•	Management of tools to support Member implementations and global interoperability.

•	Acquirer Device Validation Tool

•	VSDC Personalization Assistant

•	Regional Validation Tool

•	VIS to CPA Card Migration Tool

•	Third-party Supplied Tools

Includes updates, documentation, testing, interface with 3rd parties and technical support to VE

•	Design, develop, test, and distribute global applications that are used on chip cards and acceptance devices:

•	VSDC card application

•	VS3

•	VisaSmart POS

•	Support for implementation and deployment of new applets/applications developed in the above item

Visa Inc Catalog of Services

•	Work with vendors to ensure both early prototype and broad availability of production-level product at commercially viable price points (cards and acceptance devices)

•	Manage communications with global vendors

•

Access to staff for basic technical questions and support, vendor liaison, coordination of Visa readiness (staff, system, support, product availability) and basic technical assistance for pilots and roll-out of new features

The service excludes: (if applicable)

•	Liaison with and participation on external standards groups (covered by the License)

•	Technology related developments for V PAY

•	Technical support for any VE-specific features or work

Service Support and Availability

Service Hours

•	**

Service Support

•	Provided by VI or VI designated third party

Maintenance

•	Not Applicable

Information Security

•	Not Applicable

Business Impact Analysis

•	Not Applicable

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Premium Program Enhancements & Benefits

Description

Visa Inc negotiates, sets up and maintains a number of enhancement features and cardholder benefits for the Visa Platinum, Visa Signature and Visa Infinite products on a global basis. This service will provide Visa Europe access to all of these features and benefits. Pricing will be adjusted annually to reflect the planned package for the following year.

Service Features

Features of this service include:

At present the following features and benefits are provided. From time to time Visa Inc may withdraw certain services or add others. Visa Europe’s requirements will be incorporated into the planning process.

•	Weissman On-line Travel Web-site (or equivalent)

•	Ticket Exchange ticket global service

•	Bi-annual merchant offers program including supporting collateral materials

•	Cardholder access events

•	Visa Infinite Offers web-site (searchable database accessed via Region or Member web-site) which will include uploading of offers sourced by VI (in English only), maintenance and hosting of website

Potential new features:

•	**

•	**

•	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Additional services available with costs

Visa Europe may request additional features, merchants added to the program or other unique offers tailored for European cardholders

Customization or additional requests for feature/functionality for the Visa Infinite Offers website (e.g. translation and uploading of globally sourced content, VE-specific Look, Tone & Feel, Member specific versions etc.)

Service Support and Availability

Service Hours

•	**

Service Support

•	Service levels provided by 3rd parties are negotiated as part of the contract and will be provided to VE once contracts are finalized.

Maintenance

•	Not Applicable

Information Security

•	All information on the offers web-site is public information

Business Impact Analysis

•	Not Applicable

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

ATM Locator Service

Description

Visa offers the ATM Locator Service to provide cardholders with a convenient and comprehensive listing of ATM locations worldwide. The Visa global ATM network offers worldwide cash access to more than 1.4 billion Visa and Plus Program Cardholders at over one million ATMs in over 170 countries.

The ATM Locator Update System is an easy-to-use web-based system available to members via VOL as a database management tool to update ATM locations and information, such as hours of operation, location description, airport ATM, etc.

ATM locations are displayed on Visa ATM Locators which are accessed via the internet and/or visa.com. Visa maintains eight worldwide ATM Locators.

Service Features

Features of this service include:

•

On-line ATM locator – cardholder facing service accessible through the internet includes ability to search by country and city name, by airport, specific address or special features such as wheelchair accessible, surcharge free, etc.

•

ATM Locator Update System – is an easy-to-use web-based system available to Members as a database management tool used to update ATM locations and information, such as hours of operation, location description, etc. The system offers real-time access to individual ATM records, as well as a batch function for reviewing and updating entire files. Key features of the system include:

•	Web interface with online help and step-by-step instructions

•	Real-time access to ATM data with the ability to modify, delete and add ATM information from a desktop computer

•	Online uploading and downloading of batch files to add, delete or update multiple ATM records

•	Downloadable reports to track ATM modifications

Visa Inc Catalog of Services

•	Data Cleanup Report that allows the identification of potentially inaccurate ATM location data

•	Controls to ensure data security and authorized access to ATM data

•	User’s manual available on the home page of the ATM Locator Update System

Note: Use of data will be consistent with privacy practice pursuant to the relevant BSA section.

Service Support and Availability

Service Hours

•	Online ATM Locator: ** available via internet to public

•	ATM Locator Update System: ** available via VOL to members and VE

Service Support

•	Members and VE: Customer service support is available **; issues are investigated with a resolve timeline plan communicated; urgent support can be communicated to **

•	Cardholders: Customer service support is available **

Maintenance

•	Regularly performed system maintenance is conducted during non-business pacific coast time

Information Security

•

Access to security of ATM data is through VOL and BID information. No one can access the ATM Locator Update System without access to VOL. VOL provides the Update System with user’s name, BID information. User can only access their BID’s ATM data. Monitoring of system and locators are in place to detect inappropriate activity

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Business Impact Analysis

•	Databases are stored for disaster recovery – **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Global Intranet Applications*

*=subject to access control/legal guidance

Description

VE subscribes to 40+ global intranet applications and websites provided by VI (subject to access control/legal limitations).

Service Features

Features of this service include:

The global intranet sites are provided on a dedicated intranet server located in London. Visa Europe is able to link to relevant global websites and integrate the sites into their local intranet.

The sites that VE currently links to:

1.	Global Directory – provides a single repository to search for contact as well as responsibility information for Visa staff worldwide.

2.	Visa Interchange Directory (VID) - contains key back office contact information for inter-Member correspondence and communication worldwide. The data includes telephone numbers (toll free and direct), fax numbers, e-mail, and mailing addresses organized in seven major sections.

3.	Organization Charts - Dynamic organizational hierarchy for all of Visa and Inovant staff, automatically updated daily through the directory services database linking in to contact information. (Organization charts for Asia Pacific, CEMEA, and Visa Europe are in PowerPoint and are updated monthly.)

4.	Corporate Key Controls and VE Procedures - Global information security policies and standards for Visa International and the Visa regions along with the appropriate regional procedures.

5.	Global Calendar - provides a single centralized location for all staff worldwide to view the different common meetings, events, and holidays.

6.	Best Practices Center - collects and distributes proven best practice and program materials. The goal of this site is to build upon the experiences and insights of the organization as a whole. With relevant and effective practices and programs, Visa and its members can continue to increase volume and profitability in issuance, acceptance, and usage.

7.	Consumer Platform Search - a single reference point for all Visa documentation and specifications related to chip and new technologies.

8.	Global Resource Center - Provides information to Visa staff on the financial services industry, Visa’s constituents, and current and emerging competitors.

9.	VIS/SA Access Request Form - Request for access and reports from the VIS / SA mainframe system.

10.	Voices – A quarterly online e-zine with a global perspective about the Visa business, technology, and staff.

11.

Webforms – updates master directory - This webform is available for the automatic update general employee contact information. Because the information comes from a single repository, changes submitted through this form are automatically included on Visa

Visa Inc Catalog of Services

InSite, Human Resources, and Microsoft mail directories. In addition, this information will also be included in the Visa Telephone Directory for distribution.

12.	No Source Users - This system, named No Source Users (“NSU”), hosts information on all non-employee personnel throughout Visa and Inovant. Non-employee includes consultant, contractor, temporary and other personnel not in the HR systems.

13.	End-to-End Documentation - End-to-End (E2E) Documentation enables Visa staff worldwide to identify the CORE and Config routing parameters needed to accomplish a desired business result. “End-to-End” means the documentation provides information about each member processing setting, covering information needed when entering data into CORE and Config through their downstream impacts to Visa transaction processing systems.

14.	Common Controls Framework - The Framework is a set of enterprise-wide policies adopted to support functions that are fundamental to the integrity of the Visa brand and the interoperability supporting its global acceptance.

15.	Consumer Products Platforms (CPP) - Information about CPP’s ongoing efforts and commitment to empowering consumers around the world, both today and for the future. Includes reference materials for use by those who work in or with the Consumer Product Platforms group, as well as by those simply looking to gain a better understanding of Visa’s consumer product initiatives and activities.

16.	Risk Assessment – tools to help Visa decision-makers evaluate the risks of every decision and weigh them against the business benefits, before determining a course of action.

17.	System’s Table Administration - used to deliver service outlines, user documentation, calendars, statistical information, and FAQs pertaining to the services STA supports. STA supports production and VCMS CORE globals generation, MVV, production and VCMS Config data processing and extract data set creation, CRB, STV, and encryption key management.

Additional global intranet sites available to VE:

1.	Visa Inc.

2.	Ask Management

3.	Power of Visa

4.	Domain Names

5.	Global Media Brief

6.	Time Converter

7.	Innovation at Visa

8.	Global Sponsorships & Partnerships

9.	Olympic Websites (Scene in …)

10.	Phishing and online fraud

11.	Acceptance Relations

12.	Executive Briefing Center

13.	Emergency Management

14.	Risk Management Insurance

15.	Marketing Partnerships Infosite

16.	Global Interoperability

17.	EndPoint Access

18.	International Operating Regulations

19.	TRIS – currency converter

Visa Inc Catalog of Services

20.	Data Center Tour Policy

21.	Peak Season Stats

22.	Verified by Visa

23.	Commercial Solutions

24.	eCommerce

25.	Strategic Ventures

26.	Config Forms

27.	Finance Statistics

28.	GIFS

29.	Internal Audit

30.	ISO

31.	Confidential Reporting

It is acknowledged that for many of the Intranet Applications, service features are delivered through non Intranet channels (e.g. e-mail delivery of analysis and reports from the Global Media Brief and Global Resource Center) – where these exist today, they will continue to be provided.

The service excludes:

•	Network access

Service Support and Availability

Service Hours

•	**

•	** support for platform & certain applications requiring extended support (to be agreed)

Service Support

•	Provided by VI staff

Maintenance

•	VI provides required ongoing maintenance updates to global applications

Information Security

•	InSite servers hosted on platform that meets Key Control standards

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Business Impact Analysis

•	Refer to InSite Business Resumption Plan

Visa Inc Catalog of Services

Advertising Usage Fee Administration

Description

Administration of payments related to usage of VI-produced advertising (i.e., talent and residuals, music royalties) within EU territories by VE.

Service Features

Features of this service include:

•	Administration of contractually-required advertising-related fees to appropriate parties

•	Documentation of payment to VE

•	Business support and contractual negotiations

•	Obtain upfront quotations for VE for commercials where VE expressed interest at the time of negotiation

The service excludes:

•	Certification of media airing

Dependencies and Support

•	VE provides VI with certified records of commercial exposure dates and/or other relevant data as specified in commercial production contract

•	VI staff available **

•	Technical support provided by agency of record as appropriate

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Hilton Global Partnership

Description

Visa Inc negotiates, develops, and manages partnership for the above named program. Visa Inc also performs industry research and program communication. Terms of the program are consistent with the existing Visa International and Visa Europe Hilton partnership plans and commitments **.

Program Features

Product

•	Consumer co-brand programs outside the US to be Visa branded

•	First rights of consideration for other Visa products and technology applications

•	Reasonable commercial efforts to participate in folio data activities

•	Commercially reasonable efforts to adopt Visa commercial products and solutions

Consumer Marketing

•	Develop and provide Visa exclusive offers

•	Promote partnership and offers directly to Hilton Honors database

•	Reasonable efforts to provide Visa cardholders with offers in specific source markets to support inbound travel to Visa strategic markets

•	Provide offers for Visa enhancement programs (Infinite Privileges, Platinum Club, Visa Business)

Preference

•	Visa signage to be displayed at Hilton properties (parameters of program still to be agreed)

•	Visa brand to be displayed at Hilton owned online point of sale environments

•	Visa prompting at central and local call centers

Reporting

•	Hilton to provide reporting regarding Visa branded offer programs

•	Hilton to provide Visa market share data across all international markets

Dependencies and Support

•	The success of any partnership program is dependent on the commitment from and collaboration with the contracted parties

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

•	Support is provided by VI staff ** and as appropriate coordinated with partner’s staff

•	Annual plans will need to be joint developed by Visa Inc and Visa Europe to ensure that partnership commitments are fulfilled

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Marriott Global Partnership

Description

Visa Inc negotiates, develops, and manages partnership for the above named program. Visa Inc also performs industry research and program communication. Terms of the program are consistent with the existing Visa International and Visa Europe Marriott partnership plans and commitments **.

Program Features

Product

•	Consumer co-brand programs outside the US to be Visa branded

•	Work in good faith to create and implement a solution that will provide enhanced data

•	Commercially reasonable efforts to adopt new product and payment concepts with Visa

Consumer Marketing

•	Develop and provide Visa exclusive offers

•	Promote partnership and offers directly to Marriott Rewards database

•	Provide offers for Visa enhancement programs (Infinite Privileges, Platinum Club, Visa Business)

Preference

•	Visa signage to be displayed at Marriott properties

•	Visa brand to be displayed first on the payment card drop down list in each of Marriott’s primary non-US corporate managed websites

•	Visa prompting at central and local call centers

Reporting

•	Marriott to provide reporting regarding Visa branded offer programs

•	Marriott to provide Visa market share data across at least 50 hotels

Exclusivity

•	**

•	**

•	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Dependencies and Support

•	The success of any partnership program is dependent on the commitment from and collaboration with the contracted parties

•	Support is provided by VI staff ** and as appropriate coordinated with partner’s staff

•	Annual plans will need to be joint developed by Visa Inc and Visa Europe to ensure that partnership commitments are fulfilled

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Disney Alliance

Description

Visa Inc negotiates, develops, and manages partnership for the above named program. Visa Inc also performs industry research and program communication. Terms of the program are consistent with the existing Visa International and Visa Europe Disney plans and commitments.

Program Features

Brand

•	Payment category exclusivity

•	Visa signage at all POS locations (parks, hotels, stores, online)

•	Exclusive partnership designation and use of jointly developed composite logo

Product

•	Global consumer co-brand programs to be Visa branded

•	Corporate cards to be Visa branded

•	First rights for other commercial products and payment cards

•	Verified by Visa implementation

Promotional

•	Exclusive promotional partner in category for all Disney owned and operated businesses (theme parks & resorts, films, home entertainment, consumer products, theatrical productions)

•	Exclusive promotional rights with Disney characters

Reporting

•	Visa charge volume at theme parks, resorts, stores, theatrical productions

Hospitality

•	Annual allocation of tickets to Walt Disney World, Disneyland Resort, Disneyland Resort Paris, Hong Kong Disneyland

•	Annual allocation of Walt Disney World Resort Vacation packages

•	Annual allocation of Disney Cruise Line vacation packages

•	Corporate membership to Club 33

•	Employee discounts on theme park tickets

•	VIP services for Visa executives, board members, and executives at Visa member banks

Visa Inc Catalog of Services

Dependencies and Support

•	The success of any partnership program is dependent on the commitment from and collaboration with the contracted parties

•	Support is provided by VI staff ** and as appropriate coordinated with partner’s staff

•	Annual plans will need to be joint developed by Visa Inc and Visa Europe to ensure that partnership commitments are fulfilled

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc Catalog of Services

Domain Name and External Web Site Hosting Service

Description

VI manages the registration, renewal and hosting of licensor and licensed domain names for VE as described in the Trademark and Technology License Agreement (TTLA). This domain name registration, and renewal and hosting service is mandatory for all Visa domain names under the conditions of the TTLA. The registration and renewal of licensor and licensed domain names is independent of the following service description and will continue to be provided by Visa Inc as an obligation of the TTLA regardless of the term of the hosting services described below. For non-

VI manages the domain name hosting and website hosting platform for VE Visa.com websites. Website hosting has two parts: 1) hosting and operations management for web pages on a live, production web environment and 2) the pre-production TeamSite web environment.

www.Visaeurope.com.

www.Visaeurope.at

www.visaeurope.es

www.visa.com.tr

www.visa.be – coming soon

www.visa.no – member site

www.visa.pl

www.visa.se – transitional page

www.visaeurope.ch

www.visa-slo.com

www.visa.nl

www.visa.de

www.visaitalia.com – coming soon

www.visa.gr

•	Europe plans more country sites in 07

Service Features

Features of the Domain Name Service include:

•	Domain name hosting

•	Domain name availability search

•	Domain name registration

Visa Inc Catalog of Services

•	Domain name renewal

•	Domain name transfers

•	VE monthly domain name registration report

•	Notification of upcoming domain renewals

•	Domain name hosting

The Domain Name Service excludes:

•	Domain availability monitoring

•	Negotiation of domain name purchase by domain name brokers

Visa Inc Catalog of Services

Features of the Website Hosting Service include:

•	Maintaining the production and staging environments for Visa.com web sites

•	Providing content and technical consultation to content owners and their agents

•	Overseeing the operations and technology vendors

•	Providing website counsel on technology, design, usability and other web topics

•	Authorizing content publication, scheduling and managing content installation

•	7x24 site and application monitoring for availability

•	Annual security review to identify potential information security issues

•	Annual privacy review to identify inconsistencies between policy and practices

•	Access to Visa.com applications that can be incorporated into country or regional websites, such as currency converter, press release tool, ‘get-a-card’ bank listing, etc

•	Access to online survey development and deployment tool (up to one survey per month)

Specific deliverables include:

•	Daily content launches

•	New application security scans

•	Application integration support

•	Standard web log reporting

•	Standard search engine functionality

•	Ongoing platform maintenance and management

•	Identification of key new project deliverables

•	Consultation on new web projects

•	Web site monitoring services

•	On request web quality checking

•	Development and maintenance of global web standards

•	Annual privacy report

•	Annual security assessment report

The Website Hosting Service excludes:

•	Vendor fees for new application integration or new website set-up

•	Fees associated with required website or application changes due to new or upgraded platform technologies

•	Content review and approvals

•	Web development

•	Direct database updates

•	Budget reconciliation on behalf of other vendors

•	Content translations

•	Remediation of web site security issues

•	Security code review

Visa Inc Catalog of Services

Service Support and Availability

Service Hours

•	**

Content Launches*

**

*	Excluding US Holidays

Service Support

•	Provided by VI, vendor staff and designated third party

Maintenance

•	Platform maintained through scheduled upgrades, software patches and other activities necessary to run a 24x7 system

•	Maintenance of scanning tool is managed by vendor

•	Domain name database reviewed annually by VI staff for accuracy

Information Security

•	Production and staging web environments and applications hosted on platform meet Key Control standards

Business Impact Analysis

•	The Business Resumption Plan for Visa.com is to re-route the visa.com domain to a contingency page which provides standard Visa.com information

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Part B – Europe Services

The catalog includes four sections:

V.	Introduction

VI.	Service category definition

VII.	Service listing

VIII.	Service descriptions

V. Introduction

•	This document describes the services that will be provided by Visa Europe to Visa Inc. Pricing for the services are documented in the Price Sheet under the BSA

•	Visa Europe is responsible for providing the services and features listed in this document. If a service feature was inadvertently missed in creating this catalog and Visa Inc is using that feature, Visa Europe will continue to provide that feature as part of the service. Visa Europe is not obligated to provide features not used by Visa Inc as of the Effective Date of the BSA. Visa Europe is obligated to continue to provide services not described in this catalog per the unanticipated services section of the BSA.

•	Visa Europe will deliver the services with proper care per the BSA including creating and maintaining program documentation.

•	For specific service support and availability, reference the individual Service Level Agreement (see schedule to the BSA) where available. Should the content of the SLAs be inconsistent with the support and availability descriptions in the Catalog, SLAs terms will prevail

VI. Service categories

•	To support interoperability, a list of services are defined as “Services Required for Interoperability” or SRI

•	Services outside of SRI are Optional.

•	Professional services that are performed and priced on a case by case are defined as “Professional Services”

Atlas – Visa Confidential	132

Visa Europe Service Catalogue

VII. Service Listing by Category

Category	Service	Service Classification

Corporate Systems		S - SRI O – Optional P – Professional Services

	Shared Fibre connectivity between Paddington and Basingstoke (DWDM Link) and Brocade shared SAN fabric switch. This allows CEMEA to operate their SAN and their replicated SAN in RPC1. Included with this service is the common email gateway and connector services	O

	Internet gateway	O

	AV Maintenance - projectors, plasma screens	O

	Shared PABX with VE and CEMEA. Telephony is a purchased service from VE	O

To be transitioned out of VE	Travellers Cheques - Hosting only	O

	Hospitality Suite - Hosting only	O

	Event Management System - Hosting only	O

	EU InSite access for facilities management	O

	EU Insite access to InPact Change Control System	O

Product & Marketing

	Global event delivery – e.g. sponsorship events & Tradeshows	P

	V PAY product management	N/A

	Multi national consultancy on local market considerations	P

Corporate Communications

	Manage PR for properties which are in Visa Europe e.g. sponsorships / trade shows	P

Facilities Management

	Provision of Office space & Data Hall space to CEMEA (RPC1 & SSQ) & Travellers Cheques	O

	Archives	O

Atlas – Visa Confidential	133

Visa Europe Service Catalogue

Category	Service	Service Classification

	Gym	O

	Travel implant	O

Corporate Security

	Provision to Visa Inc, of the VE part of the global Crisis Management process (see Description below)	O

	Provision, to CEMEA, of the VE Crisis Management process, for London centric incidents (see Description below)	O

	Provision, to CEMEA, of the VE work area recovery process & capabilities, for London centric incidents (see Description below)	O

Production systems

	Visa Money Transfer	O

	Visa Authorisations	SRI

	Regional clearing and Settlement	SRI

Business School

	Bank Card Business School and Certificate programmes offered on a cost per seat basis – as per current arrangements	O

Atlas – Visa Confidential	134

Visa Europe Service Catalogue

VIII. Service Descriptions

Contents:

• Provision to CEMEA of SAN Fabric sharing, Fibre and connectivity (DWDM) to RPC1	8

Provision to CEMEA of an Internet gateway	9

Provision to CEMEA of Audio Visual Support and Maintenance	10

Provision to CEMEA of Telephony Services	11

Hosting of Travellers Cheque databases for VI	12

Access to Hospitality Suite for CEMEA	13

Hosting of Event Management system data for CEMEA	14

Access to VE InSite Facilities Management for CEMEA	15

Access to VE InSite Change Control System, (Inpact), for CEMEA	16

Provision to Visa Inc. of the Global Event Delivery	18

Multi-national Consultancy on Local Markets	19

Provision to Visa Inc. of the Sponsorship Event	21

Atlas – Visa Confidential	135

Visa Europe Service Catalogue

Provision of Office space & Data Hall Space to CEMEA (RPC1 & SSQ)	24

Provision to Visa Inc, of the VE part of the Global Crisis Management Process	27

Provision, to CEMEA, of the VE Crisis Management process, for London centric incidents	28

Provision, to CEMEA, of the VE work area recovery process & capabilities, for London centric incidents	29

Visa Money Transfer (VMT)	31

Provision to VISA inc – Visa Authorisations	34

Provision to VISA inc – Regional Clearing and Settlement	35

Business School - Global education Programmes for Bank Card Managers	37

Atlas – Visa Confidential	136

Visa Europe Service Catalogue

(a) Corporate Systems

Overview

Corporate Systems

Content

•	Severity Levels

Services

•	Provision to CEMEA of SAN Fabric sharing, Fibre, and connectivity, (DWDM), to RPC1.

•	Provision to CEMEA of an Internet Gateway

•	Provision to CEMEA of Audio Visual maintenance and support

•	Provision to CEMEA of Telephony services

•	Hosting of SQL Travellers Cheque databases for VI

•	Access to Hospitality Suite system for CEMEA

•	Hosting of SQL Event Management database for CEMEA

•	Access to EU Insite Facilities Management Services for CEMEA

•	Access to EU Insite Change Control System, (InPact) for CEMEA

Atlas – Visa Confidential	137

Visa Europe Service Catalogue

Severity Levels

•	Severity 1 - Major impact.

Indicators:	DWDM link unavailable.

Description:	Both the originator and the Assignee of a severity 1 problem must provide immediate resource commitment 24 hours, 7 days a week until the problem is resolved.

Severity 1 problems must be updated twice daily until resolved. An executive summary must be written and distributed by the problem owner, (normally the senior manager responsible for the system/service) A post-mortem will be conducted for each severity 1 problem

•	ALL others

Indicators:	Any other problem affecting users or support personnel

Description:	All other problems will be worked upon diligently and updates must be provided upon request.

Atlas – Visa Confidential	138

Visa Europe Service Catalogue

Provision to CEMEA of SAN Fabric sharing, Fibre and connectivity

(DWDM) to RPC1

Description

CEMEA own and manage their SANs in SSQ and RPC1 but the SAN Fabric is owned by VE and shared with CEMEA. The Network link, (DWDM), to CEMEA’s SAN in RPC1 is owned by VE.

Service Features

The SAN fabric allows CEMEA to manage their SAN infrastructure and the link to RPC1 allows CEMEA to replicate their SAN in real time.

Included with this service is the common e-mail gateway and connector service. This a bridge that allows the Visa Europe and CEMEA e-mail system to communicate with the Visa Inc e-mail system

Service Support and Availability

Service hours **

Severity 1	Response time	**
	Time to fix	**

All others	Response time	**
	Time to fix	**

Service Support

•	Provided by VE staff and backed off relevant third party suppliers

•	Support is available in **. Outside of these hours, vendor support is available (currently with ** recovery) but this does not constitute a formal support commitment on behalf of VE.

Maintenance

•	Provided by VE

Information Security

•	N/A

Atlas – Visa Confidential	139

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Business Impact Analysis

•	None for VE

•	Without the SAN Fabric CEMEA would have no access to any of their corporate data held on their SAN and without the DWDM link, CEMEA would not have their SAN data replicated.

Atlas – Visa Confidential	140

Visa Europe Service Catalogue

Provision to CEMEA of an Internet gateway

Description

VE own the gateway which allows staff to access the Internet

Service Features

Full Internet access for authorized CEMEA staff.

Service Support and Availability

Service hours **

Severity 1:	Response time	**
	Time to fix	**

All others:	Response time	**
	Time to fix	**

Service Support

•	Provided by VE staff and backed off relevant third party suppliers

•	Support is available in **

Maintenance

•	Provided by VE

Information Security

•	N/A

Business Impact Analysis

•	None for VE

•	CEMEA unable to access to the Internet.

Atlas – Visa Confidential	141

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Provision to CEMEA of Audio Visual Support and Maintenance

Description

Within SSQ, VE own the Audio Visual infrastructure in meeting rooms and the general area Plasma screens

Service Features

Audio Visual infrastructure and Plasma screens are provided by VE to the CEMEA floors in SSQ.

Service Support and Availability

Service hours **

Severity 1:	Response time	**
	Time to fix	**

All others:	Response time	**
	Time to fix	**

Service Support

•	Provided by VE staff and backed off relevant third party suppliers

•	Support is available in **

Maintenance

•	Provided by VE

Information Security

•	N/A

Atlas – Visa Confidential	142

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Business Impact Analysis

•	None for VE

•	Inability to utilize AV in CEMEA meeting rooms nor Plasma screens in open areas..

Atlas – Visa Confidential	143

Visa Europe Service Catalogue

Provision to CEMEA of Telephony Services

Description

VE own the PABX telephone system and all the associated telephony hardware and software

Service Features

A full PABX telephone service is provided by VE to CEMEA.

Service Support and Availability

Service hours **

Severity 1:	Response time	**
	Time to fix	**

All others:	Response time	**
	Time to fix	**

Service Support

•	Provided by VE staff and backed off relevant third party suppliers

•	Support is available in **. Outside of these hours, vendor support is available (currently with ** recovery) but this does not constitute a formal support commitment on behalf of VE.

Maintenance

•	Provided by VE

Information Security

•	N/A

Atlas – Visa Confidential	144

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Business Impact Analysis

•	None for VE

•	CEMEA unable to make/receive telephone calls.

Atlas – Visa Confidential	145

Visa Europe Service Catalogue

Hosting of Travellers Cheque databases for VI

Description

VE provides the VI Travellers Cheque department a hosting service for the Travellers Cheque department’s six SQL server databases. The databases support two Travellers Cheque Department applications called Topcat and Watchdog. The databases share space in a VE owned server housed in the UK.

Service Features

VE will provide a hosting service for the Travellers Cheque databases.

Service Support and Availability

Service hours **

Severity 1:	Response time	**
	Time to fix	**

All others:	Response time	**
	Time to fix	**

Service Support

•

Provided by VE staff for all matters relating to accessing the TC databases: e.g. hardware / operating system / computer room facilities / network. VE staff will support the TC staff and the external vendor in trouble shooting or fixing issues that require both parties to collaborate on.

• Support is available in **

Maintenance

• N/A

Information Security

• N/A

Atlas – Visa Confidential	146

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Business Impact Analysis

•	None for VE

•	Inability to operate VI Travellers Cheque systems

Atlas – Visa Confidential	147

Visa Europe Service Catalogue

Access to Hospitality Suite for CEMEA

Description

VE operates a meeting room booking system called Hospitality suite. This system covers all meeting rooms within SSQ, including CEMEA meeting rooms.

Service Features

CEMEA staff book meeting rooms using the VE Hospitality Suite system

Service Support and Availability

Service hours **

Severity 1:	Response time	**
	Time to fix	**

All others:	Response time	**
	Time to fix	**

Service Support

•	Provided by VE staff and backed off relevant third party suppliers

•	Support is available in **

Maintenance

•	Provided by VE

Information Security

•	N/A

Business Impact Analysis

•	None for VE

•	CEMEA unable to book meeting rooms

Atlas – Visa Confidential	148

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Hosting of Event Management system data for CEMEA

Description

VE operates an Event Management System whereby events / courses run by external vendors and / or In-house events run by Visa can be booked by members and staff.

Service Features

VE hosts two CEMEA SQL databases for their Event Management system.

Service Support and Availability

Service hours **

Severity 1:	Response time	**
	Time to fix	**

All others:	Response time	**
	Time to fix	**

Service Support

•	Provided by VE staff and backed off relevant third party suppliers

•	Support is available in **

Maintenance

•	Provided by VE

Information Security

•	N/A

Business Impact Analysis

•	None for VE

Atlas – Visa Confidential	149

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

•	CEMEA unable to book external / internal events / courses

Atlas – Visa Confidential	150

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Access to VE InSite Facilities Management for CEMEA

Description

VE operates a web site where staff can obtain information and report faults as they relate to the building facilities in SSQ.

Service Features

CEMEA staff use VE InSite service for SSQ related facilities management.

Service Support and Availability

Service hours **

Severity 1:	Response time	**
	Time to fix	**

All others:	Response time	**
	Time to fix	**

Service Support

•	Provided by VE staff and backed off relevant third party suppliers

•	Support is available in **

Maintenance

•	Provided by VE

Information Security

•	N/A

Business Impact Analysis

•	None for VE

•	CEMEA unable to log SSQ facilities faults

Atlas – Visa Confidential	151

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Access to VE InSite Change Control System, (Inpact), for CEMEA

Description

VE operates a Change Control system where staff must enter changes that might affect VE’s corporate IT enterprise.

Service Features

CEMEA staff use VE InSite Change Control system for changes that may impact or occur in VE’s corporate physical or logical space.

Service Support and Availability

Service hours **

Severity 1:	Response time	**
	Time to fix	**

All others:	Response time	**
	Time to fix	**

Service Support

•	Provided by VE staff

•	Support is available in **

Atlas – Visa Confidential	152

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Maintenance

•	Provided by VE

Information Security

•	N/A

Business Impact Analysis

•	For VE there would be a lack of visability of any changes effected by CEMEA that may impact VE

•	CEMEA unable to log changes.

Atlas – Visa Confidential	153

Visa Europe Service Catalogue

(b)	Product & Marketing – Global Event Delivery

(c)	Global Event Delivery

Overview

Global event delivery services

Content

Visa Europe staff would provide resource to Visa Inc for the delivery of Global Events hosted in the Visa Europe Region e.g. London 2012 Olympic Games.

Atlas – Visa Confidential	154

Visa Europe Service Catalogue

Provision to Visa Inc. of the Global Event Delivery

Description

Global sponsorship contracts, managed by Visa Inc. incur both obligations and opportunities that need to be delivered. To do this effectively strong relationships need to be developed with multiple organizations and businesses. This typically means operating in the same time zone and understanding the local culture.

Service Features

Visa Inc would continue to provide funding for all activities addressing a Global requirement (not to be confused with what Visa Europe may choose to do in activation), whilst Visa Europe would provide Staff to deliver against objectives set by Visa Inc. Resource would be charged at a blended rate (Band B) per day, with the number of people and days being negotiated. Activities would potentially include:

•	Project and budget management

•	Day to Day management of relationships

•	Organising committees

•	Co-sponsors

•	Business partners

•	Suppliers

•	Establishing technical infrastructures

•	Sourcing and managing property requirements

•	Logistic planning and delivery

•	Security

•	Ticket distribution and management

•	Sourcing and Training staff for events

Service Support and Availability

Service Hours (e.g.)

•	As per local practice

Service Support

•	By agreement

Atlas – Visa Confidential	155

Visa Europe Service Catalogue

Maintenance

•	N/A

Information Security

•	Visa business rules to apply

Business Impact Analysis

•	Increased costs to Visa Inc

•	Inefficient delivery of events

•	Fragmentation between Visa Inc and Visa Europe

•	Confusion of relationship owners

Atlas – Visa Confidential	156

Visa Europe Service Catalogue

Multi-national Consultancy on Local Markets

Description

Providing multi-national corporations with consultancy services relating to the issuance and acceptance of Visa cards across the Visa Europe territory. Please note this is not linked to the Multi-national programme commitments outlined in the TTLA (as defined under “Global Programs).

Service Features

Access to European expertise and resource involving:

•	Supporting sales process, including onsite client visits

•	Ongoing support post sales

•	Provision of applicable market consultancy and expertise

Service Support and Availability

Service Hours (e.g.)

•	As per local practice

Service Support

•	By agreement

Maintenance

•	N/A

Information Security

•	Visa business rules to apply

Atlas – Visa Confidential	157

Visa Europe Service Catalogue

Business Impact Analysis

•	Proposition to Visa Inc multi-national customers would lack in depth European expertise.

Atlas – Visa Confidential	158

Visa Europe Service Catalogue

(d)	Corporate Communications – Provision for a sponsorship event

Overview

Global event delivery services

Content

Visa Europe staff would provide resources and effort in two activities:

•	Pre-sponsorship event (up to 24 months to event)

•	Onsite during event

Atlas – Visa Confidential	159

Visa Europe Service Catalogue

Provision to Visa Inc. of the Sponsorship Event

Description

Global sponsorship contracts, managed by Visa Inc. incur both obligations and opportunities that need to be delivered. To do this effectively strong relationships need to be developed with multiple organizations and businesses. This typically means operating in the same time zone and understanding the local culture.

Service Features

Visa Inc would continue to provide funding for all activities addressing a Global requirement (not to be confused with what Visa Europe may choose to do in activation), whilst Visa Europe would provide Staff to deliver against objectives set by Visa Inc. Resource would be charged at a blended rate (Band B) per day, with the number of people and days being negotiated.

Activities would be split into the following categories:

VOI

•	Recce and secure accommodation for winners

•	Site visit and confirm activities/restaurants

•	Assess and approve security for all programme aspects

•	Organise transportation – transfers and within the programme

•	Produce clothing/bags for children and parents

•	Provision of translators

•	Recce and secure venue for global media event

•	Provide logistics and production for global event

•	Source catering

•	Arrange for production and display of artwork

•	Produce medals

•	Produce postcards

•	Arrange for local artist participation

•	Manned desk

Online Championships or similar

•	Recce and secure accommodation for winners

•	Site visit and confirm activities/restaurants

•	Assess and approve security for all programme aspects

•	Provision of translators

•	Organise transportation – transfers and within the programme

•	Recce and secure venue for global final/media event

•	Source media partners

•	Produce branded clothing for competitors

Atlas – Visa Confidential	160

Visa Europe Service Catalogue

•	Liaise with technology provider for finals event computers

•	Provide logistics and production for global event

•	Source MCs for the event

VORC

•	Site visit and assess for media events

•	Produce all necessary onsite branded materials for events

Media Materials

•	Production of all media materials in both English and local language

Onsite

PR Agency Costs

•	Onsite Copywriter

•	Videography crew (x 3)

•	Onsite VOI programme manager (plus cover in place of regional staff?)

•	Onsite press office agency support – 5 people

•	Onsite press office VE support – 5 people

•	T&E for all press office staff (10 people)

•	Pre Opening Ceremony Media Party

•	Opening of VORC

•	Non-VE Team Visa/Gold Medal programme events

•	VOI

•	Visa Online Championships or other

•	Team Visa Party

•	OCOG/other events with media participation

•	Visa Paralympic Games Hall of Fame

•	Audio video monitoring press coverage

•	Purchase newspapers for daily monitoring

•	Crisis Management

•	Snow/Sun Day

•	Recce and secure venue

•	Source catering

•	Logistics and production

•	Translators

Service Support and Availability

Service Hours (e.g.)

•	As per local practice

Service Support

•	By agreement

Atlas – Visa Confidential	161

Visa Europe Service Catalogue

Maintenance

•	N/A

Information Security

•	Visa business rules to apply

Business Impact Analysis

•	Increased costs to Visa Inc

•	Inefficient delivery of events

•	Fragmentation between Visa Inc and Visa Europe

•	Confusion of relationship owners

Atlas – Visa Confidential	162

Visa Europe Service Catalogue

(e)	Facilities

Overview

Facilities services include the provision of serviced accommodation within the Sheldon Square and RPC1 Facilities. The provision of office space will be provided under a sub-lease and associated services agreement. The following services will be available under the BSA.

Content

Services not included in Sub-lease:

•	Off site Archives

•	Gym and sports activities

•	Travel scheme function

Atlas – Visa Confidential	163

Visa Europe Service Catalogue

Provision of Office space & Data Hall Space to CEMEA (RPC1 & SSQ)

Description

VE supplies CEMEA with 1.5 floors of office space in SSQ, 1 desk in RPC1 and floor space in RPC1 Data Hall and access to the common parts In addition VE supplies core services (lifts, etc) and shared services (canteen, postroom, reception etc). The provision of this service will be provided under a sub-lease and associated services agreement. The following related services will not be included in the sub lease and associated services agreement and will be available under the BSA and this service description:

Service Features

•	Off site Archives

•	Gym and sports activities - VE allocates part of management fee of implant supplier, also provides room on -2

•	Travel scheme function – VE allocates part of management fee of implant supplier

•	RPC1 – 1 Desk : cost of desk space (as previously discussed) £**

•

RPC1 Data Hall space - facility cost associated with storing CEMEA’s SAN (Storage Area Network) ie. hot standby servers should the Paddington SAN fall over – Data Hall Costs (cost of occupying the space) £**

The service excludes the following items – these items will be covered under the sub lease and associated services agreement:

•	Rent (cost of occupying the building), Rates (property taxes and council rates) and Estate Insurance and charges (VE negotiates and manages relationships on behalf of tenants) includes:

•	CEMEA lab

•	CEMEA build room

•	computer room (share)

•	CEMEA VBS meeting room

•	CEMEA VBS syndicate room

•	Video conference (share)

Atlas – Visa Confidential	164

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

•	Office Moves (VE provide resources to enable desk moves, new furniture and office builds)

•	Building maintenance (core, shared and office areas) (VE provides resources to maintain core services – includes management of Utilities)

•	Health & Safety –provision of a compliant building

•	Reception and Switchboard – (Includes temp cover and uniforms)

•	Canteen (includes hospitality)

•	Catering (vending and water coolers)

•	Cleaning

•	Storage

•	Print room

•	Mailroom facility (includes post room, delivery, couriers (UPS), stationary and reprographics) Management fee allocated on pro-rata basis.

•

Building Security - At SSq we provide building security. If we were to treat CEMEA areas as we do other tenants (landlord responsibilities) then we would/do provide them with their area security i.e., access passes door control etc plus out-of-office security sweeps. Security provision around sponsored events. The security provision around sponsored events is something that has not been addressed. An example would be the upcoming Rugby World Cup, this is a Global sponsorship arrangement managed out of VWS/VI but with a heavy regional input both in terms of logistics and participation. From a security perspective we as the host region take the lead but rely heavily on VI Security in terms of resource and in some parts funding. It is still unclear how this will be managed in the future.

Service Support and Availability

Service Hours (e.g)

•	**

•	** support for facilities and provision of out of hours resources for hospitality and office moves

Service Support

•	Provided by VE staff and suppliers on behalf of VE

Maintenance

•	Cost of maintaining building fabric included in building services fee (time & materials)

Information Security

•	n/a

Business Impact Analysis

•	Without the provision of a safe and operational facility CEMEA would be unable to enter the building thereby accruing costs for alternative premises.

Atlas – Visa Confidential	165

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

(f)	Corporate Security

Overview

Corporate Security

Content

•	Provision to Visa Inc, of the VE part of the global Crisis Management process

•	Provision, to CEMEA, of the VE Crisis Management process, for London centric incidents

•	Provision, to CEMEA, of the VE work area recovery process & capabilities, for London centric incidents

Atlas – Visa Confidential	166

Visa Europe Service Catalogue

Provision to Visa Inc, of the VE part of the Global Crisis Management Process

Description

There is a global Crisis Management process, to which we are bound. In the event of an incident starting in VE we would be required to instigate this process with Visa Inc, providing information as appropriate, and managing actions to mitigate the impacts.

Service Features

Escalation to global Crisis Management facilitator any incident that has a major impact (as per Global Crisis Management policy).

Service Support and Availability

Service Hours (e.g)

•	**

Service Support

•	Provided by VE staff

Maintenance

•	None by VE

Information Security

•	N/A

Business Impact Analysis

•	In ability for rest of world to become ware of a major incident in a timely & controlled manner.

Atlas – Visa Confidential	167

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Provision, to CEMEA, of the VE Crisis Management process, for London centric incidents

Description

There is a VE regional Crisis Management process. If an incident should affect Paddington then it would make sense to combine the responses to the incident, manage the impacts together and ensure commonality of communications.

Service Features

Membership of the VE Crisis Management process for Paddington based incidents. Excludes all other CEMEA of Visa Inc locations.

Service Support and Availability

Service Hours (e.g)

•	**

Service Support

•	Provided by VE staff

Maintenance

•	Appropriate exercising & maintenance activities to ensure the process & capabilities would operate effectively in time of incident.

Information Security

•	N/A

Business Impact Analysis

•	For CEMEA, inability for to manage an incident effectively

•	Potential disparity between VE & CEMEA response.

•	Potential disparity between VE & CEMEA communications

Atlas – Visa Confidential	168

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Provision, to CEMEA, of the VE work area recovery process & capabilities, for London centric incidents

Description

In the event of an incident there is a requirement for alternative office space that could operate in a timely & effective base to restart/maintain critical business process operations. Currently CEMEA contracts to VE for 60 seats at Sungard, Southwark Bridge Road, London.

Service Features

Onward provision of seating at Sungard.

High level facilitation of testing at Sungard (twice yearly).

Provision of communication capabilities (to Basingstoke).

Excludes provision of any technology support for CEMEA applications.

Service Support and Availability

Service Hours (e.g)

•	**

Service Support

•	Provided by VE staff

Maintenance

•	Appropriate exercising & maintenance activities to ensure the process & capabilities would operate effectively in time of incident.

Information Security

•	If applicable

Business Impact Analysis

•	If not contracted at all, inability for CEMEA to recover its critical business operations.

•	If contracted directly with CEMEA, increased cost, lack of leverage etc

(g)

Atlas – Visa Confidential	169

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

(h)	Production Systems

Overview

Production Systems.

Content

•	Visa Money Transfer

•	Visa Authorisations

•	Regional Clearing and Settlement

Atlas – Visa Confidential	170

Visa Europe Service Catalogue

Visa Money Transfer (VMT)

Description

VMT enables consumers and small businesses to transfer money to other consumers or businesses across borders in a convenient, secure and cost effective way.

The service focuses on low value transfers up to €**. Whilst the focus of the service is cross border there are no restrictions that will prevent domestic transfers.

VMT is an end to end service that enables a Visa Member to offer their Visa cardholders the capability to transfer money from their card to any other Visa card anywhere in the world, and to bank accounts in certain countries within Europe.

VMT is a web based service managed and operated by Visa Europe on behalf of Visa Members irrespective of which Visa Region the Member belongs to. VMT incorporates sophisticated risk and anti-money laundering software to assist Members in complying with regulatory requirements. Members offering the service can have their own brand visible on the web site and can tailor a number of the operating parameters to suit their requirements.

VMT enables a sender to send money directly to a Visa card, directly to a bank account in some countries, to a bank branch to be paid out in cash, or via an email address to be collected by the recipient to a Visa card or bank account.

Member staff can also access the administrative functions of the service via Visa Online to provide customer service and investigate alerts raised by the risk and anti-money laundering software.

Service Features

•	Visa Money Transfer

•	VPN Concentrator

•	Visa Money Transfer Admin Service

•	Visa Money Transfer Data Provision

Atlas – Visa Confidential	171

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

•	Eurogiro File Delivery

Goals:

•	Visa Money Transfer BASE II File Collection

•	Visa Money Transfer VSE II File Exception Handling

•	Visa Money Transfer QA Service Availability

•	Visa Money Transfer Temporary Re-Direct Service

•	Adding Service Provider Member

•	Data Back-up

Custom (CEMEA)

•	VE provides support for the implementation of CEMEA Members who have signed up for the service

•	VE provides ongoing support to CEMEA on Member and customer issues.

•	VE supports CEMEA in the specification, testing and integration of system enhancements requested and funded by CEMEA.

Service Support and Availability

Generic

Service Hours (e.g)

•	**

Service Support

•	Provided by VE staff

Customer Support

•	1st and 2nd line provided by regional staff. 3rd line provided by VE staff

Maintenance

•	Ongoing development and maintenance is managed by VE. Other regions can have input to the development of the service and also fund specific developments.

Information Security

•	Managed by VE

Atlas – Visa Confidential	172

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Business Impact Analysis

•	Loss of access to VMT will result in CEMEA withdrawing existing service from two current Members and three prospective Members

•

Visa Canada is currently engaged on a project to link a non-Visa domestic person-to-person money transfer service to VMT to provide international reach. This project will not continue if access to VMT is withdrawn.

Custom (CEMEA)

Service Hours (e.g)

•	**

Service Support

•	Regional Processing Services

Maintenance

•	**
•	Exception: **

•	(Currently **)

Business Impact Analysis

•

Tier ** – RT0 ** - In the event of a failure affecting VMT, Visa Europe will use commercially reasonable efforts to recover the service within **. The nature of the outage will dictate the recovery timeframe that can be achieved, therefore recovery earlier than the advertised recovery time for a Tier ** service cannot be guaranteed.”

Service Impact

•	Members unable to access the suite of applications having a negative impact of Visa Europe revenues and the image of Visa with the card holder.

Atlas – Visa Confidential	173

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Provision to VISA inc – Visa Authorisations

Description

In 2006, the Visa Distributed Processing Service was introduced as the Authorisation system for Visa Europe to provide and IP based Authorisation system proprietary to the Visa Europe Region to reduce Authorisation time and improve system flexibility.

Operating as part of the global Visanet Infrastructure, VDPS switches authorization-related messages between Visa EU Acquirers and Visa EU Issuers, as well as, between Visa EU (VIP) System using ViasNet standard message formats. VDPS functionality includes authorization for both dual-message processing and single message processing, verification requests, responses advices, file updates and administrative information.

SLA for this service is signed

Service Features (Metrics)

Objectives:

Visa Authorisation Availability to Visanet Interchange Processors

Visa Authorisation Cardholder Datavase (CDB) Cardholder Update File Updates (CUP)

Visa Authorisation Update of CORE Dual Message Loads

Update of CORE Single Message and PLUS Loads

Currency Rate loading to RPC1 and RPC2

Visa Authorisation single and Dual Message FTL File Delivery

Single Message Financial Feed for Clearing

Create and delivery Advice Extract (TC48) File for BASE II

Service Support and Availability

Service Hours (e.g)

•	**

Service Support

•	Regional Process Services

Atlas – Visa Confidential	174

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Maintenance

•	**

•	**

Business Impact Analysis

•	**

Service Impact

•

Inability to process inter-regional Authorisations increases fraud potential; reduces Acquirer and Issuer sales volume; impacts the image of Visa with the merchant and the cardholder at the point of sale.

Atlas – Visa Confidential	175

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Provision to VISA inc – Regional Clearing and Settlement

Description

Business service summary:

The Clearing and Settlement team manages the European RC&S system, electronically collects and delivers transaction data from member banks, also performs clearing and settlement functionality to member banks and internal applications for all credit and debit transactions.

Application system summary:

The Clearing and Settlement System provides regional electronic Processing of clearing and settlement transactions and collects and distributes financial and non-financial information and reports between Members. Data is compiled during a collection period and processed at specific settlement times. It also calculates fees, charges, and settlement totals, and produces reconciliation reports.

This SLA is currently under negotiation.

Service Features (Metrics)

Objectives:

TBA

Service Support and Availability

Service Hours (e.g)

•	**

Service Support

•	Regional Process Services

Maintenance

•	TBA

Atlas – Visa Confidential	176

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Business Impact Analysis

•	TBA

Service Impact

•	TBA

Atlas – Visa Confidential	177

Visa Europe Service Catalogue

(i)	Business School

Overview

Business School Programmes

Content

•	Business School - Global education Programmes for Bank Card Managers

Atlas – Visa Confidential	178

Visa Europe Service Catalogue

Business School - Global education Programmes for Bank Card Managers

Description

Design and delivery of bank card development programme for management staff covering an understanding and knowledge of card management principles and relationships, across the key fundamental areas: strategic planning, marketing, risk management, operations and business performance.

Four programmes are offered:

•	Bank Card Business School (residential programme £** per participant)

•	Certificate in Bank Card Management (Self-study qualification £** per participant)

•	Specialist Awards (Self-study award £** per participant)

•	Visa Challenge (Internet based business competition £TBA)

Service Features

Full access and participation in the programmes, including:

•	All learning materials, tutorial support, background documentation, and use of business simulations (credit & debit)

•	Full global student support

•	Formal assessment & measurement of learning

•	Accreditation from recognised professional institution (Chartered Institute of Bankers)

•	Access to Consultants and Industry Experts with global experience

Service Support and Availability

Service Hours (e.g.)

•	Based on local business practice & conditions, adapted for global requirements as required

Service Support

•	Full service support offered for all programmes

Atlas – Visa Confidential	179

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Europe Service Catalogue

Maintenance

•	All programmes continuously maintained

Information Security

•	Visa business rules to apply

Business Impact Analysis

•	May mean lack of education in card industry to its Members, leading to diminished competitive advantage

Atlas – Visa Confidential	180

ATTACHMENT 3:

STATEMENTS OF WORK

RTN	Description	RTN Count	FYO7 BID USD	Cap Amt USD	FY08 BID USD
807999	Visa Authorisation in Europe Support (VDPS Support)	1	**
809781	Regional Clearing and Settlement Initialisation	2	**
809958	Accession Project	3	**
809987	Multi-Regional Billing Report	4	**
810339	Global VROL Enhancements	5	**
810340	**	6	**
810802	RC&S CMLS Feed	7	**
810907	RC&S Testing Requirements	8	**
811089	July VPARS Environment Support	9	**
811231	RC&S Data Migration	10	**
811279	Risk Identification Service Sunset	11	**
811338	Spanish Interchange	12	**
811345	Slovenia EANSS Migration	13	**
811405	VROL Transition Coordination	14	**
811413	VROL Global Enhancements	15	**
811416	VROL SMS Solution	16	**
811421	New Fields and Immediate Deferred Debit Identifier	17	**
811494	Austrian Domestic IRF Change	18	**
811515	RC&S Changes to Systems of Record	19	**		**
811565	VIS Critical Enhancements	20	**
811566	VIS Select and Card Management Critical Feature Enhancements	21	**
811567	VSM Enhancements	22	**
811569	VIM Performance, Scalability and Reliability	23	**
811570	CCDRi Migration, EDP Support, and EDP retirement	24	**
811571	VIM On-going Bring-on Activity	25	**
811572	Strategic Alternatives - Technical Assessment Continuation	26	**
811573	Strategic Alternatives Project - Cost Assessment and Business Process Support	27	**
811574	VIS Post Release 8.0 (QMart VIS Loader Parallel Run and Implementation)	28	**
811597	Amend 0322 advice processing in VIP to allow F91 upgrades	29	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

2

RTN	Description	RTN Count	FYO7 BID USD	Cap Amt USD	FY08 BID USD
811614	Publication of Regional Op Regs for Nov 06 and May 07	30	**
811646	Vital Signs Maintenance & Support	31	**
811646	Vital Signs Maintenance & Support (Approval due May 22; not yet approved)	32	**		**
811683	EU Accession II Automated Solution for Intra-regional Interchange	33	**
811688	GSV Ad Hoc Support	34	**
811716	Inovant Ad Hoc Support	35	**
811718	Vital Signs enhancements planning and consultancy	36	**
811725	RPC1 Mainframe Upgrade For Peak	37	**
811851	Billing Amadeus transactions to PCR level	38	**
811873	Swedish Bilateral	39	**
811874	Irish Domestic Decoupling	40	**
811875	Bilateral Interchange Abbey	41	**
811876	VPAY Domestic Germany	42	**
811877	VE Consumer and Commercial Update	43	**
811891	End to end file monitoring, operational reporting and metrics, and billing	44	**
811929	CCDRi Automation	45	**
811956	Barclaycard IVR (Deferred from FY07 to FY08))	46	**		**
811958	VPAY Italy	47	**		**
811964	US Enrollment (bring-on and Configurations) and Special Requests	48	**
811975	FY08 VROL Requirements analysis and planning	49	**
811985	Inovant Lotus Notes Extension Until Regional Solution	50	**
811990	New UMF Tags	51	**
812008	Slovakian Cashback	52	**		**
812048	RC&S FX Service	53	**		**
812048	RC&S FX Service (SOWA due to customer by end of June - estimate provided here but is not final nor formal)	54	**		**
812061	Flexible Routing VE-US WAN	55	**		**
812097	Cyprus and Portugal Fee Rate Changes	56	**
812233	Implementation of Greek Cash Back	57	**		**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

3

RTN	Description	RTN Count	FYO7 BID USD	Cap Amt USD	FY08 BID USD
812231	International ATM Fees Billing Lines	58	**
812237	VIP Authorization Amount Limit For VE Issue Cards	59	**		**
812309	VE RSI GUI Consultancy-FY07	60	**

	Total		**	**	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

4

ATTACHMENT 4

GLOBAL PROGRAMMES

Europe’s contributions to VROL and VIM global shared development programmes are as follows:

Global Development Programme	FY08			FY09
VROL	$	*	*	Capped at $**
Europe Percentage Allocation		*	*%	**% (subject to cap)
VIM	$	*	*	Capped at $**
Europe Percentage Allocation		*	*%	**% (subject to cap)
Total	$	*	*	Capped at a maximum of $**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

ATTACHMENT 5:

SERVICE LEVEL AGREEMENT

Version

06/06/07

BSA Exhibit

Service Level Agreements

Introduction

This exhibit captures service level agreements in existence as of the effective date of the BSA.

The list contains:

•	Existing SLAs between Visa Europe and another Visa entity (e.g. Inovant)

•	Existing Global SLAs that Visa International had signed on behalf of all Visa regions (including Europe)

•	Recently created SLAs for new services (with effective date as of the BSA effective date – noted simply as “BSA date” under the “Date” column in the below table)

The signing of the BSA signifies that both Visa Inc and Visa Europe agree to be party to each listed SLA and their acceptance of the terms contained therein unless separately noted.

Service Level Agreements for Visa Services

Visa Services	SLA Name	Version	Date
Authorization, Single Message System, Clearing & Settlement	Transaction Services (Authorization, Clearing & Settlement, & Single Message System)	1.1	4/26/2007

International Automated Referral Service (IARS)	EU Region International Automated Referral Service (IARS)	1.2	2/6/2002

Visa Extended Access	Visa Extended Access	1.1	6/1/2007

Visa File Exchange Service (VFES)	Visa File Exchange Service (VFES)	1.3	6/5/2007

Visa Online (VOL)	Visa Online Service (VOL)	1.0	3/28/2001

VisaNet Access Points (VAPs)*	VisaNet Access Points	4.0	3/19/2004

Card Recovery Bulletin (CRB)	Card Recovery Bulletin (CRB)	2.0	6/8/2007

Verified by Visa InterOp Domain	3-D Secure (Verified by Visa) InterOp Domain	4.1	10/12/2005

Offline Certification Authority	Offline Certification Authority	1.0	BSA date

Online Certification Authority	Information Security	3.1	4/25/2007

Visa Resolve On-Line® (VROL)	Visa Resolve Online	1.2	5/17/2007

Global Information Program – Access	Decision Support Services (DSS) High-Risk File Access (HRFA)	3.0	12/31/2002

Direct Feed – Visa Europe	Visa Europe Direct Feeds	2.0	6/6/2007

Transaction Research	Visa Transaction Research System (VTRS)	1.1	3/12/2002

Visa Information Management Service (VIM)	Visa Information Management Service (VIM)	1.6	5/23/2007

Atlas – LL Workstream Visa Confidential	1	Last updated 060607

BSA Exhibit

Service Level Agreements

Visa Services	SLA Name	Version	Date
GCAS/VCCS	EU Region Global Customer Assistance Service	1.4	4/22/2002
	Law Enforcement Assistance	1.1	10/31/2002
	Automated Voice Authorization Service (AVAS)	2.3	9/22/2006

Content Management Service	Content Management Services	1.0	9/12/2006

Corporate Information: -Visa/PLUS Interchange Directories (VID)	Member Directory VID, PLUS	1.2	12/6/2004
-Sales Analysis Franchise Management and	Sales Analysis Service	1.4	11/30/2004
Data Transfer: -BIN management -VIS	Visa information Systems (VIS) and Data Transfer Service	1.5	12/14/2004

Corporate Network/Workstation Support	Corporate Network Service	2.0	5/27/2003

Global Integrated Financial Solution (GIFS)	Global Integrated Financial Solutions	2.0	9/19/2001
	Visa International Financial Systems (VFS) Global Services Agreement for Global Integrated Financial Solution (GIFS)	1.2	11/29/2004

Global Member Billing Solution	Global Member Billing Solution Service	1.07	3/5/2006

Information Security	Information Security	3.1	4/25/2007

Publishing Services	Publishing Services	1.0	6/9/2003

Treasury Services – Inter and Intra-regional Transactions	Treasury Services – International and Intra-regional Transactions	1.0	BSA date

Voice/Conferencing Services	Voice Conferencing Remote Services	1.0	5/29/2003

Membership Systems/Member Information Products	Visa USA Franchise Management & Visa Worldwide Services & International Regions	1.0	6/15/2006

Commercial Solutions Product Development & Management	Commercial Solutions Product Development & Management	2.0	BSA date

Consumer Product Development & Management	Consumer Product Platform & Acceptance Development & Management	4.0	BSA date

Global Technology Platform Development & Management	Technology Platform Development & Management	2.0	BSA date

Premium Program Enhancements & Benefits	Premium Program Enhancements & Benefits	2.0	BSA date

ATM Locator Service	ATM Locator Service	1.0	BSA date

Global Intranet Applications	Global Intranet Applications	1.0	BSA date

Domain Name/Web Site Hosting	Domain Name & External Web Site Hosting Service	1.0	BSA date

Atlas – LL Workstream Visa Confidential	2	Last updated 060607

BSA Exhibit

Service Level Agreements

Visa Services	SLA Name	Version	Date
HR Directory Services	HR Directory Services	1.0	6/6/2003

VDPS	Visa Authorisation- European Customised Services and VisaNet Interoperability	1.2 , 1.0 addendum	6/22/2006 4/30/2007

	Visa Distributed Processing Service (VDPS) Authorisation Service	1.5	6/5/2006

Service Level Agreements for Europe Services

Visa Services	SLA Name	Version	Date
Travellers Cheque Hosting Service	Travellers cheque database hosting	V1.0	6/8/07

Audio Visual Support	Audio Visual support	V1.0	6/8/07

Change Control System (InPact)	Change Control System (InPact) Usage	V1.0	6/8/07

DWDM Link and shared SAN Fabric	DWDM Link and shared SAN Fabric	V1.0	6/8/07

Event Management Hosting	Event Management Hosting	V1.0	6/8/07

Facilities Management System Access	Facilities Management System Access	V1.0	6/8/07

Hospitality Suite Access	Hospitality Suite Access	V1.0	6/8/07

Internet Access	Internet Access	V1.0	6/8/07

Telephony	Telephony	V1.0	6/8/07

Visa Money Transfer	Visa Money Transfer	V1.1	6/8/07

VDPS	Visa Authorisation- European Customised Services and VisaNet Interoperability	V1.2, 1.0 addendum	6/22/06 4/30/07
	Visa Distributed Processing Service (VDPS) Authorisation Service	V1.5	6/5/06

Atlas – LL Workstream Visa Confidential	3	Last updated 060607

BSA Exhibit

Service Level Agreements

Service Credits for Europe Services

Introduction

This exhibit identifies the Europe Services for which service credits will be applied per section 7.4.3 by Visa Inc’s request.

**

Atlas – LL Workstream Visa Confidential	4	Last updated 060607

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

BSA Exhibit

Service Level Agreements

Service Credits for Visa Services

Introduction

This exhibit identifies the Visa Services for which service credits will be applied per section 7.4.3 by Europe’s request.

**

Atlas – LL Workstream Visa Confidential	5	Last updated 060607

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

BSA Exhibit

Service Level Agreements

**

Atlas – LL Workstream Visa Confidential	6	Last updated 060607

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

BSA Exhibit

Service Level Agreements

**

Atlas – LL Workstream Visa Confidential	7	Last updated 060607

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

ATTACHMENT 6:

PRICING AND FINANCIAL PROVISIONS

For Project Atlas – Europe Agreements

Visa Inc. Service Pricing, Version 9.3.5; Last updated May 10, 2007

Per final agreement of CNG

Service	Fees 2008		2009		2010
SRI - SINGLE SOURCE SERVICES
International Automated Referral Service (IARS)	$	**	$	**	$	**
Verified by Visa InterOp Domain	$	**	$	**	$	**
Certificate Authority	$	**	$	**	$	**
Visa Resolve Online© (VROL)	$	**	$	**	$	**
Direct Feed - Visa Europe	$	**	$	**	$	**
Information Storage Service	$	**	$	**	$	**
Visa Information Management Service (VIM)	$	**	$	**	$	**
Corporate Information (Visa/PLUS Interchange Directories (VID), Franchise Management and Data Transfer (VIS))	$	**	$	**	$	**
Global Member Billing Solution (GMBS)	$	**	$	**	$	**
Treasury Services	$	**	$	**	$	**
Commercial Solutions	$	**	$	**	$	**
Consumer Products	$	**	$	**	$	**
Product Technology	$	**	$	**	$	**

SUBTOTAL - SRI SINGLE SOURCE SERVICES	$	**	$	**	$	**

OPTIONAL SERVICES
Visa Extended Access	$	**	$	**	$	**
VisaNet Access Points (VAPs)	$	**		$—		$—
Visa File Exchange Service (VFES)	$	**	$	**	$	**
Visa Online (VOL)	$	**	$	**	$	**
Card Recovery Bulletin (CRB)	$	**	$	**	$	**
Global Information Program - Access	$	**	$	**	$	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

2

For Project Atlas – Europe Agreements

Visa Inc. Service Pricing, Version 9.3.5; Last updated May 10, 2007

Per final agreement of CNG

Service	Fees 2008		2009		2010
Transaction Research	$	**	$	**	$	**
VCCS	$	**	$	**	$	**
Content Management Services	$	**	$	**	$	**
Corporate Network/Workstation Support	$	**	$	**	$	**
Information Security	$	**	$	**	$	**
Publishing Services	$	**	$	**	$	**
Global Intranet Applications[2]		**		**		**
ATM Locator	$	**	$	**	$	**
Consumer Products	$	**	$	**	$	**
Partnerships[3]	$	**		Pass-Through TBD**		Pass-Through TBD**
Website Hosting[4]	$	**	$	**	$	**
Global Integrated Financial Solution (GIFS)	$	**

SUBTOTAL - OPTIONAL SERVICES	$	**	$	**	$	**

SUBTOTAL - BEFORE MAINTENANCE FEE & PAY-AS-YOU-GO	$	**	$	**	$	**

MAINTENANCE FEE:
Initial Fee	$	**	$	**	$	**
(Subsequent Reductions)[5]		(TBD)		(TBD)		(TBD)

SUBTOTAL - BEFORE PAY-AS-YOU-GO SERVICES	$	**	$	**	$	**

PAY-AS-YOU-GO RECIPROCAL SERVICES
Switching (Inter-Regional)	$	**	$	**	$	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

3

For Project Atlas – Europe Agreements

Visa Inc. Service Pricing, Version 9.3.5; Last updated May 10, 2007

Per final agreement of CNG

Service	Fees 2008		2009		2010
		TBD		TBD		TBD
Clearing and Settlement (Inter-Regional)	$	**	$	**	$	**
		TBD		TBD		TBD

SUBTOTAL - PAY-AS-YOU-GO RECIPROCAL SERVICES		TBD		TBD		TBD

PAY-AS-YOU-GO SERVICES
VIP - Auth (Domestic and Non-VE Processor)[6]	$	**	$	**	$	**
		TBD		TBD		TBD
VDPS Switching – ** Fee	$	**	$	**	$	**
		TBD		TBD		TBD
Single Message System	$	**	$	**	$	**
		TBD		TBD		TBD
CAS (Domestic)	$	**	$	**	$	**
		TBD		TBD		TBD
VDPS Support - CAS (RSI) VE Silo	$	**/month	$	**/month	$	**/month
VDPS Support - CAS (RSI) VE Silo		TBD		TBD		TBD
CAS – ** Fee	$	**	$	**	$	**
		TBD		TBD		TBD
** Fee (Option A)		**		**		**
		**		**		**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

4

For Project Atlas – Europe Agreements

Visa Inc. Service Pricing, Version 9.3.5; Last updated May 10, 2007

Per final agreement of CNG

Service	Fees 2008		2009		2010
Settlement Bank Fees[7]	$	**/month	$	**/month	$	**/month
		TBD		TBD		TBD

SUBTOTAL - PAY-AS-YOU-GO SERVICES		TBD		TBD		TBD

TRANSITIONAL SERVICES[8]
Risk Identification Service (RIS)	$	**	$	**	$	**
Dispute Management System/Visa Image Transaction Research Application (DMS/VITRA)	$	**	$	**	$	**
International Electronic Case Filing (IECF)	$	**	$	**	$	**
Request for Copy/VisaNet Documentation Automation Service Offline (RFC/VDAS Offline)	$	**	$	**	$	**
Visa Image Exchange Workstation Online (VIEW Online)	$	**	$	**	$	**
Visa Image Exchange Workstation 3.1.1 (VIEW 3.1.1)	$	**	$	**	$	**

SUBTOTAL - TRANSITIONAL SERVICES	$	**	$	**	$	**

[1]

Cross-system Reconciliation for International Transactions are SRI Services. Once RC&S is operational, settlement and f/x services for VE transactions will become Optional Services. For International Transactions where the Issuer of a Card is a Member, these services will become Optional Services in accordance with paragraph 34 of this Schedule.

[2]	This service, as described in the Service Catalogue, will be provided during this term at **.
[3]	For 2009 and 2010, the fees will be a pass-through of expenses determined prior to the beginning of the year.
[4]	The fixed fee for this service is $**, as listed herein. The fixed fee covers up to ** websites. The fee for additional websites is $** per month for each additional site.

Fees will begin to be charged after the Visa Inc. IPO. The fee will not apply if Visa Europe completes migration off this service prior to the Visa Inc. IPO.

[5]	The Maintenance Fee will be reduced once RCS is fully implemented and GIFS fully terminated (see notes under billing procedures for more detail).
[6]	Revenue collection procedures in existence as of the date of this Agreement shall remain the same, unless the Parties agree otherwise.
[7]	The fees shown on this Price Sheet are an estimate, based on full usage of the service. Actual fees will be based on a pass-through of actual expenses.
[8]	These Transitional Services are all scheduled to terminate by September 30, 2007. The prices listed herein would take effect only if a service is not terminated by September 30, 2007.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

5

GIFS and VAP are also considered Transitional Services for purposes of the BSA, with a termination date of September 30, 2008. Any use beyond that date is not covered in these pricing terms and would be covered by the penalty pricing provisions in the BSA.

For Project Atlas – Europe Agreements

Procedures to Implement BSA Pricing Terms; Last Updated May 10, 2007

SUBJECT IN ALL CASES TO PARAGRAPHS 13 and 14 of the Bilateral Services Schedule.

SRI Single Source Services

1)	The price is fixed over the three year term and will be billed monthly at one-twelfth the listed annual price of each service.

2)	Subject to paragraphs 13 and 14 of the Bilateral Services Schedule, the price is subject to change if the customer requests new features or functionality or a different service level.

Optional Services

1)	The price is fixed over the three year term and will be billed monthly at one-twelfth the listed annual price of each service.

2)	Subject to paragraphs 13 and 14 of the Bilateral Services Schedule, the price is subject to change if the customer requests new features or functionality or a different service level.

3)	The Global Intranet Applications service, as described in the Service Catalogue, will be provided at ** to VE.

4)	The fees for Partnerships will be re-set annually based on a pass-through of contractual expenses. The fee for 2008 is listed and will be billed on a pro-rated basis each month. In addition to the list price, VE will be offered participation in the “Destination Marketing” program when it is initiated and will have the option to participate at a buy-in price that is currently estimated at $**. The fee for 2009 and 2010 will be established prior to each year based on the contractual commitments in place at the time.

5)	The Website Hosting service has a fixed and variable fee component. The fixed fee of $** per year covers up to ** websites. Additional websites will be charged at the rate of $** per month per site. Fees will begin to be charged after the Visa Inc. IPO.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

6

Maintenance Fee

1)	The Maintenance Fee of $** will be billed as a single line item, starting at $** per month and reduced by $** in the month after RCS is fully implemented and an additional $** in the month after GIFS is terminated. For example, if RCS is implemented in March 2008, the monthly Maintenance Fee would drop to $** in April of 2008. If GIFS is then terminated in September 2008, the Maintenance Fee would go away beginning in October 2008.

Pay-as-you-Go Reciprocal Services

1)	These services will be billed monthly based on the published rate times the actual volumes.

2)	Each entity will use the same formula to bill the other, except that VE will not bill Visa Inc for any CAS (Inter-Regional) transactions processed on the BASE II system, as compensation for the cost of processing BASE II transactions at OCB is built into the CAS (Domestic) price, through the provision of the so-called “OCAP Credit”, which is evidenced by the difference between the CAS (Domestic) price and the CAS (Inter-Regional) price.

Pay-as-you-Go Services

1)	Except for “VDPS Support - CAS (RSI) VE Silo” and “Bank Settlement Services”, these services will be billed monthly based on the published rate times the actual volumes. “VDPS Support - CAS (RSI) VE Silo” and “Bank Settlement Services” will be billed at the respective rates set out in Attachment [6] (Pricing and Financial Programs) until use of the respective services is terminated. As of the month following their full termination, the respective service(s) will no longer be billed.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

7

2)	The “** Fee” price point is listed but does not carry a price for the initial three-year period. There is no listed price because the parties agree that the ** will not be terminated within the life of the initial contract. However, upon termination of the technical aspects of the **, Visa Inc. expects to continue to provide services within the ** price point, namely the sharing of the global network backbone. Upon termination of the **, a ** price will be established for use of the backbone and any other residual components that might still exist. The service is likely to be re-named at that time to make it more descriptive of the remaining elements.

3)	Settlement Bank Fees will be based on a pass-through of actual expenses. The figures shown on the Price Sheet are an estimate based on full usage of the service.

Transitional Services

1)	It is expected that the Transitional Services listed under such heading on the price sheet will terminate by September 30, 2007. If any such service continues beyond that date, it will be billed at the published rate, pro-rated monthly, until the first full month following the termination of the service.

2)	Two other services — VAP and GIFS — are listed as “Optional Services” on the price sheet, although they are considered “Transitional Services” for purposes of the BSA. Those two services are expected to terminate by September 30, 2008. Until September 30, 2008, VE will be billed at the published rate, pro-rated monthly. If necessary, these services will be provided after September 30, 2008 on a temporary basis, subject to the penalty provisions in the BSA. They would then continue to be billed on a monthly basis until the end of the month in which the use of the service is terminated.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

8

Pricing - VE Services to Visa Inc.

FY08 Price
Corporate Systems	£**
Product & Marketing
Global Event Delivery	Professional Services - Time and Materials at negotiated rate
Multi-national & other consultancy	Professional Services - Time and Materials at negotiated rate
Corporate Communications	Professional Services - Time and Materials at negotiated rate
Facilities	£**
Corporate Security	£**
Production Systems
Inter-regional - Auths	$**/transaction
Inter-regional - RC&S	$**/transaction
Development	Professional Services - Time and Materials at negotiated rate
Visa Money Transfer	€** implementation fee & €** per transaction fee
Business School	Cost per seat basis

Note: The provision of office space (SSQ) and directly related services will be provided under a sub-lease and associated services agreement.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

9

ATTACHMENT 7:

DATA PROTECTION AGREEMENT

DATA PROTECTION AGREEMENT

This agreement is made on [•] 2007 between:

(1)	[VISA EUROPE SERVICES, INC.] [VISA EUROPE LIMITED] [insert details] (“Europe”); and

(2)	VISA INC, a corporation organized and existing under the laws of the State of Delaware, United States of America, with a principal mailing address at PO Box 8999, San Francisco, CA 94128-8999 United States of America (“Visa”).

A.	WHEREAS, the Parties have entered into a Bilateral Services Schedule of even date herewith as set out in Schedule 1 (the “Bilateral Services Schedule”) under which they will undertake the processing of information on each other’s behalf;

B.	WHEREAS, certain arrangements between the Parties including those described in the Bilateral Services Schedule involve the transfer of various data to each other;

C.	WHEREAS, Applicable Law in the European Union as well as other jurisdictions may govern the export, handling or use of such data where it is comprised of personal information;

D.	WHEREAS, the Parties seek to enter an agreement that enables them to exchange data in a manner that complies with Applicable Law;

THEREFORE, in consideration of the mutual terms and obligations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions.

a.	“Cardholder Information” means: (a) any Visa account number; (b) any transaction information concerning a Visa account; (c) any Customer or third party information that constitutes “nonpublic personal information,” as such term is defined in the federal Gramm-Leach-Bliley Act of 1999, as amended, and the regulations promulgated under that act; and (d) any information subject to Section 628 of the federal Fair Credit Reporting Act of 1970, as amended, or any regulations or guidelines promulgated under that section;

b.

“Data Protection Legislation” means any legislation in force from time to time which implements the European Community’s Directive 95/46/EC and Directive 2002/58/EC and is applicable to the provision of Services pursuant to this Schedule, including the Data Protection Act 1998 and the

2

Privacy and Electronic Communication (EC Directive) Regulations 2003 in the United Kingdom;

c.	“Personal Data” means any personal data (which have the same meaning as in the Data Protection Legislation) processed as part of the Services.

2.	The Parties shall:

a.	take reasonable steps to ensure the reliability of personnel who have access to Personal Data or Cardholder Information and ensure that such personnel are aware of Service Provider’s obligations under this Section;

b.	In addition to any confidentiality obligations, to the extent that they collect and/or receive any Personal Data or Cardholder Information, maintain all appropriate physical, electronic and procedural safeguards designed to: (a) maintain the security and confidentiality of such Cardholder Information and Personal Data, including encrypting Cardholder Information and Personal Data; (b) protect against any anticipated threats or hazards to the security or integrity of such Cardholder Information and Personal Data; and (c) protect against unauthorized access to or use of such Cardholder Information and Personal Data that could result in substantial harm or inconvenience to the individual(s) to whom such Cardholder Information or Personal Data pertains. Subject to clause 17.3 of the Bilateral Service Agreement, each Party will provide at the other Party’s request, appropriate reviews and reports to monitor compliance with obligations under this Section. If a Party experiences an unauthorized access to any of its facilities or systems pursuant to which it believes or suspects that one or more third parties may have been able to obtain access to Cardholder Information or Personal Data, such Party shall immediately notify the other Party and, subject to clause 12.1.5: (i) provide the other Party with all available information regarding the nature and scope of such unauthorized access, and (ii) fully cooperate with the other Party, including any investigation, reporting or other obligations that the other Party may reasonable require, including those required by Applicable Law.

3.	Visa shall refrain from processing Personal Data outside of the European Economic Area other than the United States of America, unless set forth in Exhibit 1 or otherwise agreed in writing by the Parties.

4.	Europe shall refrain from processing Cardholder Information that is provided to Europe by Visa outside of the European Economic Area, unless set forth in Exhibit 1 or otherwise agreed in writing by the Parties.

5.	Model Clause. Visa shall execute the Controller to Processor Model Contract published by the European Commission (the “Model Clause”) attached to this Agreement as Exhibit 2, subject to the following provisions:

3

a.	Any audits required of Visa pursuant to the Model Clause shall be carried out in accordance with clause 17.4 of the Bilateral Services Schedule; provided, that, to the extent required by the Model Clauses, Europe may participate in any audits carried out by Visa subject to paragraph 17.3 of the Bilateral Services Schedule.

b.	In addition to providing the details of its technical and organisational security measures as contemplated in Appendix 2 of the Model Clause, Visa shall also (i) provide to Europe a summary of these measures (the “Summary”), and (ii) update the Summary from time to time to reflect changes in Visa’s technical and organizational security measures.

c.	The data importer (as defined in the Model Clause) shall notify the data exporter (as defined in the Model Clause) where it receives a request for a copy of the Model Clause and, following such notification, the data exporter shall make available to the relevant data subjects upon request a copy of the Model Clause, with the exception of Appendix 2 of the Model Clause, which shall be replaced by the Summary, provided, that, Visa provides such Summary in accordance with Section 5(b) above.

d.	Europe authorizes Visa to process Personal Data as contemplated in Appendix 1 of the Model Clause and any instructions given by Europe to Visa regarding Personal Data will, to the extent that any such instruction constitutes a modification or enhancement of the Services, be given in accordance with clause 16.2 of the Bilateral Services Schedule.

e.	In the event that Visa certifies to the U.S. Department of Commerce that it complies with the safe harbor principles as agreed between the United States and the European Union regarding the European Union’s Directive on Data Protection, either Party may terminate the Model Clause; provided, that, the Parties enter into a new Model Clause (with the same terms) which will apply to any Personal Data that is processed outside of the United States.

6.	Survival. To the extent that the Parties continue to possess any Personal Data or Cardholder Information, this agreement shall survive the termination of the Bilateral Services Schedule or the termination of any Services performed pursuant thereto.

7.	Construction. Construction of this agreement and all terms used herein shall be consistent with the definitions and rules of construction set forth in Schedule 1 of the Bilateral Services Schedule.

4

EXHIBIT 1 COUNTRIES WHERE DATA IS PROCESSED BY THE PARTIES

Australia

Bahrain

Brazil

Canada

Chile

China

India

Israel

Japan

Mexico

Panama

Puerto Rico

Singapore

South Africa

South Korea

Ukraine

Uruguay

Venezuela

5

EXHIBIT 2 MODEL CLAUSE

Controller to Processor Model Contract

Name of the data exporting organisation:
________________________________________________

address

________________________________________________________________

_________________________________________________________

tel.: _____________________;

fax: _____________________ ;

e-mail: _________________________________

Other information needed to identify the organisation

_________________________________________________________________________

(the “data exporter”)

and

Name of the data importing organisation:

_______________________________________________

address ________________________________________________________________

_______________________________________________________________________

tel.: _________________________;

fax: ___________________________ ;

e-mail: ______________________________

Other information needed to identify the organisation

__________________________________________________________________________________

(the “data importer”)

HAVE AGREED on the following Contractual Clauses (the “Clauses”) in order to adduce adequate safeguards with respect to the protection of privacy and fundamental rights and freedoms of individuals for the transfer by the data exporter to the data importer of the personal data specified in Appendix 1.

6

2	Definitions

For the purposes of the Clauses:

“personal data”, “special categories of data”, “process/processing”, “controller”, “processor”, “data subject” and “supervisory authority” shall have the same meaning as in Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data (the “Directive”);

the “data exporter” shall mean the controller who transfers the personal data;

the “data importer” shall mean the processor who agrees to receive from the data exporter personal data intended for processing on his behalf after the transfer in accordance with his instructions and the terms of these Clauses and who is not subject to a third country’s system ensuring to adequate protection;

the “applicable data protection law” shall mean the legislation protecting the fundamental rights and freedoms of natural persons and, in particular, their right to privacy with respect to the processing of personal data applicable to a data controller in the Member State in which the data exporter is established;

“technical and organisational security measures” shall mean those measures aimed at protecting personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, in particular where the processing involves the transmission of data over a network, and against all other unlawful forms of processing.

3	Details of the transfer

The details of the transfer and in particular the special categories of personal data where applicable are specified in Appendix 1 which forms an integral part of the Clauses.

4	Third-party beneficiary clause

The data subject can enforce against the data exporter this Clause, Clause 4(b) to (h), Clause 5(a) to (e), and (g), Clause 6.1 and 6.2, Clause 7, Clause 8.2 and Clauses 9, 10 and 11, as third-party beneficiaries.

The data subject can enforce against the data importer this Clause, Clause 5(a) to (e) and (g), Clause 6.1 and 6.2, Clause 7, Clause 8.2, and Clauses 9, 10 and 11, in cases where the data exporter has factually disappeared or has ceased to exist in law.

The parties do not object to a data subject being represented by an association or other body if the data subject so expressly wishes and if permitted by national law.

7

5	Obligations of the data exporter

The data exporter agrees and warrants:

(a)	that the processing, including the transfer itself, of the personal data has been and will continue to be carried out in accordance with the relevant provisions of the applicable data protection law (and, where applicable, has been notified to the relevant authorities of the Member State where the data exporter is established) and does not violate the relevant provisions of that State;

(b)	that he has instructed and throughout the duration of the personal data processing services will instruct the data importer to process the personal data transferred only on the data exporter’s behalf and in accordance with the applicable data protection law and these clauses;

(c)	that the data importer shall provide sufficient guarantees in respect of the technical and organisational security measures specified in Appendix 2 to this contract;

(d)	that after assessment of the requirements of the applicable data protection law, the security measures are appropriate to protect personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, in particular where the processing involves the transmission of data over a network, and against all other unlawful forms of processing, and that these measures ensure a level of security appropriate to the risks presented by the processing and the nature of the data to be protected having regard to the state of the art and the cost of their implementation;

(e)	that he will ensure compliance with the security measures;

(f)	that, if the transfer involves special categories of data, the data subject has been informed or will be informed before, or as soon as possible after, the transfer that his data could be transmitted to a third country not providing adequate protection;

(g)	that he agrees to forward the notification received from the data importer pursuant to Clause 5(b) to the data protection supervisory authority if he decides to continue the transfer or to lift his suspension;

(h)	to make available to the data subjects upon request a copy of the Clauses set out in this Annex, with the exception of Appendix 2 which shall be replaced by a summary description of the security measures.

6	Obligations of the data importer

The data importer agrees and warrants:

to process the personal data only on behalf of the data exporter and in compliance with his instructions and the clauses; if he cannot provide such compliance for

8

whatever reasons, he agrees to inform promptly the data exporter of his inability to comply, in which case the data exporter is entitled to suspend the transfer of data and/or terminate the contract;

(i)	that he has no reason to believe that the legislation applicable to him prevents him from fulfilling the instructions received from the data exporter and his obligations under the contract and that in the event of a change in this legislation which is likely to have a substantial adverse effect on the warranties and obligations provided by the Clauses, he will promptly notify the change to the data exporter as soon as he is aware, in which case the data exporter is entitled to suspend the transfer of data and/or terminate the contract;

(j)	that he has implemented the technical and organisational security measures specified in Appendix 2 before processing the personal data transferred;

(k)	that he shall promptly notify the data exporter about:

(i)	any legally binding request for disclosure of the personal data by a law enforcement authority unless otherwise prohibited, such as a prohibition under criminal law to preserve the confidentiality of a law enforcement investigation;

(ii)	any accidental or unauthorised access; and

(iii)	any request received directly from the data subjects without responding to that request, unless he has been otherwise authorised to do so;

(l)	to deal promptly and properly with all inquiries from the data exporter relating to his processing of the personal data subject to the transfer and to abide by the advice of the supervisory authority with regard to the processing of the data transferred;

(m)	at the request of the data exporter to submit his data processing facilities for audit of the processing activities covered by the clauses which shall be carried out by the data exporter or an inspection body composed of independent members and in possession of the required professional qualifications bound by a duty of confidentiality, selected by the data exporter, where applicable, in agreement with the supervisory authority;

(n)	to make available to the data subject upon request a copy of the Clauses set out in this Annex, with the exception of Appendix 2 which shall be replaced by a summary description of the security measures in those cases where the data subject is unable to obtain a copy from the data exporter.

9

7	Liability

7.1	The parties agree that a data subject, who has suffered damage as a result of any violation of the provisions referred to in Clause 3 is entitled to receive compensation from the data exporter for the damage suffered.

7.2	If a data subject is not able to bring the action referred to in paragraph 6.1 arising out of a breach by the data importer of any of his obligations referred to in Clause 3 against the data exporter because the data exporter has disappeared factually or has ceased to exist in law or became insolvent, the data importer agrees that the data subject may issue a claim against the data importer as if he were the data exporter.

8	Mediation and jurisdiction

8.1	The data importer agrees that if the data subject invokes against him third-party beneficiary rights and/or claims compensation for damages under the Clauses, the data importer will accept the decision of the data subject:

to refer the dispute to mediation, by an independent person or, where applicable, by the supervisory authority;

(o)	to refer the dispute to the courts in the Member State in which the data exporter is established.

8.2	The data importer agrees that, by agreement with the data subject, the resolution of a specific dispute can be referred to an arbitration body if the data importer is established in a country which has ratified the New York Convention on enforcement of arbitration awards.

8.3	The parties agree that the choice made by the data subject will not prejudice his substantive or procedural rights to seek remedies in accordance with other provisions of national or international law.

9	Cooperation with supervisory authorities

9.1	The data exporter agrees to deposit a copy of this contract with the supervisory authority if it so requests or if such deposit is required under the applicable data protection law.

9.2	The parties agree that the supervisory authority has the right to conduct an audit of the data importer which has the same scope and is subject to the same conditions as would apply to an audit of the data exporter under the applicable data protection law.

10	Governing Law

The Clauses shall be governed by the law of the Member State in which the data exporter is established, namely England.

10

11	Variation of the contract

The parties undertake not to vary or modify the terms of the Clauses.

12	Obligation after the termination of personal data processing services

12.1	The parties agree that on the termination of the provision of data processing services, the data importer shall, at the choice of the data exporter, return all the personal data transferred and the copies thereof to the data exporter or shall destroy all the personal data and certify to the data exporter that he has done so, unless legislation imposed upon the data importer prevents him from returning or destroying all or part of the personal data transferred. In that case, the data importer warrants that he will guarantee the confidentiality of the personal data transferred and will not actively process the personal data transferred anymore.

12.2	The data importer warrants that upon request of the data exporter and/or of the supervisory authority, he will submit his data processing facilities for an audit of the measures referred to in paragraph 11.1.

11

On behalf of the data exporter:

Name (written out in full): _________________________________________________________________________________

Position: _______________________________________________________________________________________________

Address: _______________________________________________________________________________________________

Other information necessary in order for the contract to be binding (if any): __________________________________________

Signature
(stamp of organisation)

On behalf of the data importer:

Name (written out in full): _________________________________________________________________________________

Position: _______________________________________________________________________________________________

Address: _______________________________________________________________________________________________

Other information necessary in order for the contract to be binding (if any): __________________________________________

Signature
(stamp of organisation)

12

APPENDIX 1

This Appendix forms part of the Clauses and must be completed and signed by the parties

* The Member States may complete or specify, according to their national procedures, any additional necessary information to be contained in this Appendix.

Data Exporter

The data exporter is (please specify briefly your activities relevant to the transfer):

Data Importer

The data importer is (please specify briefly activities relevant to the transfer):

Data Subjects

The personal data transferred concern the following categories of data subjects (please specify):

Categories of Data

The personal data transferred concern the following categories of data (please specify):

Special Categories of Data (if appropriate)

The personal data transferred concern the following special categories of data (please specify):

13

Processing Operations

The personal data transferred will be subject to the following basic processing activities (please specify):

1.	Subject to the data importer complying with its notification obligations under Clause 5(d)(i) of the Model Clause, the data importer may process Personal Data for the purpose of complying with a request for disclosure of the Personal Data by a law enforcement authority;

2.	processing personal data for the purposes of authorising, clearing and settling card payment transactions;

3.	processing personal data for the purposes of verifying of transactions;

4.	processing of personal data for the purpose of research and product development;

5.	processing of personal data for the purposes of marketing;

6.	processing personal data for the purposes of providing billing, accounting and treasury services;

7.	processing personal data for the purposes of providing information management and storage services;

8.	processing personal data for the purposes of providing a card transaction dispute resolution mechanism;

9.	processing employment related data;

10.	processing personal data for purposes of risk management functions and services; and

11.	processing personal data for purposes of providing cardholder customer service functions; and

12.	processing personal data to provide a data subject Visa Europe products and/or services that such data subject has specifically requested and/or consented.

DATA EXPORTER	DATA IMPORTER

Name:	Name:

Authorised signature:	Authorised signature:

14

APPENDIX 2

This Appendix forms part of the Clauses and must be completed and signed by the parties

Description of the technical and organisational security measures implemented by the data importer in accordance with Clauses 4(d) and 5(c) (or document/legislation attached):

DATA EXPORTER	DATA IMPORTER

Name:	Name:

Authorised signature:	Authorised signature:

15

ATTACHMENT 8:

INTEROPERABILITY PROCEDURES AND PRACTICES

Following documents to be inserted:

•	VDPS Interoperability Operations and Support Processes

•	VDPS Interoperability Product and Service Development Processes]

•	Visa Europe and Inovant Support Guideline Current Document (Interop-Version 6.)

SCHEDULE 2 TO

FRAMEWORK AGREEMENT

Schedule 2

TECHNOLOGY

CONFIDENTIAL

(i)

(ii)

APPENDICES

Appendix A	Best Knowledge of Licensee / Best Knowledge of Licensor
Appendix B	Global Interoperability Rules
Appendix C	Source Code Protection Rules
Appendix D	Pre-existing Agreements

Licensor Disclosures

Appendix 9.1(a)(v)	Registered Licensor Intellectual Property
Appendix 9.1(a)(viii)	Third Party Claims
Appendix 9.1(a)(ix)	Infringements
Appendix 9.1(a)(x)	Grant of Rights to Third Parties

Licensee Disclosures

Appendix 9.2(a)(iv)	Third Party Claims
Appendix 9.2(a)(v)	Infringements
Appendix 9.2(a)(vi)	Patents/Material Unregistered Intellectual Property

(iii)

INTRODUCTION

WHEREAS, the Visa Enterprise has operated through: Visa International; the following unincorporated regions: (a) Visa Asia Pacific Region (“Visa Asia Pacific”), (b) Visa Central and Eastern Europe, Middle East and Africa Region (“Visa CEMEA”) and (c) Visa Latin America and Caribbean Region (“Visa LAC”); Licensee; Visa USA; Visa Canada Association (“Visa Canada”); and Inovant (each a “Visa Organization”, and together the “Visa Organizations”);

WHEREAS, the Visa Organizations have entered into the Global Restructuring Agreement dated as of                     , 2007 (the “Restructuring Agreement”), pursuant to which Visa International, Visa Asia Pacific, Visa CEMEA, Visa LAC, Visa USA, Visa Canada and Inovant have been restructured, as of the Restructuring Closing Date, as that term is defined under the Restructuring Agreement, in accordance with the terms of the Restructuring Agreement;

WHEREAS, pursuant to the Restructuring Agreement and related agreements, Licensor and certain of its Affiliates own the Licensor Intellectual Property used in connection with the management, operation, maintenance or participation in the Visa System and Visa Enterprise;

WHEREAS, Licensee owns certain of the Intellectual Property subsisting in the VE Clearing and Settlement System;

WHEREAS, Licensee has been using certain of the Licensor Intellectual Property prior to the Effective Date under license from Visa International;

WHEREAS, Licensee wishes to obtain from Licensor, and Licensor desires to grant to Licensee, a license for Licensee’s use of the Licensor Intellectual Property in connection with Licensee’s continued participation in the Visa System and Visa Enterprise, as set forth herein;

WHEREAS, Licensor may wish in the future to obtain from Licensee, and Licensee agrees that upon Licensor’s request to grant to Licensor, a license for Licensor’s use of the Intellectual Property owned by Licensee and subsisting in the VE Clearing and Settlement System;

WHEREAS, pursuant to Schedule 1, Visa Inc. and Licensee shall provide services to each other in support of the Visa Enterprise (“Bilateral Services Schedule”);

WHEREAS, the monetary consideration for the licenses granted to Licensee herein is set forth in Clause 3 of this Agreement.

1. DEFINITIONS

1.1 Definitions. When used in this Schedule 2, the following terms shall have the respective meanings specified below.

“** License” shall mean the agreement identified by the reference ** between ** and amendments thereto.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

“Acquirer” shall mean a Member or a Customer that enters into an agreement with a Merchant for the display of any of the Licensed Marks and the acceptance of Visa Products and Services or the disbursement of currency to a Cardholder.

“Affiliate” shall mean, with respect to any Person, any other Person controlling or controlled by or under common Control with such Person; provided, however, no stockholder of Visa Inc. shall be deemed to be an affiliate of Visa Inc. based solely on having designated or nominated no more than one director to the board of directors of Visa Inc. and/or owning an equity interest in Visa Inc. that is not greater than the percentage (measured on a voting basis) of the total equity interest outstanding held by such stockholder immediately following the Effective Date.

“ATM” shall mean an automated teller machine.

“Authorized Representatives” shall mean with respect to Visa Inc., a Senior Vice President or more senior officer, and with respect to Licensee, a Senior Vice President or more senior officer.

“Bankruptcy” shall mean that the Party in question: (i) compulsorily or voluntarily enters into a case seeking liquidation or reorganization including, without limitation, under Chapter 7 or Chapter 11 of the United States Bankruptcy Code or consents to the institution of an involuntary case thereunder against it, except for the purposes of a bona fide restructuring, reconstruction or amalgamation and with the prior written approval of the other Party; (ii) has a receiver or custodian appointed over the whole or a substantial part of its undertakings or assets; or (iii) makes an assignment for the benefit of creditors over the whole or a substantial part of its assets.

“Best Knowledge of Licensee” shall mean actual knowledge of the President, General Counsel and Executive Vice Presidents of Licensee, and the Persons listed in Appendix A.

“Best Knowledge of Licensor” shall mean actual knowledge of the President, General Counsel and Executive Vice Presidents of each of the entities comprising the Visa Organizations, other than Licensee, and the Persons listed in Appendix A.

“Bilateral Services Schedule” shall have the meaning set forth in the introduction above.

“Business Day” shall mean any day except a Saturday, a Sunday and any day which in New York, New York or London, England shall be a legal holiday or a day on which banking institutions are authorized or required by Law to close.

“Business Enhancement Release” shall have the meaning set forth in the Bilateral Services Schedule.

“Card” shall mean a payment card, device or any other electronic or virtual product or account, which is capable of completing a payment transaction and is issued by a Member or Customer for use in connection with the Visa Enterprise and bears a Licensed Mark.

“Cardholder” shall mean a Person who is issued with and authorized to use a valid Card.

“Change of Control” shall mean, as used with respect to the Licensor, a change in the Persons exercising Control over Licensor at the Effective Date.

“Claim” shall mean a claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Confidential Information” shall have the meaning set forth in Section 12.1(a).

“Consultation Process” shall have the meaning set forth in Section 2.6(a)(iii).

“Control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

“Copyrights” shall mean rights acquired under the Laws of the United States or equivalent rights granted in any other jurisdiction in original works of authorship, and any publications, registration or renewal thereof and shall, for the purposes of this Schedule 2, include rights protecting databases.

“Customers” shall mean the financial institutions or other entities that use or offer for use Visa Products and Services in and/or outside the Territory under license from Visa Inc.

“Damages” shall mean any and all liabilities, damages, penalties, judgments, assessments, fines, losses, costs and expenses (including reasonable attorneys’ fees and punitive, treble or other enhanced or exemplary damages, but excluding lost profits or consequential damages, except to the extent claimed or incurred by third parties).

“Default” shall have the meaning set forth in Section 15.1(a).

“Disclosing Party” shall have the meaning set forth in Section 12.1(b).

“Dispute” shall have the meaning set forth in Section 16.1.

“Expanded Field” shall have the meaning set forth at Section 1.1 (Definitions) of Schedule 3.

“Expedited Arbitration Dispute” shall have the meaning set forth in Section 16.5(a).

“Expert” shall have the meaning set forth in Section 2.7(b).

“Fair Market Value” shall mean a value or royalty rate agreed between Licensor and Licensee (including any indexing) or, in the absence of agreement, as determined on an arms’ length willing buyer and willing seller basis in accordance with the procedure set out in Section 2.7.

“Field of Use” shall mean financial services, payments, related information technology and information processing services, including any additional application or functionality of any kind residing on a Card, and participation in the Visa System.

“Global Brand Rules” shall have the meaning set forth at Section 1.1 (Definitions) of Schedule 3.

“Global Interoperability Rules” shall mean the policies, processes, standards and rules, attached hereto as Appendix B, as amended by Visa Inc. from time to time in accordance with Section 7.1, relating to Interoperability and the interoperability or integrity of the Visa System.

“Globally Accepted Cards” shall mean (a) Cards that are generally accepted around the world at the Effective Date; (b) any additional multi-country Cards as may be mutually agreed by Visa Inc. and Licensee; and (c) such Cards as may be accepted around the world without requiring any changes.

“Global Rules” shall mean the Global Brand Rules and Global Interoperability Rules.

“Indemnified Party” shall have the meaning set forth in Section 11.5(a).

“Indemnifying Party” shall have the meaning set forth in Section 11.5(a).

“Intellectual Property” shall mean Patents, Copyrights, Trade Secrets and all equivalent proprietary and industrial rights, other than Trademarks, as recognized in any jurisdiction.

“Interoperability” shall mean such systems compatibility as is necessary to enable transactions resulting from Globally Accepted Cards properly presented to be completed.

“Licensed Marks” shall mean Visa Marks and Non-Visa Marks.

“Licensee” shall mean Visa Europe.

“Licensee Competitor” shall mean any Person which (a) owns or controls a payment card system or is directly or indirectly owned or controlled by an entity that owns or controls a payment card system; and (b) such entity poses a substantial risk of disloyal competition in favor of such other payment card system, to the detriment of Licensee inside the Territory.

“Licensee Derivative Works” shall mean works developed by either Party or their Affiliates after the Effective Date and based on, derived from or embodying, in whole or in part, Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b) or any significant component thereof, including any modification, improvement or enhancement to the Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b) whereby Visa Products and Services or the Visa System may be manufactured, managed, operated, maintained or used (as relevant) more advantageously or more economically.

“Licensee Intellectual Property” shall mean all Intellectual Property owned by Licensee or its Affiliates or successors (including Licensee Upgrades and Developments, and excluding (i) Licensee Net New Technology, (ii) any third party owned Intellectual Property or Trademarks, and (iii) Licensor Intellectual Property) and used in respect of the Visa Products and Services or relating to the management, operation, maintenance or promotion of, or participation in, the Visa System at the Effective Date.

“Licensee Net New Technology” shall mean (i) a Licensee Derivative Work which offers new functionality to the underlying Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b) and which creates new or incremental commercial value to Visa Inc. and/or its Customers above the value of the underlying Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b); (ii) Licensee Replacement Technology; or (iii) Licensee’s New Intellectual Property.

“Licensee Replacement Technology” shall mean any new technology platform or system (that does not include Licensee Derivative Works) developed or acquired by Licensee or its Affiliates or its successors after the Effective Date to replace in its entirety an existing technology platform or system that is licensed by Licensee to Visa Inc. pursuant to Section 2.1(b) without modification of such existing system or platform.

“Licensee Upgrades and Developments” shall mean (i) any business-as-usual patches; revisions; updates; error corrections; modifications and enhancements (which do not offer new functionality to the underlying Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b) and which do not create new or incremental commercial value to Visa Inc. and/or its Customers above the value of the underlying Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b)); or fixes to Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b), including Business Enhancement Releases (excluding Licensee Net New Technology); or (ii) a Licensee Derivative Work, which does not offer new functionality to the underlying Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b) and which does not create new or incremental commercial value to Visa Inc. and/or its Customers above the value of underlying Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b).

“Licensor” shall mean Inovant, Visa Inc., Visa International and Visa USA.

“Licensor Competitor” shall mean any Person which (a) owns or controls a payment card system or is directly or indirectly owned or controlled by an entity that owns or controls a payment card system; and (b) such entity poses a substantial risk of disloyal competition in favor of such other payment card system, to the detriment of Visa Inc. outside the Territory.

“Licensor Derivative Works” shall mean works developed by either Party or their Affiliates after the Effective Date and based on, derived from or embodying, in whole or part, Licensor Intellectual Property or any significant component thereof, including any modification, improvement or enhancement to the Licensor Intellectual Property whereby

Visa Products and Services or the Visa System may be manufactured, managed, operated, maintained or used (as relevant) more advantageously or more economically.

“Licensor Intellectual Property” shall mean all Intellectual Property owned by Licensor or its Affiliates or its successors (including Licensor Upgrades and Developments, and excluding (i) Licensor Net New Technology, (ii) any third party owned Intellectual Property or Trademarks, and (iii) Licensee Intellectual Property) and used in respect of the Visa Products and Services or relating to the management, operation, maintenance or promotion of, or participation in, the Visa System at the Effective Date.

“Licensor Net New Technology” shall mean (i) a Licensor Derivative Work which offers new functionality to the underlying Licensor Intellectual Property and which creates new or incremental commercial value to Licensee and/or its Members above the value of the underlying Licensor Intellectual Property; (ii) Licensor Replacement Technology; or (iii) Licensor’s New Intellectual Property.

“Licensor Replacement Technology” shall mean any new technology platform or system (that does not include Licensor Derivative Works) developed or acquired by Licensor or its Affiliates or its successors after the Effective Date to replace in its entirety an existing technology platform or system that is licensed by Licensor to Licensee hereunder without modification of such existing system or platform.

“Licensor Source Materials” shall mean all readable or computer or other machine readable data, specifications, design documentation, input and output formats, algorithms, file structures, source code and object code listings and any similar works owned by Licensor or its Affiliates and subsisting in Licensor Intellectual Property or Licensor Derivative Works.

“Licensor Upgrades and Developments” shall mean (i) any business-as-usual patches; revisions; updates; error corrections; modifications and enhancements (which do not offer new functionality to the underlying Licensor Intellectual Property and which do not create new or incremental commercial value to Licensee and/or its Members above the value of the underlying Licensor Intellectual Property); or fixes to Licensor Intellectual Property, including Business Enhancement Releases (excluding Licensor Net New Technology); or (ii) a Licensor Derivative Work, which does not offer new functionality to the underlying Licensor Intellectual Property and which does not create new or incremental commercial value to Licensee and/or its Members above the value of underlying Licensor Intellectual Property.

“Members” shall mean the financial institutions or other entities that use or offer for use Visa Products and Services in and/or outside the Territory under sublicense from Licensee or an Affiliate of Licensee.

“Merchant” shall mean any Person that enters into an agreement with an Acquirer for participation in the Visa Enterprise for the acceptance of Cards for purposes of originating payment transactions under the Licensed Marks.

“New Intellectual Property” shall mean Intellectual Property created or acquired or developed by either of the Parties or their Affiliates or their respective successors after the Effective Date for use in the Field of Use or in respect of the Visa Products and Services or relating to the management, operation, maintenance or promotion of, or participation in, the Visa System, which is not Licensor Upgrades and Development, Licensee Upgrades and Development, Licensor Derivative Work, Licensee Derivative Work, Licensor Replacement Technology or Licensee Replacement Technology.

“New Visa Marks” shall mean any Trademarks that are developed after the Effective Date by Licensor or Licensee or their Affiliates as variations or derivatives of, or that incorporate (such that the Visa Mark forms the dominant or distinctive part of the Trademark), the Visa Marks and, for the avoidance of doubt, New Visa Marks shall include all Trademarks comprising the Visa V-design combined with a product or service identifier.

“Non-Branded Core Products” shall mean products (physical or intangible) or services in the Field of Use and Expanded Field offered by either of the Parties, which do not bear a Visa Mark or New Visa Mark, in the following categories: (i) general purpose products or services generally accepted at acceptance locations of the Visa Enterprise, Customers, Members or Merchants; (ii) commercial products or services (including purchasing (procurement) and payment products or services used by large and small corporate businesses and government entities); (iii) consumer debit products or services such as deposit account and prepaid; (iv) business-to-business products or services; or (v) person-to-person products or services.

“Non-Visa Marks” shall mean any Trademarks that are developed after the Effective Date by Licensor or Licensee or their Affiliates for use in respect of the Visa Products and Services or relating to the management, operation, maintenance or promotion of, or participation in, the Visa System, which are not Visa Marks or New Visa Marks or confusingly similar to Visa Marks.

“Parties” shall mean Licensor and Licensee, and “Party” shall mean any one of them.

“Patents” shall mean all patents and patent applications and all reissues, renewals, divisions, continuations, continuations-in-part, reexaminations, patent term restorations, and extensions thereof, as granted or pending in any jurisdiction worldwide.

“Priority Global Customer” shall have the meaning set forth in Appendix E of Schedule 3.

“Priority Global Customer Terms” shall mean the principles and terms for managing and servicing Priority Global Customers, set forth in Appendix E of Schedule 3.

“Processor” shall mean a Person that provides data or transaction processing services for Visa Inc. and its Affiliates, Licensee, Members or other sublicensees of Licensee, Customers and/or Merchants.

“Put-Call Option Agreement” shall mean the Visa Europe Put-Call Option Agreement entered into by and between Visa Inc. and Licensee as of the Effective Date.

“Receiving Party” shall have the meaning set forth in Section 12.1(b).

“Related Parties” shall have the meaning set forth in Section 12.1(c).

“Restructuring Agreement” shall have the meaning set forth in the introduction.

“Restructuring Closing Date” shall have the meaning set forth in the introduction.

“Same Terms” shall mean on substantially the same terms and conditions, mutatis mutandis, as the terms and conditions set out in this Schedule 2, including the representations and warranties, except for (i) terms relating to financial consideration and exclusive or non-exclusive use (unless such term is otherwise expressly required herein), (ii) any terms extraneous to the grant of a license, in particular Section 8.1 (Non-Compete), and (iii) as modified so that Visa Inc. shall be granted rights outside the Territory and Licensee inside the Territory.

“Source Code Protection Rules” shall mean the restrictions and rules governing the use of the Licensor Source Materials, attached hereto as Appendix C.

“System Changes” shall mean changes, including enhancements, fixes or improvements, necessary to enable, maintain, operate or protect the Visa System, including changes required by Law or to respond to a claim of infringement of third party Intellectual Property or enhancements required to enable interoperability between VE Clearing and Settlement System and VisaNet.

“Territory” shall mean, as of the Effective Date, the jurisdictions of Andorra, Austria, Bear Island, Belgium, Bulgaria, Channel Islands, Cyprus, Czech Republic, Denmark, Estonia, Faeroe Island, Finland, France (including its “DOM-TOMs”), Germany, Gibraltar, Greece, Greenland, Hungary, Iceland, Ireland, Isle of Man, Israel, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Monaco, the Netherlands, Norway, Poland, Portugal, Romania, San Marino, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Vatican City, the United Kingdom, including the territories and possessions thereof (provided, however, that nothing set forth above shall modify the composition or jurisdiction of the Visa Regions as set forth in the Visa International By-Laws and Regional Board Delegations in effect immediately prior to the Effective Date), and any other jurisdiction which, after the Effective Date, becomes a full member state of the European Union, and including any military bases, embassies or diplomatic consulates of the foregoing jurisdictions which are located outside of the Territory and excluding any military bases, embassies or diplomatic consulates located in the Territory of those jurisdictions which are located outside of the Territory. With respect to French “DOM-TOMs”, the Parties agree that the inclusion of such locations within the Territory is not intended to affect (and may not be implemented in such a way that affects) the allocation of revenues to the Parties immediately prior to the Effective Date unless the Parties mutually agree otherwise.

“Third Party Claim” shall have the meaning set forth in Section 11.5(a).

“Third Party Commercial Software” shall mean software that is made available by a third party (excluding any Affiliates of Licensor) pursuant to the terms of a generally available license agreement (whether such terms are commercial “off the shelf” and/or “open source”).

“Third Party License” shall mean any legally binding agreement, including all amendments thereto, granting to Licensor any right under or with respect to any third party (excluding any Affiliates of Licensor) Intellectual Property that is necessary and/or useful for the operation of the Visa System or for use in respect of a Visa Product and Service.

“Third Party Licensed Software” shall mean software that is owned or licensed to Licensor or any of its Affiliates by a third party and that was or is commissioned and/or customized by or on behalf of Licensor or any of its Affiliates and integrated into, or adapted for use in conjunction with, Licensor Intellectual Property for use in the Visa System or in relation to a Visa Product and Service.

“Threshold” shall have the meaning set forth in Section 2.6(b)(ii)(B).

“Trade Secret” shall mean information of any kind, including customer lists, methods, processes, know-how, methodologies, designs, and plans, and other proprietary or confidential information, in each case to the extent any of the foregoing derives economic value from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Trademark” shall mean trademarks, trade names, corporate names, business names, trade styles, get up, trade dress, product and service names, words, symbols, devices, service marks, logos, taglines, sounds, combinations thereof, other source or business identifiers and general intangibles of like nature, together with goodwill associated therewith, whether registered or unregistered, arising under the Laws of any jurisdiction, and registrations and applications for registration with respect to any of the foregoing.

“Trigger Event” shall mean that Licensor: (i) suffers a Change of Control in favor of a Person who, together with its Affiliates, is a Licensee Competitor; or (ii) sells, transfers or otherwise disposes of all or a substantial part of its assets that are the subject of this Schedule 2 to a Person who, together with its Affiliates, is a Licensee Competitor, by means of sale, transfer, merger, consolidation or otherwise.

“United States Bankruptcy Code” shall mean 11 U.S.C. §§ 101 et seq. (as amended from time to time).

“VE Authorization System” shall mean the system for authorizing financial transactions operated from time to time by Licensee.

“VE Clearing and Settlement System” shall mean the system and services for financial processing and the clearing and settlement of financial transactions, developed, owned and intended to be operated by Licensee from time to time.

“VEOR” shall mean the operating rules and regulations applicable to Licensee and its Members, as promulgated by Licensee from time to time subject to Section 7.2.

“VESI” shall mean Visa Europe Services Inc., a corporation existing under the laws of the State of Delaware, with a registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, 19801, USA, and having an office at 1 Sheldon Square, London W2 6TT.

“VIOR” shall mean the operating rules and regulations applicable to Visa Inc. and its Customers, as promulgated by Visa Inc. from time to time subject to Section 7.2.

“VIP System” shall mean the processing component of the VisaNet Integrated Payment System (comprised of Base I and the Single Message System used for single message authorization in connection with financial transaction processing).

“Visa Enterprise” shall mean the worldwide enterprise comprised of Licensor and its Affiliates and Licensee and its Affiliates, providing products and services that include authorizing, processing, clearing and settling of financial transactions and management and processing of information in connection with financial payments under the Licensed Marks or using the Visa System.

“Visa Marks” shall mean Trademarks incorporating the term “Visa” and all Trademarks owned or used by the Visa Organizations at the Effective Date, including the registrations and applications for registration as set forth in Appendix F of Schedule 3, as amended from time to time to include New Visa Marks.

“VisaNet” shall mean the systems and services owned by Licensor as of the Effective Date and as such may be modified or enhanced from time to time, including the VIP System, Base II and VE Authorization System, and related components, through which online financial processing, authorization, clearing and settlement services are delivered to Members and Customers from time to time.

“Visa Organizations” shall have the meaning set forth in the introduction.

“Visa Products and Services” shall mean the products and services of the Visa Enterprise relating to financial services, payments, related information technology and information processing services, including credit cards and debit card and authorization, processing, clearing and settlement services marketed, offered, provided, sold or distributed in connection with the Visa Enterprise.

“Visa System” shall mean the information technology and other systems and platforms for global data processing and payment authorization, clearing and settlement, including VisaNet and the VE Clearing and Settlement System used by the Visa Enterprise.

1.2 Construction.

In this Schedule, unless the context otherwise requires: (a) words importing the singular number shall include the plural, and vice versa; (b) words importing the masculine gender shall include the feminine and neuter genders; (c) words “including” or “includes” shall mean “including without limitation”; (d) words such as “hereunder”, “hereto”, “hereof”, “herein” and other words commencing with “here” shall refer to the whole of this Schedule 2 (including the Appendices hereto) and not to any particular section hereof; (e) the descriptive headings of sections of this Schedule 2 are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Schedule 2; (f) references to Sections, Appendices and the introduction are references to sections, appendices and the introduction of this Schedule 2 (g) any reference in this Schedule 2 to “writing” or comparable expressions includes a reference to facsimile transmission or comparable means of communication; and (h) “Licensor” shall be construed to mean “Inovant, Visa Inc., Visa International and Visa USA or any one of them”.

2. LICENSES OF INTELLECTUAL PROPERTY

2.1 Grants of Rights.

(a) Grants of Rights by Licensor.

(i) Grant of rights in Licensor Intellectual Property. Subject to the terms and conditions set forth in this Agreement and Schedule 2, Licensor hereby grants to Licensee, an exclusive, irrevocable and perpetual license under the Licensor Intellectual Property, which shall automatically be deemed to cover all Licensor Upgrades and Developments, (including the right to grant sublicenses under Section 2.4) to: (i) use, execute, practice and otherwise exploit the Licensor Intellectual Property within the Field of Use and in the Territory; and (ii) copy, reproduce, modify, adapt and use the Licensor Intellectual Property to prepare Licensor Derivative Works within the Field of Use and in the Territory.

(ii) Licensor Upgrades and Developments. Licensor shall promptly disclose to Licensee in confidence, pursuant to a process to be mutually agreed by the Parties, all Licensor Upgrades and Developments.

(b) Grants of Rights by Licensee.

Grant of rights in VE Clearing and Settlement. Licensee shall grant to Visa Inc., at Licensor’s request, a license on the Same Terms (including the right to grant sublicenses on no less restrictive terms than the terms set forth in Section 2.4) to (i) use, execute, practice and otherwise exploit the Licensee Intellectual Property subsisting in the VE Clearing and Settlement System within the Field of Use and Expanded Field and outside the Territory; and (ii) copy, reproduce, modify, adapt and use the Licensee Intellectual Property subsisting in the VE Clearing and Settlement System within the Field of Use and Expanded Field and outside the Territory; provided that such license shall be an exclusive license granted for Fair Market Value. Prior to the grant of the aforesaid license (and thereafter subject to Section 17.1), Licensee shall not assign its rights in the Licensee Intellectual Property subsisting in the VE Clearing and Settlement System nor grant any licenses to use such rights that would conflict with the license to be granted to Visa Inc. pursuant to this Section 2.1(b).

2.2 New Intellectual Property Developed or Acquired.

(a) Grant of rights in Licensor Net New Technology.

(i) Licensor shall disclose to Licensee in confidence, pursuant to a process to be mutually agreed by the Parties, Licensor Net New Technology.

(ii) Licensor shall grant to Licensee, at Licensee’s request, a license on the Same Terms (including the right to grant sublicenses under Section 2.4) to: (i) use, execute, practice and otherwise exploit the Licensor Net New Technology within the Field of Use and Expanded Field and in the Territory; and (ii) copy, reproduce, modify, adapt and use the Licensor Net New Technology within the Field of Use and Expanded Field and in the Territory; provided, that:

(A) such license shall be (a) an exclusive license in respect of the Licensor Derivative Work which offers new functionality to the underlying Licensor Intellectual Property and which creates new or incremental commercial value to Licensee and/or its Members above the value of the underlying Licensor Intellectual Property, and (b) an exclusive license in respect of the Licensor Replacement Technology (where the underlying Licensor Intellectual Property which such Licensor Replacement Technology replaces was granted by Licensor to Licensee on an exclusive basis) and (c) a non-exclusive or exclusive license (as may be mutually agreed by the Parties) in respect of Licensor’s New Intellectual Property or in respect of the Licensor Intellectual Property (where the underlying Licensor Intellectual Property which such Licensor Replacement Technology replaces was granted by Licensor to Licensee on a non-exclusive basis), and in each case granted for Fair Market Value where the determination of such Fair Market Value shall depend solely upon the incremental value of the Licensor Net New Technology over and above the value of the Licensor Intellectual Property on which such Licensor Net New Technology is based (and, in the case of the Licensor Replacement Technology, the Licensor Intellectual Property which such Licensor Net New Technology replaces); and

(B) where the Parties agree in advance to a contribution by Licensee to the development of such Licensor Net New Technology, Licensee’s license to use such Licensor Net New Technology pursuant to this Section 2.2(a)(ii) shall be without an obligation to pay a royalty or license fee.

(iii) Prior to the grant of the aforesaid license (and thereafter subject to Section 17.1), Licensor shall not assign its rights in the Licensor Intellectual Property subsisting in the Licensor Net New Technology nor grant any licenses to use such rights that would conflict with the licenses to be granted to Licensee pursuant to this Section 2.2(a)(ii).

(b) Grant of rights in Licensee Net New Technology.

(i) Licensee shall disclose to Visa Inc. in confidence, pursuant to a process to be mutually agreed by Licensee and Visa Inc., Licensee Net New Technology.

(ii) Licensee shall grant to Visa Inc., at Visa Inc.’s request, a license on the Same Terms (including the right to grant sublicenses under Section 2.4) to: (i) use, execute, practice and otherwise exploit Licensee Net New Technology within the Field of Use and Expanded Field and outside the Territory; and (ii) copy, reproduce, modify, adapt and use Licensee Net New Technology within the Field of Use and Expanded Field and outside the Territory; provided, that:

(A) such license shall be (a) an exclusive license in respect of the Licensee Derivative Work which offers new functionality to the underlying Licensee Intellectual Property and which creates new or incremental commercial value to Visa Inc. and/or its Customers above the value of the underlying Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b), and (b) an exclusive license in respect of the Licensee Replacement Technology (where the underlying Licensee Intellectual Property which such Licensee Replacement Technology replaces was granted by Licensee to Visa Inc. on an exclusive basis) and (c) a non-exclusive or exclusive license (as may be mutually agreed by Licensee and Visa Inc.) in respect of Licensee’s New Intellectual Property or in respect of the Licensee Intellectual Property (where the underlying Licensee Intellectual Property which such Licensee Replacement Technology replaces was granted by Licensee to Visa Inc. on a non-exclusive basis), and in each case granted for Fair Market Value where the determination of such Fair Market Value shall depend solely upon the incremental value of Licensee Net New Technology over and above the value of the Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b), on which such Licensee Net New Technology is based (and, in the case of the Licensee Replacement Technology, the Licensee Intellectual Property licensed to Visa Inc. pursuant to Section 2.1(b) which such Licensee Net New Technology replaces); and

(B) where Licensee and Visa Inc. agree in advance to a contribution by Visa Inc. to the development of such Licensee Net New Technology, Visa Inc.’s license to use such Licensee Net New Technology pursuant to this

Section 2.2(b)(ii) shall be without an obligation to pay a royalty or license fee.

(iii) Prior to the grant of the aforesaid licenses (and thereafter subject to Section 17.1), Licensee shall not assign its rights in the Licensee Intellectual Property subsisting in the Licensee Net New Technology nor grant any licenses to use such rights that would conflict with the licenses to be granted to Visa Inc. pursuant to this Section 2.2(b)(ii).

(c) Right of evaluation. If Licensor develops or considers acquiring Licensor Net New Technology or Licensee develops or considers acquiring Licensee Net New Technology that could have a material impact on the Visa Enterprise, such developing or acquiring Party shall offer, subject to non-disclosure provisions in any applicable third-party agreement, to the other Party access and information relating to such Licensor Net New Technology or Licensee Net New Technology (as relevant) for testing and evaluation by such other Party to determine such other Party’s interest in acquiring rights to such Licensor Net New Technology or Licensee Net New Technology (as relevant) by license, sublicense or otherwise in accordance with Sections 2.2(a) and (b). All such Licensor Net New Technology or Licensee Net New Technology (as relevant) of a Party that is disclosed to the other Party for such other Party’s evaluation pursuant to this Section 2.2(c) shall constitute the disclosing Party’s Confidential Information under Section 12.1 and may not be disclosed to any third party without the prior written consent of such disclosing Party.

2.3 Grant of Rights in Expanded Field.

Licensee may request that Licensor grant to Licensee, a license to use any Licensor Derivative Works developed by or on behalf of Licensee pursuant to Sections 2.1(a)(ii), outside of the Field of Use and in the Territory, which such request shall not be unreasonably denied. Should Licensor consent to such request, Licensor shall grant to Licensee a license on the Same Terms (including the right to grant sublicenses under Section 2.4) to use such Licensor Derivative Works in the Territory and outside the Field of Use; provided that such license shall be a non-exclusive license and without an obligation to pay a royalty or license fee; provided further, that where a meaningful part of the Licensor Derivative Works is comprised of previously existing Licensor Intellectual Property or Licensor Derivative Work, Licensor may oblige Licensee to pay a Fair Market Value royalty for use of only that pre-existing portion of the Licensor Intellectual Property outside of the Field of Use. For the avoidance of doubt, Licensee may make such requests only in connection with Licensor Derivative Works and Licensor shall have no obligation to consider any request by Licensee to use any Licensed Mark developed by or on behalf of Licensee outside of the Field of Use.

2.4 Sublicenses.

(a) Sublicensing. Subject to Section 2.4(b)(A) and Section 2.4(d), Licensee may grant written sublicenses of any Licensor Intellectual Property, Licensor Derivative Works and Licensor Net New Technology to any Person (including Processors) within the Field of Use and Expanded Field and in the Territory; provided, however, that, Licensee shall not grant any such sublicense to any Licensor Competitors, other than Persons authorized by the Visa International Board of Directors as of the Effective Date to use such Intellectual Property.

(b) Processors.

A. Licensee shall not sublicense or otherwise disclose any Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology to any Processor that competes with Visa Inc.

B. Licensee may grant written sublicenses of any Licensor Intellectual Property, Licensor Derivative Works and Licensor Net New Technology to any Processor notwithstanding that such Processor might operate outside the Territory; provided, that, (i) Licensee acquires the business of such Processor or establishes a joint venture with such Processor and the purpose of the transaction to acquire or to establish a joint venture with the Processor has not been to circumvent the restrictions in Section 2.4(a) or Section 2.4(b)(A); and (ii) less than 15% of such Processor’s customers at the time of the initial sublicense grant have their principal place of business outside the Territory. Any joint venture established pursuant to this Section 2.4(b)(B) shall be established exclusively for and provide services exclusively to Territory-based customers. Licensee shall be free to form joint ventures with any Processors operating outside the Territory, which have customers inside and/or outside the Territory, provided that Licensee shall not sublicense or otherwise disclose any Licensor Intellectual Property, Licensor Derivative Works and Licensor Net New Technology to such joint ventures (unless otherwise agreed in writing with Visa Inc.).

(c) Grant of rights to VESI. Licensor hereby grants to Licensee the right to grant a sublicense of the Licensor Intellectual Property, Licensor Derivative Works and Licensor’s New Intellectual Property to VESI notwithstanding the fact that VESI is based in and operates within the United States, provided that such sublicense restricts VESI’s right to use such Intellectual Property to the scope of the rights granted to Licensee under this Schedule 2 and such sublicense shall terminate should VESI no longer be an Affiliate of Licensee.

(d) Required terms of any sublicense.

(i) All sublicenses granted by Licensee (or its Affiliates or Members or other sublicensees of Licensee) under Section 2.4(a) and (b) of this Schedule 2,

save for those granted to Affiliates of Licensee, shall be in writing, and on relevant terms no less restrictive than the terms set forth in this Schedule 2. Licensee shall require and procure that each sublicensee agree in writing to the following terms and conditions: (i) sublicensee shall comply in all respects with the Global Interoperability Rules and, if relevant, Source Code Protection Rules; (ii) sublicense shall be governed by English law; (iii) sublicense shall be terminable by Licensor for uncured material breach by sublicensee in accordance with the provisions of Section 2.4(d)(ii) or earlier as may be agreed by the parties to such sublicense; (iv) sublicensee agrees to protect against unauthorized use and disclosure of either Party’s Confidential Information, in accordance with the terms set forth in this Schedule 2; and (v) sublicense shall be freely terminable at the option of Licensee on the sale of Licensee to Visa Inc. without damages or claims by sublicensee, provided, however, that Visa Inc. shall enter into Replacement Arrangements (as defined in the Put-Call Option Agreement) with such sublicensees. In no event shall Licensee grant any sublicense pursuant to this Schedule 2 with rights greater than those granted under this Schedule 2.

(ii) Licensee shall be responsible to Licensor for the performance by each sublicensee under this Section 2.4 of the terms of any of Licensee’s sublicense agreements. If it comes to the attention of an officer of Licensee that a sublicensee is in material breach of the terms of its sublicense agreement with Licensee or is in breach of a Global Interoperability Rule which would be considered a material breach of its sublicense agreement with Licensee, Licensee shall promptly notify in writing such sublicensee and Visa Inc. of such breach and Licensee shall discuss with its sublicensee a plan requiring such sublicensee to cure its breach (“Plan to Cure”). For breaches of Global Interoperability Rules, Licensee will share appropriate information as to corrective action to be taken, if any. If Visa Inc. independently becomes aware of any non-compliance by a sublicensee, Visa Inc. may notify Licensee. Licensee and its sublicensee shall have a period of 60 days from the date such breach came to the attention of an officer of Licensee (the “Initial Period”) to agree the Plan to Cure. Licensee shall be entitled to agree with its sublicensee a period of up to 180 days following the Initial Period for its sublicensee to cure its breach or such longer period as Licensee may agree with Visa Inc. (Visa Inc.’s agreement not to be unreasonably withheld and not to be withheld in circumstances where Visa Inc. or its licensing entities has a practice of providing longer periods for curing similar breaches in respect of its Customers’ breaches of their license agreements with Visa Inc.) (“Cure Period”). If, in any particular case, Visa Inc. and Licensee cannot reach agreement as to whether the length of the Cure Period (in excess of 180 days) is reasonable in the circumstances or whether a similar period has been granted by Visa Inc. or its licensing entities in respect of any of its Customers’ breaches, then Visa Inc. and Licensee shall refer the question to arbitration under the expedited dispute resolution process set forth in Section 16.5. If either Visa Inc. or Licensee invokes such arbitration, then pending conclusion of such dispute resolution procedure, Visa Inc. shall not be entitled to terminate the relevant sublicense. Licensor, as the proprietor of the rights that are the subject of the sublicense, shall have the right to terminate such sublicense immediately (i) if Licensee and sublicensee fail to agree on a Plan to Cure within the Initial Period; or (ii) after the Cure Period should sublicensee fail to cure its breach within such Cure Period. Save for Licensor’s right to terminate Licensee’s sublicenses in accordance with this Section 2.4(d)(ii), Licensor shall have no other rights to enforce Licensee’s sublicenses. After the Cure Period, the right of Licensor to terminate sublicenses shall not preclude Licensor from seeking any and all other available remedies against Licensee or its sublicensees for such breach, including injunctive relief.

(iii) From time to time (but no more frequently than once a year) at Licensor’s request, Licensee shall provide to Visa Inc. a list of its sublicensees.

2.5 Third Party Intellectual Property.

(a) Covenant to procure licenses from Licensor’s Affiliates.

(i) To the extent that any Licensor Intellectual Property is owned by Affiliates of Licensor at the Effective Date, Visa Inc. shall procure that by the Effective Date all such Affiliates have entered into written license agreements with Visa Inc.

(ii) In the event that any Licensor Intellectual Property, Licensor Upgrades and Developments and Licensor Net New Technology are owned or acquired by Affiliates of Licensor after the Effective Date, Visa Inc. shall procure that all such Affiliates shall promptly enter into written license agreements with Visa Inc.

(iii) All such license agreements shall (a) include an express grant to Visa Inc. of the perpetual and irrevocable right to grant to Licensee a perpetual and irrevocable sublicense, on the terms set forth in this Schedule 2, of such Intellectual Property, and (b) expressly provide that Licensee is a third party beneficiary of such rights such that Licensee shall be entitled to enforce any and all rights granted to Licensor as to which Licensee is a third party beneficiary directly against the licensor.

(iv) Visa Inc. and Licensee acknowledge that damages shall not be an adequate remedy in the event of Visa Inc.’s breach of the covenant set forth in this Section 2.5(a) and that Licensee may additionally be entitled to equitable remedies including specific performance.

(v) All rights granted to Visa Inc. pursuant to this Section 2.5(a) shall be included in the licenses granted by Visa Inc. to Licensee under this Schedule 2.

(b) Covenant to procure licenses from Licensee’s Affiliates.

(i) In the event that any Licensee Net New Technology is owned or acquired by Affiliates of Licensee after the Effective Date and Visa Inc. requests a license in respect of such rights pursuant to Section 2.2(b), Licensee shall procure that all such Affiliates shall promptly enter into written license agreements with Licensee.

(ii) All such license agreements shall (a) include an express grant to Licensee of the perpetual and irrevocable right to grant to Visa Inc. a perpetual and irrevocable sublicense, on the terms set forth in this Schedule 2, of such Intellectual Property, and (b) expressly provide that Visa Inc. is a third party beneficiary of such rights such that Visa Inc. shall be entitled to enforce any and all rights granted to Licensee as to which Visa Inc. is a third party beneficiary directly against the licensor.

(iii) Visa Inc. and Licensee acknowledge that damages shall not be an adequate remedy in the event of Licensee’s breach of the covenant set forth in this Section 2.5(b) and that Licensor may additionally be entitled to equitable remedies including specific performance.

(iv) All rights granted to Licensee pursuant to this Section 2.5(b) shall be included in the licenses granted by Licensee to Visa Inc. under this Schedule 2.

(c) Third Party Licensed Software. Upon Licensee’s written request, Licensor shall **

(d) Third Party Commercial Software. Upon Licensee’s written request, Licensor shall **.

(e) Hardware and Connectivity. Licensee shall bear the cost, expense and responsibility for acquiring the hardware, connectivity and other physical components necessary and/or useful for implementing Visa Products and Services.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

(f) Limitations of Licensor’s Obligations. Nothing herein shall impose an obligation on Licensor to grant rights in Third Party Licensed Software or Third Party Commercial Software, other than as specified in this Section 2.5.

(g) ** License. For effectiveness as of the Effective Date, Licensee and Licensor shall co-operate to ensure that the ** License is assigned to Licensee, including all rights and obligations thereunder; provided, however, that in effecting such assignment, the ownership of all Intellectual Property developed under such agreement (not owned by **) shall be and remain the property of Licensor (and all such right, title and interest in such Intellectual Property owned by Licensee as a result of the assignment of the ** License to Licensee, shall be assigned by Licensee to Licensor). All amounts paid by Licensee to Licensor prior to the Effective Date in connection with the ** License have been accounted to ** in satisfaction of the payment obligations under the ** License.

2.6 Protection Rights - New Developments/Systems Changes.

(a) Changes to Intellectual Property. Except as set forth in Section 2.6(b) and Section 7.1(d):

(i) Licensee shall not be obliged to adopt or implement any of Licensor’s New Intellectual Property or Licensor Derivative Works (“Intellectual Property Changes”) unless such adoption or implementation would have a positive financial return for Licensee and its Members (based on a financial analysis providing a five (5) year projection of Licensee’s business and, on a majority basis, of its Members’ businesses showing whether such adoption or implementation would have a positive financial return for Licensee and for its Members) (“Positive Return”).

(ii) If Visa Inc. wishes to oblige Licensee to adopt or implement any Intellectual Property Changes, it shall give Licensee ninety (90) Business Days’ prior notice of any such proposed Intellectual Property Changes. Upon receipt of such notice, Licensee shall have a period of sixty (60) Business Days to provide a written response to Visa Inc. stating whether it agrees to adopt or implement such Intellectual Property Changes. In the event that Licensee does not agree to adopt such Intellectual Property Changes, Licensee’s written response shall set out the reasons for Licensee’s good faith belief that its adoption or implementation of such Intellectual Property Changes would not have a Positive Return.

(iii) Prior to the expiry of the sixty (60) Business Day period referred to in Section 2.6(a)(ii) above, or immediately after such period if Licensee does not agree to adopt such Intellectual Property Changes, at Licensee’s request, Visa Inc. and Licensee shall jointly consult in respect of the proposed adoption or implementation (the “Consultation Process”) and Visa Inc. shall have regard to any observations Licensee might make. Visa Inc. and Licensee shall each bear its own costs relating to the Consultation Process. Visa Inc. may offer a financial

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

subsidy to Licensee to lessen the financial impact of the proposed adoption or implementation on Licensee and its Members. Visa Inc. and Licensee shall take into account any offered financial subsidy in assessing whether the proposed adoption or implementation would have a Positive Return.

(iv) If after thirty (30) Business Days after the commencement of the Consultation Process, Licensee, in its sole opinion, is not satisfied that the proposed adoption or implementation will have a Positive Return, Licensee shall be entitled to refuse to adopt or implement the proposed Intellectual Property Changes in the Territory. Licensee shall provide Visa Inc. with immediate written notice of its decision to reject such proposed adoption or implementation at the end of the thirty (30) Business Day period for the Consultation Process and such notice shall explain why Licensee believes such adoption or implementation of such Intellectual Property Changes would not have a Positive Return.

(v) If, following receipt of Licensee’s written response referred to in Section 2.6(a)(ii) above (and where Licensee does not initiate the Consultation Process) or receipt of Licensee’s notice referred to in Section 2.6(a)(iv) above, Visa Inc. notifies Licensee that it does not accept Licensee’s conclusion that the adoption or implementation of such Intellectual Property Changes would not have a Positive Return, a senior representative of each of Visa Inc. and Licensee shall meet within fourteen (14) days of such Visa Inc. notice to discuss and try to resolve the matter. Should Visa Inc. and Licensee continue to disagree as to whether the proposed adoption or implementation of such Intellectual Property Changes would have a Positive Return, Visa Inc. and Licensee shall refer the question to arbitration under the expedited dispute resolution process in Section 16.5 for decision as to whether such proposed adoption or implementation would not have a Positive Return. Licensee shall demonstrate that such implementation would not have a Positive Return. If such arbitration is invoked, then pending conclusion of such dispute resolution procedure, Licensee shall not be required to adopt or implement such Intellectual Property Changes. If the arbitrator determines that the proposed adoption or implementation of such Intellectual Property Changes would have a Positive Return, Licensee shall be obliged, subject to applicable Law, to adopt such Intellectual Property Changes in the Territory for the benefit of Cardholders of Visa Inc.’s Customers at Licensee’s cost (subject to receipt of any financial subsidy which Visa Inc. has agreed to pay Licensee pursuant to Section 2.6(a)(iii)), but Licensee shall not be obliged to use, or require its Members and their Cardholders to use, such Intellectual Property Changes in the Territory.

(vi) If, following receipt of Licensee’s written response referred to in Section 2.6(a)(ii) above (where Licensee does not initiate the Consultation Process) or receipt of Licensee’s notice referred to in Section 2.6(a)(iv) above, Visa Inc. agrees that such proposed adoption or implementation would not have a Positive Return or if the determination of Positive Return is submitted to arbitration in accordance with Section 2.6(a)(v) and such arbitration determines that such proposed adoption or implementation would not have a Positive Return, then Licensee may reject such proposed adoption or implementation; provided, however, that should Visa Inc. agree to pay for the implementation costs and expenses that Licensee and its Members will incur as a consequence of the adoption or implementation to the extent necessary to return Licensee and its Members to a neutral financial condition following the implementation or adoption, Licensee shall be obliged (subject to applicable Law), and shall use its best efforts to encourage its Members, to adopt such Intellectual Property Changes in the Territory for the benefit of Cardholders of Visa Inc.’s Customers, but Licensee shall not be obliged to use, or require its Members and their Cardholders to use, such Intellectual Property Changes in the Territory. Notwithstanding this Section 2.6(a)(vi), Visa Inc. shall have the right to use, adopt or implement any such changes described in this Section 2.6(a)(vii) outside the Territory unless at the time of the proposed changes such changes are known by either Visa Inc. or Licensee to have a detrimental effect on the interoperability, security, safety and soundness of the Visa System.

(vii) If, within five (5) years of the implementation of the Intellectual Property Changes by Licensee pursuant to Section 2.6(a)(vi), Licensee chooses to use (and to require its Members and their Cardholders to use) such Intellectual Property Changes and such use of the Intellectual Property Changes in the Territory results in a Positive Return, Licensee shall agree to repay Visa Inc. a portion of the implementation costs and expenses paid by Visa Inc. pursuant to Section 2.6(a)(vi), such portion to be agreed between Visa Inc. and Licensee, in the event that such changes have the anticipated Positive Return.

(b) Changes to Visa System.

(i) Interoperability, Security, Safety and Soundness Changes. Both Visa Inc. and Licensee shall implement on a timely basis, routine or emergency System Changes required to maintain the interoperability, security, safety and soundness of the Visa System. Both Visa Inc. and Licensee shall pay for its own costs and expenses arising out of the implementation of such System Changes pursuant to this Section 2.6(b)(i). If Visa Inc. and Licensee disagree as to whether the routine or emergency System Changes are required to maintain the interoperability, security, safety and soundness of the Visa System, Visa Inc. and Licensee shall refer such questions to arbitration under the expedited dispute resolution process set forth in Section 16.5. If such arbitration is invoked, the Party requesting the change shall have the burden of demonstrating that such System Change is necessary to maintain the interoperability, security, safety and soundness of the Visa System. The Party being requested to implement the routine or emergency System Changes must proceed with the timely implementation of such changes. If the arbitrator determines that such System Changes are required to maintain the interoperability, security, safety and soundness of the Visa System, both Visa Inc. and Licensee shall pay for its own costs and expenses arising out of the implementation of such System Changes pursuant to this Section 2.6(b)(i). If the arbitrator determines that such System Changes are not required to maintain the interoperability, security, safety and soundness of the Visa System, the Party requesting such System Changes shall be obliged to pay the other Party for its costs and expenses arising out of the implementation of such System Changes.

(ii) Business and Technical Changes.

A. In conjunction with the regularly scheduled worldwide Business Enhancement Release (as that term is defined under the Bilateral Services Schedule) or as otherwise agreed by Visa Inc. and Licensee, Visa Inc. shall be entitled to propose System Changes.

B. At the request of Visa Inc., Licensee shall implement such System Changes proposed pursuant to Section 2.6(b)(ii)(A) at Licensee’s cost; provided, that, the changes are required of all other Processors who are authorized to process transactions using the Visa System; and either (i) Licensee’s expenditure in terms of resource and expenses necessary to implement such System Changes is no more than 15% greater than the average expenditure resulting from the implementation by Licensee of all preceding System Changes during the preceding twenty-four (24) months (the “Threshold”); or (ii) the changes are required for the interoperability, security, safety and soundness of the Visa System.

C. If Visa Inc. and Licensee disagree as to whether the conditions set forth in Sections 2.6(b)(ii)(B) have been met, Visa Inc. and Licensee shall refer such questions to arbitration under the expedited dispute resolution process set forth in Section 16.5. If such arbitration is invoked, Visa Inc. shall have the burden of demonstrating that, on a similar and equitable basis, all Processors have been required to make such System Change and that such System Change is under the Threshold or necessary to maintain the interoperability, security, safety and soundness of the Visa System (as relevant). Licensee must proceed with the timely implementation of System Changes concurrent with the timing required of all Processors or as otherwise necessary for the interoperability, security, safety and soundness of the Visa System. If the arbitrator determines that the conditions set out at Section 2.6(b)(ii)(B), as relevant, have been met, Licensee shall pay for such changes at Licensee’s cost. If the arbitrator determines that the conditions set out at Section 2.6(b)(ii)(B) have not been met, Licensee shall not be obliged to make such changes at Licensee’s costs.

D. Should Visa Inc. agree to pay for the implementation costs and expenses that Licensee will incur as a consequence of making the System Change, Licensee shall, in any event, be obliged to make such System Changes.

E. In the event that Licensee is obliged to implement the proposed System Changes pursuant to this Section 2.6(b), Licensee shall work with

Licensor in good faith to enable the reasonable and timely implementation of such Systems Changes.

F. Licensee shall be entitled to propose System Changes on the same terms as set out at Sections 2.6(b)(ii) but, with the roles of Visa Inc. and Licensee reversed.

2.7 Fair Market Value.

(a) Visa Inc. and Licensee’s Authorized Representatives shall meet to agree Fair Market Value within fifteen (15) days’ of receipt of notification from either Visa Inc. or Licensee of the need to determine Fair Market Value. In the event Visa Inc. or Licensee cannot resolve their disagreement within fifteen (15) days’ of meeting, Visa Inc.’s and Licensee’s Chief Financial Officers, Chief Operating Officers, or Executive Vice-Presidents delegated by the Chief Financial Officers of Visa Inc. and Licensee shall meet to agree on Fair Market Value within thirty (30) days.

(b) If Visa Inc. and Licensee are unable to resolve their disagreement over Fair Market Value within thirty (30) days’ of the meeting of their Chief Financial Officers, Chief Operating Officers or such Executive Vice-Presidents delegated by the Chief Financial Officers of Visa Inc. and Licensee pursuant to Section 2.7(a), either Visa Inc. or Licensee may refer the matter to an independent qualified expert in Intellectual Property and Trademark valuation employed by an independent firm that itself or through its affiliates has global operations, including in the United States and the United Kingdom, to be agreed by Visa Inc. and Licensee, such agreement not to be unreasonably withheld, and in default of agreement, appointed by the president for the time being of the Institute of Chartered Accountants in England & Wales (the “Expert”). Each of Visa Inc. and Licensee shall submit a proposal for a value or royalty rate to that Expert along with written substantiation for such proposal.

(c) The Expert, having received proposals, shall choose as the binding value or royalty rate, if relevant for the agreed time frame proposed (and in the event a time frame is not agreed for such proposals, for the default time period of one (1) year), the proposal submitted by either Visa Inc. or Licensee that most resembles a fair and reasonable value or royalty rate for the relevant rights, taking into account the terms of the license or assignment (as relevant) and other factors provided for under the terms of this Schedule 2.

(d) For the avoidance of doubt, the Expert will not have the authority to propose a different value or royalty rate from the proposals submitted by either Visa Inc. or Licensee or to re-evaluate the reasonableness of any of Visa Inc. and Licensee’s prior agreements on value or royalty in light of the conditions in which such agreement was reached.

(e) With respect to the procedure set out in Sections 2.7(b) and 2.7(c):

(i) the costs of the procedure shall be paid by the Party whose proposal was not adopted;

(ii) Visa Inc. and Licensee shall meet with the Expert to present their views: (a) at least once, (b) always in English, and (c) never in the absence of the other;

(iii) Visa Inc. and Licensee shall agree upon: (a) procedures for submitting proposals to the Expert, (b) subject to Section 2.7(e)(ii), the number of meetings with the Expert in which they can present their views, (c) the location of such meetings, and (d) the procedures for such meetings, but in the event Visa Inc. and Licensee cannot agree within thirty (30) days of referral of the matter to the Expert, the Expert shall be empowered to decide such issues within fifteen (15) days’ of the request of either Visa Inc. or Licensee; and

(iv) the Expert shall issue its decision within ninety (90) days’ of determination of procedural issues pursuant to this Section 2.7(e).

(f) For avoidance of doubt, this Section 2.7 does not create any additional auditing rights on behalf of either Visa Inc. or Licensee or the Expert referenced herein.

3. OWNERSHIP OF RIGHTS

3.1 Ownership of Intellectual Property.

(a) Licensee acknowledges and agrees that all right, title and interest in or to any Licensor Intellectual Property, Licensor Derivative Works and Licensor Net New Technology now owned or developed by or on behalf of either Party shall in the future be owned by Licensor.

(b) Prior to Licensee developing any works embodying Licensor Intellectual Property or any significant component thereof, Visa Inc. and Licensee shall agree as to ownership of the Intellectual Property subsisting in the work to be developed by or on behalf of Licensee (“Developed Work”). In the event that Visa Inc. decides, in its sole discretion, that Licensee shall be entitled to own the Intellectual Property subsisting in the Developed Work, the Developed Work shall not be a Licensor Derivative Work. In the event that Visa Inc. decides that it shall own the Intellectual Property subsisting in the Developed Work, Visa Inc. shall provide Licensee with the relevant functional specifications for the relevant Licensor Intellectual Property and only if the Developed Work embodies any Licensor Intellectual Property or any significant component thereof shall the Developed Work be a Licensor Derivative Work.

(c) Subject to Section 3.1(b), Licensee hereby assigns to Licensor all of its right, title and interest in and to all Licensor Derivative Works now owned or developed in the future. Licensee agrees to cooperate and to execute any documentation that Licensor requires or deems necessary, in its sole discretion, to effect transfer of such rights to Licensor or to evidence Licensor’s ownership of such Intellectual Property.

(d) Licensor shall remain responsible for obtaining, maintaining, protecting and enforcing its Intellectual Property subject to Section 5.

(e) Notwithstanding Licensor’s ownership of all Licensor Derivative Works, where Licensee has, after the Effective Date, funded, created or developed, or engaged a third party to create or develop, any Licensor Derivative Works, Licensee shall be entitled to an annual fee equivalent to the license fee or annual royalty payment for Licensor’s (and its licensees’) use of such Licensor Derivative Works that would be payable if Licensee owned such Licensor Derivative Works and granted a license to Licensor on the Same Terms to use such works for Fair Market Value; provided that where the Parties agree in advance to a contribution by Licensor to Licensee’s development of such Licensor Derivative Works, Licensor’s subsequent use of such Licensor Derivative Works shall be without an obligation to pay a royalty or license fee to Licensee.

(f) Notwithstanding Licensor’s ownership of all Intellectual Property subsisting in the VE Authorization System, in the event that Licensor makes any use of the VE Authorization System itself or through a licensee, Licensee shall be entitled to an annual fee equivalent to the license fee or annual royalty payment for Licensor’s (and its licensees’) use of such Intellectual Property subsisting in the VE Authorization System that would be payable if Licensee owned such Intellectual Property and granted a license to Licensor on the Same Terms to use such works for Fair Market Value, where the determination of Fair Market Value shall take into account the financial contributions made by both of the Parties to the development of the VE Authorization System.

3.2 Recordal of licenses.

Each Party, if so requested by the other Party, and at the requesting Party’s cost, shall complete such documents and forms in such form as may be required in order to register the licenses granted by this Schedule 2 with the appropriate Governmental Authorities.

3.3 Reservation of Rights.

Licensor retains rights to use and license the Licensor Intellectual Property in the Territory solely to the extent that (i) Licensor has engaged prior to the Effective Date and will continue to engage after the Effective Date a third-party contractor solely for the purposes of operating or maintaining servers that form part of VisaNet, which are based in the Territory, as agent for Licensor; (ii) it is necessary to engage a third party developer within the Territory on behalf of Licensor or its Affiliates for the development of products or services for use outside the Territory or outside the Field of Use; or (iii) Licensee grants its prior written consent.

Licensor grants Licensee the rights to use and license the Licensor Intellectual Property outside of the Territory solely to the extent that (i) Licensee has engaged prior to the Effective Date and will continue to engage after the Effective Date a third-party contractor solely for the purposes of operating or maintaining servers that form part of VE Clearing and Settlement, which are based outside the Territory, as agent for Licensee; (ii) it is necessary to engage a third party developer outside the Territory on behalf of Licensee or its Affiliates for the development of products or services for use inside the Territory and inside the Field of Use; or (iii) Licensor grants its prior written consent.

4. TRANSFER/BANKRUPTCY

4.1 In General.

The rights granted to Licensee and its Affiliates and to Licensor and its Affiliates hereunder are unique and personal in nature, and except as expressly permitted in Section 2.4 or in this Section 4.1, neither the rights and obligations set forth in this Schedule 2 nor any of Parties’ rights hereunder may be assigned, sublicensed, transferred or otherwise disposed of by a Party without the prior written consent of the other Party (such consent to be given or refused within thirty (30) Business Days’ of receipt of the notice to such other Party of the wish to assign, sublicense, transfer or otherwise dispose of any of its rights and obligations set forth in this Schedule 2); provided, however, that either Party shall agree to the assignment or novation of rights and obligations set forth in this Schedule 2 by the other Party (the “Transferor”) to one of its Affiliates (the “Transferee”); provided, further, that if any such Transferee ceases to be an Affiliate of the Transferor, the Transferor shall procure that prior to such Transferee ceasing to be an Affiliate of the Transferor, the relevant rights and obligations set forth in this Schedule 2 be re-assigned or novated by such Transferee to the Transferor or another Affiliate of the Transferor and the other Party hereby agrees to any such re-assignment or novation. Each Party shall promptly and in advance provide the other with copies of any documents purporting to assign or otherwise transfer any of its rights and obligations set forth in this Schedule 2

4.2 Transfer of rights to Licensee.

(a) As soon as Licensor knows, or has reason to believe, that a Trigger Event will occur or there is a substantial likelihood of the occurrence of a Trigger Event, Licensor shall immediately send a written notice to Licensee:

(i) stating that a Trigger Event is about to occur and specifying details of the nature and the terms of the Trigger Event; and

(ii) offering Licensee an option to purchase from Licensor, for Fair Market Value, Licensor Intellectual Property, Licensor Derivative Works and Licensor Net New Technology in the Territory as Licensee may require to allow Licensee to continue operating its business in the manner conducted at the date of receipt of such notice (the “Option”);

(b) The Option is exercisable by notice in writing from Licensee to Licensor or the assignee or transferee of the assets that are the subject of this Schedule 2 (as relevant) given within six (6) weeks of the notice referred to in Section 4.2(a).

(c) The Option shall survive a Change of Control of Licensor and shall be binding on an assignee or transferee of the assets that are the subject of this Schedule 2. Licensor shall give notice to any intended assignee or transferee of the assets that are the subject of this Schedule 2, prior to entering into a binding contract if assignment, sale or transfer, of the existence of the Option.

(d) On exercise of the Option pursuant to Section 4.2(b), Licensor or the assignee or transferee of the assets that are the subject of this Schedule 2 (as relevant) shall sell and Licensee shall purchase, for Fair Market Value, all or part of the Licensor Intellectual Property, Licensor Derivative Works and Licensor Net New Technology in the Territory as Licensee may require to allow Licensee to continue operating its business in the manner conducted at the date of receipt of the notice referred to in Section 4.2(a) (the “Transferring Rights”), on the terms set out in Sections 4.2(e) to 4.2(i).

(e) If Licensee exercises the Option pursuant to Section 4.2(b), Licensor agrees that it shall, or that it shall procure that the assignee or transferee of the assets that are the subject of this Schedule 2 shall, execute an agreement transferring to Licensee, or to its nominee, all its right, title and interest in and to the Transferring Rights with:

(i) the goodwill of the business relating to the products and services in respect of which the Transferring Rights are used in the Territory; and

(ii) the right to sue for damages and other remedies for infringement or misuse of the Transferring Rights in the Territory which may have occurred prior to the date of the assignment and to retain those damages.

(f) Licensee shall pay Fair Market Value for the Transferring Rights. In assessing Fair Market Value the Parties or expert in intellectual property valuation (as relevant) shall be entitled to take into account in their or its calculations the nature of the Trigger Event.

(g) Licensor shall warrant that the Transferring Rights are legally and beneficially owned by Licensor (save where otherwise disclosed in writing to Licensee).

(h) At Licensee’s request, Licensor shall, or shall procure that the assignee or transferee of the assets that are the subject of this Schedule 2 shall, for each jurisdiction in the Territory enter into such form of other local form transfer as Licensee may require in order to assign its right, title and interest in and to any registrations of, or applications for registration of, the Transferring Rights in the Territory to Licensee or its nominee.

(i) The cost of the preparation and execution of the agreement referred to at Section 4.2(h) and any local form transfer as Licensee may require in order to assign the Transferring Rights for each jurisdiction in the Territory and the cost of the recordal of such assignments (as necessary) for each jurisdiction in the Territory shall be borne by Licensee.

(j) If Licensor shall fall into Bankruptcy, Licensee shall have an option to purchase, at Fair Market Value, the Licensor Intellectual Property, Licensor Derivative Works and Licensor Net New Technology in the Territory as Licensee may require to allow Licensee to continue operating its business. Sections 4.2(d), 4.2(e), 4.2(f), 4.2(h) and 4.2(i) shall apply to the purchase and transfer contemplated in this Section 4.2, mutatis mutandis.

(k) Any attempt by Licensor to transfer to a Licensee Competitor (i) any of its rights or obligations under this Schedule 2 without having afforded Licensee the rights outlined in Sections 4.2(a) to 4.2(e) or (ii) the assets that are the subject of this Schedule 2, shall constitute a material breach hereof and would cause irreparable harm to Licensee, for which monetary reparations would be inadequate. Licensor agrees that any and all rights under this Section 4.2 are intended to survive rejection of the terms set forth in Schedule 2 by the Licensor pursuant to Section 365(a) of the United States Bankruptcy Code in a Chapter 7 or Chapter 11 bankruptcy case, to the extent such rejection is approved by a bankruptcy court of competent jurisdiction.

5. INTELLECTUAL PROPERTY MAINTENANCE, REGISTRATION, PROTECTION AND INFRINGEMENT

5.1 Patent Prosecution and Maintenance. Licensor shall make timely administrative filings and administrative payments as are necessary to maintain in full force and effect all Patents in the Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology and shall bear all costs and expenses related thereto. If Licensor files for any new Patent application outside the Territory, Licensor shall file Patent applications covering the same subject matter in any jurisdiction in the Territory at Licensee’s request, provided Licensor has the right to do so. In addition, Licensor shall use commercially reasonable efforts to continue to prosecute Patent applications and file any new Patent applications deemed, solely in Licensor’s opinion, necessary and practicable to maintain or obtain Patent rights in the Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology, provided, however, that Licensor shall at Licensee’s request file Patent applications in the Territory covering that part of the Intellectual Property subsisting in the Licensor Derivative Works which were developed solely by Licensee. Licensor shall not abandon, or allow to lapse, any registrations or applications for any Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology without the prior written consent of Licensee, not to be unreasonably withheld. Licensee agrees to provide to Licensor timely disclosures of any new inventions by Licensee that are within the scope of Licensor Derivative Works.

5.2 Support of Platforms.

Where Licensor decides to discontinue use of Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology, or no longer wishes to invest any resources in the products, services or part of the Visa System to which the relevant Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology relate,

Licensee may continue to use, pursuant to the license grants to Licensee hereunder and in accordance with the terms of this Schedule 2, Licensor Intellectual Property and/or Licensor Derivative Works and/or Licensor Net New Technology in respect of the products, services or part of the Visa System to which the relevant Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology relate and invest in such products, services or part of the Visa System if it wishes to do so. Licensor shall maintain the existing registrations of such Licensor Intellectual Property and/or Licensor Derivative Works and/or Licensor Net New Technology and prosecute to registration any pending applications for such Licensor Intellectual Property and/or Licensor Derivative Works and/or Licensor Net New Technology in accordance with Section 5.1 above. Subject to Section 5.1, in the event that Licensor decides that it no longer wishes to maintain such registrations or prosecute such applications, Licensor shall give Licensee the first right of refusal to purchase such registrations or applications from Licensor at Fair Market Value.

5.3 Notice and Marking Requirements.

Each Party shall comply with all notice and marking requirements under applicable Intellectual Property Laws and labeling requirements under applicable Law that are necessary or advisable for the protection and enforcement of the Intellectual Property rights granted herein, including the use of “©” and “All Rights Reserved” or other symbols or legends, as prescribed from time to time by Licensor in the Global Interoperability Rules.

5.4 Infringements.

(a) Licensor shall have the sole right, other than as set forth in Section 5.4(b), but not the obligation, to institute or bring, and control, any suits or actions against third parties anywhere in the world, for or by reason of any violation or infringement or misappropriation of Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology. Each such suit or action shall be instituted, brought, maintained and conducted by Licensor solely at the cost and expense of Licensor; provided, that Licensee shall reasonably cooperate with Licensor, if reasonably necessary, including by agreeing to be joined as a party plaintiff and to give Licensor authority to file and prosecute the suit, action or proceeding. Licensee shall be entitled to retain any and all monies that may be received, collected or recovered in any such suit or action enforcing rights in the Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology, whether by judgment, settlement or otherwise, to the extent attributable to damages or costs in the Territory; provided, further, that Licensor shall first be reimbursed for expenses out of such monies. Licensee shall have the right, but not the obligation, to participate and be represented in any such action by its own counsel at its own expense. Licensee shall have no claim of any kind against Licensor based on or arising out of Licensor’s handling of or decisions concerning any such action, suit, proceeding, settlement or compromise, unless such handling of or decisions materially adversely affect Licensee’s rights hereunder.

(b) Should Licensor fail or choose not to act or bring any suits or actions under Section 5.4(a) within sixty (60) days (or twenty-one (21) days if Licensee,

acting reasonably, has notified Licensor that an application for interim or injunctive relief is necessary) of the written notification from Licensee of such violation or infringement or misappropriation, or thereafter chooses not to pursue such suit or action, Licensee shall have the right, but not the obligation, to institute or bring and control any such suit or action in the Territory against such third party for or by reason of its violation or infringement or misappropriation of Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology in the Field of Use or Expanded Field (where an exclusive license has been granted) and in the Territory; provided, however, that Licensee shall not compromise or settle such suit or action by granting rights with respect to Licensor’s Intellectual Property or by compromising the validity of Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology without Licensor’s prior written consent (not to be unreasonably withheld) except that Licensor’s consent shall not be required with respect to any monetary component thereof. Each such suit or action in the Territory instituted, brought, maintained and conducted by Licensee shall be solely at the cost and expense of Licensee, provided that Licensor shall reasonably cooperate with Licensee, if reasonably necessary, including by agreeing to be joined as a party plaintiff and to give Licensee authority to file and prosecute the suit, action or proceeding. Licensee shall be entitled to retain any and all monies that may be received, collected or recovered in any such suit or action enforcing rights in the Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology, whether by judgment, settlement or otherwise in the Territory. Licensor shall have the right, but not the obligation, to participate and be represented in any such action by its own counsel at its own expense. Licensor shall have no claim of any kind against Licensee based on or arising out of Licensee’s handling of or decisions concerning any such action, suit, proceeding, settlement or compromise, unless such handling of or decisions materially adversely affect Licensor’s rights hereunder.

(c) Each Party shall promptly notify the other upon learning that (i) a third Person is infringing or may be infringing any Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology licensed to Licensee hereunder or (ii) any third Person is claiming or commences a declaratory judgment action or other similar type of legal proceeding to have any of the Licensor Intellectual Property, Licensor Derivative Works or Licensor Net New Technology held invalid or unenforceable.

6. VISA PRODUCTS AND SERVICES

6.1 New Payment Industry Technologies.

Where new technologies relating to Cards, which require interoperability across the Visa Enterprise, are developed by either Party after the Effective Date, Visa Inc. and Licensee shall mutually agree the specifications, testing and certification standards for such Cards. In the event that Visa Inc. and Licensee are unable to agree the specifications, testing and certification standards for such Cards, Visa Inc. and Licensee shall submit to compulsory mediation to agree such specifications, testing and certification standards. Visa Inc. shall be responsible for publishing the agreed specifications, testing and certification standards.

6.2 Vendor specifications.

(a) Subject to Section 6.2(e), Visa Inc. shall establish the minimum specifications standards for, and testing and certification standards for the approval of, Card manufacturers, Card component manufacturers, third party personalization vendors, terminal and terminal component vendors, chip application vendors and PIN-entry device manufacturers (“Vendors”), provided that Visa Inc. shall take into account Licensee’s in-put on such minimum specifications, testing and certification standards.

(b) Subject to Sections 6.2(c)(ii) and (d), each of Visa Inc. and Licensee shall manage the certification of Vendors whose place of manufacture is in their respective territories.

(c) Visa Inc. shall:

(i) maintain the list of global approved Vendors; and

(ii) manage the certification of a mutually agreed category of restricted Vendors that manufacture components (e.g., Holographic element), the nature of which require a limited list of Vendors to ensure the safety and soundness of the Visa Products and Services.

(d) As appropriate and mutually agreed by Visa Inc. and Licensee, either Visa Inc. or Licensee may conduct Vendor certification on behalf of the other Party on a global basis. The costs and revenues associated with the Vendor approval process shall reside with the Party conducting the approval process.

(e) In the event that Visa Inc. chooses not to pursue technology opportunities with such Vendors, Licensee may create the minimum specifications, testing and certification standards for Vendors for such opportunities for use in the Territory.

7. GLOBAL INTEROPERABILITY RULES/VIOR/VEOR

7.1 Global Interoperability Rules.

(a) Licensee shall, and shall procure that all of its Affiliates and sublicensees, comply with the Global Interoperability Rules, subject to applicable Law. Licensee may establish rules for its Members within the Territory, which, if based on a Global Interoperability Rule, shall be equal to, or stricter than, the relevant Global Interoperability Rule. Should Licensee in good faith determine that a Global Interoperability Rule, or any part thereof, is in violation of applicable Law, then Licensee shall immediately notify Visa Inc. in writing of such determination and such rule or part thereof shall not be binding on Licensee. If Visa Inc. disputes such assertion by Licensee, then the Parties shall resolve the Dispute pursuant to the expedited dispute resolution process set forth in Section 16.5.

(b) Visa Inc. shall have sole authority to grant all waivers and variances to the Global Interoperability Rules. Visa Inc. shall not unreasonably withhold its grant of such waivers and variances.

(c) Visa Inc. shall be estopped from enforcing against Licensee or any of its Members or other sublicensees any Global Interoperability Rule that Visa Inc. has ceased to comply with itself or to enforce against its Customers and other sublicensees. Notwithstanding the foregoing, Visa Inc. is entitled to waive any Global Interoperability Rule on a case-by-case basis, and upon request by Licensee, for good cause in Visa Inc.’s sole discretion. Subject to this Section 7.1(c), Licensor’s failure to enforce a Global Interoperability Rule shall not constitute a waiver of its right to enforce such rule.

(d) Changes to Global Interoperability Rules. Except as set forth in Section 2.6(b):

(i) Licensee shall not be obliged to comply with any changes to the Global Interoperability Rules, including the introduction of new rules, proposed by Visa Inc. (“Rule Change”) unless such Rule Change is necessary for Interoperability and the interoperability or integrity of the Visa System and would have a positive financial return for Licensee and for its Members (based on a financial analysis providing a five (5) year projection of Licensee’s business and of its Members’ businesses showing whether such use or adoption or implementation would have a positive financial return for Licensee and, on a majority basis, for its Members) (“Positive Return”), as demonstrated in accordance with the provisions of this Section 7.1(d).

(ii) If Visa Inc. wishes to oblige Licensee to adopt any Rule Change, it shall give Licensee ninety (90) Business Days’ prior notice of any such Rule Change, such notice setting out Visa Inc.’s reasons why Licensee’s adoption of such Rule Change is necessary for the interoperability or integrity of the Visa System. Upon receipt of such notice, Licensee shall have a period of sixty (60) Business Days to provide a written response to Visa Inc. stating whether it agrees to adopt such Rule Change. In the event that Licensee does not agree to adopt such Rule Change, Licensee’s written response shall explain Licensee’s reasons why Licensee’s adoption of such Rule Change would not have a Positive Return.

(iii) Prior to the expiry of the sixty (60) Business Day period referred to in Section 7.1(d)(ii) above, or immediately after such period if Licensee does not agree to adopt such Rule Change, at Licensee’s request, Visa Inc. and Licensee shall jointly consult in respect of the Rule Change (the “Consultation Process”) and Visa Inc. shall have regard to any observations Licensee might make. Each of Visa Inc. and Licensee shall bear its own costs relating to the Consultation Process. Visa Inc. may offer a financial subsidy to Licensee to lessen the financial impact of the Rule Change on Licensee and its Members. Visa Inc. and Licensee shall take into account any offered financial subsidy in assessing whether the Rule Change would have a Positive Return.

(iv) If after thirty (30) Business Days after the commencement of the Consultation Process, Licensee, in its sole opinion, is not satisfied that the Rule Change is necessary for Interoperability and the interoperability or integrity of the Visa System or that such Rule Change will have a Positive Return, Licensee shall be entitled to refuse to adopt the Rule Change in the Territory. Licensee shall provide Visa Inc. with immediate notice of its decision to reject such Rule Change at the end of the thirty (30) Business Day period for the Consultation Process and such notice shall explain why Licensee believes such Rule Change would not have a Positive Return or is not necessary for Interoperability and the interoperability or integrity of the Visa System.

(v) If, following receipt of Licensee’s written response referred to in Section 7.1(d)(ii) above (where Licensee does not initiate the Consultation Process) or receipt of Licensee’s notice referred to in Section 7.1(d)(iv) above, Visa Inc. notifies Licensee that it does not accept Licensee’s conclusion that adoption of such Rule Change would not have a Positive Return or is not necessary for Interoperability and the interoperability or integrity of the Visa System), a senior representative of each of Visa Inc. and Licensee shall meet within fourteen (14) days of such Visa Inc. notice to discuss and try to resolve the matter. Should Visa Inc. and Licensee continue to disagree as to whether the adoption of such Rule Change would have a Positive Return or is necessary for Interoperability and the interoperability or integrity of the Visa System, Visa Inc. and Licensee shall refer the question to arbitration under the expedited dispute resolution process in Section 16.5 for decision as to whether such Rule Change would not have a Positive Return. Licensee shall demonstrate that such Rule Change would not have a Positive Return, but Visa Inc. shall demonstrate that such Rule Change is necessary for Interoperability and the interoperability or integrity of the Visa System. If such arbitration is invoked, then pending conclusion of such dispute resolution procedure, Licensee shall not be required to adopt such Rule Change. If the arbitrator determines that the proposed adoption of such Rule Change would have a Positive Return and is necessary for Interoperability and the interoperability or integrity of the Visa System, subject to applicable Law, Licensee shall be obliged, and shall use its best efforts to encourage its sublicensees, to adopt such Rule Change at its cost (subject to receipt of any financial subsidy which Visa Inc. has agreed to pay Licensee pursuant to Section 7.1(d)(iii)).

(vi) If, following receipt of Licensee’s written response referred to in Section 7.1(d)(ii) above (where Licensee does not initiate the Consultation Process) or receipt of Licensee’s notice referred to in Section 7.1(d)(iv) above, Visa Inc. agrees that such Rule Change would not have a Positive Return or is not necessary for Interoperability and the interoperability or integrity of the Visa System or if the determination of Positive Return is submitted to arbitration in accordance with Section 7.1(d)(v) and such arbitration determines that such Rule Change would not have a Positive Return or is not necessary for Interoperability and the interoperability or integrity of the Visa System, then Licensee may reject such Rule Change; provided, however, that should Visa Inc. agree to pay for the implementation costs and expenses that Licensee and its Members will incur as a consequence of the Rule Change to the extent necessary to return Licensee and its Members to a neutral financial condition following the Rule Change, Licensee shall (subject to applicable Law) accept the Rule Change and shall use its best efforts to encourage its sublicensees to accept the same. Notwithstanding this Section 7.1(d), Visa Inc. shall have the right to adopt or implement any such Rule Change described in this Section 7.1(d) outside the Territory unless at the time of the proposed changes such changes are known by either Visa Inc. or Licensee to have a detrimental effect on the interoperability, security, safety and soundness of the Visa System.

7.2 VEOR/VIOR.

(a) Changes to VEOR/VIOR.

(i) Visa Inc. or Licensee may propose changes to the other’s VEOR or VIOR (as relevant). Except as set forth in this Section 7.2, neither Visa Inc. nor Licensee shall be obliged to adopt the other’s proposed changes to its VEOR or VIOR (as relevant) (“Op Reg Change”).

(ii) In the event Visa Inc. and Licensee have not agreed within fourteen (14) days’ of either Party proposing to the other in writing an Op Reg Change, a senior representative from the management of each of Visa Inc. and Licensee shall meet to discuss and try to resolve whether the Op Reg Change should be adopted. If the senior representatives are unable to reach agreement within a further 14 days, a committee comprised for four (4) directors (two (2) board audit committee members of Licensee and two (2) board audit committee members of Visa Inc.) shall meet within 14 days’ of receipt of a written notice from either of the senior representatives that they have failed to agree whether the Op Reg Change should be adopted, to try to resolve whether the Op Reg Change should be adopted.

(iii) If such committee is unable to reach agreement within 45 days’ of receipt of such written notice from the senior representatives, if the Party desiring the Op Reg Change (“Change Request Party”) wishes to oblige the other Party (“Change Recipient”) to adopt the Op Reg Change, it shall give Change Recipient written notice that it desires to pursue the Op Reg Change. Upon receipt of such notice, Change Recipient shall have a period of sixty (60) days to provide written notice to Change Request Party stating whether it agrees to adopt such Op Reg Change. In the event that Change Recipient does not agree to adopt such Op Reg Change, Change Recipient’s written notice shall explain why Change Recipient believes adoption of such Op Reg Change would not have a positive financial return for Change Recipient and for its Members or Customers (as relevant)

(based on a financial analysis providing a five (5) year projection of Change Recipient’s business and of its Members’ or Customers’ businesses showing whether such use or adoption or implementation would have a positive financial return for Change Recipient and, on a majority basis, for its Members or Customers) (“Positive Return”), as demonstrated in accordance with the provisions of this Section 7.2.

(iv) If, following receipt of Change Recipient’s written response referred to in Section 7.2(a)(iii) above, Change Request Party notifies Change Recipient that it does not accept Change Recipient’s conclusion that adoption of such Op Reg Change would not have a Positive Return, Visa Inc. and Licensee shall refer the question to arbitration under the expedited dispute resolution process in Section 16.5 for decision as to whether such Op Reg Change would not have a Positive Return. Change Recipient shall demonstrate that such Op Reg Change would not have a Positive Return. If such arbitration is invoked, then pending conclusion of such dispute resolution procedure, Change Recipient shall not be required to adopt such Op Reg Change. If the arbitrator determines that the proposed adoption of such Op Reg Change would have a Positive Return, subject to applicable Law, Change Recipient shall be obliged, and shall use its best efforts to encourage its Members or Customers (as relevant), to adopt such Op Reg Change at its cost.

(v) If, following receipt of Change Recipient’s written response referred to in Section 7.2(a)(iii), Change Request Party agrees that such Op Reg Change would not have a Positive Return or if the determination of Positive Return is submitted to arbitration in accordance with Section 7.2(a)(iii) and such arbitration determines that such Op Reg Change would not have a Positive Return, then Change Recipient may reject such Op Reg Change; provided, however, that should Change Request Party agree to pay for the implementation costs and expenses that Change Recipient and its Members or Customers (as relevant) will incur as a consequence of the Op Reg Change to the extent necessary to return Change Recipient and its Members or Customers (as relevant) to a neutral financial condition following the Op Reg Change, Change Recipient shall (subject to applicable Law) accept the Op Reg Change and shall use its best efforts to encourage its Members or Customers (as relevant) to accept the same.

(vi) Visa Inc. shall have the right to adopt or implement any change to its VIOR outside the Territory unless such changes impact interoperability, security, safety and soundness of the Visa System or the integrity of the Licensed Marks. Licensee shall have the right to adopt or implement any change to its VEOR in the Territory unless such changes impact interoperability, security, safety and soundness of the Visa System or the integrity of the Licensed Marks. Each of Visa Inc. and Licensee shall inform the other of any such changes to their respective VEOR and VIOR.

8. LIMITED NON-COMPETE/NON-BRANDED PRODUCTS AND SERVICES

8.1 Non-Compete.

(a) Until the fifth anniversary of the Effective Date:

(i) Licensor shall not directly or indirectly offer or promote in the Territory products or services within the Field of Use (other than as expressly permitted in this Schedule 2).

(ii) Licensee shall not directly or indirectly offer or promote outside of the Territory products or services within the Field of Use (other than as expressly permitted in this Schedule 2).

(b) Licensor undertakes that prior to offering or distributing any Non-Branded Core Products in the Territory after the Effective Date, it shall give Licensee a first right of refusal for taking a license, which shall be granted on an exclusive or non-exclusive basis, at Licensee’ discretion (including the right to grant sublicenses under Section 2.4), for use, offer or distribution of such Non-Branded Core Products in the Territory for Fair Market Value. Such determination of Fair Market Value shall take into account whether such license grant is exclusive or non-exclusive or for only part of the Territory.

8.2 Partnerships.

(a) Notwithstanding Section 8.1, and subject to Section 2.4, Licensee shall be entitled to enter into partnerships with any Processors; provided, that, Licensee shall not sublicense the Licensor Intellectual Property, Licensor Derivative Works, or Licensor Net New Technology or disclose any of Licensor’s Confidential Information, to such Processors save where it is permitted to do so under the terms of this Schedule 2 or the Global Rules, if applicable.

(b) Notwithstanding Section 8.1, and subject to Section 2.4, Licensor shall be entitled to enter into partnerships with any Processors; provided, that, Licensor shall not sublicense the Licensee Intellectual Property, Licensee Derivative Works, or Licensee Net New Technology or disclose any of Licensee’s Confidential Information, to such Processors save where it is permitted to do so under the terms of this Schedule 2 or the Global Rules, if applicable.

9. REPRESENTATIONS AND WARRANTIES

9.1 Licensor Representations and Warranties.

(a) Licensor hereby represents and warrants to Licensee that, as of the Effective Date:

(i) Licensor is validly existing and in good standing under the Laws of its jurisdiction of organization.

(ii) Licensor has full power and authority to enter into this Schedule 2 and grant the licenses made under this Schedule 2, and has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Schedule 2, and to consummate the transactions contemplated herein.

(iii) This Schedule 2 is a legal, valid and binding obligation of Licensor, enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting creditors rights generally and to general equitable principles, and neither the execution of this Schedule 2 nor the consummation of the transactions contemplated herein will (i) violate any provision of the certificate of incorporation, bylaws or other constituent documents of Licensor or (ii) require the approval or consent of any third parties except such as have been obtained.

(iv) The Licensor Intellectual Property is owned by Licensor and any Intellectual Property licensed under a third party license is lawfully used under license.

(v) Licensor is the registered owner(s) of such of the Licensor Intellectual Property as is set forth on Appendix 9.1(a)(v). Other than as set forth on Appendix 9.2(a)(v), neither Licensor nor any of its Affiliates owns any registered or issued Intellectual Property in the Territory.

(vi) Neither Licensor nor any of its Affiliates owns rights in the Licensor Intellectual Property within the Territory in the Field of Use or Expanded Field, which are not subject to licenses granted hereunder.

(vii) To the Best Knowledge of Licensor, Licensor has not failed to file any application, filing, registration, renewal or recordal of transfer or pay any fees in respect of registrations (or applications for registration) of the registered Licensor Intellectual Property in the Territory to the extent that such failure has had a negative material impact on Licensee’s Visa business operations.

(viii) Except as disclosed on Appendix 9.1(a)(viii), to the Best Knowledge of Licensor, no Claim has been made by a third party disputing the right of Licensor or, to the Best Knowledge of Licensor, the right of its licensees to use any of the Licensor Intellectual Property as currently used in the Territory.

(ix) Except as disclosed on Appendix 9.1(a)(ix), to the Best Knowledge of Licensor, the Licensor Intellectual Property is not being infringed by any third party in the Territory.

(x) Except as disclosed on Appendix 9.1(a)(x) or with respect to licenses granted by Licensee, Licensor has not granted any rights in respect of the Licensor Intellectual Property in the Territory and the Field of Use to any third party nor is it under any obligation to do so except as provided herein.

9.2 Licensee Representations and Warranties.

(a) Licensee hereby represents and warrants to Licensor that, as of the Effective Date:

(i) Licensee is validly existing and in good standing under the Laws of its jurisdiction of organization.

(ii) Licensee has full power and authority to enter into this Schedule 2, and has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Schedule 2, and to consummate the transactions contemplated herein.

(iii) This Schedule 2 is a legal, valid and binding obligation of Licensee, enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting creditors rights generally and to general equitable principles, and neither the execution of this Schedule 2 nor the consummation of the transactions contemplated herein will (i) violate any provision of the certificate of incorporation, bylaws or other constituent documents of Licensee or (ii) require the approval or consent of any third parties except such as have been obtained.

(iv) Except as disclosed on Appendix 9.2(a)(iv), to the Best Knowledge of Licensee, no Claim has been made by a third party disputing the right of Licensor or, to the Best Knowledge of Licensee, Licensee’s right to use any of the Licensor Intellectual Property as currently used in the Territory.

(v) Except as disclosed on Appendix 9.2(a)(v), to the Best Knowledge of Licensee, the Licensor Intellectual Property is not being infringed by any third party in the Territory.

(vi) Except as disclosed on Appendix 9.2(a)(vi), Licensee does not own any application or registrations for Patents. To the Best Knowledge of Licensee, attached as Appendix 9.2(a)(vi) is a list of all material unregistered Intellectual Property owned by Licensee or its Affiliates.

9.3 Limitations.

(a) EXCEPT FOR THE EXPRESS WARRANTIES EXPRESSLY SET FORTH IN THIS SCHEDULE 2, ALL RIGHTS, LICENSES AND INTELLECTUAL PROPERTY ARE PROVIDED ON AN “AS IS” BASIS AND NEITHER PARTY MAKES ANY OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, EVEN IF A PARTY HAS BEEN MADE AWARE OF SUCH PURPOSE.

(b) Nothing contained in this Schedule 2 shall be construed as:

(i) a warranty or representation as to the validity or scope of any Intellectual Property, except as expressly set out herein;

(ii) conferring on Licensee any right or license to use any Intellectual Property, other than the limited licenses to use such Intellectual Property licensed under this Schedule 2 in accordance with the restrictions and limitations set forth in this Schedule 2;

(iii) an obligation upon Licensor to make any determination as to the applicability of any Intellectual Property to any product or service unless expressly provided hereunder.

10. REPORTING; AUDIT RIGHTS

10.1 Audits.

(a) Licensee shall be responsible for auditing itself and its Members with regard to matters within the Audit Scope. Licensor shall not itself audit Licensee or its Members.

(b) Licensee shall develop its own audit plans and shall conduct its audits in accordance with such plans. Licensee shall share its audit plans with Licensor in advance and provide Licensor with an opportunity to request changes to the plan. If Licensee chooses not to make such changes, Licensor shall be entitled to appear before Licensee’s board audit committee to explain the desire and rationale for such change. If Licensee’s board audit committee refuses to make the requested change, the issue may be referred to binding expedited arbitration under Section 16.5.

(c) Licensor shall be entitled to review “Material Findings” from Licensee’s audit reports within 30 days after such reports are shared with Licensee’s board or board committee. Licensee shall share remedial plans for these Material Findings that Licensor requests to see.

(d) The term “Audit Scope” shall mean compliance with Global Interoperability Rules, interoperability, SAS 70 audit reports, integrity of the system, any specific requests by Licensor to comply with Licensor’s regulatory and legal requirements.

(e) “Material Findings” shall mean the top two classifications of audit findings (or, if there are only two classifications, then the top classification).

(f) Licensor shall share with Licensee best practices learnings revealed by Licensor’s own audits, subject to any applicable legal constraints, and Licensor shall share with Licensee its SAS 70 audit reports.

11. INDEMNIFICATION

11.1 General Indemnification.

(a) Solely to the extent arising or resulting from activity within the Field of Use or Expanded Field, and subject to Sections 11.2 to 11.4 and paragraphs 21.3, 21.4 and 21.5 of Schedule 1, Licensee shall indemnify and hold harmless Visa Inc. and its Affiliates, and each of its and their respective officers, directors and employees against any and all Damages suffered by or payable by Visa Inc. arising out of, or resulting from, any Claim brought against Licensee or Visa Inc. in the Territory (including, without limitations, any antitrust Claims, any Claims involving, concerning or relating directly or indirectly to a Global Rule or the Priority Global Customer Terms and any other Claims whatsoever).

(b) Solely to the extent arising or resulting from activity within the Field of Use or Expanded Field, and subject to Sections 11.2 to 11.4 and paragraphs 21.3, 21.4 and 21.5 of Schedule 1, Visa Inc. shall indemnify and hold harmless Licensee and its Affiliates, and each of its and their respective officers, directors and employees against any and all Damages suffered by or payable by Licensee arising out of, or resulting from, any Claim brought against Licensee or Visa Inc. outside the Territory (including, without limitations, any antitrust Claims, any Claims involving, concerning or relating directly or indirectly to a Global Rule or the Priority Global Customer Terms and any other Claims whatsoever).

(c) Subject to and consistent with both Licensee’s and Visa Inc.’s obligations under this Section 11.1 to indemnify each other for any Claim brought in their respective territories, Licensee shall not be obliged to indemnify Visa Inc. for any Claims relating to, or arising out of, Licensee’s membership association structure.

11.2 Indemnification of Licensor for Intellectual Property Infringement.

Licensee shall indemnify, defend and hold harmless Visa Inc. and its Affiliates, and each of their respective officers, directors, employees, stockholders, agents and representatives, against any and all Damages arising or resulting from any third party Claim alleging an Intellectual Property right violation by Visa Inc. or its Affiliates arising out of their authorized use or practice under the terms of this Schedule 2 of the rights licensed to Licensor under Section 2.1(b); provided, however, that Licensee shall be under no obligation to indemnify, defend and hold harmless pursuant to this Section 11.2 in connection with any Claim arising out of the matters disclosed in Appendix 9.1(a)(viii).

In the event any third Person claims or asserts that Visa Inc.’s use of any rights agreed to be licensed to Licensor pursuant to Section 2.1(b), infringes upon the rights of such third Person outside the Territory (“Licensor Third Party Claim”), then the Party that becomes aware of such Licensor Third Party Claim shall immediately notify the other Party in writing. Visa Inc. and Licensee shall promptly discuss the manner in which such Licensor Third Party Claim should be handled. Visa Inc. and Licensee shall cooperate reasonably and use reasonable efforts to defend or resolve such Licensor Third Party Claim (including by taking steps to minimize any potential damages claim). In the event that the Licensor Third Party Claim remains outstanding six (6) months after notification of such Licensor Third Party Claim, then unless Visa Inc. and Licensee mutually agree that such third party proceedings will not result in Visa Inc. and Licensee incurring expenses and/or potential damages in excess of US$100,000, Licensee shall have the right at its sole option to request Visa Inc. to cease use of the Intellectual Property giving rise to such Licensor Third Party Claim in the affected jurisdiction (“Cease”) promptly unless another time period is agreed by Visa Inc. and Licensee. If Visa Inc. Ceases then (i) Licensee shall use reasonable good faith efforts to provide a workaround solution or non-infringing replacement Intellectual Property rights, which shall be a reasonable solution or replacement for the challenged Intellectual Property, without additional cost to Visa Inc. for use by Visa Inc. and its sublicensees (“Licensor Replacement Rights”); and (ii) the indemnification provided for in this Section 11.2 shall remain applicable. If Visa Inc. in its sole discretion does not Cease, then Visa Inc. shall be deemed to waive any right to indemnification for such Licensor Third Party Claim provided for in this Section 11.2 in respect of Damages incurred as from the date of the Licensee’s request to Visa Inc. to Cease. If Visa Inc. does Cease pursuant to such Licensee notice, Visa Inc. shall be excused from any failure to meet its obligations under this Schedule 2 due directly to Visa Inc.’s inability to use such Intellectual Property save to the extent that the provision of any non-infringing Licensor Replacement Rights enable Visa Inc. to meet its obligations.

Notwithstanding anything to the contrary in Section 11.5 below, Licensee shall have the sole right to take any steps to compromise or settle a Licensor Third Party Claim on a confidential basis if a proposed compromise or settlement involves only the payment of monetary consideration or if Visa Inc. will be provided with Licensor Replacement Rights. Visa Inc. shall have the right to reject such a compromise or settlement only if it agrees in writing (i) to assume defense of the Licensor Third Party Claim; (ii) to waive any right to indemnification for such Licensor Third Party Claim provided for in this Section 11.2 in respect of Damages incurred as from the date of the Licensee’s proposal of such compromise or settlement to Visa Inc.; and (iii) to indemnify Licensee for any Damages incurred by Licensee thereafter with respect to such Licensor Third Party Claim in excess of the monetary compensation component of the proposed settlement. If a proposed compromise or settlement does not involve only the payment of monetary consideration and Visa Inc. will not be provided with Licensor Replacement Rights, Visa Inc. shall have the right to reject such a compromise or settlement only if (a) it agrees in writing (i) to assume defense of the Licensor Third Party Claim; and (ii) to waive any right to indemnification for such Licensor Third Party Claim provided for in this

Section 11.2 in respect of Damages incurred as from the date of the Licensee’s proposal of such compromise or settlement to Visa Inc.; and (b) Visa Inc. and Licensee have jointly instructed a privileged opinion from an independent lawyer charged with assessing the likelihood of success or failure of such Licensor Third Party Claim and, on an overall risk adjusted basis, it is concluded that it would be reasonable to continue to defend such Licensor Third Party Claim. In the event that the opinion from the independent lawyer concludes, on an overall risk adjusted basis, that it is not reasonable to continue defending the Licensor Third Party Claim, Licensee shall have the sole right to compromise or settle such Licensor Third Party Claim on a confidential basis and Visa Inc. shall be entitled to a proportionate reduction in the royalty payable to Licensee in respect of the Licensee Intellectual Property to compensate Visa Inc. for the loss of its right to use the challenged Intellectual Property.

11.3 Indemnification of Licensee for Intellectual Property Infringement.

Licensor shall indemnify, defend and hold harmless Licensee and its Affiliates, and each of their respective officers, directors, employees, stockholders, agents and representatives, against any and all Damages arising or resulting from any third party Claim alleging an Intellectual Property right violation by Licensee or its Affiliates arising out of their authorized use or practice under the terms of this Schedule 2 of the rights licensed to Licensee under Section 2.1(a) (“Licensee Third Party Claim”); provided, however, that Licensor shall be under no obligation to indemnify, defend and hold harmless pursuant to this Section 11.3 in connection with any Claim arising out of the matters disclosed in Appendix 9.2(a)(iv).

In the event any third Person claims or asserts a Licensee Third Party Claim, then the Party that becomes aware of such Licensee Third Party Claim shall immediately notify the other Party in writing. The Parties shall promptly discuss the manner in which such Licensee Third Party Claim should be handled. The Parties shall cooperate reasonably and use reasonable efforts to defend or resolve such Licensee Third Party Claim (including by taking steps to minimize any potential damages claim). In the event that the Licensee Third Party Claim remains outstanding six (6) months after notification of such Licensee Third Party Claim, then unless the Parties mutually agree that such third party proceedings will not result in the Parties incurring expenses and/or potential damages in excess of US$100,000, Licensor shall have the right at its sole option to request Licensee to cease use of the Intellectual Property giving rise to such Licensee Third Party Claim in the affected part of the Territory (“Cease”) promptly unless another time period is agreed by the Parties. If Licensee Ceases then (i) Licensor shall use reasonable good faith efforts to provide a workaround solution or non-infringing replacement Intellectual Property rights, which shall be a reasonable solution or replacement for the challenged Intellectual Property, without additional cost to Licensee for use by Licensee and its sublicensees (“Licensee Replacement Rights”); and (ii) the indemnification provided for in this Section 11.3 shall remain applicable. If Licensee in its sole discretion does not Cease, then Licensee shall be deemed to waive any right to indemnification for such Licensee Third Party Claim provided for in this Section 11.3 in respect of Damages incurred as from the date of the Licensor’s request to Licensee to Cease. If Licensee does Cease pursuant to such Licensor notice, Licensee shall be excused from any failure to meet its obligations under this Schedule 2 due directly to Licensee’s inability to use such Intellectual Property save to the extent that the provision of any non-infringing Licensee Replacement Rights enable Licensee to meet its obligations.

Notwithstanding anything to the contrary in Section 11.5 below, Licensor shall have the sole right to take any steps to compromise or settle a Licensee Third Party Claim on a confidential basis if a proposed compromise or settlement involves only the payment of monetary consideration or if Licensee will be provided with Licensee Replacement Rights. Licensee shall have the right to reject such a compromise or settlement only if it agrees in writing (i) to assume defense of the Licensee Third Party Claim; (ii) to waive any right to indemnification for such Licensee Third Party Claim provided for in this Section 11.3 in respect of Damages incurred as from the date of the Licensor’s proposal of such compromise or settlement to Licensee; and (iii) to indemnify Licensor for any Damages incurred by Licensor thereafter with respect to such Licensee Third Party Claim in excess of the monetary compensation component of the proposed settlement. If a proposed compromise or settlement does not involve only the payment of monetary consideration and Licensee will not be provided with Licensee Replacement Rights, Licensee shall have the right to reject such a compromise or settlement only if (a) it agrees in writing (i) to assume defense of the Licensee Third Party Claim; and (ii) to waive any right to indemnification for such Licensee Third Party Claim provided for in this Section 11.3 in respect of Damages incurred as from the date of the Licensor’s proposal of such compromise or settlement to Licensee; and (b) Licensee and Licensor have jointly instructed a privileged opinion from an independent lawyer charged with assessing the likelihood of success or failure of such Licensee Third Party Claim and, on an overall risk adjusted basis, it is concluded that it would be reasonable to continue to defend such Licensor Third Party Claim. In the event that the opinion from the independent lawyer concludes, on an overall risk adjusted basis, that it is not reasonable to continue defending the Licensee Third Party Claim, Licensor shall have the sole right to compromise or settle such Licensee Third Party Claim on a confidential basis and Licensee shall be entitled to a proportionate reduction in the royalty payable to Licensor in respect of the Licensor Intellectual Property to compensate Licensee for the loss of its right to use the challenged Intellectual Property.

11.4 Limitation on Damages.

(a) Unless otherwise agreed in writing by the Parties, the obligations to indemnify, defend and hold harmless pursuant to Section 11.3 shall be limited to an aggregate amount of US$** per year for any and all Third Party Claims in respect of Intellectual Property and no Person shall be entitled to recovery for Damages pursuant to such section until the total amount of Damages in any year exceeds US$** per Claim (the “Basket Amount”); provided, that to the extent the amount of Damages exceeds the Basket Amount, the Indemnified Party shall be entitled to recover only the amount of Damages in excess of the Basket Amount. The limits set forth above assume that all settlement payments with respect to any specific Third Party Claim occur within the year settled. In the event of a multi-year settlement structure, the aggregate amount payable with respect to such claims will in no event exceed the aggregate amount that would be payable if all such payments were made in the year of settlement and the Basket Amount deduction shall only be applied once.

(b) Unless otherwise agreed in writing by the Parties, the obligations to indemnify, defend and hold harmless pursuant to Section 11.2 shall be limited to an

**	Omitted pursuant to a confidential request. The confidential portion has been filed separately with the SEC.

aggregate amount equal to ** percent of the annual Fair Market Value license fee or royalty payment agreed as payable to Licensee by Visa Inc. pursuant to Section 2.1(b) per year for any and all Third Party Claims in respect of Intellectual Property and no Person shall be entitled to recovery for Damages pursuant to such section until the total amount of Damages in any year exceeds the Basket Amount; provided, that to the extent the amount of Damages exceeds the Basket Amount, the Indemnified Party shall be entitled to recover only the amount of Damages in excess of the Basket Amount. The limits set forth above assume that all settlement payments with respect to any specific Third Party Claim occur within the year settled. In the event of a multi-year settlement structure, the aggregate amount payable with respect to such claims will in no event exceed the aggregate amount that would be payable if all such payments were made in the year of settlement and the Basket Amount deduction shall only be applied once.

(c) The obligations to indemnify set forth in Section 11.2 and 11.3 are limited to third party Claims alleging an Intellectual Property right violation and shall be governed solely by the terms set forth in this Section 11.

11.5 Indemnification Procedures.

(a) With respect to the indemnification provided for in Section 11.1, if either Visa Inc. or Licensee (the “Indemnified Party”) receives written notice of the commencement of any investigation, action, proceeding or the assertion of any claim by a third Person, or the imposition of any penalty or assessment, for which indemnity may be sought under Section 11.1 (a “Third Party Claim”), and such Indemnified Party intends to seek indemnity pursuant to Section 11.1, the Indemnified Party shall immediately provide the other Party (the “Indemnifying Party”) with notice of such Third Party Claim; provided, however, that the failure to give such notice as provided herein will relieve the Indemnifying Party of its obligations only to the extent such failure actually prejudices the Indemnifying Party hereunder. The Indemnifying Party shall be entitled to participate in or, at its option, assume the defense, appeal or settlement of such Third Party Claim, provided that the Indemnifying Party shall not be entitled to assume or continue to maintain control of such defense, appeal or settlement if: (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) there is an adverse determination with respect to such investigation, action, proceeding or other claim that would reasonably be likely to be materially detrimental to or injure the Indemnified Party’s reputation or future business prospects; or (iii) the claim seeks an injunction or equitable relief against the Indemnified Party; (iv) such assumption or control of such defense, appeal or settlement would give rise to a conflict of interest between the parties to such defense; or (v) the Indemnifying Party fails irrevocably to acknowledge and confirm its liability to indemnify the Indemnified Party against such Third Party Claim and waive all defenses it may have against such liability, within 60 days from its receipt of the written notice referred to in this Section 11.5. If the Indemnifying Party assumes the defense, appeal or settlement of such Third Party Claim, such defense, appeal or settlement shall be conducted through counsel selected by the Indemnifying Party and

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith. No Third Party Claim (regardless of whether the Indemnifying Party has assumed control of such Third Party Claim or such Third Party Claim falls into any of the categories set forth in (i) through (v) above) may be settled or compromised (A) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or (B) by the Indemnifying Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under Section 11.1 in respect of such Third Party Claim for the period governed by such settlement, compromise or consent.

(b) Notwithstanding anything herein, if any such action, proceeding or claim challenges the validity or enforceability, or attempts to have cancelled or deemed abandoned, any of the Licensee Intellectual Property, Licensee may intervene in the primary prosecution of, and shall have the sole right to control the defense and settlement of any such action, proceeding or claim, to the extent related to such challenge to the Licensee Intellectual Property.

(c) Notwithstanding anything herein, if any such action, proceeding or claim challenges the validity or enforceability, or attempts to have cancelled or deemed abandoned, any of the Licensor Intellectual Property licensed hereunder, Licensor may intervene in the primary prosecution of, and shall have the sole right to control the defense and settlement of any such action, proceeding or claim, to the extent related to such challenge to the Licensor Intellectual Property.

12. CONFIDENTIAL INFORMATION

12.1 Confidential Information.

(a) As a result of the rights and obligations set forth in this Schedule 2, each Party may disclose to, or exchange with, the other Party certain information not available to the general public, including Trade Secrets (“Confidential Information”); provided, however, that the term “Confidential Information” shall not include any information that:

(i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Related Parties (as described in Section 12.1(c));

(ii) is already at the time of disclosure in the possession of the Receiving Party or becomes available to the Receiving Party from a source (other than the Disclosing Party), that is not prohibited from disclosing such information by contractual, legal, equitable or fiduciary obligation to the Disclosing Party; and

(iii) is independently developed by the Receiving Party’s Related Parties who do not have access to the Confidential Information.

(b) As used in this Schedule 2, “Disclosing Party” shall mean the Party that provided the Confidential Information to the other Party and the “Receiving Party” is the Party to which such Confidential Information is provided.

(c) The Confidential Information shall be kept confidential and shall not, without the prior written consent of the Disclosing Party, be disclosed by the Receiving Party or by its directors, officers, agents, representatives, employees or Affiliates (collectively referred to as the “Related Parties”) in any manner whatsoever except in so far as is necessary for the conduct of Receiving Party’s or its sublicensees’ business; provided that such disclosure and any disclosure to a sublicensee (except for the disclosure to an Affiliate) shall be subject to written agreement preserving the confidentiality thereof as Confidential Information in accordance with and as restrictive as the terms hereof and shall not be used by the Receiving Party or its Related Parties other than in connection with such Party’s obligations, or the enforcement of its rights, under this Schedule 2. Licensee shall include confidentiality restrictions in accordance with and as restrictive as the terms hereof in the VEOR, which such provisions shall be binding obligations on Licensee’s Members. Subject to the foregoing obligation of Licensee, Licensee shall not be obliged to enter into additional written confidentiality agreements with its Members pursuant to this Section 12.1, unless or until such confidentiality provisions in the VEOR are no longer in force or are amended such that the confidentiality restrictions in the VEOR impose less restrictive confidentiality obligations than are imposed under this Section 12.1. The Receiving Party agrees to reveal Confidential Information only to its Related Parties who need to know Confidential Information for the purpose of fulfilling such party’s obligations hereunder and who are informed by that party of the confidential nature of Confidential Information and the terms of this Schedule 2. Each Party shall be solely responsible for any breach of the terms of this Schedule 2 by its Related Parties.

(d) Originals and all copies of Confidential Information in writing or any other medium provided by the Disclosing Party will be returned by the Receiving Party to the Disclosing Party immediately upon the written request of the Disclosing Party, unless otherwise necessary for such Receiving Party to exercise its rights under this Schedule 2. Notwithstanding the foregoing sentence, documents prepared by the Receiving Party or its Related Parties that are based upon Confidential Information from the Disclosing Party will be destroyed promptly upon the written request of the Disclosing Party, unless otherwise necessary for such Receiving Party to exercise its rights under this Schedule 2. Following the written request from the Disclosing Party to return copies of all Confidential Information, the Receiving Party shall deliver a certificate signed by one of its officers confirming that the Receiving Party has complied with the requirements of this Section 12.1(d).

(e) In the event that the Receiving Party or anyone to whom it transmits Confidential Information pursuant to the terms of this Schedule 2 becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or other legal process) to disclose any of the Confidential Information, the Receiving Party will provide the Disclosing Party with immediate notice so that the Disclosing Party may seek, at its sole cost and expense, a protective order or other appropriate remedy or waive compliance with this Section 12 of Schedule 2. In any case, the Receiving Party will furnish only that portion of the Confidential Information that its legal counsel advises in writing that it is legally required to furnish, and will use commercially reasonable efforts at the Disclosing Party’s expense to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. The Receiving Party shall have no responsibility or liability to the Disclosing Party for disclosure of Confidential Information made in compliance with this Section 12.1(e).

(f) Each Party’s obligations under this Section 12 shall continue in perpetuity.

(g) The Receiving Party acknowledges and agrees that Confidential Information to be disclosed to it hereunder may be of a unique character and that the breach of any provision of this Schedule 2 may cause the Disclosing Party irreparable injury and damage, and consequently, the Disclosing Party shall be entitled, in addition to all other remedies available to it, to seek preliminary and permanent injunctive and equitable relief to prevent a breach of and to secure compliance with this Section 12.

13. EFFECT OF AGREEMENT

The terms and conditions set out in this Schedule 2 are perpetual and may not be terminated by either Party without the mutual written consent of both Parties, which consent may be withheld by either Party for any or no reason.

14. DEFAULT

Either Party shall be deemed to be in default of the terms and conditions set out in this Schedule 2 if such Party materially breaches any of its agreements or covenants contained in this Schedule 2.

15. REMEDIES ON DEFAULT

15.1 Remedies on Default.

(a) Upon either Party committing a default under Section 14, the other Party shall have the right to notify the defaulting Party in writing of such default. If the notifying Party so notifies the defaulting Party and if the defaulting Party has not cured such default within thirty (30) Business Days of receipt of such notification (“Default”), then the notifying Party shall have the right to apply for all remedies available under New York law, except for termination, rescission or reformation of contract, including making an application to a court of competent jurisdiction for injunctive relief, specific performance and/or damages, and shall have the right to request attorneys’ fees and costs. The Parties acknowledge that neither Party shall be entitled to terminate the provisions of Schedule 2 for breach or any other reason.

(b) In the event that it comes to the attention of an officer of Licensee that a sublicense of Licensee is in material breach of the terms of its sublicense agreement with Licensee or is in breach of a Global Interoperability Rule, which breach would be considered to be a material breach of its sublicense agreement with Licensee, Licensee shall promptly notify Visa Inc. of such breach in accordance with Section 2.4(e) and Visa Inc. shall have the right to terminate such sublicense, but only in accordance with the terms of Section 2.4(e).

(c) Where Visa Inc. becomes aware of a Licensee’s sublicensee’s material breach of a Global Interoperability Rule pursuant to Section 15.1(b) or otherwise, Visa Inc. shall be entitled to recover compensation from Licensee equivalent to the amount of the fine Visa Inc. could impose on its own Customers for the equivalent material breach of the same Global Interoperability Rule; provided that the amount of compensation recovered by Visa Inc. from Licensee shall not exceed the level of fine that Visa Inc. imposes on its own Customers for an equivalent material breach and Visa Inc. shall not be entitled to recover compensation from Licensee in respect of Licensee’s sublicensee’s breach of any Global Interoperability Rule that Visa Inc. has ceased to comply with itself or consistently to enforce against its Customers and other sublicensees. At Visa Inc.’s request, Licensee shall be obliged to pay such compensation to Visa Inc. for each of Licensee’s sublicensee’s material breaches of a Global Interoperability Rule pursuant to Section 15.1(b). Licensee shall be entitled to establish, and impose on its sublicensees, its own level of fines for material breach of the Global Interoperability Rules.

16. DISPUTE RESOLUTION

16.1 General Dispute Resolution.

Except for Expedited Arbitration Disputes provided for under Section 16.5, in the event of a dispute arising out of or in connection with this Schedule 2 (for the purposes of this section, a “Dispute”), either Party may initiate the following dispute resolution processes by written notice to the other (a “Dispute Notice”). The Parties shall first use all reasonable endeavors to resolve the Dispute among themselves, without resorting to arbitration or litigation, in accordance with the senior representative process referred to in Section 16.2. If and only if the Dispute has not been resolved within three (3) months of the date of the Dispute Notice by means of that process, either Party may initiate and thereafter the Parties shall seek to resolve the Dispute by means of the non-binding arbitration process referred to at Section 16.3 below. If and only if the Dispute has not been resolved within nine (9) months of the date of the Notice of Arbitration (as defined in Section 16.3) by means of that process, either Party may initiate litigation in a court of competent jurisdiction pursuant to Section 16.4 or the Parties may agree to another dispute resolution procedure. None of the foregoing shall prevent either Party from seeking provisional injunctive relief in a court of competent jurisdiction over the Dispute, where it considers it necessary to protect its interests.

16.2 Senior Representative Process.

In the event that either Party serves a Dispute Notice that it wishes to initiate the senior representative process for the purpose of resolving the Dispute:

(a) Each Party shall, within five (5) Business Days of receipt of the Dispute Notice, nominate a person in a senior management position with an appropriate level of business experience to resolve the dispute (a “Senior Representative”).

(b) The Senior Representatives of the Parties shall meet and use all reasonable endeavors to resolve the Dispute within 14 Business Days of the date of the Dispute Notice and to enter into a written agreement on behalf of the Parties in settlement of the Dispute.

(c) If and only if the Senior Representatives of the Parties are not willing or able resolve the Dispute within 14 Business Days of the date of the Dispute Notice:

(i) each Party’s Senior Representative shall brief its Board of Directors within 20 Business Days of the date of the Dispute Notice; and

(ii) at least one Director from each Party shall meet and use all reasonable endeavors to resolve the Dispute within 28 Business Days of the date of the Dispute Notice and enter into a written agreement on behalf of the Parties in settlement of the Dispute.

16.3 Non-binding Arbitration.

In the event that either Party elects to initiate the non-binding arbitration process for the purpose of resolving a Dispute that it has not been possible to resolve in accordance with Section 16.2, the Parties shall proceed as follows:

(a) The place of arbitration shall be New York, New York.

(b) The language of the arbitration shall be English.

(c) The non-binding arbitration shall be administered by the International Centre for Dispute Resolution of the American Arbitration Association (the “ICDR”) under its International Arbitration Rules as in effect at the time of the commencement of the arbitration, except as they may be modified herein or hereafter by agreement of the Parties.

(d) The Party commencing the arbitration shall provide to the other Party and the ICDR on the same day a written notice of arbitration and a statement of its claim(s) (the “Notice of Arbitration”). There shall be three (3) arbitrators. The Party submitting the Notice of Arbitration shall designate its Party arbitrator in the

Notice of Arbitration and the other Party shall, within 15 Business Days after its receipt of the Notice of Arbitration, designate its Party appointed arbitrator. Thereafter, the Parties shall agree, within ten (10) Business Days, on the third and presiding member of the panel. If the Parties cannot agree on a presiding member of the panel, thereafter the two (2) appointed arbitrators shall agree, within a further ten (10) Business Day period, on the third and presiding member of the panel. If the Parties’ appointed arbitrators cannot agree on a presiding member of the panel, they shall so notify the ICDR at the conclusion of the ten 10 Business Day period and shall request that the ICDR appoint the third and presiding member of the panel within ten (10) Business Days.

(e) Consistent with Article 16 of the ICDR International Arbitration Rules in effect at the time of execution of this Agreement, the arbitral tribunal may conduct the arbitration in whatever manner it considers appropriate within the timeframes established for issuance of a non-binding written reasoned opinion as set forth below, provided that the Parties are treated with equality and that each Party has the right to be heard and is given a fair opportunity to present its case. With respect to discovery, the arbitral tribunal shall permit reasonable document discovery. As to other forms of discovery, the arbitral tribunal shall consider and decide on other forms of discovery in response to requests by the Parties without any presumption for or against such other discovery devices. In any event, any discovery permitted by the arbitral tribunal must be conducted within the overall time frames set forth below.

(f) At the conclusion of the hearing, the arbitral panel shall issue a non-binding written reasoned opinion no later than nine (9) months after the date of the Notice of Arbitration, except that the Parties may agree to extend this time limit (in which case the period specified in Section 16.1 in which neither Party may commence litigation shall be extended by the same time period).

(g) Any opinion rendered by the arbitrators shall be nonbinding and shall not be subject to any appeal. Unless the Parties expressly agree in writing to the contrary, it shall have the status of a without-prejudice expert recommendation to the Parties and it, together with all documents produced by the Parties, shall be kept strictly confidential by the arbitrator and the Parties.

(h) Each Party shall bear its own costs and expenses, and the Parties shall share in equal parts the fees and expenses of the arbitral panel and the ICDR administration fees and expenses.

16.4 Litigation.

In the event that either Party elects to initiate litigation for the purpose of resolving a Dispute that it has not been possible to resolve in accordance with Sections 16.2 and 16.3, the Parties agree as follows:

Each Party hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and/or of any New York State Court sitting in the county of New York, New York for purposes of all legal proceedings arising out of or relating to this Schedule 2, or the transactions contemplated hereby. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. In any action which may be instituted against a Party arising out of or relating to this Schedule 2, such Party hereby consents to the service of process in connection with any action by the mailing thereof by registered or certified mail to such Party’s address set forth in Clause 21 of this Agreement.

16.5 Expedited Arbitration.

(a) Any disputes arising out of or relating to the matters set forth in Section 2.6(a)(v), Section 2.6(b)(i), Section 2.6(b)(ii)(C), Section 7.1, Section 7.2 and Section 11.1(b) (an “Expedited Arbitration Dispute”) shall be exclusively resolved pursuant to this subsection rather than Sections 16.2, 16.3 or 16.4. Such Expedited Arbitration Disputes shall be first referred by both Parties to their chief executive officers and chairpersons upon delivery by a Party and receipt by the other Party of a notice in writing setting forth the nature of the Expedited Arbitration Dispute and a concise statement of the issues to be resolved (the “Expedited Arbitration Notice”). The chief executive officers and chairpersons shall meet and endeavor in good faith to promptly settle the Expedited Arbitration Dispute. In the event that such individuals are unwilling or unable to resolve the Expedited Arbitration Dispute within ten (10) Business Days after such referral, the Parties agree to resolve any unresolved Expedited Arbitration Dispute pursuant to expedited arbitration as follows: The place of arbitration shall be New York. There shall be three (3) arbitrators. The arbitration shall be administered by the ICDR under its Rules as in effect at the time of the arbitration, except as they may be modified herein by agreement of the Parties. The language of the arbitration shall be English. The Party commencing the arbitration shall file with the ICDR, and simultaneously serve on the other Party, a notice of arbitration and statement of claim (the “Notice of Arbitration”), together with the nomination of its arbitrator and its nominee’s acceptance of such nomination, within seven (7) additional Business Days after the Expedited Arbitration Dispute has been referred to the CEO and chairpersons of the Parties as set forth above. The responding Party shall file its statement of defense and counterclaim (if any), together with the nomination of its arbitrator and its nominee’s acceptance of such nomination, within seven (7) Business Days of receiving the Notice of Arbitration. Unless otherwise agreed by the Parties, the ICDR shall endeavor to appoint the third arbitrator within a further seven (7) Business Days. The arbitrators shall conduct the arbitration such that they render a final award within sixty (60) Business Days after the tribunal has been constituted, except that the Parties may agree to extend this time limit or the arbitral tribunal may do so in its discretion if it determines that the interest of justice so requires in exceptional circumstances.

(b) Section 16.5(a) above shall be final and binding upon the Parties and shall not be subject to any appeal, and judgment upon such award may be entered by any state or federal court sitting in the State and County of New York, or by any other court having jurisdiction thereof. The Parties agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in the State and County of New York for the purpose of enforcing this agreement to arbitrate and any award. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Party hereby consents to the service of process in connection with any such action by the mailing thereof by registered or certified mail to such Party’s address set forth in Clause 21 of this Agreement. Each Party hereby waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect to any such action.

(c) Any arbitral tribunal constituted pursuant to Section 16.5 shall have the authority to award costs, including attorneys’ fees, as part of its decision. Unless the Parties expressly agree in writing to the contrary, the Parties undertake as a general principle to keep confidential any arbitration and any awards therein, together with all materials in the proceedings and in any pre-arbitration proceedings created for the purpose of the arbitration and all other documents produced by the other Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right, to enforce the arbitration agreement, or to enforce or challenge an award in bona fide legal proceedings before a court of competent jurisdiction.

17. MISCELLANEOUS PROVISIONS

17.1 Successors and Assigns.

Except as expressly provided in Section 2.4, the rights and obligations set forth in this Schedule 2 is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder. Neither Party shall assign its rights in the Intellectual Property licensed to the other Party or to be licensed to the other Party hereunder except on terms that provide for the continuation of such licenses on the terms hereof.

17.2 Set-off.

(a) Unless otherwise provided in this Schedule 2, the existence of any claim, demand, action or cause of action by Licensee against Licensor, or Affiliate of Licensor, whether predicated upon the provisions of this Schedule 2 or otherwise, shall not constitute a defense to the enforcement by Licensor of any of its rights hereunder, and the dollar amount thereof may not be set off against any sum due from Licensee to Visa Inc. under this Agreement, including Schedules 2 and 3.

(b) Visa Inc. reserves its right to setoff any and all payment obligations of Licensee, including for amounts due in connection with damages and attorneys’ fees owed by Licensee for Licensee’s Default, against any amount due from Visa Inc. under this Agreement, including Schedules 2 and 3, if any, only if, the Parties agree in writing as to the amount owed by Licensee.

17.3 No Waiver.

(a) The failure to exercise or delay in exercising a right or remedy, option or discretion provided by this Schedule 2 or by Law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies.

(b) A waiver (whether express or implied) of a breach of any of the terms of this Schedule 2 or of a default under this Schedule 2 does not constitute a waiver of any other breach or default and will not affect the other terms of this Schedule 2.

(c) A waiver (whether express or implied) of a breach of any of the terms of this Schedule 2 or of a default under this Schedule 2 will not prevent a Party from subsequently requiring compliance with the waived obligation.

(d) The rights and remedies provided by this Schedule 2 are cumulative and unless otherwise provided in this Schedule 2 are not exclusive of any rights or remedies provided by Law.

17.4 Pre-existing Agreements.

Except as set forth in Appendix D, all terms in agreements solely between Licensor and/or its predecessors and/or its Affiliates, as one party, and Licensee and/or its Affiliates, as the other party, that concern the licensing of Intellectual Property to each other, shall terminate as of the Effective Date in so far as they relate to Intellectual Property (including any payment provisions for use of such Intellectual Property).

17.5 US Federal Income Tax Treatment.

Each Party agrees that in its filing of any US federal income tax return, or in any of its other substantive written communications with the US Internal Revenue Service, it will characterize and treat, for US federal income tax purposes, the grant of any license(s) pursuant to Section 2 as a license and not as a sale, to the extent it is required to characterize or treat such grant(s) of license(s) in any such filing or communication, unless it determines in good faith that there is no longer substantial authority under United States federal income tax laws at the time of the required filing or communication for such treatment or characterization.

APPENDIX A

Best Knowledge of Licensor / Best Knowledge of Licensee

The Best Knowledge of Licensor shall include the actual knowledge of the following Persons:

Ken Sommer

Gaylon Howe

Mary Ann Schuett

Phil Howell

Margaret Reid

Bill Lee

Robert McDuff

John Elkins

Tom M’Guinness

Lokelani Devone

Keith Hastings

Denise Kuwabara

Terence Milholland

Janice VandenBrink

Karen Gullett

Rupert Keeley

Jim Allhusen

David Ashman

Lyn Boxall

Richard Chang

Chris Clark

Rajiv Kapoor

Rahul Khosla

Young Chong Kim

Peter Maher

Bruce Mansfield

James Murray

Anne Cobb

Robert Clark

Gerald Hawkins

Adrian Phillips

Kamran Siddiqi

Eduardo Erana

Maria Christina Abella

Jose Maria Ayuso

Odalys Luzbel-Ruiz

Alfredo Perez

Carlos Vasquez

Derek Fry

Mitch Wolfe

Appendix A-1

Mike Bradley

Amanda Capern

Mike Hayes

Frank Van Nie

John Philip Coghlan

Neil Williams

William Sheedy

Michael Smith

Josh Floum

Susanne Lyons

Elizabeth Buse

Kevin Burke

Tim Attinger

Jean Bruesewitz

Darren Parslow

Stacey Pinkerd

Brad Potter

John Partridge

Jane Wallace

Keith Hunter

Robert King

Mike Dreyer

Peter Ciurea

Una Somerville

Geraldine Stone

Chris McCleary

The Best Knowledge of Licensee shall include the actual knowledge of the following Persons:

Peter Ayliffe

Carol Walsh

Philippe Menier

Mariano Dima

Steve Perry

Steve Chambers

Valerie Dias

Rachel Belsham

Derrick Ahlfeldt

Phil Symes

Christine Royce-Lewis

Sandra Alzetta

Bill Mann

Mick Franks

David Joyce

Jonathan Vaux

Appendix A-2

Joe Clift

Luc Janssen

Jeremy Nicholds

Marc Temmerman

Colin Grannell

Pedro Deserrano

Bill Dunn

Monica Meehan

Appendix A-3

APPENDIX B

Global Interoperability Rules

[TO BE AGREED]

Appendix B-1

APPENDIX C

Source Code Protection Rules

Access to Licensor Source Materials

Not more than ninety (90) days after the Effective Date, Licensor (which may, at Visa Inc.’s choosing, be one of the Licensor Parties, which Party Visa Inc. shall notify to Licensee) shall (i) maintain a complete development source code repository that contains the source code assets of all the Licensor Source Materials (the “Library”) and (ii) provide to the Licensee an inventory of all Licensor Source Materials broken down by service (the “Inventory”).The Inventory shall, for each service, include a list of the main internal software components associated with each service and supporting documentation (to the extent such documentation is identified). Without prejudice to Licensor’s obligations to provide the Inventory, Licensee shall provide Licensor with a list of those Licensor Source Materials broken down by service to which Licensee is most interested in having access.

Not more than ninety (90) days after the Effective Date, Licensee shall provide to the Licensor an inventory of all Licensor Source Materials that Licensor provided to the Licensee prior to the Effective Date (the “Licensee Inventory”).

Licensor shall keep the Library and the Inventory up to date and accurate and shall periodically (and not less than quarterly) update the Library and the Inventory in relation to any changes, modifications, combinations, alterations, patches, corrections, error fixes, improvements or upgrades related to the Licensor Source Materials and in relation to any new Licensor Source Materials produced after the Effective Date (together the “Updates”). Licensor shall at the same time as it updates the Library and the Inventory provide the Licensee with a copy of the updated Inventory and the Updates for any Licensor Source Materials on the Licensee Inventory or that the Licensee has requested pursuant to a Source Code Request Form (as defined below).

From time to time, as Licensee desires, Licensee may provide Licensor with a Source Code Request Form. Upon receipt of the Source Code Request Form, Licensor shall use its commercially reasonable efforts (taking into consideration the number and the complexity of the requests made by Licensee) to provide Licensee within ten (10) Business Days following its receipt of the Source Code Request Form, the current version of the Licensor Source Materials in respect of the service or system that is specifically identified in Licensee’s Source Code Request Form. The Licensor shall deliver any physical embodiments of such Licensor Source Materials and any other software that Licensor is obliged to make available to Licensee under the provisions of Schedule 2 (including storage media, hard-copy program documentation and manuals), to the Licensee at Licensee’s address given under Clause [        ] of this Agreement, for the attention of Licensee’s Chief Technical Officer.

License, Sublicense Rights, Obligations and Restrictions on Licensor Source Materials

Except as otherwise provided in this Appendix C or in Schedule 2, Licensee may use Licensor Source Materials as follows:

a) copy or reproduce the Licensor Source Materials;

Appendix C-1

b) unbundle (i.e., separate and remove components or portions of the Licensor Source Materials), decompile, disassemble and reverse engineer the Licensor Source Materials;

c) adapt, change, modify, enhance or otherwise alter the Licensor Source Materials and/or include or combine all or any part of the Licensor Source Materials or any such adaptations, changes, modifications or other alterations of them which are licensed to Licensee in or with any other software, applications or programs;

d) develop any software, applications or programs that include or are similar to the modules for which Licensor Source Materials is provided; and

e) grant Permitted Sublicensees (as defined below) sublicenses under Sections (a)-(d) above (solely in accordance with the terms of this Appendix C).

Licensee shall have a license to use Licensor Source Materials solely as expressly permitted under this Appendix C.

Licensee may grant Permitted Sublicensees a sublicense to access and use Licensor Source Materials solely as expressly permitted under this Appendix C. Licensee shall be entitled to grant sublicenses to the Licensor Source Materials to (i) third parties (“Third Party Providers”) who are engaged to provide services in supporting the development, maintenance and/or operation of the business of the Licensee or its Affiliates; (ii) to its Affiliates and (iii) any other party to whom the Licensor has given its prior written consent which consent shall not be unreasonably withheld; (“Permitted Sublicensees”).

The scope of any sublicense to a Permitted Sublicensee shall be: (i) revocable; (ii) non-sublicensable; and (iii) in the case of Third Party Providers, limited in scope to solely permit them to provide services in supporting the development, maintenance and/or operation of the business of Licensee or Licensee’s Affiliates solely for the benefit of Licensee and its Affiliates.

Permitted Sublicensees shall not include Licensor Competitors or Processors competing with Visa Inc. and (i) any former employees, contractors or consultants of the Licensor or its Affiliates that have been terminated “for cause” by the Licensor or one of its Affiliates where the Licensor has provided the Licensee with notification of any such termination or as otherwise discovered by Licensee during the employment interview and screening process; or (ii) any persons who have not otherwise passed Licensee’s or its Affiliates’ required background checks (together, “Restricted Persons”).

Except for the licenses expressly granted to Licensee and its Permitted Sublicensees under this Appendix C, all right, title, and interest in and to and all copies of the Licensor Source Materials, in whatever form, provided by, or on behalf of, Licensor pursuant to this Appendix C and all Intellectual Property rights therein and thereto, are and shall remain the exclusive property of Licensor.

Licensee shall not take, and shall obligate its Permitted Sublicensees not to take, any action to jeopardize, limit or interfere in any manner with Licensor’s ownership of the Licensor Source

Appendix C-2

Materials. Upon: (i) the Change of Control of an Affiliate of the Licensee; and/or (ii) termination of any sublicense of the Licensor Source Materials to a Third Party Provider, Licensee shall cause such Affiliate or Third Party Provider to return all Licensor Source Materials, and copies thereof, to Licensee. Licensee shall provide Licensor with written confirmation, signed by Licensee and such returning Affiliate or Third Party Provider, stating that Licensee has received such returned Licensor Source Materials.

Licensee shall not, nor shall Licensee permit Permitted Sublicensees to:

a) copy or reproduce the Licensor Source Materials, other than as permitted under this Appendix C and Schedule 2;

b) distribute, or grant any third-party access to, the Licensor Source Materials, other than as permitted under this Appendix C and Schedule 2;

c) remove, conceal or alter any identification or proprietary notices or labels in the Licensor Source Materials;

d) use any open source materials with Licensor Source Materials, including any changes, modifications, combinations, alterations, patches, corrections, error fixes, improvements or upgrades related to the Licensor Source Materials, in such a manner that would enable the Licensor Source Materials to be construed as open source materials; and

e) assign or transfer (whether by operation of law, change of Control, or otherwise) any interest in the Licensor Source Materials, other than as permitted under this Appendix C and Schedule 2.

Any permitted changes, modifications, combinations, alterations, patches, corrections, error fixes, improvements or upgrades to, or Licensor Derivative Works of, the Licensor Source Materials made by Licensee, its Affiliates and/or Permitted Sublicensees shall:

a) include attribution to Licensor in a manner as reasonably provided by Licensor from time to time;

b) be disclosed by Licensee to Licensor in writing on a quarterly basis; and

c) be made available by Licensee to Licensor at the request of Licensor, provided that Licensor shall pay Licensee fees (if any) with respect of such modifications, combinations, alterations, patches, corrections, error fixes, improvements or upgrades to, or Licensor Derivative Works of, Licensed Source Materials made by Licensee, or its Permitted Sublicensees in accordance with Section 3.1(e) of Schedule 2. Licensor acknowledges and agrees that Licensee’s obligation to deliver Licensor Source Materials under this Section (c) shall be to use its commercially reasonable efforts to deliver such Licensor Source Materials within ten (10) Business Days of Licensor’s request.

Licensee and Permitted Sublicensees shall ensure that their respective employees, contractors and agents (to the extent permitted) who have access to the Licensor Source Materials are aware

Appendix C-3

of and comply with the requirements of this Appendix C. Licensee shall and shall require the Permitted Sublicensees to, have in place written agreements with each of their respective employees, contractors and agents (to the extent permitted) who are provided access to the Licensor Source Materials, which require such personnel to comply with the requirements of this Appendix C.

In the event that any act or omission of one or more of a Permitted Sublicensee or Licensee’s or Permitted Sublicensee’s respective employees, contractors and agents (to the extent permitted) would have been a violation of this Appendix C had such act or omission been caused by Licensee, then Licensor shall be entitled to all remedies to which Licensor would have been entitled pursuant to the terms of this Appendix C had Licensee been the cause of such act or omission.

Licensee shall maintain a written log of all distributions of Licensor Source Materials containing the following information:

a) names of all Licensee’s, Affiliate’s and/or Permitted Sublicensee’s employees, contractors and agents who have access to Licensor Source Materials;

b) all Licensor Source Materials that have been accessed or distributed to Affiliates or Permitted Sublicensees and the project on which the Permitted Sublicensee has been engaged to work;

c) the date on which Licensor Source Materials were distributed to an Affiliate or Permitted Sublicensee and the date on which such Licensor Source Materials are no longer required (as it becomes known); and

d) copies of any audits conducted by Licensee of an Affiliate or Permitted Sublicensee to determine Affiliate’s or Permitted Sublicensees’s compliance with the Licensor Source Materials restrictions.

Licensee shall provide Licensor a complete copy of the log within fifteen (15) days of the end of each calendar quarter.

Licensee shall include Licensee’s rights, obligations and/or limitations under this Appendix C within its annual audit plan to audit Licensee’s and its Permitted Sublicensees’ compliance with this Appendix C.

Licensee shall maintain records of any permitted changes, combinations, modifications, alterations, patches, corrections, error fixes, improvements or upgrades related to the Licensor Source Materials.

All copies of the Licensor Source Materials, and any portions thereof, shall be prominently marked “Visa Inc. Confidential” or as otherwise reasonably requested by Licensor; provided, however, that notwithstanding the failure to so mark any such Licensor Source Materials, such Licensor Source Materials shall be considered Confidential Information and such failure shall not alleviate Licensee of its obligation to treat it as such.

Appendix C-4

Licensee and Permitted Sublicensees shall protect the Licensor Source Materials as Confidential Information. Licensee, Affiliates and Permitted Sublicensees may only use the Licensor Source Materials in a building with restricted access or in a locked room; and only on computer systems with security protection, all of which are customary in the industry to prevent unauthorized parties from accessing such Licensor Source Materials. Licensee, Affiliates and Permitted Sublicensees shall not permit electronic access to the Licensor Source Materials except for individually controlled distribution to employees and Permitted Sublicensees with protections customary to the industry to avoid receipt by unauthorized parties.

Notwithstanding the foregoing, any sublicense shall further include at least the following:

•	a provision requiring the Permitted Sublicensee to maintain the confidentiality and secrecy of the Licensor Source Materials to the fullest extent required of Licensee by the terms of this Appendix C;

•	a provision requiring the Permitted Sublicensee to terminate any and all use or exploitation of the Licensor Source Materials, and return to Licensee any and all copies thereof, no later than the date on which such sublicense or Schedule 2 terminates or expires;

•	a provision entitling the Licensee to terminate the license grant in the sublicense upon any transfer of any of the Licensor Source Materials or rights therein, including transfers that may occur by operation of Law or Change of Control.

•	a provision automatically terminating a sublicense if the Permitted Sublicensee: (a) breaches any confidentiality or secrecy obligation; or (b) attempts to assign, transfer or further sublicense any sublicense to Licensor Source Materials.

•	a provision providing that Licensee has rights to audit Permitted Sublicensees compliance with the terms of Appendix C.

If Licensee desires Licensor to provide assistance with the use of Licensor Source Materials, the parties shall mutually agree upon a Statement of Work in accordance with the terms of the Bilateral Services Schedule.

Repositories.

Licensor and Licensee acknowledge and agree that it is in the best interest of the Parties to maintain a single repository of Licensor Source Materials. Notwithstanding the previous sentence, Licensor and Licensee acknowledge that Licensee may retain a repository of Licensor Source Materials under the following circumstances:

a) Licensee may maintain a repository of Licensor Source Materials that Licensee has: (i) requested pursuant to a Source Code Request Form; or (ii) otherwise received from Licensor (or Licensor’s predecessors) prior to the Effective Date.

b) Where the Licensor fails three (3) times over a consecutive twelve (12) month period to comply with a request for Licensor Source Material made pursuant to the Source Code Request Form within ten (10) Business Days following the receipt by

Appendix C-5

Licensor of the relevant Source Code Request Forms, then at the request of the Licensee the Licensor will provide the Licensee with immediate access to all Licensor Source Materials so as to enable the Licensee to set up its own repository of Licensor Source Materials.

collectively (“Permitted Repositories”).

Licensee shall, in addition to the other requirements set forth under this Appendix C, maintain Permitted Repositories to the same or equivalent standards as those maintained by the Licensor.

Appendix C-6

APPENDIX D

Pre-Existing Agreements

1.	Side letter between Visa International and Visa Europe dated November 10, 2005 re: use of VIS Specification for non-Vis a program- Findomestic Banca Spa

2.	Side letter between Visa International and Visa Europe dated re: use of VIS Specification for non-Visa program- Abbey National Plc.

3.	Side letter between Visa International and Visa Europe dated January 14, 2004 regarding PayPass- ISO 14443 Implementation Specification and License Agreement, in accordance with Master PayPass License Agreement between Visa International and Mastercard.

4.	Side letter between Visa International and Visa Europe dated January 22, 2007 regarding Use of the pre-release VSDC Contactless Applet PayPass-ISO 14443 Implementation Specification, in accordance with Master PayPass License Agreement between Visa International and MasterCard.

Appendix D-1

SCHEDULE 3 TO

FRAMEWORK AGREEMENT

Schedule 3

TRADEMARK

CONFIDENTIAL

(i)

(ii)

Page
19.3 No Waiver	56
19.4 Pre-existing Agreements.	56
19.5 US Federal Income Tax Treatment.	56

APPENDICES

Appendix A	Best Knowledge of Licensor / Best Knowledge of Licensee
Appendix B	Communication Rules
Appendix C	Global Brand Architecture
Appendix D	Global Brand Rules
Appendix E	Priority Global Customer Terms
Appendix F	Visa Marks
Appendix G	Global Sponsorships
Appendix H	Pre-existing Agreements

Licensor Disclosures
Appendix 11.1(a)(iv)	Registered Marks
Appendix 11.1(a)(vii)	Third Party Claims
Appendix 11.1(a)(viii)	Infringements
Appendix 11.1(a)(ix)	Grant of Rights to Third Parties

Licensee Disclosures
Appendix 11.2(a)(iv)	Third Party Claims
Appendix 11.2(a)(v)	Infringements

(iii)

INTRODUCTION

WHEREAS, the Visa Enterprise has operated through: Visa International; the following unincorporated regions: (a) Visa Asia Pacific Region (“Visa Asia Pacific”), (b) Visa Central and Eastern Europe, Middle East and Africa Region (“Visa CEMEA”) and (c) Visa Latin America and Caribbean Region (“Visa LAC”); Licensee; Visa USA; Visa Canada Association (“Visa Canada”); and Inovant (each a “Visa Organization”, and together the “Visa Organizations”);

WHEREAS, the Visa Organizations have entered into the Global Restructuring Agreement dated as of June 15, 2007 (the “Restructuring Agreement”), pursuant to which Visa International, Visa Asia Pacific, Visa CEMEA, Visa LAC, Visa USA, Visa Canada and Inovant have been restructured, as of the Restructuring Closing Date, as that term is defined under the Restructuring Agreement, in accordance with the terms of the Restructuring Agreement;

WHEREAS, pursuant to the Restructuring Agreement and related agreements, Licensor and certain of its Affiliates own rights in the Visa Marks used in connection with the management, operation, maintenance or participation in the Visa System and Visa Enterprise;

WHEREAS, Licensee has been using certain of the Licensed Marks prior to the Effective Date under license from Visa International;

WHEREAS, Licensee wishes to obtain from Licensor, and Licensor desires to grant to Licensee, a license for Licensee’s use of the Licensed Marks in connection with Licensee’s continued participation in the Visa System and Visa Enterprise, as set forth herein;

WHEREAS, pursuant to Schedule 1, Visa Inc. and Licensee shall provide services to each other in support of the Visa Enterprise (“Bilateral Services Schedule”);

WHEREAS, the monetary consideration for the licenses granted to Licensee herein is set forth in Clause 3 of this Agreement.

1. DEFINITIONS

1.1 Definitions. When used in this Schedule 3, the following terms shall have the respective meanings specified below.

“Acquirer” shall mean a Member or a Customer that enters into an agreement with a Merchant for the display of any of the Licensed Marks and the acceptance of Visa Products and Services or the disbursement of currency to a Cardholder.

“Affiliate” shall mean, with respect to any Person, any other Person controlling or controlled by or under common Control with such Person; provided, however, no stockholder of Visa Inc. shall be deemed to be an affiliate of Visa Inc. based solely on having designated or nominated no more than one director to the board of directors of Visa Inc. and/or owning an equity interest in Visa Inc. that is not greater than the percentage (measured on a voting basis) of the total equity interest outstanding held by such stockholder immediately following the Effective Date.

“ATM” shall mean an automated teller machine.

“Authorized Representatives” shall mean with respect to Visa Inc., a Senior Vice President or more senior officer, and with respect to Licensee, a Senior Vice President or more senior officer.

“Bankruptcy” shall mean that the Party in question: (i) compulsorily or voluntarily enters into a case seeking liquidation or reorganization including, without limitation, under Chapter 7 or Chapter 11 of the United States Bankruptcy Code or consents to the institution of an involuntary case thereunder against it, except for the purposes of a bona fide restructuring, reconstruction or amalgamation and with the prior written approval of the other Party; (ii) has a receiver or custodian appointed over the whole or a substantial part of its undertakings or assets; or (iii) makes an assignment for the benefit of creditors over the whole or a substantial part of its assets.

“Best Knowledge of Licensee” shall mean actual knowledge of the President, General Counsel and Executive Vice Presidents of Licensee, and the Persons listed in Appendix A.

“Best Knowledge of Licensor” shall mean actual knowledge of the President, General Counsel and Executive Vice Presidents of each of the entities comprising the Visa Organizations, other than Licensee, and the Persons listed in Appendix A.

“Bilateral Services Schedule” shall have the meaning set forth in the introduction above.

“Business Day” shall mean any day except a Saturday, a Sunday and any day which in New York, New York or London, England shall be a legal holiday or a day on which banking institutions are authorized or required by Law to close.

“Card” shall mean a payment card, device or any other electronic or virtual product or account, which is capable of completing a payment transaction and is issued by a Member or Customer for use in connection with the Visa Enterprise and bears a Licensed Mark.

“Cardholder” shall mean a Person who is issued with and authorized to use a valid Card.

“Change of Control” shall mean, as used with respect to the Licensor, a change in the Persons exercising Control over Licensor at the Effective Date.

“Claim” shall mean a claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Communication Rules” shall mean the rules set forth in Appendix B.

“Confidential Information” shall have the meaning set forth in Section 14.1(a).

“Consultation Process” shall have the meaning set forth in Section 2.7(a)(iii).

“Control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

“Copyrights” shall mean rights acquired under the Laws of the United States or equivalent rights granted in any other jurisdiction in original works of authorship, and any publications, registration or renewal thereof and shall, for the purposes of this Schedule 3, include rights protecting databases.

“Corporate Usage” shall mean use of the Visa Marks in the Field of Use as a corporate name in a manner similar to that in which it has been used by Licensee and its Affiliates or Licensor and its Affiliates, as the case may be, prior to the Effective Date (and such other corporate usage as may from time to time be agreed to in writing by Licensee and Visa Inc.), as exemplified by the following: (i) company and trading names; (ii) all standard forms of corporate materials such as company signs, internal notices and headed paper; (iii) annual reports and other corporate information documents; (iv) corporate use of websites, domain names and other internet usage in accordance with Section 2.3(e); (v) attendance at tradeshows and conferences; (vi) press announcements and other corporate presentations, subject to Section 6.4; (vii) business cards of officers, employees and other representatives; (viii) corporate sponsored events such as charitable or cultural events principally focused on, in the case of Licensee, the Territory, and, in the case of Licensor, jurisdictions outside of the Territory; and (ix) corporate advertising and promotional activities including corporate gifts and the support of any charitable objectives principally focused on, in the case of Licensee, the Territory, and, in the case of Licensor, jurisdictions outside of the Territory.

“Customers” shall mean the financial institutions or other entities that use or offer for use Visa Products and Services in and/or outside the Territory under license from Visa Inc.

“Damages” shall mean any and all liabilities, damages, penalties, judgments, assessments, fines, losses, costs and expenses (including reasonable attorneys’ fees and punitive, treble or other enhanced or exemplary damages, but excluding lost profits or consequential damages, except to the extent claimed or incurred by third parties).

“Default” shall have the meaning set forth in Section 17.1(a).

“Degrade” shall have the meaning in Section 2.4(a)(ii).

“Disclosing Party” shall have the meaning set forth in Section 14.1(b).

“Dispute” shall have the meaning set forth in Section 18.1.

“EMVCo” shall mean EMVCO LLC, a limited liability company existing under the laws of Delaware.

“Existing Global Sponsorships” shall mean the Global Sponsorship of the Olympic Games and the Paralympic Games.

“Expanded Field” shall mean Licensor Expanded Field, Licensee Expanded Field or Mandatory Expanded Field (as relevant).

“Expedited Arbitration Dispute” shall have the meaning set forth in Section 18.5(a).

“Expert” shall have the meaning set forth in Section 2.8(b).

“Fair Market Value” shall mean a value or royalty rate agreed between Licensor and Licensee (including any indexing) or, in the absence of agreement, as determined on an arms’ length willing buyer and willing seller basis in accordance with the procedure set out in Section 2.8.

“Field of Use” shall mean financial services, payments, related information technology and information processing services, including any additional application or functionality of any kind residing on a Card, and participation in the Visa System.

“Generic Marketing” shall mean non-targeted advertising to be viewed by a broad audience via one or more media channels relating specifically to the relevant New Global Sponsorship or Replacement Global Sponsorship on which any of the Visa Marks appear, which such sponsorship has been created and distributed by Visa Inc. or an agent of Visa Inc. on Visa Inc.’s behalf.

“Global Brand Architecture” shall mean the framework of brands (comprised of Licensed Marks) used by the Visa Enterprise, as set forth in Appendix C, as amended by Visa Inc. from time to time.

“Global Brand Positioning” shall mean the high level framework setting out the core essence of the Licensed Marks.

“Global Brand Rules” shall mean the procedures, standards, Trademark specifications (which shall include refreshments of the Visa Marks), and rules, attached hereto as Appendix D, as amended by Visa Inc. from time to time in accordance with Section 9.1, relating to the interoperability or integrity of the Licensed Marks by specifying the manner in which the Licensed Marks are used.

“Global Interoperability Rules” shall have the meaning set forth at Section 1.1 (Definitions) of Schedule 2.

“Globally Accepted Cards” shall mean (a) Cards that are generally accepted around the world at the Effective Date; (b) any additional multi-country Cards as may be mutually agreed by Visa Inc. and Licensee; and (c) such Cards as may be accepted around the world without requiring any changes.

“Global Merchants” shall mean categories of Merchants that meet criteria to be agreed in writing from time to time by Visa Inc. and Licensee.

“Global Programs” shall mean a set of operating rules that are mutually agreed between Visa Inc. and Licensee in respect of Visa Products and Services that are made available by both Visa Inc. and Licensee in their respective territories and/or in each other’s territory, and, at the Effective Date, shall mean the Multinational Program, Prepaid Multinational Program (as set out in the approved Product Development Council Paper dated May 3-4, 2006), the International Airline Program and, subject to Section 6.3, the Travelers Cheque Program.

“Global Rules” shall mean the Global Brand Rules and Global Interoperability Rules.

“Global Sponsorship” shall mean a sponsorship activity that is global in nature and significant and relevant to the Territory.

“Indemnified Party” shall have the meaning set forth in Section 13.5(a).

“Indemnifying Party” shall have the meaning set forth in Section 13.5(a).

“Intellectual Property” shall mean Patents, Copyrights, Trade Secrets and all equivalent proprietary and industrial rights, other than Trademarks, as recognized in any jurisdiction.

“Interoperability” shall have the meaning set forth at Section 1.1 (Definitions) of Schedule 2.

“IPO” shall mean an initial public offering of the common stock of Visa Inc. on one or more internationally recognized securities exchanges.

“Issuer” shall mean a Customer or a Member that issues Cards to a Cardholder and maintains the contractual privity relating to such Card with such Cardholder.

“Licensed Domain Names” shall mean all internet domain names registered or to be registered as the case may be in the name of the Licensor or any of its Affiliates which contain (i) a Visa Mark, or a New Visa Mark, or a Non-Visa Mark developed by Licensor and in respect of which Licensee has requested a license under Section 2.2(a); and (ii) contain (in full or officially abbreviated form) the name of the European Union or a country within the Territory, or have a country code top level internet domain name extension “.eu” or of a country within the Territory.

“Licensed Marks” shall mean Visa Marks and Non-Visa Marks.

“Licensee” shall mean Visa Europe.

“Licensee Competitor” shall mean any Person which (a) owns or controls a payment card system or is directly or indirectly owned or controlled by an entity that owns or controls a payment card system; and (b) such entity poses a substantial risk of disloyal competition in favor of such other payment card system, to the detriment of Licensee inside the Territory.

“Licensee Expanded Field” shall have the meaning set forth in Section 2.4(c).

“Licensee Global Expenditure Threshold” shall mean US $**.

“Licensee Intellectual Property” shall have the meaning set forth at Section 1.1 (Definitions) of Schedule 2.

“Licensor” shall mean Inovant, Visa Inc., Visa International and Visa USA.

“Licensor Competitor” shall mean any Person which (a) owns or controls a payment card system or is directly or indirectly owned or controlled by an entity that owns or controls a payment card system; and (b) such entity poses a substantial risk of disloyal competition in favor of such other payment card system, to the detriment of Visa Inc. outside the Territory.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

“Licensor Domain Names” shall mean all internet domain names containing a Licensed Mark or Trademark owned by Visa Inc.

“Licensor Expanded Field” shall have the meaning set forth in Section 2.4(a).

“Licensor Global Expenditure Threshold” shall mean US$**.

“Licensor Intellectual Property” shall have the meaning set forth at Section 1.1 (Definitions) of Schedule 2.

“Mandatory Expanded Field” shall have the meaning set forth in Section 2.4(f).

“Members” shall mean the financial institutions or other entities that use or offer for use Visa Products and Services in and/or outside the Territory under sublicense from Licensee or an Affiliate of Licensee.

“Merchant” shall mean any Person that enters into an agreement with an Acquirer for participation in the Visa Enterprise for the acceptance of Cards for purposes of originating payment transactions under the Licensed Marks.

“New Visa Marks” shall mean any Trademarks that are developed after the Effective Date by Licensor or Licensee or their Affiliates as variations or derivatives of, or that incorporate (such that the Visa Mark forms the dominant or distinctive part of the Trademark), the Visa Marks and, for the avoidance of doubt, New Visa Marks shall include all Trademarks comprising the Visa V-design combined with a product or service identifier.

“New Global Sponsorship” shall mean a Global Sponsorship entered into after the Effective Date, which is not a Replacement Global Sponsorship.

“Non-Branded Core Products” shall mean products (physical or intangible) or services in the Field of Use and Expanded Field offered by either of the Parties, which do not bear a Visa Mark or New Visa Mark, in the following categories: (i) general purpose products or services generally accepted at acceptance locations of the Visa Enterprise, Customers, Members or Merchants; (ii) commercial products or services (including purchasing (procurement) and payment products or services used by large and small corporate businesses and government entities); (iii) consumer debit products or services such as deposit account and prepaid; (iv) business-to-business products or services; or (v) person-to-person products or services.

“Non-Visa Marks” shall mean any Trademarks that are developed after the Effective Date by Licensor or Licensee or their Affiliates for use in respect of the Visa Products and Services or relating to the management, operation, maintenance or promotion of, or participation in, the Visa System, which are not Visa Marks or New Visa Marks or confusingly similar to Visa Marks.

“Parties” shall mean Licensor and Licensee, and “Party” shall mean any one of them.

“Patents” shall mean all patents and patent applications and all reissues, renewals, divisions, continuations, continuations-in-part, reexaminations, patent term restorations, and extensions thereof, as granted or pending in any jurisdiction worldwide.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

“Priority Global Customer” shall have the meaning set forth in Appendix E.

“Priority Global Customer Terms” shall mean the principles and terms for managing and servicing Priority Global Customers, set forth in Appendix E.

“Processor” shall mean a Person that provides data or transaction processing services for Visa Inc. and its Affiliates, Licensee, Members or other sublicensees of Licensee, Customers and/or Merchants.

“Put-Call Option Agreement” shall mean the Visa Europe Put-Call Option Agreement entered into by and between Visa Inc. and Licensee as of the Effective Date.

“Receiving Party” shall have the meaning set forth in Section 14.1(b).

“Related Parties” shall have the meaning set forth in Section 14.1(c).

“Replacement Global Sponsorship” shall mean a Global Sponsorship entered into after the Effective Date to replace an Existing Global Sponsorship, either in part or in whole, and which shall have a fee equivalent to or in excess of the Existing Global Sponsorship, or part thereof, which is being replaced, as of the date of replacement.

“Restructuring Agreement” shall have the meaning set forth in the introduction.

“Restructuring Closing Date” shall have the meaning set forth in the introduction.

“Same Terms” shall mean on substantially the same terms and conditions, mutatis mutandis, as the terms and conditions set out in this Schedule 3, including the representations and warranties, except for (i) terms relating to financial consideration and exclusive or non-exclusive use (unless such term is otherwise expressly required herein), (ii) any terms extraneous to the grant of a license, in particular Section 6.3 (Travelers Cheques), Section 9.1 (Non-Compete), and (iii) as modified so that Visa Inc. shall be granted rights outside the Territory and Licensee inside the Territory.

“Shared Domain Names” shall mean visa.com and visainfinite.com, and such other domain names as agreed in writing from time to time by Visa Inc. and Licensee.

“Standard Registration Fee” shall mean the average of the standard registration fee set by MarkMonitor and Nominet UK (or their respective successors) for registering a domain name as amended from time to time.

“Territory” shall mean, as of the Effective Date, the jurisdictions of Andorra, Austria, Bear Island, Belgium, Bulgaria, Channel Islands, Cyprus, Czech Republic, Denmark, Estonia, Faeroe Island, Finland, France (including its “DOM-TOMs”), Germany, Gibraltar, Greece, Greenland, Hungary, Iceland, Ireland, Isle of Man, Israel, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Monaco, the Netherlands, Norway, Poland, Portugal, Romania, San Marino, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Vatican City, the United Kingdom, including the territories and possessions thereof (provided, however, that nothing set forth above shall modify the composition or jurisdiction of the Visa Regions as set forth in the

Visa International By-Laws and Regional Board Delegations in effect immediately prior to the Effective Date), and any other jurisdiction which, after the Effective Date, becomes a full member state of the European Union, and including any military bases, embassies or diplomatic consulates of the foregoing jurisdictions which are located outside of the Territory and excluding any military bases, embassies or diplomatic consulates located in the Territory of those jurisdictions which are located outside of the Territory. With respect to French “DOM-TOMs”, the Parties agree that the inclusion of such locations within the Territory is not intended to affect (and may not be implemented in such a way that affects) the allocation of revenues to the Parties immediately prior to the Effective Date unless the Parties mutually agree otherwise.

“Third Party Claim” shall have the meaning set forth in Section 13.5(a).

“Trade Secret” shall mean information of any kind, including customer lists, methods, processes, know-how, methodologies, designs, and plans, and other proprietary or confidential information, in each case to the extent any of the foregoing derives economic value from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Trademark” shall mean trademarks, trade names, corporate names, business names, trade styles, get up, trade dress, product and service names, words, symbols, devices, service marks, logos, taglines, sounds, combinations thereof, other source or business identifiers and general intangibles of like nature, together with goodwill associated therewith, whether registered or unregistered, arising under the Laws of any jurisdiction, and registrations and applications for registration with respect to any of the foregoing.

“Travelers Cheques” shall mean the travelers cheques bearing a Visa Mark issued by Members and Customers under the Travelers Cheque Program.

“Travelers Cheque Program” shall mean the Visa Travelers Cheque Program for the issuance of Travelers Cheques operated by Visa International prior to the Effective Date in accordance with the Travelers Cheque Program Rules.

“Travelers Cheque Program Rules” shall mean the Visa International Travelers Cheque Operating Regulations as published by Visa International governing the issuance of Travelers Cheques in effect as of the Effective Date.

“Trigger Event” shall mean that Licensor: (i) suffers a Change of Control in favor of a Person who, together with its Affiliates, is a Licensee Competitor; or (ii) sells, transfers or otherwise disposes of all or a substantial part of its assets that are the subject of this Schedule 3 to a Person who, together with its Affiliates, is a Licensee Competitor, by means of sale, transfer, merger, consolidation or otherwise.

“United States Bankruptcy Code” shall mean 11 U.S.C. §§ 101 et seq. (as amended from time to time).

“VEOR” shall mean the operating rules and regulations applicable to Licensee and its Members, as promulgated by Licensee from time to time subject to Section 9.2.

“VESI” shall mean Visa Europe Services Inc., a corporation existing under the laws of the State of Delaware, with a registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, 19801, USA, and having an office at 1 Sheldon Square, London W2 6TT.

“VIOR” shall mean the operating rules and regulations applicable to Visa Inc. and its Customers, as promulgated by Visa Inc. from time to time subject to Section 9.2.

“VIP System” shall have the meaning set forth at Section 1.1 (Definitions) of Schedule 2.

“Visa Enterprise” shall mean the worldwide enterprise comprised of Licensor and its Affiliates and Licensee and its Affiliates, providing products and services that include authorizing, processing, clearing and settling of financial transactions and management and processing of information in connection with financial payments under the Licensed Marks or using the Visa System.

“Visa Marks” shall mean Trademarks incorporating the term “Visa” and all Trademarks owned or used by the Visa Organizations at the Effective Date, including the registrations and applications for registration as set forth in Appendix F, as amended from time to time to include New Visa Marks.

“Visa Organizations” shall have the meaning set forth in the introduction.

“Visa Products and Services” shall mean the products and services of the Visa Enterprise relating to financial services, payments, related information technology and information processing services, including credit cards and debit card and authorization, processing, clearing and settlement services marketed, offered, provided, sold or distributed in connection with the Visa Enterprise.

“Visa System” shall have the meaning set forth at Section 1.1 (Definitions) of Schedule 2.

“V PAY Products” shall have the meaning set forth in Section 8.1.

1.2 Construction.

In this Schedule, unless the context otherwise requires: (a) words importing the singular number shall include the plural, and vice versa; (b) words importing the masculine gender shall include the feminine and neuter genders; (c) words “including” or “includes” shall mean “including without limitation”; (d) words such as “hereunder”, “hereto”, “hereof”, “herein” and other words commencing with “here” shall refer to the whole of this Schedule 3 (including the Appendices hereto) and not to any particular section hereof; (e) the descriptive headings of sections of this Schedule 3 are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Schedule 3; (f) references to Sections, Appendices and the introduction are references to sections, appendices and the introduction of this Schedule 3; (g) any reference in this Schedule 3 to “writing” or comparable expressions includes a reference to facsimile transmission or comparable means of communication; and (h) “Licensor” shall be construed to mean “Inovant, Visa Inc., Visa International and Visa USA or any one of them”.

2. LICENSES OF INTELLECTUAL PROPERTY

2.1 Grants of Rights.

(a) Grants of Rights by Licensor.

(i) Grant of rights in Visa Marks. Subject to the terms and conditions set forth in this Agreement and Schedule 3, Licensor hereby grants to Licensee, an exclusive, irrevocable and perpetual license (including the right to grant sublicenses under Section 2.5) to use the Visa Marks within the Field of Use, in the Territory.

2.2 New Marks Developed or Acquired.

(a) Grant of rights in Non-Visa Marks. The Parties shall each disclose to the other in confidence, pursuant to a process to be mutually agreed by the Parties, all of their respective Non-Visa Marks that could have a material impact on the Visa Enterprise. Licensor agrees to grant to Licensee and Licensee agrees to grant to Visa Inc., at Licensee’s or Visa Inc.’s request (as relevant), a license on the Same Terms (including the right to grant sublicenses under Section 2.5) to use such Non-Visa Marks; provided that each license to use Non-Visa Marks shall be a non-exclusive license granted for Fair Market Value and for use in the Field of Use and Expanded Field and, if granted to Licensee, it shall be granted for use in the Territory, and, if granted to Visa Inc., it shall be granted for use in those jurisdictions outside the Territory; provided, however, that neither Party shall grant a license to any third party in respect of Non-Visa Marks on terms more favorable than the terms of the license to be granted pursuant to this Section 2.2(a).

(b) New Visa Marks. Licensee shall be automatically entitled to use any New Visa Marks developed by Licensor, provided that such New Visa Marks are available under applicable Law for use in the Territory or part thereof, and the grant of rights in Visa Marks in Section 2.1(a)(i) shall be deemed to cover the New Visa Marks. Licensee shall have the right to propose, subject to the Global Brand Rules, New Visa Marks, subject to approval by Licensor. Such proposed Trademarks approved by Licensor shall be deemed included within the definition of “New Visa Marks” and shall be owned by Licensor.

2.3 Spillover Use.

(a) Permitted “spillover” use. Notwithstanding the territorial restrictions under this Section 2, the Parties acknowledge that some amount of “spillover” use of the Licensed Marks from or into the Territory is normal and bound to occur from time to time. Accordingly, the Parties agree that it shall not be considered a breach of the terms of this Schedule 3 by either Party when such normal spillover usage of the Licensed Marks occurs in accordance with this Section 2.3.

(b) Licensee “spillover” use. Subject to Licensee’s compliance with Section 9 and the Global Brand Rules, Licensor agrees not to enforce its rights in the Licensed Marks against Licensee or any of its Affiliates where the Licensee or any of its Affiliates:

(i) make any Corporate Usage of the Licensed Marks in the Territory or outside the Territory;

(ii) promote or advertise the Visa Products and Services in or by reference to the Licensed Marks in accordance with Section 2.3(e) on internet websites accessible from outside the Territory, provided that the users of such websites are primarily located in the Territory;

(iii) promote or advertise the Visa Products and Services in or by reference to the Licensed Marks in, or specifically aimed at, any jurisdiction within the Territory, including where such promotional or advertising materials (radio and television broadcasts or print advertising) are incidentally accessible from outside of the Territory, or become incidentally available outside of the Territory; provided that Licensee shall use reasonable efforts to limit such spillover use to the fullest extent possible;

(iv) authorize their Issuers to issue Cards to Cardholders residing (i) in the Territory that can be used by Cardholders (and earn fees for Licensee or its Affiliates) outside of the Territory and (ii) outside of the Territory that can be used by Cardholders (and earn fees for Licensee or its Affiliates) outside of the Territory provided that neither Licensee nor any of its Affiliates authorizes such Issuers to solicit orders for Cards from Cardholders residing outside of the Territory and such Issuers have not solicited such orders; or

(v) authorize their Issuers and Acquirers to manage and service Priority Global Customers in both the Territory and outside the Territory pursuant to the Priority Global Customer Terms.

(c) Licensor’s “spillover” use. Licensor reserves the right for it and any of its Affiliates to, and Licensee agrees not to enforce the restrictions set forth in this Schedule 3 and any of its rights granted to it under the terms of this Schedule 3 against Licensor or any of its Affiliates where the Licensor or its Affiliates:

(i) make any Corporate Usage of the Licensed Marks in the Territory;

(ii) promote or advertise the Visa Products and Services in or by reference to the Licensed Marks in accordance with Section 2.3(e) on internet websites accessible from the Territory, provided that the users of such websites are primarily located outside of the Territory;

(iii) promote or advertise the Visa Products and Services in or by reference to the Licensed Marks in, or specifically aimed at, any jurisdiction located outside the Territory, including where such promotional or advertising materials (radio and television broadcasts or print advertising) are incidentally accessible from inside the Territory, or become incidentally available inside the Territory; provided that Licensor shall use reasonable efforts to limit such spillover use to the fullest extent possible;

(iv) authorize their Issuers to issue Cards to Cardholders residing (i) outside of the Territory that can be used by Cardholders (and earn fees for Visa Inc. or its Affiliates) in the Territory and (ii) in the Territory that can be used by Cardholders (and earn fees for Visa Inc. or its Affiliates) in the Territory provided that neither Licensor nor any of its Affiliates authorizes such Issuers to solicit orders for Cards from Cardholders residing in the Territory and such Issuers have not solicited such orders; and

(v) authorize their Issuers and Acquirers to manage and service Priority Global Customers in both the Territory and outside the Territory pursuant to the Priority Global Customer Terms.

(d) Global Sponsorships. Visa Inc. shall have the right to conduct Global Sponsorships as set forth in Section 6.2.

(e) Websites, domain names and other internet usage.

(i) Licensee or any of its Affiliates shall be entitled to register any internet domain name other than a Licensor Domain Name and shall not register any Licensor Domain Names without Visa Inc.’s written consent. Licensee or any of its Affiliates may be entitled to register Licensor Domain Names with Visa Inc.’s prior written consent or in accordance with the terms of this Schedule 3 at Licensee’s or its Affiliate’s expense.

(ii) If Licensee requests the registration of an available Licensed Domain Name, for use in connection with Visa Products and Services in the Field of Use, which is not registered by Licensor at the Effective Date, Visa Inc. shall use reasonable endeavors to register the domain name in Licensor’s name, at Licensor’s cost, within forty-five (45) Business Days’ of receipt by Visa Inc. of the request from Licensee to register such Licensed Domain Name in Licensor or Licensor’s agent’s name. If Licensor fails to register such Licensed Domain Name within forty-five (45) Business Days’ of receipt by Visa Inc. of the request from Licensee, Licensee shall be entitled to register such Licensed Domain Name in its own name at Licensee’s cost.

(iii) If Licensee requests that Visa Inc. acquire a Licensed Domain Name from a third party, for use in connection with Visa Products and Services in the Field of Use, Visa Inc. will pay for acquisition fees up to the cost of the Standard Registration Fee for the gTLD or ccTLD, as the case may be. If the asking price is greater than the Standard Registration Fee, Visa Inc. shall consult with Licensee on the acquisition fee and provided that Licensee gives Visa Inc. its prior written approval of the acquisition fee, Licensee shall pay Visa Inc. the difference between the acquisition fee agreed between Visa Inc. and Licensee and the Standard Registration Fee. If Licensor fails to acquire such Licensed Domain Name from the third party, Licensee shall be entitled to acquire such Licensed Domain Name from the third party in its own name at Licensee’s cost or in Licensor’s name at Licensor’s cost.

(iv) Licensor hereby grants Licensee the exclusive right to use any Licensed Domain Names for websites that are targeted to users residing in the Territory. This right shall be exercisable by Licensee itself or by a third party (or Licensor) on Licensee’s behalf pursuant to a hosting agreement between Licensee and such third party (or Visa Inc. under the Bilateral Services Schedule). Licensor further agrees that Licensee shall have the right to use any Licensed Marks on websites that are targeted to users residing in the Territory. Licensor shall not enforce its rights in the Licensed Marks against Licensee or any of its Affiliates or sublicensees where Licensee or any of its Affiliates or sublicensees operate websites under the Licensed Domain Names which are targeted at users residing in the Territory or where Licensee or any of its Affiliates or sublicensees uses any of the Licensed Marks on websites solely because such website is also accessible outside the Territory.

(v) Subject to the Global Brand Rules relating to the use of the Licensed Marks and applicable Law, Licensee shall have the exclusive right to determine and control the content of websites connected to the Licensed Domain Names and of any user data relating to the operation of any such websites under the Licensed Domain Names.

(vi) Visa Inc. agrees that the homepage of the websites connected to the Shared Domain Names shall provide a non-discriminatory method to provide users with immediate prominent access to Licensor specific websites and Licensee specific websites connected to a Licensed Domain Name or to a dedicated product or country-specific website designated by Licensee to Visa Inc. in writing from time to time, in a manner that is not confusing to the user. Prior to the IPO, Visa Inc. and Licensee will mutually agree in writing on the technical approach to the operation of the homepage of such websites connected to the Shared Domain Names. Any changes to the technical approach will be mutually agreed in writing by Visa Inc. and Licensee. Failure to agree the technical approach will result in expedited arbitration under Section 18.5 to determine whether either Party’s proposed approach provides a non-discriminatory method to provide users with immediate prominent access to both Licensor specific websites and Licensee specific websites.

(vii) Licensor shall be responsible for maintaining the registration of and hosting the Licensor websites connected to the Shared Domain Names and shall have the exclusive right to determine and control the content of Licensor websites connected to the Shared Domain Names, save for the content of the homepages of the websites connected to the Shared Domain Names, as provided in Section 2.3(e)(vi).

(viii) In accordance with the Global Brand Rules, Licensee’s Members may register domain names that incorporate both the Member’s Trademark and a Visa Mark, or a New Visa Mark, or a Non-Visa Mark developed by Licensor and in respect of which Licensee has requested a license under Section 2.2.

(ix) Licensor agrees that it shall, at its own cost, use commercially reasonable efforts to maintain reservation and/or registration rights to all Licensed Domain Names and Shared Domain Names and Licensor shall not abandon or fail to maintain or renew any Licensed Domain Names or Shared Domain Names without the prior written consent of Licensee, which such consent shall not be unreasonably withheld. If Licensor does not want, or is unable to maintain or renew one of the Licensed Domain Names or Shared Domain Names, it shall notify Licensee prior to the expiry of such domain name registration. If Licensee wishes to register the relevant domain name, Licensor shall procure the transfer of the domain name to Licensee at Licensee’s expense (not to exceed the Standard Registration Fee), otherwise Licensor is free to abandon such domain name.

(x) Licensor shall be entitled to register the Licensor Domain Names and shall have the right to use any Licensor Domain Names (excluding the Licensed Domain Names) for, and any of the Licensed Marks on, websites that are targeted to users residing outside of the Territory. Licensee agrees that it shall not constitute breach of the terms of this Schedule 3 where Licensor or any of its Affiliates operate websites under such domain names or where Licensor or any of its Affiliates or sublicensees uses any of the Licensed Marks on websites solely because such website is also accessible inside the Territory.

(xi) Subject to applicable Law or relevant domain name registration rules or restrictions of any relevant jurisdiction, Licensee shall within four (4) months of the Effective Date procure, at Visa Inc.’s expense, the transfer of any Licensor Domain Names registered in Licensee’s name or in the name of any of its Affiliates at the Effective Date, to Licensor or to a Person other than a Licensee Competitor nominated by Licensor.

(xii) At the request and cost of Visa Inc., Licensee shall take all steps to assist Licensor to register and maintain Licensor Domain Names, including, where necessary, applying for registration of the Licensor Domain Name in Licensee’s name (or in the name of an Affiliates of Licensee) and maintaining registration for such domain name for the benefit of Licensor until it becomes possible for such domain name to be transferred into the name of Licensor or to a Person other than a Licensee Competitor nominated by Licensor.

(xiii) Each Party shall cooperate in good faith to resolve any privacy, security and technical issues in respect of the operation of such websites and any potential issues of customer confusion.

(f) Standards bodies. Visa Inc. shall represent the Visa Enterprise on global standards bodies. From time to time, Visa Inc. may request Licensee to represent the Visa Enterprise on standards bodies. Licensee shall represent the Visa Enterprise on European standard bodies. Visa Inc. and Licensee shall meet to confer on the Visa Enterprise’s positions from time to time with respect to representation on standards bodies. Visa Inc. shall ensure that Licensee’s needs are represented in external standards bodies and shall agree to appropriate participation for Licensee where Licensee has the predominant interest in the standard and vice versa. With respect to representation on EMVCo, Visa Inc. and Licensee shall use best endeavors to ensure, and as a condition to continued participation at EMVCo, that both Visa Inc. and Licensee continue to be represented through separate seats at EMVCo.

2.4 Expansion of Field of Use.

(a) Licensor expansion of the Field of Use. Licensor reserves the right to use any of the Visa Marks outside the Field of Use in the Territory or outside the Territory (the “Licensor Expanded Field”), subject to Section 2.4(e)(i) and the following:

(i) Licensor shall provide Licensee with advance written notice of the proposed exploitation of the Visa Marks in the Licensor Expanded Field, including such information regarding the proposed exploitation as is reasonably necessary in order for Licensee to appraise the likely impact of the proposed exploitation in the Licensor Expanded Field on the Visa Marks on a global basis;

(ii) as soon as possible after receipt by Licensee of the written notice referred to in Section 2.4(a)(i), Licensee may communicate in writing to Licensor if it objects to such expansion on the basis that the proposed exploitation in the Licensor Expanded Field will have a materially detrimental effect on the value (“Degrade”) of the Visa Marks on a global basis;

(iii) in connection with Licensor’s notice under Section 2.4(a)(i), Licensor shall provide the notice as far in advance as reasonably possible under the circumstances, but not less than three (3) months’ prior notice; provided, however, if necessary to meet demonstrable and unforeseen business exigencies, the notice can be provided not less than 30 days’ prior to the intended expansion. Similarly, in connection with Licensee’s notice of objection under Section 2.4(a)(ii), Licensee shall provide its notice of objection as soon as reasonably possible after receiving Licensor’s notice under Section 2.4(a)(i), which in all cases shall mean not after the halfway point of the notice period provided by Licensor; and

(iv) if Licensee objects to Licensor’s expansion in accordance with Section 2.4(a)(ii), then the matter must be resolved as set out in Section 2.4(b) before Licensor may proceed with the expansion.

(b) Licensee right to object to Licensor Expanded Field. If the Parties cannot reach agreement as to whether the proposed exploitation will Degrade the Visa Marks on a global basis, then the Parties shall refer the question to arbitration under the expedited dispute resolution process set forth in Section 18.5. If such arbitration is invoked, then pending conclusion of such dispute resolution procedure, Licensor shall not use any of the Visa Marks in the Licensor Expanded Field. Should such dispute be resolved in Licensor’s favor then Licensor shall be entitled to use the Visa Marks in the Licensor Expanded Field in the Territory or outside the Territory.

(c) Licensee expansion of the Field of Use. Licensee shall be entitled to use any of the Visa Marks outside the Field of Use and in the Territory (the “Licensee Expanded Field”) if such use is necessary to react to substantive competitive action from a third party in the Territory, subject to Section 2.4(e)(i) and the following:

(i) Licensee shall provide Visa Inc. advance written notice of the proposed exploitation of the Visa Marks in the Licensee Expanded Field, including the reasons why Licensee believes that such proposed exploitation is necessary to react to substantive competitive action and such information regarding the proposed exploitation as is reasonably necessary in order for Visa Inc. to appraise the likely impact of the proposed exploitation on the Visa Marks on a global basis;

(ii) as soon as possible after receipt by Visa Inc. of the written notice referred to in Section 2.4(c)(i), Visa Inc. may communicate in writing to Licensee if it objects to such expansion on the basis that the proposed exploitation in the Licensee Expanded Field will Degrade the Visa Marks on a global basis;

(iii) in connection with Licensee’s notice under Section 2.4(c)(i), Licensee shall provide the notice as far in advance as reasonably possible under the circumstances, but not less than three (3) months’ prior notice; provided, however, if necessary to meet demonstrable and unforeseen business exigencies, the notice can be provided not less than thirty (30) days’ prior to the intended expansion. Similarly, in connection with Visa Inc.’s notice of objection under Section 2.4(c)(ii), Visa Inc. shall provide its notice of objection as soon as reasonably possible after receiving Licensee’s notice under Section 2.4(c)(i), which in all cases shall mean not after the halfway point of the notice period provided by Licensee; and

(iv) if Visa Inc. objects to Licensee’s expansion in accordance with Section 2.4(c)(ii), then the matter must be resolved as set out in Section 2.4(d) before Licensee may proceed with the expansion.

(d) Licensor right to object to Licensee Expanded Field. If Visa Inc. and Licensee cannot reach agreement as to whether the proposed exploitation will Degrade the Visa Marks on a global basis, then Visa Inc. and Licensee shall refer the question to arbitration under the expedited dispute resolution process set forth in Section 18.5. If arbitration is invoked, then pending conclusion of such dispute resolution procedure, Licensee shall not use any of the Visa Marks in the Licensee Expanded Field in the Territory. Should such dispute be resolved in Licensee’s favor then Licensee shall be entitled to use the Visa Marks in the Licensee Expanded Field in the Territory.

(e) Grant of rights in Expanded Field of Use.

(i) Licensor Expanded Field. To the extent that Licensor uses the Visa Marks in the Licensor Expanded Field pursuant to Section 2.4(a), Licensor shall, at Licensee’s request, which request shall be no later than six (6) months’ after the decision by Visa Inc.’s Board of Directors to use the Visa Marks in the Licensor Expanded Field, grant to Licensee at Fair Market Value and on an exclusive or non-exclusive basis, at Licensee’s discretion (including the right to grant sublicenses under Section 2.5), an extension of the license grant in Section 2.1(a)(i) to use the Visa Marks in the Licensor Expanded Field in the Territory or a part thereof. Such determination of Fair Market Value shall take into account whether such license grant is exclusive or non-exclusive or for only part of the Territory. For the avoidance of doubt, Licensor may use the Visa Marks in the Licensor Expanded Field and in the Territory, unless Licensor grants Licensee an exclusive license under this Section 2.4(e). The six (6) month period in which Licensee may request an extension of the license grant in Section 2.1(a)(i) in Licensor Expanded Field shall be tolled for the duration of any dispute under Section 2.4(b) that is subject to expedited arbitration under Section 18.5.

(ii) Licensee Expanded Field. To the extent that Licensee is entitled to use the Visa Marks in the Licensee Expanded Field pursuant to Section 2.4(c), Licensor shall, at Licensee’s request, grant to Licensee at Fair Market Value and on an exclusive or non-exclusive basis, at Licensee’s discretion (including the right to grant sublicenses under Section 2.5), an extension of the license grant in Section 2.1(a)(i) to use of the Visa Marks in the Licensee Expanded Field in the Territory. Such determination of Fair Market Value shall take into account whether such license grant is exclusive or non-exclusive.

(f) Mandatory expansion of the Field of Use. In the event that any Laws require, in the reasonable opinion of Licensor’s or Licensee’s counsel (as relevant), any Visa Mark to be used by a Party outside the Field of Use in the Territory (the “Mandatory Expanded Field”), then the relevant Party shall provide written notice to the other setting out its counsel’s opinion that applicable Laws make it necessary for any such Visa Mark to be used in the Mandatory Expanded Field. The Party receiving such notice shall have thirty (30) Business Days from the date of receipt of the notice to object to such opinion. In the event that no objection is raised within such thirty (30) Business Day period, then the Field of Use shall be deemed to cover the Mandatory Expanded Field in question, but only to the extent necessary to comply with applicable Law and only in respect of those countries in the Territory whose applicable Laws require such use of the Visa Marks. If the Parties cannot reach agreement on whether applicable Laws make it necessary for such Visa Mark to be used by either Party in the Mandatory Expanded Field, then the Parties shall refer this question to the expedited dispute resolution process set forth in Section 18.5.

2.5 Sublicenses.

(a) Sublicensing. Subject to Section 2.5(c), Licensee may grant written sublicenses of any Licensed Marks to any Person (including Processors) within the Field of Use and Expanded Field and in the Territory; provided, however, that, Licensee shall not grant any such sublicense to any Licensor Competitors, other than Persons authorized by the Visa International Board of Directors as of the Effective Date to use such Licensed Marks.

(b) Grant of rights to VESI. Licensor hereby grants to Licensee the right to grant a sublicense of the Licensed Marks to VESI notwithstanding the fact that VESI is based in and operates within the United States, provided that such sublicense restricts VESI’s right to use such Licensed Marks to the scope of the rights granted to Licensee under this Schedule 3 and such sublicense shall terminate should VESI no longer be an Affiliate of Licensee.

(c) Required terms of any sublicense.

(i) All sublicenses granted by Licensee (or its Affiliates or Members or other sublicensees of Licensee) under Section 2.5(a)) of this Schedule 3, save for those granted to Affiliates of Licensee, shall be in writing, and on relevant terms no less restrictive than the terms set forth in this Schedule 3. Licensee shall require and procure that each sublicensee agree in writing to the following terms and conditions: (i) sublicensee shall comply in all respects with the Global Rules; (ii) sublicense shall be governed by English law; (iii) sublicense shall be terminable by Licensor for uncured material breach by sublicensee in accordance with the provisions of Section 2.5(c)(ii) or earlier as may be agreed by the parties to such sublicense; (iv) sublicensee agrees to protect against unauthorized use and disclosure of either Party’s Confidential Information, in accordance with the terms set forth in this Schedule 3; and (v) sublicense shall be freely terminable at the option of Licensee on the sale of Licensee to Visa Inc. without damages or claims by sublicensee, provided, however, that Visa Inc. shall enter into Replacement Arrangements (as defined in the Put-Call Option Agreement) with such sublicensees. In no event shall Licensee grant any sublicense pursuant to this Schedule 3 with rights greater than those granted under this Schedule 3.

(ii) Licensee shall be responsible to Licensor for the performance by each sublicensee under this Section 2.5 of the terms of any of Licensee’s sublicense agreements. If it comes to the attention of an officer of Licensee that a sublicensee is in material breach of the terms of its sublicense agreement with Licensee or is in breach of a Global Rule which would be considered a material breach of its sublicense agreement with Licensee, Licensee shall promptly notify in writing such sublicensee and Visa Inc. of such breach and Licensee shall discuss with its sublicensee a plan requiring such sublicensee to cure its breach (“Plan to Cure”). For breaches of Global Rules, Licensee will share appropriate information as to corrective action to be taken, if any. If Visa Inc. independently becomes aware of any non-compliance by a sublicensee, Visa Inc. may notify Licensee. Licensee and its sublicensee shall have a period of 60 days from the date such breach came to the attention of an officer of Licensee (the “Initial Period”) to agree the Plan to Cure. Licensee shall be entitled to agree with its sublicensee a period of up to 180 days following the Initial Period for its sublicensee to cure its breach or such longer period as Licensee may agree with Visa Inc. (Visa Inc.’s agreement not to be unreasonably withheld and not to be withheld in circumstances where Visa Inc. or its licensing entities has a practice of providing longer periods for curing similar breaches in respect of its Customers’ breaches of their license agreements with Visa Inc.) (“Cure Period”). If, in any particular case, Visa Inc. and Licensee cannot reach agreement as to whether the length of the Cure Period (in excess of 180 days) is reasonable in the circumstances or whether a similar period has been granted by Visa Inc. or its licensing entities in respect of any of its Customers’ breaches, then Visa Inc. and Licensee shall refer the question to arbitration under the expedited dispute resolution process set forth in Section 18.5. If either Visa Inc. or Licensee invokes such arbitration, then pending conclusion of such dispute resolution procedure, Visa Inc. shall not be entitled to terminate the relevant sublicense. Licensor, as the proprietor of the rights that are the subject of the sublicense, shall have the right to terminate such sublicense immediately (i) if Licensee and sublicensee fail to agree on a Plan to Cure within the Initial Period; or (ii) after the Cure Period should sublicensee fail to cure its breach within such Cure Period. Save for Licensor’s right to terminate Licensee’s sublicenses in accordance with this Section 2.5(c)(ii), Licensor shall have no other rights to enforce Licensee’s sublicenses. After the Cure Period, the right of Licensor to terminate sublicenses shall not preclude Licensor from seeking any and all other available remedies against Licensee or its sublicensees for such breach, including injunctive relief.

(iii) From time to time (but no more frequently than once a year) at Licensor’s request, Licensee shall provide to Visa Inc., a list of its sublicensees.

2.6 Third Party Intellectual Property.

(a) Covenant to procure licenses from Licensor’s Affiliates.

(i) To the extent that any Licensed Marks are owned by Affiliates of Licensor at the Effective Date, Visa Inc. shall procure that by the Effective Date all such Affiliates have entered into written license agreements with Visa Inc.

(ii) In the event that any Licensed Marks and Non-Visa Marks are owned or acquired by Affiliates of Licensor after the Effective Date, Visa Inc. shall procure that all such Affiliates shall promptly enter into written license agreements with Visa Inc.

(iii) All such license agreements shall (a) include an express grant to Visa Inc. of the perpetual and irrevocable right to grant to Licensee a perpetual and irrevocable sublicense, on the terms set forth in this Schedule 3, of such Trademarks and (b) expressly provide that Licensee is a third party beneficiary of such rights such that Licensee shall be entitled to enforce any and all rights granted to Licensor as to which Licensee is a third party beneficiary directly against the licensor.

(iv) Visa Inc. and Licensee acknowledge that damages shall not be an adequate remedy in the event of Visa Inc.’s breach of the covenant set forth in this Section 2.6(a) and that Licensee may additionally be entitled to equitable remedies including specific performance.

(v) All rights granted to Visa Inc. pursuant to this Section 2.6(a) shall be included in the licenses granted by Visa Inc. to Licensee under this Schedule 3.

(b) Covenant to procure licenses from Licensee’s Affiliates.

(i) In the event that any Non-Visa Marks are owned or acquired by Affiliates of Licensee after the Effective Date and Visa Inc. requests a license in respect of such rights pursuant to Sections 2.2(a) Licensee shall procure that all such Affiliates shall promptly enter into written license agreements with Licensee.

(ii) All such license agreements shall (a) include an express grant to Licensee of the perpetual and irrevocable right to grant to Visa Inc. a perpetual and irrevocable sublicense, on the terms set forth in this Schedule 3, of such Trademarks, and (b) expressly provide that Visa Inc. is a third party beneficiary of such rights such that Visa Inc. shall be entitled to enforce any and all rights granted to Licensee as to which Visa Inc is a third party beneficiary directly against the licensor.

(iii) Visa Inc. and Licensee acknowledge that damages shall not be an adequate remedy in the event of Licensee’s breach of the covenant set forth in this Section 2.6(b) and that Licensor may additionally be entitled to equitable remedies including specific performance.

(iv) All rights granted to Licensee pursuant to this Section 2.6(b) shall be included in the licenses granted by Licensee to Visa Inc. under this Schedule 3.

2.7 Protection Rights - New Developments.

(a) Changes to Trademarks. Except as set forth in Section 9.1(d):

(i) Licensee shall not be obliged to adopt or implement any New Visa Mark or Non-Visa Mark (“Trademark Changes”) unless such adoption or implementation would have a positive financial return for Licensee and its

Members (based on a financial analysis providing a five (5) year projection of Licensee’s business and, on a majority basis, of its Members’ businesses showing whether such adoption or implementation would have a positive financial return for Licensee and for its Members) (“Positive Return”).

(ii) If Visa Inc. wishes to oblige Licensee to adopt or implement any Trademark Changes, it shall give Licensee ninety (90) Business Days’ prior notice of any such proposed Trademark Changes. Upon receipt of such notice, Licensee shall have a period of sixty (60) Business Days to provide a written response to Visa Inc. stating whether it agrees to adopt such Trademark Changes. In the event that Licensee does not agree to adopt such Trademark Changes, Licensee’s written response shall set out the reasons for Licensee’s good faith belief that its adoption or implementation of such Trademark Changes would not have a Positive Return.

(iii) Prior to the expiry of the sixty (60) Business Day period referred to in Section 2.7(a)(ii) above, or immediately after such period if Licensee does not agree to adopt such Trademark Changes, at Licensee’s request, Visa Inc. and Licensee shall jointly consult in respect of the proposed adoption or implementation (the “Consultation Process”) and Visa Inc. shall have regard to any observations Licensee might make. Visa Inc. and Licensee shall each bear its own costs relating to the Consultation Process. Visa Inc. may offer a financial subsidy to Licensee to lessen the financial impact of the proposed adoption or implementation on Licensee and its Members. Visa Inc. and Licensee shall take into account any offered financial subsidy in assessing whether the proposed adoption or implementation would have a Positive Return.

(iv) If after thirty (30) Business Days after the commencement of the Consultation Process, Licensee, in its sole opinion, is not satisfied that the proposed adoption or implementation will have a Positive Return, Licensee shall be entitled to refuse to adopt or implement the proposed Trademark Changes in the Territory. Licensee shall provide Visa Inc. with immediate notice of its decision to reject such proposed adoption or implementation at the end of the thirty (30) Business Day period for the Consultation Process and such notice shall explain why Licensee believes such adoption or implementation of such Trademark Changes would not have a Positive Return.

(v) If, following receipt of Licensee’s written response referred to in Section 2.7(a)(ii) above (where Licensee does not initiate the Consultation Process) or receipt of Licensee’s notice referred to in Section 2.7(a)(iv) above, Visa Inc. notifies Licensee that it does not accept Licensee’s conclusion that the adoption or implementation of such Trademark Changes would not have a Positive Return, a senior representative of each of Visa Inc. and Licensee shall meet within fourteen (14) days of such Visa Inc. notice to discuss and try to resolve the matter. Should Visa Inc. and Licensee continue to disagree as to whether the proposed adoption or implementation of such Trademark Changes would have a Positive Return, Visa Inc. and Licensee shall refer the question to arbitration under the expedited dispute resolution process in Section 18.5 for decision as to whether such proposed adoption or implementation would not have a Positive Return. Licensee shall demonstrate that such implementation would not have a Positive Return. If such arbitration is invoked, then pending conclusion of such dispute resolution procedure, Licensee shall not be required to adopt or implement such Trademark Changes. If the arbitrator determines that the proposed adoption or implementation of such Trademark Changes would have a Positive Return, Licensee shall be obliged, subject to applicable Law, to adopt such Trademark Changes in the Territory for the benefit of Cardholders of Visa Inc.’s Customers at Licensee’s cost (subject to receipt of any financial subsidy which Visa Inc. has agreed to pay Licensee pursuant to Section 2.7(a)(iii)), but Licensee shall not be obliged to use, or require its Members and their Cardholders to use, such Trademark Changes in the Territory.

(vi) If, following receipt of Licensee’s written response referred to in Section 2.7(a)(ii) above (where Licensee does not initiate the Consultation Process) or receipt of Licensee’s notice referred to in Section 2.7(a)(iv) above, Visa Inc. agrees that such proposed adoption or implementation would not have a Positive Return or if the determination of Positive Return is submitted to arbitration in accordance with Section 2.7(a)(v) and such arbitration determines that such proposed adoption or implementation would not have a Positive Return, then Licensee may reject such proposed adoption or implementation; provided, however, that should Visa Inc. agree to pay for the implementation costs and expenses that Licensee and its Members will incur as a consequence of the adoption or implementation to the extent necessary to return Licensee and its Members to a neutral financial condition following the implementation or adoption, Licensee shall be obliged (subject to applicable Law), and shall use its best efforts to encourage its Members, to adopt such Trademark Changes in the Territory for the benefit of Cardholders of Visa Inc.’s Customers, but Licensee shall not be obliged to use, or require its Members and their Cardholders to use, such Trademark Changes in the Territory. Notwithstanding this Section 2.7(a)(vi), Visa Inc. shall have the right to use, adopt or implement any such changes described in this Section 2.7(a)(vii) outside the Territory unless at the time of the proposed changes such changes are known by either Visa Inc. or Licensee to have a detrimental effect on the interoperability, security, safety and soundness of the Visa System.

(vii) If, within five (5) years of the implementation of the Trademark Changes by Licensee pursuant to Section 2.7(a)(vi), Licensee chooses to use (and to require its Members and their Cardholders to use) such Trademark Changes and such use of the Trademark Changes in the Territory results in a Positive Return, Licensee shall agree to repay Visa Inc. a portion of the implementation costs and expenses paid by Visa Inc. pursuant to Section 2.7(a)(vi), such portion to be agreed between Visa Inc. and Licensee, in the event that such changes have the anticipated Positive Return.

2.8 Fair Market Value.

(a) Visa Inc. and Licensee’s Authorized Representatives shall meet to agree Fair Market Value within fifteen (15) days’ of receipt of notification from either Visa Inc. or Licensee of the need to determine Fair Market Value. In the event Visa Inc. or Licensee cannot resolve their disagreement within fifteen (15) days’ of meeting, Visa Inc.’s and Licensee’s Chief Financial Officers, Chief Operating Officers, or Executive Vice-Presidents delegated by the Chief Financial Officers of Visa Inc. and Licensee shall meet to agree on Fair Market Value within thirty (30) days.

(b) If Visa Inc. and Licensee are unable to resolve their disagreement over Fair Market Value within thirty (30) days’ of the meeting of their Chief Financial Officers, Chief Operating Officers or such Executive Vice-Presidents delegated by the Chief Financial Officers of Visa Inc. and Licensee pursuant to Section 2.8(a), either Visa Inc. or Licensee may refer the matter to an independent qualified expert in Intellectual Property and Trademark valuation employed by an independent firm that itself or through its affiliates has global operations, including in the United States and the United Kingdom, to be agreed by Visa Inc. and Licensee, such agreement not to be unreasonably withheld, and in default of agreement, appointed by the president for the time being of the Institute of Chartered Accountants in England & Wales (the “Expert”). Each of Visa Inc. and Licensee shall submit a proposal for a value or royalty rate to that Expert along with written substantiation for such proposal.

(c) The Expert, having received proposals, shall choose as the binding value or royalty rate, if relevant for the agreed time frame proposed (and in the event a time frame is not agreed for such proposals, for the default time period of one (1) year), the proposal submitted by either Visa Inc. or Licensee that most resembles a fair and reasonable value or royalty rate for the relevant rights, taking into account the terms of the license or assignment (as relevant) and other factors provided for under the terms of this Schedule 3.

(d) For the avoidance of doubt, the Expert will not have the authority to propose a different value or royalty rate from the proposals submitted by either Visa Inc. or Licensee or to re-evaluate the reasonableness of any of Visa Inc. and Licensee’s prior agreements on value or royalty in light of the conditions in which such agreement was reached.

(e) With respect to the procedure set out in Sections 2.8(b) and 2.8(c):

(i) the costs of the procedure shall be paid by the Party whose proposal was not adopted;

(ii) Visa Inc. and Licensee shall meet with the Expert to present their views: (a) at least once, (b) always in English, and (c) never in the absence of the other;

(iii) Visa Inc. and Licensee shall agree upon: (a) procedures for submitting proposals to the Expert, (b) subject to Section 2.8(e)(ii), the number of meetings with the Expert in which they can present their views, (c) the location of such meetings, and (d) the procedures for such meetings, but in the event Visa Inc. and Licensee cannot agree within thirty (30) days of referral of the matter to the Expert, the Expert shall be empowered to decide such issues within fifteen (15) days’ of the request of either Visa Inc. or Licensee; and

(iv) the Expert shall issue its decision within ninety (90) days’ of determination of procedural issues pursuant to this Section 2.8(e).

(f) For avoidance of doubt, this Section 2.8 does not create any additional auditing rights on behalf of either Visa Inc. or Licensee or the Expert referenced herein.

3. OWNERSHIP OF RIGHTS

3.1 Ownership of Trademarks.

(a) Licensee acknowledges and agrees that all right, title and interest in or to any Licensed Marks now owned or developed by or on behalf of either Party shall in the future be owned by Licensor.

(b) Any Trademark rights arising from Licensee’s or its Affiliates’ or sublicensees’ use of the Licensed Marks shall inure to the benefit of and be owned and registrable by Licensor, notwithstanding their creation by Licensee or a third party on Licensee’s or its Affiliates’ or sublicensees’ behalf. Subject to Section 5.1, Licensee shall not seek, unless so directed in writing by Visa Inc., to register any of the Licensed Marks anywhere in the world, and Licensee shall not challenge, oppose or assist another Person in challenging or opposing the rights of Licensor in the Licensed Marks. Subject to applicable Law, neither Licensee nor its Affiliates or sublicensees shall challenge the validity of the license granted herein or under a sublicense pursuant to Section 2.5, or do anything inconsistent with Licensor’s ownership of the Licensed Marks and all rights therein. Licensee shall promptly notify (with a copy of such notice to Visa Inc.), to the extent that Licensee becomes aware, any of its Affiliates or sublicensees that have registered any Licensed Mark or used or registered a Trademark that is confusingly similar to a Licensed Mark and demand that such use cease and such registration be assigned to Licensor. Licensee shall cooperate with Licensor and use its reasonable endeavors to ensure that Licensee’s Affiliates and sublicensees comply with such notice.

(c) Licensee hereby assigns to Licensor all of its right, title and interest in and to all New Visa Marks now owned or developed in the future. Licensee agrees to cooperate and to execute any documentation that Licensor requires or deems necessary, in its sole discretion, to effect transfer of such rights to Licensor or to evidence Licensor’s ownership of such Trademarks.

(d) Licensor shall remain responsible for obtaining, maintaining, protecting and enforcing its Trademarks subject to Section 5.

(e) The Parties covenant and agree that on a filing for Bankruptcy protection by Licensor all Licensed Marks shall be deemed to constitute “intellectual property” within the meaning of Section 101(35A) of the United States Bankruptcy Code.

(f) Licensee shall not use, or permit Affiliates’ and sublicensees’ use of, the Licensed Marks for any goods or services other than as authorized hereunder, or any Trademarks confusingly similar thereto in any manner.

3.2 Recordal of Licenses.

Each Party, if so requested by the other Party, and at the requesting Party’s cost, shall complete such documents and forms in such form as may be required in order to register the licenses granted by this Schedule 3 with the appropriate Governmental Authorities.

4. TRANSFER/BANKRUPTCY

4.1 In General.

The rights granted to Licensee and its Affiliates and to Licensor and its Affiliates hereunder are unique and personal in nature, and except as expressly permitted in Section 2.5 or in this Section 4.1, neither the rights and obligations set forth in this Schedule 3 nor any of Parties’ rights hereunder may be assigned, sublicensed, transferred or otherwise disposed of by a Party without the prior written consent of the other Party (such consent to be given or refused within thirty (30) Business Days’ of receipt of the notice to such other Party of the wish to assign, sublicense, transfer or otherwise dispose of any of its rights and obligations set forth in this Schedule 3); provided, however, that either Party shall agree to the assignment or novation of rights and obligations set forth in this Schedule 3 by the other Party (the “Transferor”) to one of its Affiliates (the “Transferee”); provided, further, that if any such Transferee ceases to be an Affiliate of the Transferor, the Transferor shall procure that prior to such Transferee ceasing to be an Affiliate of the Transferor, the relevant rights and obligations set forth in this Schedule 3 be re-assigned or novated by such Transferee to the Transferor or another Affiliate of the Transferor and the other Party hereby agrees to any such re-assignment or novation. Each Party shall promptly and in advance provide the other with copies of any documents purporting to assign or otherwise transfer any of its rights and obligations set forth in this Schedule 3.

4.2 Transfer of rights to Licensee.

(a) As soon as Licensor knows, or has reason to believe, that a Trigger Event will occur or there is a substantial likelihood of the occurrence of a Trigger Event, Licensor shall immediately send a written notice to Licensee:

(i) stating that a Trigger Event is about to occur and specifying details of the nature and the terms of the Trigger Event; and

(ii) offering Licensee an option to purchase from Licensor, for Fair Market Value, the Licensed Marks in the Territory as Licensee may require to allow Licensee to continue operating its business in the manner conducted at the date of receipt of such notice (the “Option”);

(b) The Option is exercisable by notice in writing from Licensee to Licensor or the assignee or transferee of the assets that are the subject of this Schedule 3 (as relevant) given within six (6) weeks of the notice referred to in Section 4.2(a).

(c) The Option shall survive a Change of Control of Licensor and shall be binding on an assignee or transferee of the assets that are the subject of this Schedule 3. Licensor shall give notice to any intended assignee or transferee of the assets that are the subject of this Schedule 3, prior to entering into a binding contract if assignment, sale or transfer, of the existence of the Option.

(d) On exercise of the Option pursuant to Section 4.2(b), Licensor or the assignee or transferee of the assets that are the subject of this Schedule 3(as relevant) shall sell and Licensee shall purchase, for Fair Market Value, all or part of the Licensed Marks in the Territory as Licensee may require to allow Licensee to continue operating its business in the manner conducted at the date of receipt of the notice referred to in Section 4.2(a) (the “Transferring Rights”), on the terms set out in Sections 4.2(e) to 4.2(i).

(e) If Licensee exercises the Option pursuant to Section 4.2(b), Licensor agrees that it shall, or that it shall procure that the assignee or transferee of the assets that are the subject of this Schedule 3 shall, execute an agreement transferring to Licensee, or to its nominee, all its right, title and interest in and to the Transferring Rights with:

(i) the goodwill of the business relating to the products and services in respect of which the Transferring Rights are used in the Territory; and

(ii) the right to sue for damages and other remedies for infringement or misuse of the Transferring Rights in the Territory which may have occurred prior to the date of the assignment and to retain those damages.

(f) Licensee shall pay Fair Market Value for the Transferring Rights. In assessing Fair Market Value the Parties or expert in intellectual property valuation (as relevant) shall be entitled to take into account in their or its calculations the nature of the Trigger Event.

(g) Licensor shall warrant that the Transferring Rights are legally and beneficially owned by Licensor (save where otherwise disclosed in writing to Licensee).

(h) At Licensee’s request, Licensor shall, or shall procure that the assignee or transferee of the assets that are the subject of this Schedule 3 shall, for each jurisdiction in the Territory enter into such form of other local form transfer as Licensee may require in order to assign its right, title and interest in and to any registrations of, or applications for registration of, the Transferring Rights in the Territory to Licensee or its nominee.

(i) The cost of the preparation and execution of the agreement referred to at Section 4.2(h) and any local form transfer as Licensee may require in order to assign the Transferring Rights for each jurisdiction in the Territory and the cost of the recordal of such assignments (as necessary) for each jurisdiction in the Territory shall be borne by Licensee.

(j) If Licensor shall fall into Bankruptcy, Licensee shall have an option to purchase, at Fair Market Value, the Licensed Marks in the Territory as Licensee may require to allow Licensee to continue operating its business. Sections 4.2(d), 4.2(e), 4.2(f), 4.2(h) and 4.2(i) shall apply to the purchase and transfer contemplated in this Section 4.2, mutatis mutandis.

(k) Any attempt by Licensor to transfer to a Licensee Competitor (i) any of its rights or obligations under this Schedule 3 without having afforded Licensee the rights outlined in Sections 4.2(a) to 4.2(e) or (ii) the assets that are the subject of this Schedule 3, shall constitute a material breach hereof and would cause irreparable harm to Licensee, for which monetary reparations would be inadequate. Licensor agrees that any and all rights under this Section 4.2 are intended to survive rejection of the terms set forth in Schedule 3 by the Licensor pursuant to Section 365(a) of the United States Bankruptcy Code in a Chapter 7 or Chapter 11 bankruptcy case, to the extent such rejection is approved by a bankruptcy court of competent jurisdiction.

5. INTELLECTUAL PROPERTY MAINTENANCE, REGISTRATION, PROTECTION AND INFRINGEMENT

5.1 Trademarks.

(a) Limitation on Licensee ability to register. Subject to Section 5.1(b), Licensee agrees that it shall not register, nor shall it permit any of its Affiliates or sublicensees to register, any Trademark which is the same as or could reasonably be considered confusingly similar to any Licensed Mark for any class of goods or services, in any jurisdiction.

(b) Trademark registration and maintenance. Licensor shall maintain and keep in force Licensor’s or its Affiliates’ existing registrations in the Territory of the Visa Marks that are in use and prosecute to registration any pending applications for Visa Marks or New Visa Marks that are in use in the Territory. Licensor shall not abandon, or allow to lapse, any registrations or applications for any Visa Marks or New Visa Marks that are in use in the Territory without the prior written consent of Licensee, which such consent shall not be unreasonably withheld. Licensee agrees to cooperate reasonably with Licensor, at the request of Licensor, to secure and maintain the registration of the Licensed Marks. Licensor shall bear the cost and expense with respect to securing and maintaining the registration of Licensed Marks, including payment of any maintenance or renewal fees, and associated legal fees and costs.

(c) New registration requests. Subject to the Global Brand Rules, Licensee may reasonably request that Licensor seek to register any Licensed Mark in respect of additional goods or services for use in the Field of Use or Expanded Field and/or in any country in the Territory in so far as Licensee considers it necessary for the protection or exploitation of the Licensed Marks in the Territory. Upon receipt of Licensee’s written request, Licensor shall apply to register such Trademarks, in Licensor’s name, and duly prosecute and maintain any resulting registrations for such Trademarks and Licensee agrees to cooperate reasonably with Licensor. The clearance search, application, prosecution and maintenance of such Trademarks shall be at Licensor’s sole cost and expense.

(d) Advertising Promotion and Marketing. The Parties agree that all advertising, promotion and marketing by the Parties shall be in accordance with applicable Law. Licensee agrees through its actions to uphold, protect and defend the image and reputation of the Licensed Marks and the Visa Enterprise and always act consistently with all Global Brand Rules. In determining what actions are necessary to protect and defend the image and reputation of the Licensed Marks and the Visa Enterprise, regard shall be had to applicable Law.

5.2 Support of Platforms.

Where Licensor decides to discontinue use of Licensed Marks or no longer wishes to invest any resources in the products, services or part of the Visa System to which the relevant Licensed Marks relate, Licensee may continue to use, pursuant to the license grants to Licensee hereunder and in accordance with the terms of this Schedule 3, the Licensed Marks in respect of the products, services or part of the Visa System to which the relevant Licensed Marks relate and invest in such products, services or part of the Visa System if it wishes to do so. Licensor shall maintain the existing registrations of such Licensed Marks and prosecute to registration any pending applications for such Licensed Marks in accordance with Section 5.1 above. Subject to Section 5.1, in the event that Licensor decides that it no longer wishes to maintain such registrations or prosecute such applications, Licensor shall give Licensee the first right of refusal to purchase such registrations or applications from Licensor at Fair Market Value.

5.3 Notice and Marking Requirements.

Each Party shall comply with all notice and marking requirements under applicable Intellectual Property Laws and labeling requirements under applicable Law that are necessary or advisable for the protection and enforcement of the Trademark rights granted herein, including the use of “All Rights Reserved,” “TM” and “®”or other symbols or legends, as prescribed from time to time by Licensor in the Global Brand Rules.

5.4 Infringements.

(a) Licensor shall have the sole right, other than as set forth in Sections 5.4(b) and 5.4(c), but not the obligation, to institute or bring, and control, any suits or actions against third parties anywhere in the world, for or by reason of any violation or infringement or misappropriation of Licensed Marks. Each such suit or action shall be instituted, brought, maintained and conducted by Licensor solely at the cost and expense of Licensor; provided, that Licensee shall reasonably cooperate with Licensor, if reasonably necessary, including by agreeing to be joined as a party plaintiff and to give Licensor authority to file and prosecute the suit, action or proceeding. Licensee shall be entitled to retain any and all monies that may be received, collected or recovered in any such suit or action enforcing rights in the Licensed Marks, whether by judgment, settlement or otherwise, to the extent attributable to damages or costs in the Territory; provided, further, that Licensor shall first be reimbursed for expenses out of such monies. Licensee shall have the right, but not the obligation, to participate and be represented in any such action by its own counsel at its own expense. Licensee shall have no claim of any kind against Licensor based on or arising out of Licensor’s handling of or decisions concerning any such action, suit, proceeding, settlement or compromise, unless such handling of or decisions materially adversely affect Licensee’s rights hereunder.

(b) Should Licensor fail or choose not to act or bring any suits or actions under Section 5.4(a) within sixty (60) days (or twenty-one (21) days if Licensee, acting reasonably, has notified Licensor that an application for interim or injunctive relief is necessary) of the written notification from Licensee of such violation or infringement or misappropriation, or thereafter chooses not to pursue such suit or action, Licensee shall have the right, but not the obligation, to institute or bring and control any such suit or action in the Territory against such third party for or by reason of its violation or infringement or misappropriation of Licensed Marks in the Field of Use or Expanded Field (where an exclusive license has been granted) and in the Territory; provided, however, that Licensee shall not compromise or settle such suit or action by granting rights with respect to Trademarks or by compromising the validity of Licensed Marks without Licensor’s prior written consent (not to be unreasonably withheld) except that Licensor’s consent shall not be required with respect to any monetary component thereof. Each such suit or action in the Territory instituted, brought, maintained and conducted by Licensee shall be solely at the cost and expense of Licensee, provided that Licensor shall reasonably cooperate with Licensee, if reasonably necessary, including by agreeing to be joined as a party plaintiff and to give Licensee authority to file and prosecute the suit, action or proceeding. Licensee shall be entitled to retain any and all monies that may be received, collected or recovered in any such suit or action enforcing rights in the Licensed Marks, whether by judgment, settlement or otherwise in the Territory. Licensor shall have the right, but not the obligation, to participate and be represented in any such action by its own counsel at its own expense. Licensor shall have no claim of any kind against Licensee based on or arising out of Licensee’s handling of or decisions concerning any such action, suit, proceeding, settlement or compromise, unless such handling of or decisions materially adversely affect Licensor’s rights hereunder.

(c) Licensee shall have the initial right, but not the obligation, to institute or bring, and control, any suits or actions in the Territory for or by reason of any violation or infringement or misappropriation of Licensed Marks used only in the Field of Use or Expanded Field (where an exclusive license has been granted) and in the Territory. Each such suit or action shall be instituted, brought, maintained and conducted by Licensee solely at the cost and expense of Licensee; provided, that Licensor shall reasonably cooperate with Licensee, if reasonably necessary, including by agreeing to be joined as a party plaintiff and to give Licensee authority to file and prosecute the suit, action or proceeding. Licensee shall be entitled to retain any and all monies that may be received, collected or recovered in any such suit or action, whether by judgment, settlement or otherwise, to the extent attributable to damages or costs in the Territory. Licensor shall have the right, but not the obligation, to participate and be represented in any such action by its own counsel at its own expense. Licensor shall have no claim of any kind against Licensee based on or arising out of Licensee’s handling of or decisions concerning any such action, suit, proceeding, settlement or compromise, unless such handling of or decisions materially adversely affect Licensor’s rights hereunder.

(d) Should Licensee fail or choose not to act or bring any suits or actions under Section 5.4(c) within sixty (60) days (or twenty-one (21) days if Licensor, acting reasonably, has notified Licensee that an application for interim or injunctive relief is necessary) of the written notification from Licensor of such violation or infringement or misappropriation, or thereafter chooses not to pursue such suit or action, Licensor shall have the right, but not the obligation to institute or bring, and control, any such suits or actions at its sole cost and expense. Each such suit or action shall be instituted, brought, maintained and conducted by Licensor solely at the cost and expense of Licensor; provided, that Licensee shall reasonably cooperate with Licensor, if reasonably necessary, including by agreeing to be joined as a party plaintiff and to give Licensor authority to file and prosecute the suit, action or proceeding. Licensor shall be entitled to retain any and all monies that may be received, collected or recovered in any such suit or action, whether by judgment, settlement or otherwise, to the extent attributable to damages or costs. Licensee shall have the right, but not the obligation, to participate and be represented in any such action by its own counsel at its own expense.

(e) Each Party shall promptly notify the other upon learning that (i) a third Person is infringing or may be infringing any Licensed Marks licensed to Licensee hereunder or (ii) any third Person is claiming or commences a declaratory judgment action or other similar type of legal proceeding to have any of the Licensed Marks held invalid or unenforceable.

6. OBLIGATIONS OF THE PARTIES

6.1 Operation of Visa Enterprise.

Obligation to accept all Cards. Subject to the terms and conditions of this Schedule 2 and the Global Rules and applicable Law, Visa Inc. and Licensee shall, and shall procure that its Customers or Members, as the case may be, shall, require Merchants and ATM providers to accept Globally Accepted Cards properly presented for payment.

6.2 Global Sponsorship.

(a) The Fee shall cover Licensee’s annual fee for rights to participate in the Existing Global Sponsorships and Licensee shall not be required to make any additional payment to Visa Inc. for the term of the sponsorship agreement relating to such Existing Global Sponsorship. If, in any year of this Agreement, Visa Inc. decreases its annual expenditure amount for Existing Global Sponsorships (or Replacement Global Sponsorships, as the case may be) below the Licensor Global Expenditure Threshold, then Licensee will be entitled to receive a commensurate reduction in the Fee for every year in which such shortfall below the Licensor Global Expenditure Threshold occurs, in an amount equal to (i) that percentage representing the amount of the decrease over the Licensor Global Expenditure Threshold, multiplied by (ii) the Licensee Global Expenditure Threshold.

(b) In the event that Visa Inc. discontinues its participation, in whole or in part, in an Existing Global Sponsorship for any reason, Visa Inc. may substitute such whole or part with a Replacement Global Sponsorship.

(c) If during any calendar year (each a “Payment Year”), Licensor experiences a percentage increase in the aggregate annual expenditure level for its Existing Global Sponsorships (and Replacement Global Sponsorships) for such Payment Year as compared to the immediately preceding calendar year (a “Reference Year”) of more than twice the percentage increase in the gross domestic product of the European Union for the Reference Year, as reported by the Statistical Office of the European Communities – Eurostat (the “European Growth Rate”), then, with respect to such Payment Year, Licensee shall be obligated to pay to Visa Inc. an amount equal to the percentage increase in the European Growth Rate multiplied by the Licensee Global Sponsorship Threshold. Such increase shall be in addition to any increases in the Fee pursuant to this Agreement.

(d) Licensee shall not be obligated to participate in New Global Sponsorships, or to pay any fees for Replacement Sponsorships in excess of the amount described in Section 6.2(c).

(e) In the event that Licensee decides not to participate in any New Global Sponsorship or Replacement Global Sponsorship, Visa Inc. shall be entitled only to conduct Generic Marketing in the Territory in respect of the New Global Sponsorship or Replacement Global Sponsorship, as the case may be. Visa Inc. will provide three (3) months’ notice in advance before conducting such Generic Marketing in the Territory.

(f) The respective roles and responsibilities of Visa Inc. and Licensee with respect to implementation and activation of Global Sponsorships are set forth in Appendix G.

6.3 Travelers Cheques.

(i) Visa Inc. shall endeavor to ** after a final decision has been taken by Visa Inc. to **

(ii) Upon the Effective Date, Licensee shall be released from any and all of its liabilities (then existing and occurring in the future) under the Bylaws of Visa International relating to the sharing of losses between the Parties in connection with the Travelers Cheque Program.

(iii) Following the Effective Date, Visa Inc. shall be entitled to receive any and all revenues generated by Licensee’s Members in connection with the Travelers Cheque Program.

(iv) From the date on which a final decision has been taken by Visa Inc. to ** and until such time **, Licensee shall provide to Visa Inc. the use of **. Such use shall include **.

(v) In addition, upon the resolution of the Board of Directors of Visa Inc. until such time **, Licensee shall provide, ** to Visa Inc., **.

6.4 Communication Rules.

Visa Inc. and Licensee agree to comply with the Communication Rules as amended in writing from time to time by the mutual agreement of Visa Inc. and Licensee.

6.5 Priority Global Customers.

Visa Inc. and Licensee agree to manage and service Priority Global Customers in accordance with the Priority Global Customer Terms.

6.6 Global Merchants.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Visa Inc. and Licensee shall agree criteria to identify Global Merchants and shall agree on principles for working together to manage and serve Global Merchants.

6.7 Global Programs.

(a) The Global Programs existing at the Effective Date shall continue on the same terms as they are managed at the Effective Date. Any changes to any such existing Global Programs shall be agreed in writing between Visa Inc. and Licensee.

(b) Visa Inc. and Licensee shall agree on criteria for establishing new Global Programs after the Effective Date and shall agree on principles for working together to manage Global Programs.

7. QUALITY CONTROL

7.1 Global Brand Architecture and Global Brand Positioning.

(a) Visa Inc. shall establish and maintain the specifications for use of the Licensed Marks, which shall be set out in the Global Brand Rules, and shall establish and maintain the Global Brand Architecture and Licensee shall, and shall procure that all of its Affiliates and sublicensees, comply with the Global Brand Architecture and any changes thereto shall be subject to the same protection rights granted to Licensee as those set out in Section 9.1.

(b) Licensee shall be entitled to input to the specifications for use of the Licensed Marks and Visa Inc. shall have regard to such in-put.

(c) Visa Inc. and Licensee shall mutually agree the Global Brand Positioning.

(d) Licensee shall be entitled to create its own marketing and advertising strategy for the Territory or any part thereof, which shall be aligned to the agreed Global Brand Positioning.

7.2 Research.

(a) Subject to Section 7.2(b), Licensor shall assess on a regular basis the integrity and value of the Licensed Marks to support global brand requirements. Licensee shall, as necessary, work together with Licensor to provide data to support such assessments. Licensor shall share the results of any such assessments with Licensee.

(b) Each Party shall only be entitled to conduct research in the other’s territory with such other Party’s prior consent (such consent not to be unreasonably withheld), in particular neither Party shall directly or indirectly contact the other’s Customers or Members, Cardholders, Merchants, regulators or consumers outside their respective territories for the purpose of conducting reputation research without the prior consent of the other Party.

(c) Licensee shall make available to Licensor its European reputation research model and relevant findings and, where reasonable to do so, shall provide Licensor with the opportunity to add global questions to such model at Licensor’s expense. Any additional global questions shall be agreed with Licensee.

(d) Licensor reserves the right to conduct reputation research in the Territory in the event that Licensee decides to discontinue conducting any and all reputation research. Licensor shall only conduct such research in the Territory through Licensee, with Licensee acting as its agent, and the Parties shall mutually agree the process and methodology for conducting such research.

7.3 Acknowledgement of Quality Control.

The Parties acknowledge that the reputation and goodwill of the business associated with the Licensed Marks, Visa System and Visa Products and Services is based upon and can only be maintained and enhanced by maintaining uniformly high standards of quality. Such uniform quality is essential to the success of the Visa Enterprise and public acceptance of the Licensed Marks. Licensee agrees that the nature and quality of all products and services provided, and materials published, by Licensee in connection with the Licensed Marks and the Visa Enterprise shall conform to standards that are set by, and are under the control of Visa Inc., which standards are those set out in the Global Brand Rules, and are subject to the Protection Rights.

7.4 Cooperation.

Licensee agrees to supply Visa Inc. so far as practicable with specimens of Licensee’s and its sublicensees’ use of the Licensed Marks and samples of Licensee’s and its Affiliates’ and sublicensees’ Visa Products and Services upon Visa Inc.’s reasonable request from time to time.

7.5 Manner of Use and Presentation of Trademarks.

(a) Licensee agrees that it will use and require its sublicensees to use the Licensed Marks only in the form and manner as set forth in this Schedule 3 or as prescribed from time to time by Visa Inc. in the Global Brand Rules, subject to the Protection Rights. Licensee agrees that any materially new uses of any of the Licensed Marks or any Trademark that is confusingly similar thereto or any Trademark incorporating the word “Visa” by Licensee, including the use of any Licensed Mark in any new trade or company name, on any letterhead or business stationery or in any internet domain name of Licensee, which are inconsistent with the Global Brand Rules or the terms of this Schedule 3, shall be subject to the prior written consent of Visa Inc., which may be withheld by Visa Inc. in its sole discretion.

(b) All print, out-of-home, outdoor, direct mail, radio, television and internet advertising campaign materials, and other advertising materials proposed to be used by Licensee or its sublicensees, or any changes made by Licensee to Licensor’s advertising materials previously approved by Licensor and supplied to Licensee, in each case to which any of the Licensed Marks are applied or used, shall be subject to the terms and conditions set forth in this Schedule 3, the Bilateral Services Schedule and the Global Brand Rules, subject to the Protection Rights.

8. VISA PRODUCTS AND SERVICES

8.1 V PAY.

Licensor agrees that Licensee shall be entitled to exclusively manage, including setting all rules and specifications for, but subject to the Global Brand Architecture, the Visa Products and Services provided under the Trademark V PAY, which can be issued by Members in the Territory or Customers outside the Territory (“V PAY Products”). With respect to any rules and specifications relating to the V PAY Products imposed on Licensor by Licensee, Licensor shall have the same protection rights as those granted to Visa Inc. pursuant to Section 9.2. Licensor may request variances and waivers to the application of such rules and specifications outside the Territory, to which Licensee’s consent shall not be unreasonably withheld. At such time that there becomes meaningful use of V PAY Products outside the Territory, Visa Inc. shall have the option to take over management of the V PAY Products from Licensee; provided, however, that on and after the Effective Date, all V PAY Products offered outside the Territory shall be offered under contract from Visa Inc. (or its Affiliates) and all rights and revenues generated under such contracts shall be the property of Visa Inc. In the event that Visa Inc. exercises such option to take over management of the V PAY Products from Licensee, Licensee shall retain the exclusive right to manage implementation of V PAY Products in the Territory.

9. GLOBAL RULES/VIOR/VEOR

9.1 Global Rules.

(a) Licensee shall, and shall procure that all of its Affiliates and sublicensees, comply with the Global Rules, subject to applicable Law. Licensee may establish rules for its Members within the Territory, which, if based on a Global Rule, shall be equal to, or stricter than, the relevant Global Rule. Should Licensee in good faith determine that a Global Rule, or any part thereof, is in violation of applicable Law, then Licensee shall immediately notify Visa Inc. in writing of such determination and such rule or part thereof shall not be binding on Licensee. If Visa Inc. disputes such assertion by Licensee, then the Parties shall resolve the Dispute pursuant to the expedited dispute resolution process set forth in Section 18.5.

(b) Visa Inc. shall have sole authority to grant all waivers and variances to the Global Rules. Visa Inc. shall not unreasonably withhold its grant of such waivers and variances.

(c) Visa Inc. shall be estopped from enforcing against Licensee or any of its Members or other sublicensees any Global Rule that Visa Inc. has ceased to comply with itself or to enforce against its Customers and other sublicensees.

Notwithstanding the foregoing, Visa Inc. is entitled to waive any Global Rule on a case-by-case basis, and upon request by Licensee, for good cause in Visa Inc.’s sole discretion. Subject to this Section 9.1(c), Licensor’s failure to enforce a Global Rule shall not constitute a waiver of its right to enforce such rule.

(d) Changes to Global Rules.

(i) Licensee shall not be obliged to comply with any changes to the Global Rules, including the introduction of new rules, proposed by Visa Inc. (“Rule Change”) unless such Rule Change is necessary for: (A) Interoperability and the interoperability or integrity of the Visa System; or (B) setting the procedures, standards, Trademark specifications (which shall include refreshments of the Visa Marks) and rules relating to the interoperability or integrity of the Licensed Marks by specifying the manner in which the Licensed Marks are used; and would in either case have a positive financial return for Licensee and for its Members (based on a financial analysis providing a five (5) year projection of Licensee’s business and of its Members’ businesses showing whether such use or adoption or implementation would have a positive financial return for Licensee and, on a majority basis, for its Members) (“Positive Return”), as demonstrated in accordance with the provisions of this Section 9.1(d).

(ii) If Visa Inc. wishes to oblige Licensee to adopt any Rule Change, it shall give Licensee ninety (90) Business Days’ prior notice of any such Rule Change, such notice setting out Visa Inc.’s reasons why Licensee’s adoption of such Rule Change is necessary for the interoperability or integrity of the Visa System or the integrity of the Visa Marks (as relevant). Upon receipt of such notice, Licensee shall have a period of sixty (60) Business Days to provide a written response to Visa Inc. stating whether it agrees to adopt such Rule Change. In the event that Licensee does not agree to adopt such Rule Change, Licensee’s written response shall explain Licensee’s reasons why Licensee’s adoption of such Rule Change would not have a Positive Return.

(iii) Prior to the expiry of the sixty (60) Business Day period referred to in Section 9.1(d)(ii) above, or immediately after such period if Licensee does not agree to adopt such Rule Change, at Licensee’s request, Visa Inc. and Licensee shall jointly consult in respect of the Rule Change (the “Consultation Process”) and Visa Inc. shall have regard to any observations Licensee might make. Each of Visa Inc. and Licensee shall bear its own costs relating to the Consultation Process. Visa Inc. may offer a financial subsidy to Licensee to lessen the financial impact of the Rule Change on Licensee and its Members. Visa Inc. and Licensee shall take into account any offered financial subsidy in assessing whether the Rule Change would have a Positive Return.

(iv) If after thirty (30) Business Days after the commencement of the Consultation Process, Licensee, in its sole opinion, is not satisfied that the Rule Change is necessary to meet the criteria set out at Section 9.1(d)(i)(A) or (B) or that such Rule Change will have a Positive Return, Licensee shall be entitled to refuse to adopt the Rule Change in the Territory. Licensee shall provide Visa Inc. with immediate notice of its decision to reject such Rule Change at the end of the thirty (30) Business Day period for the Consultation Process and such notice shall explain why Licensee believes such Rule Change would not have a Positive Return or does not meet the criteria set out at Section 9.1(d)(i)(A) or (B).

(v) If, following receipt of Licensee’s written response referred to in Section 9.1(d)(ii) above (where Licensee does not initiate the Consultation Process) or receipt of Licensee’s notice referred to in Section 9.1(d)(iv) above, Visa Inc. notifies Licensee that it does not accept Licensee’s conclusion that adoption of such Rule Change would not have a Positive Return or does not meet the criteria set out at Section 9.1(d)(i)(A) or (B), a senior representative of each of Visa Inc. and Licensee shall meet within fourteen (14) days of such Visa Inc. notice to discuss and try to resolve the matter. Should Visa Inc. and Licensee continue to disagree as to whether the adoption of such Rule Change would have a Positive Return or meets the criteria set out at Section 9.1(d)(i)(A) or (B), Visa Inc. and Licensee shall refer the question to arbitration under the expedited dispute resolution process in Section 18.5 for decision as to whether such Rule Change would not have a Positive Return. Licensee shall demonstrate that such Rule Change would not have a Positive Return, but Visa Inc. shall demonstrate that such Rule Change meets the criteria set out at Section 9.1(d)(i)(A) or (B). If such arbitration is invoked, then pending conclusion of such dispute resolution procedure, Licensee shall not be required to adopt such Rule Change. If the arbitrator determines that the proposed adoption of such Rule Change would have a Positive Return and meets the criteria set out at Section 9.1(d)(i)(A) or (B), subject to applicable Law, Licensee shall be obliged, and shall use its best efforts to encourage its sublicensees, to adopt such Rule Change at its cost (subject to receipt of any financial subsidy which Visa Inc. has agreed to pay Licensee pursuant to Section 9.1(d)(iii)).

(vi) If, following receipt of Licensee’s written response referred to in Section 9.1(d)(ii) above (where Licensee does not initiate the Consultation Process) or receipt of Licensee’s notice referred to in Section 9.1(d)(iv) above, Visa Inc. agrees that such Rule Change would not have a Positive Return or does not meet the criteria set out at Section 9.1(d)(i)(A) or (B) or if the determination of Positive Return is submitted to arbitration in accordance with Section 9.1(d)(v) and such arbitration determines that such Rule Change would not have a Positive Return or does not meet the criteria set out at Section 9.1(d)(i)(A) or (B), then Licensee may reject such Rule Change; provided, however, that should Visa Inc. agree to pay for the implementation costs and expenses that Licensee and its Members will incur as a consequence of the Rule Change to the extent necessary to return Licensee and its Members to a neutral financial condition following the Rule Change, Licensee shall (subject to applicable Law) accept the Rule Change and shall use its best efforts to encourage its sublicensees to accept the same. Notwithstanding this Section 9.1(d), Visa Inc. shall have the right to adopt or implement any such Rule Change described in this Section 9.1(d) outside the

Territory unless at the time of the proposed changes such changes are known by either Visa Inc. or Licensee to have a detrimental effect on the interoperability, security, safety and soundness of the Visa System.

9.2 VEOR/VIOR.

(a) Changes to VEOR/VIOR.

(i) Visa Inc. or Licensee may propose changes to the other’s VEOR or VIOR (as relevant). Except as set forth in this Section 9.2, neither Visa Inc. nor Licensee shall be obliged to adopt the other’s proposed changes to its VEOR or VIOR (as relevant) (“Op Reg Change”).

(ii) In the event Visa Inc. and Licensee have not agreed within fourteen (14) days’ of either Party proposing to the other in writing an Op Reg Change, a senior representative from the management of each of Visa Inc. and Licensee shall meet to discuss and try to resolve whether the Op Reg Change should be adopted. If the senior representatives are unable to reach agreement within a further 14 days, a committee comprised for four (4) directors (two (2) board audit committee members of Licensee and two (2) board audit committee members of Visa Inc.) shall meet within 14 days’ of receipt of a written notice from either of the senior representatives that they have failed to agree whether the Op Reg Change should be adopted, to try to resolve whether the Op Reg Change should be adopted.

(iii) If such committee is unable to reach agreement within 45 days’ of receipt of such written notice from the senior representatives, if the Party desiring the Op Reg Change (“Change Request Party”) wishes to oblige the other Party (“Change Recipient”) to adopt the Op Reg Change, it shall give Change Recipient written notice that it desires to pursue the Op Reg Change. Upon receipt of such notice, Change Recipient shall have a period of sixty (60) days to provide written notice to Change Request Party stating whether it agrees to adopt such Op Reg Change. In the event that Change Recipient does not agree to adopt such Op Reg Change, Change Recipient’s written notice shall explain why Change Recipient believes adoption of such Op Reg Change would not have a positive financial return for Change Recipient and for its Members or Customers (as relevant) (based on a financial analysis providing a five (5) year projection of Change Recipient’s business and of its Members’ or Customers’ businesses showing whether such use or adoption or implementation would have a positive financial return for Change Recipient and, on a majority basis, for its Members or Customers) (“Positive Return”), as demonstrated in accordance with the provisions of this Section 9.2.

(iv) If, following receipt of Change Recipient’s written response referred to in Section 9.2(a)(iii) above, Change Request Party notifies Change Recipient that it does not accept Change Recipient’s conclusion that adoption of such Op Reg Change would not have a Positive Return, Visa Inc. and Licensee shall refer the question to arbitration under the expedited dispute resolution process in Section 18.5 for decision as to whether such Op Reg Change would not have a Positive Return. Change Recipient shall demonstrate that such Op Reg Change would not have a Positive Return. If such arbitration is invoked, then pending conclusion of such dispute resolution procedure, Change Recipient shall not be required to adopt such Op Reg Change. If the arbitrator determines that the proposed adoption of such Op Reg Change would have a Positive Return, subject to applicable Law, Change Recipient shall be obliged, and shall use its best efforts to encourage its Members or Customers (as relevant), to adopt such Op Reg Change at its cost.

(v) If, following receipt of Change Recipient’s written response referred to in Section 9.2(a)(iii), Change Request Party agrees that such Op Reg Change would not have a Positive Return or if the determination of Positive Return is submitted to arbitration in accordance with Section 9.2(a)(iii) and such arbitration determines that such Op Reg Change would not have a Positive Return, then Change Recipient may reject such Op Reg Change; provided, however, that should Change Request Party agree to pay for the implementation costs and expenses that Change Recipient and its Members or Customers (as relevant) will incur as a consequence of the Op Reg Change to the extent necessary to return Change Recipient and its Members or Customers (as relevant) to a neutral financial condition following the Op Reg Change, Change Recipient shall (subject to applicable Law) accept the Op Reg Change and shall use its best efforts to encourage its Members or Customers (as relevant) to accept the same.

(vi) Visa Inc. shall have the right to adopt or implement any change to its VIOR outside the Territory unless such changes impact interoperability, security, safety and soundness of the Visa System or the integrity of the Licensed Marks. Licensee shall have the right to adopt or implement any change to its VEOR in the Territory unless such changes impact interoperability, security, safety and soundness of the Visa System or the integrity of the Licensed Marks. Each of Visa Inc. and Licensee shall inform the other of any such changes to their respective VEOR and VIOR.

10.	LIMITED NON-COMPETE/NON-BRANDED PRODUCTS AND SERVICES

10.1 Non-Compete.

(a) Until the fifth anniversary of the Effective Date:

(i) Licensor shall not directly or indirectly offer or promote in the Territory products or services within the Field of Use (other than as expressly permitted in this Schedule 3).

(ii) Licensee shall not directly or indirectly offer or promote outside of the Territory products or services within the Field of Use (other than as expressly permitted in this Schedule 3).

(b) Licensor undertakes that prior to offering or distributing any Non-Branded Core Products in the Territory after the Effective Date, it shall give Licensee a first right of refusal for taking a license, which shall be granted on an exclusive or non-exclusive basis, at Licensee’ discretion (including the right to grant sublicenses under Section 2.5), for use, offer or distribution of such Non-Branded Core Products in the Territory for Fair Market Value. Such determination of Fair Market Value shall take into account whether such license grant is exclusive or non-exclusive or for only part of the Territory.

11. REPRESENTATIONS AND WARRANTIES

11.1 Licensor Representations and Warranties.

(a) Licensor hereby represents and warrants to Licensee that, as of the Effective Date:

(i) Licensor is validly existing and in good standing under the Laws of its jurisdiction of organization.

(ii) Licensor has full power and authority to enter into this Schedule 3 and grant the licenses made under this Schedule 3, and has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Schedule 3, and to consummate the transactions contemplated herein.

(iii) This Schedule 3 is a legal, valid and binding obligation of Licensor, enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting creditors rights generally and to general equitable principles, and neither the execution of this Schedule 3 nor the consummation of the transactions contemplated herein will (i) violate any provision of the certificate of incorporation, bylaws or other constituent documents of Licensor or (ii) require the approval or consent of any third parties except such as have been obtained.

(iv) Licensor is the registered owner(s) of such of the Visa Marks as are set forth on Appendix 11.1(a)(iv). Other than as set forth on Appendix 11.1(a)(iv), neither Licensor nor any of its Affiliates owns any registered Visa Marks in the Territory. To the Best Knowledge of Licensor, Licensor is the owner(s) of the rights in the unregistered Visa Marks (and any goodwill attaching thereto) as used by the Visa Enterprise to the extent that rights are granted therein by Law.

(v) Neither Licensor nor any of its Affiliates owns rights in the Licensed Marks (or any goodwill attaching thereto) within the Territory in the Field of Use or Expanded Field of Use, when granted pursuant to Section 2.4, which are not subject to licenses granted hereunder.

(vi) To the Best Knowledge of Licensor, Licensor has not failed to file any application, filing, registration, renewal or recordal of transfer or pay any fees in respect of registrations (or applications for registration) of the Visa Marks in the Territory to the extent that such failure has had a negative material impact on Licensee’s Visa business operations.

(vii) Except as disclosed on Appendix 11.1(a)(vii), to the Best Knowledge of Licensor, no Claim has been made by a third party disputing the right of Licensor or, to the Best Knowledge of Licensor, the right of its licensees to use the Visa Marks as currently used in the Territory.

(viii) Except as disclosed on Appendix 11.1(a)(viii), to the Best Knowledge of Licensor, the Visa Marks are not being infringed by any third party in the Territory.

(ix) Except as disclosed on Appendix 11.1(a)(ix) or with respect to licenses granted by Licensee, Licensor has not granted any rights in respect of the Licensed Marks in the Territory and the Field of Use to any third party nor is it under any obligation to do so except as provided herein.

11.2 Licensee Representations and Warranties.

(a) Licensee hereby represents and warrants to Licensor that, as of the Effective Date:

(i) Licensee is validly existing and in good standing under the Laws of its jurisdiction of organization.

(ii) Licensee has full power and authority to enter into this Schedule 3, and has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Schedule 3, and to consummate the transactions contemplated herein.

(iii) This Schedule 3 is a legal, valid and binding obligation of Licensee, enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting creditors rights generally and to general equitable principles, and neither the execution of this Schedule 3 nor the consummation of the transactions contemplated herein will (i) violate any provision of the certificate of incorporation, bylaws or other constituent documents of Licensee or (ii) require the approval or consent of any third parties except such as have been obtained.

(iv) Except as disclosed on Appendix 11.2(a)(iv), to the Best Knowledge of Licensee, no Claim has been made by a third party disputing the right of Licensor or, to the Best Knowledge of Licensee, Licensee’s right to use the Visa Marks as currently used in the Territory.

(v) Except as disclosed on Appendix 11.2(a)(v), to the Best Knowledge of Licensee, the Visa Marks are not being infringed by any third party in the Territory.

(vi) Licensee does not own any Visa Marks or Trademarks that are confusingly similar to the Visa Marks.

11.3 Limitations.

(a) EXCEPT FOR THE EXPRESS WARRANTIES EXPRESSLY SET FORTH IN THIS SCHEDULE 3, ALL RIGHTS, LICENSES AND TRADEMARKS ARE PROVIDED ON AN “AS IS” BASIS AND NEITHER PARTY MAKES ANY OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, EVEN IF A PARTY HAS BEEN MADE AWARE OF SUCH PURPOSE.

(b) Nothing contained in this Schedule 3 shall be construed as:

(i) a warranty or representation as to the validity or scope of any Trademark, except as expressly set out herein;

(ii) conferring on Licensee any right to use, in advertising, publicity or otherwise, any Trademark other than the Licensed Marks and only to the extent expressly set forth herein;

(iii) conferring on Licensee any right or license to use any Trademarks, other than the limited licenses to use such Trademarks licensed under this Schedule 3 in accordance with the restrictions and limitations set forth in this Schedule 3;

(iv) an obligation upon Licensor to make any determination as to the applicability of any Trademark to any product or service unless expressly provided hereunder.

12. REPORTING; AUDIT RIGHTS

12.1 Audits.

(a) Licensee shall be responsible for auditing itself and its Members with regard to matters within the Audit Scope. Licensor shall not itself audit Licensee or its Members.

(b) Licensee shall develop its own audit plans and shall conduct its audits in accordance with such plans. Licensee shall share its audit plans with Licensor in advance and provide Licensor with an opportunity to request changes to the plan. If

Licensee chooses not to make such changes, Licensor shall be entitled to appear before Licensee’s board audit committee to explain the desire and rationale for such change. If Licensee’s board audit committee refuses to make the requested change, the issue may be referred to binding expedited arbitration under Section 18.5.

(c) Licensor shall be entitled to review “Material Findings” from Licensee’s audit reports within 30 days after such reports are shared with Licensee’s board or board committee. Licensee shall share remedial plans for these Material Findings that Licensor requests to see.

(d) The term “Audit Scope” shall mean compliance with Global Rules, interoperability, integrity of the system, trademark usage, any specific requests by Licensor to comply with Licensor’s regulatory and legal requirements.

(e) “Material Findings” shall mean the top two classifications of audit findings (or, if there are only two classifications, then the top classification).

(f) Licensor shall share with Licensee best practices learnings revealed by Licensor’s own audits, subject to any applicable legal constraints, and Licensor shall share with Licensee its SAS 70 audit reports.

13. INDEMNIFICATION

13.1 General Indemnification.

(a) Solely to the extent arising or resulting from activity within the Field of Use or Expanded Field, and subject to Sections 13.2 to 13.4 and paragraphs 21.3, 21.4 and 21.5 of Schedule 1, Licensee shall indemnify and hold harmless Visa Inc. and its Affiliates, and each of its and their respective officers, directors and employees against any and all Damages suffered by or payable by Visa Inc. arising out of, or resulting from, any Claim brought against Licensee or Visa Inc. in the Territory (including, without limitations, any antitrust Claims, any Claims involving, concerning or relating directly or indirectly to a Global Rule or the Priority Global Customer Terms and any other Claims whatsoever).

(b) Solely to the extent arising or resulting from activity within the Field of Use or Expanded Field, and subject to Sections 13.2 to 13.4 and paragraphs 21.3, 21.4 and 21.5 of Schedule 1, Visa Inc. shall indemnify and hold harmless Licensee and its Affiliates, and each of its and their respective officers, directors and employees against any and all Damages suffered by or payable by Licensee arising out of, or resulting from, any Claim brought against Licensee or Visa Inc. outside the Territory (including, without limitations, any antitrust Claims, any Claims involving, concerning or relating directly or indirectly to a Global Rule or the Priority Global Customer Terms and any other Claims whatsoever).

(c) Subject to and consistent with both Licensee’s and Visa Inc.’s obligations under this Section 13.1 to indemnify each other for any Claim brought in their respective territories, Licensee shall not be obliged to indemnify Visa Inc. for any Claims relating to, or arising out of, Licensee’s membership association structure.

13.2 Indemnification of Licensor for Trademark Infringement.

Licensee shall indemnify, defend and hold harmless Visa Inc. and its Affiliates, and each of their respective officers, directors, employees, stockholders, agents and representatives, against any and all Damages arising or resulting from any third party Claim alleging a Trademark right violation by Visa Inc. or its Affiliates arising out of their authorized use or practice under the terms of this Schedule 3 of the rights licensed to Licensor under Section 2.2(a); provided, however, that Licensee shall be under no obligation to indemnify, defend and hold harmless pursuant to this Section 13.2 in connection with any Claim arising out of the matters disclosed in Appendix 11.1(a)(vii).

In the event any third Person claims or asserts that Visa Inc.’s use of any rights licensed to Licensor pursuant to Section 2.2(b), infringes upon the rights of such third Person outside the Territory (“Licensor Third Party Claim”), then the Party that becomes aware of such Licensor Third Party Claim shall immediately notify the other Party in writing. Visa Inc. and Licensee shall promptly discuss the manner in which such Licensor Third Party Claim should be handled. Visa Inc. and Licensee shall cooperate reasonably and use reasonable efforts to defend or resolve such Licensor Third Party Claim (including by taking steps to minimize any potential damages claim). In the event that the Licensor Third Party Claim remains outstanding six (6) months after notification of such Licensor Third Party Claim, then unless Visa Inc. and Licensee mutually agree that such third party proceedings will not result in Visa Inc. and Licensee incurring expenses and/or potential damages in excess of US$100,000, Licensee shall have the right at its sole option to request Visa Inc. to cease use of the Trademark giving rise to such Licensor Third Party Claim in the affected jurisdiction (“Cease”) promptly unless another time period is agreed by Visa Inc. and Licensee. If Visa Inc. Ceases then (i) Licensee shall use reasonable good faith efforts to provide a non-infringing replacement Trademark rights, which shall be a reasonable solution or replacement for the challenged Trademark, without additional cost to Visa Inc. for use by Visa Inc. and its sublicensees (“Licensor Replacement Rights”); and (ii) the indemnification provided for in this Section 13.2 shall remain applicable. If Visa Inc. in its sole discretion does not Cease, then Visa Inc. shall be deemed to waive any right to indemnification for such Licensor Third Party Claim provided for in this Section 13.2 in respect of Damages incurred as from the date of the Licensee’s request to Visa Inc. to Cease. If Visa Inc. does Cease pursuant to such Licensee notice, Visa Inc. shall be excused from any failure to meet its obligations under this Schedule 3 due directly to Visa Inc.’s inability to use such Trademark save to the extent that the provision of any non-infringing Licensor Replacement Rights enable Visa Inc. to meet its obligations.

Notwithstanding anything to the contrary in Section 13.5 below, Licensee shall have the sole right to take any steps to compromise or settle a Licensor Third Party Claim on a confidential basis if a proposed compromise or settlement involves only the payment of monetary consideration or if Visa Inc. will be provided with Licensor Replacement Rights. Visa Inc. shall have the right to reject such a compromise or settlement only if it agrees in writing (i) to assume defense of the Licensor Third Party Claim; (ii) to waive any right to indemnification for such Licensor Third Party Claim provided for in this Section 13.2 in respect of Damages incurred as from the date of the Licensee’s proposal of such compromise or settlement to Visa Inc.; and (iii) to indemnify Licensee for any Damages incurred by Licensee thereafter with respect to such Licensor Third Party Claim in excess of the monetary compensation component of the proposed settlement. If a proposed compromise or settlement does not involve only the payment of monetary consideration and Visa Inc. will not be provided with Licensor Replacement Rights, Visa Inc. shall have the right to reject such a compromise or settlement only if (a) it agrees in writing (i) to assume defense of the Licensor Third Party Claim; and (ii) to waive any right to indemnification for such Licensor Third Party Claim provided for in this Section 13.2 in respect of Damages incurred as from the date of the Licensee’s proposal of such compromise or settlement to Visa Inc.; and (b) Visa Inc. and Licensee have jointly instructed a privileged opinion from an independent lawyer charged with assessing the likelihood of success or failure of such Licensor Third Party Claim and, on an overall risk adjusted basis, it is concluded that it would be reasonable to continue to defend such Licensor Third Party Claim. In the event that the opinion from the independent lawyer concludes, on an overall risk adjusted basis, that it is not reasonable to continue defending the Licensor Third Party Claim, Licensee shall have the sole right to compromise or settle such Licensor Third Party Claim on a confidential basis and Visa Inc. shall be entitled to a proportionate reduction in the royalty payable to Licensee in respect of the Licensee Intellectual Property to compensate Visa Inc. for the loss of its right to use the challenged Trademark.

13.3 Indemnification of Licensee for Trademark Infringement.

Licensor shall indemnify, defend and hold harmless Licensee and its Affiliates, and each of their respective officers, directors, employees, stockholders, agents and representatives, against any and all Damages arising or resulting from any third party Claim alleging a Trademark right violation by Licensee or its Affiliates arising out of their authorized use or practice under the terms of this Schedule 3 of the rights licensed to Licensee under Section 2.1(a) (“Licensee Third Party Claim”); provided, however, that Licensor shall be under no obligation to indemnify, defend and hold harmless pursuant to this Section 13.3 in connection with any Claim arising out of the matters disclosed in Appendix 11.2(a)(iv).

In the event any third Person claims or asserts a Licensee Third Party Claim, then the Party that becomes aware of such Licensee Third Party Claim shall immediately notify the other Party in writing. The Parties shall promptly discuss the manner in which such Licensee Third Party Claim should be handled. The Parties shall cooperate reasonably and use reasonable efforts to defend or resolve such Licensee Third Party Claim (including by taking steps to minimize any potential damages claim). In the event that the Licensee Third Party Claim remains outstanding six (6) months after notification of such Licensee Third Party Claim, then unless the Parties mutually agree that such third party proceedings will not result in the Parties incurring expenses and/or potential damages in excess of US$100,000, Licensor shall have the right at its sole option to request Licensee to cease use of the Trademark giving rise to such Licensee Third Party Claim in the affected part of the Territory (“Cease”) promptly unless another time period is agreed by the Parties. If Licensee Ceases then (i) Licensor shall use reasonable good faith efforts to provide a non-infringing replacement Trademark rights, which shall be a reasonable solution or replacement for the challenged Trademark, without additional cost to Licensee for use by Licensee and its sublicensees (“Licensee Replacement Rights”); and (ii) the indemnification provided for in this Section 13.3 shall remain applicable. If Licensee in its sole discretion does not Cease, then Licensee shall be deemed to waive any right to indemnification for such Licensee Third Party Claim provided for in this Section 13.3 in respect of Damages incurred as from the date of the Licensor’s request to Licensee to Cease. If Licensee does Cease pursuant to such Licensor notice, Licensee shall be excused from any failure to meet its obligations under this Schedule 3 due directly to Licensee’s inability to use such Trademark save to the extent that the provision of any non-infringing Licensee Replacement Rights enable Licensee to meet its obligations.

Notwithstanding anything to the contrary in Section 13.5 below, Licensor shall have the sole right to take any steps to compromise or settle a Licensee Third Party Claim on a confidential basis if a proposed compromise or settlement involves only the payment of monetary consideration or if Licensee will be provided with Licensee Replacement Rights. Licensee shall have the right to reject such a compromise or settlement only if it agrees in writing (i) to assume defense of the Licensee Third Party Claim; (ii) to waive any right to indemnification for such Licensee Third Party Claim provided for in this Section 13.3 in respect of Damages incurred as from the date of the Licensor’s proposal of such compromise or settlement to Licensee; and (iii) to indemnify Licensor for any Damages incurred by Licensor thereafter with respect to such Licensee Third Party Claim in excess of the monetary compensation component of the proposed settlement. If a proposed compromise or settlement does not involve only the payment of monetary consideration and Licensee will not be provided with Licensee Replacement Rights, Licensee shall have the right to reject such a compromise or settlement only if (a) it agrees in writing (i) to assume defense of the Licensee Third Party Claim; and (ii) to waive any right to indemnification for such Licensee Third Party Claim provided for in this Section 13.3 in respect of Damages incurred as from the date of the Licensor’s proposal of such compromise or settlement to Licensee; and (b) Licensee and Licensor have jointly instructed a privileged opinion from an independent lawyer charged with assessing the likelihood of success or failure of such Licensee Third Party Claim and, on an overall risk adjusted basis, it is concluded that it would be reasonable to continue to defend such Licensor Third Party Claim. In the event that the opinion from the independent lawyer concludes, on an overall risk adjusted basis, that it is not reasonable to continue defending the Licensee Third Party Claim, Licensor shall have the sole right to compromise or settle such Licensee Third Party Claim on a confidential basis and Licensee shall be entitled to a proportionate reduction in the royalty payable to Licensor in respect of the Licensor Intellectual Property to compensate Licensee for the loss of its right to use the challenged Trademark.

13.4 Limitation on Damages.

(a) Unless otherwise agreed in writing by the Parties, the obligations to indemnify, defend and hold harmless pursuant to Section 13.3 shall be limited to an aggregate amount of US$** per year for any and all Third Party Claims in respect of Trademarks and no Person shall be entitled to recovery for Damages pursuant to such section until the total amount of Damages in any year exceeds US$** per Claim (the “Basket Amount”); provided, that to the extent the amount of Damages exceeds the Basket Amount, the Indemnified Party shall be

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

entitled to recover only the amount of Damages in excess of the Basket Amount. The limits set forth above assume that all settlement payments with respect to any specific Third Party Claim occur within the year settled. In the event of a multi-year settlement structure, the aggregate amount payable with respect to such claims will in no event exceed the aggregate amount that would be payable if all such payments were made in the year of settlement and the Basket Amount deduction shall only be applied once.

(b) Unless otherwise agreed in writing by the Parties, the obligations to indemnify, defend and hold harmless pursuant to Section 13.2 shall be limited to an aggregate amount equal to ** percent of the annual Fair Market Value license fee or royalty payment agreed as payable to Licensee by Visa Inc. pursuant to Section 2.2(a) per year for any and all Third Party Claims in respect of Trademarks and no Person shall be entitled to recovery for Damages pursuant to such section until the total amount of Damages in any year exceeds the Basket Amount; provided, that to the extent the amount of Damages exceeds the Basket Amount, the Indemnified Party shall be entitled to recover only the amount of Damages in excess of the Basket Amount. The limits set forth above assume that all settlement payments with respect to any specific Third Party Claim occur within the year settled. In the event of a multi-year settlement structure, the aggregate amount payable with respect to such claims will in no event exceed the aggregate amount that would be payable if all such payments were made in the year of settlement and the Basket Amount deduction shall only be applied once.

(c) The obligations to indemnify set forth in Section 13.2 and 13.3 are limited to third party Claims alleging a Trademark right violation and shall be governed solely by the terms set forth in this Section 13.

13.5 Indemnification Procedures.

(a) With respect to the indemnification provided for in Section 13.1, if either Visa Inc. or Licensee (the “Indemnified Party”) receives written notice of the commencement of any investigation, action, proceeding or the assertion of any claim by a third Person, or the imposition of any penalty or assessment, for which indemnity may be sought under Section 13.1 (a “Third Party Claim”), and such Indemnified Party intends to seek indemnity pursuant to Section 13.1, the Indemnified Party shall immediately provide the other Party (the “Indemnifying Party”) with notice of such Third Party Claim; provided, however, that the failure to give such notice as provided herein will relieve the Indemnifying Party of its obligations only to the extent such failure actually prejudices the Indemnifying Party hereunder. The Indemnifying Party shall be entitled to participate in or, at its option, assume the defense, appeal or settlement of such Third Party Claim, provided that the Indemnifying Party shall not be entitled to assume or continue to maintain control of such defense, appeal or settlement if: (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) there is an adverse determination with respect to such investigation, action, proceeding or other claim that would reasonably be likely to be materially

**	Omitted pursuant to a confidential request. The confidential portion has been filed separately with the SEC.

detrimental to or injure the Indemnified Party’s reputation or future business prospects; or (iii) the claim seeks an injunction or equitable relief against the Indemnified Party; (iv) such assumption or control of such defense, appeal or settlement would give rise to a conflict of interest between the parties to such defense; or (v) the Indemnifying Party fails irrevocably to acknowledge and confirm its liability to indemnify the Indemnified Party against such Third Party Claim and waive all defenses it may have against such liability, within 60 days from its receipt of the written notice referred to in this Section 13.5. If the Indemnifying Party assumes the defense, appeal or settlement of such Third Party Claim, such defense, appeal or settlement shall be conducted through counsel selected by the Indemnifying Party and the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith. No Third Party Claim (regardless of whether the Indemnifying Party has assumed control of such Third Party Claim or such Third Party Claim falls into any of the categories set forth in (i) through (v) above) may be settled or compromised (A) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or (B) by the Indemnifying Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under Section 13.1 in respect of such Third Party Claim for the period governed by such settlement, compromise or consent.

(b) Notwithstanding anything herein, if any such action, proceeding or claim challenges the validity or enforceability, or attempts to have cancelled or deemed abandoned, any of the Non-Visa Mark owned by Licensee, Licensee may intervene in the primary prosecution of, and shall have the sole right to control the defense and settlement of any such action, proceeding or claim, to the extent related to such challenge to such Non-Visa Mark.

(c) Notwithstanding anything herein, if any such action, proceeding or claim challenges the validity or enforceability, or attempts to have cancelled or deemed abandoned, any of the Licensed Marks licensed hereunder, Licensor may intervene in the primary prosecution of, and shall have the sole right to control the defense and settlement of any such action, proceeding or claim, to the extent related to such challenge to the Licensed Marks.

14. CONFIDENTIAL INFORMATION

14.1 Confidential Information.

(a) As a result of the rights and obligations set forth in this Schedule 3, each Party may disclose to, or exchange with, the other Party certain information not available to the general public, including Trade Secrets (“Confidential Information”); provided, however, that the term “Confidential Information” shall not include any information that:

(i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Related Parties (as described in Section 14.1(c));

(ii) is already at the time of disclosure in the possession of the Receiving Party or becomes available to the Receiving Party from a source (other than the Disclosing Party), that is not prohibited from disclosing such information by contractual, legal, equitable or fiduciary obligation to the Disclosing Party; and

(iii) is independently developed by the Receiving Party’s Related Parties who do not have access to the Confidential Information.

(b) As used in this Schedule 3, “Disclosing Party” shall mean the Party that provided the Confidential Information to the other Party and the “Receiving Party” is the Party to which such Confidential Information is provided.

(c) The Confidential Information shall be kept confidential and shall not, without the prior written consent of the Disclosing Party, be disclosed by the Receiving Party or by its directors, officers, agents, representatives, employees or Affiliates (collectively referred to as the “Related Parties”) in any manner whatsoever except in so far as is necessary for the conduct of Receiving Party’s or its sublicensees’ business; provided that such disclosure and any disclosure to a sublicensee (except for the disclosure to an Affiliate) shall be subject to written agreement preserving the confidentiality thereof as Confidential Information in accordance with and as restrictive as the terms hereof and shall not be used by the Receiving Party or its Related Parties other than in connection with such Party’s obligations, or the enforcement of its rights, under this Schedule 3. Licensee shall include confidentiality restrictions in accordance with and as restrictive as the terms hereof in the VEOR, which such provisions shall be binding obligations on Licensee’s Members. Subject to the foregoing obligation of Licensee, Licensee shall not be obliged to enter into additional written confidentiality agreements with its Members pursuant to this Section 14.1, unless or until such confidentiality provisions in the VEOR are no longer in force or are amended such that the confidentiality restrictions in the VEOR impose less restrictive confidentiality obligations than are imposed under this Section 14.1. The Receiving Party agrees to reveal Confidential Information only to its Related Parties who need to know Confidential Information for the purpose of fulfilling such party’s obligations hereunder and who are informed by that party of the confidential nature of Confidential Information and the terms of this Schedule 3. Each Party shall be solely responsible for any breach of the terms of this Schedule 3 by its Related Parties.

(d) Originals and all copies of Confidential Information in writing or any other medium provided by the Disclosing Party will be returned by the Receiving Party to the Disclosing Party immediately upon the written request of the Disclosing Party, unless otherwise necessary for such Receiving Party to exercise its rights under this Schedule 3. Notwithstanding the foregoing sentence, documents prepared by the Receiving Party or its Related Parties that are based upon Confidential Information from the Disclosing Party will be destroyed promptly upon the written request of the Disclosing Party, unless otherwise necessary for such Receiving Party to exercise its rights under this Schedule 3. Following the written request from the Disclosing Party to return copies of all Confidential Information, the Receiving Party shall deliver a certificate signed by one of its officers confirming that the Receiving Party has complied with the requirements of this Section 14.1(d).

(e) In the event that the Receiving Party or anyone to whom it transmits Confidential Information pursuant to the terms of this Schedule 3 becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or other legal process) to disclose any of the Confidential Information, the Receiving Party will provide the Disclosing Party with immediate notice so that the Disclosing Party may seek, at its sole cost and expense, a protective order or other appropriate remedy or waive compliance with this Section 14 of the Schedule 3. In any case, the Receiving Party will furnish only that portion of the Confidential Information that its legal counsel advises in writing that it is legally required to furnish, and will use commercially reasonable efforts at the Disclosing Party’s expense to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. The Receiving Party shall have no responsibility or liability to the Disclosing Party for disclosure of Confidential Information made in compliance with this Section 14.1(e).

(f) Each Party’s obligations under this Section 14 shall continue in perpetuity.

(g) The Receiving Party acknowledges and agrees that Confidential Information to be disclosed to it hereunder may be of a unique character and that the breach of any provision of this Schedule 3 may cause the Disclosing Party irreparable injury and damage, and consequently, the Disclosing Party shall be entitled, in addition to all other remedies available to it, to seek preliminary and permanent injunctive and equitable relief to prevent a breach of and to secure compliance with this Section 14.

15. EFFECT OF AGREEMENT

The terms and conditions set out in this Schedule 3 are perpetual and may not be terminated by either Party without the mutual written consent of both Parties, which consent may be withheld by either Party for any or no reason.

16. DEFAULT

Either Party shall be deemed to be in default of the terms and conditions set out in this Schedule 3 if such Party materially breaches any of its agreements or covenants contained in this Schedule 3.

17. REMEDIES ON DEFAULT

17.1 Remedies on Default.

(a) Upon either Party committing a default under Section 16, the other Party shall have the right to notify the defaulting Party in writing of such default. If the notifying Party so notifies the defaulting Party and if the defaulting Party has not cured such default within thirty (30) Business Days of receipt of such notification (“Default”), then the notifying Party shall have the right to apply for all remedies available under New York law, except for termination, rescission or reformation of contract, including making an application to a court of competent jurisdiction for injunctive relief, specific performance and/or damages, and shall have the right to request attorneys’ fees and costs. The Parties acknowledge that neither Party shall be entitled to terminate the provisions of Schedule 3 for breach or any other reason.

(b) In the event that it comes to the attention of an officer of Licensee that a sublicense of Licensee is in material breach of the terms of its sublicense agreement with Licensee or is in breach of a Global Rule, which breach would be considered to be a material breach of its sublicense agreement with Licensee, Licensee shall promptly notify Visa Inc. of such breach in accordance with Section 2.5(c) and Visa Inc. shall have the right to terminate such sublicense, but only in accordance with the terms of Section 2.5(c).

(c) Where Visa Inc. becomes aware of a Licensee’s sublicensee’s material breach of a Global Rule pursuant to Section 17.1(b) or otherwise, Visa Inc. shall be entitled to recover compensation from Licensee equivalent to the amount of the fine Visa Inc. could impose on its own Customers for the equivalent material breach of the same Global Rule; provided that the amount of compensation recovered by Visa Inc. from Licensee shall not exceed the level of fine that Visa Inc. imposes on its own Customers for an equivalent material breach and Visa Inc. shall not be entitled to recover compensation from Licensee in respect of Licensee’s sublicensee’s breach of any Global Rule that Visa Inc. has ceased to comply with itself or consistently to enforce against its Customers and other sublicensees. At Visa Inc.’s request, Licensee shall be obliged to pay such compensation to Visa Inc. for each of Licensee’s sublicensee’s material breaches of a Global Rule pursuant to Section 17.1(b). Licensee shall be entitled to establish, and impose on its sublicensees, its own level of fines for material breach of the Global Rules.

18. DISPUTE RESOLUTION

18.1 General Dispute Resolution.

Except for Expedited Arbitration Disputes provided for under Section 18.5, in the event of a dispute arising out of or in connection with this Schedule 3 (for the purposes of this section, a “Dispute”), either Party may initiate the following dispute resolution processes by written notice to the other (a “Dispute Notice”). The Parties shall first use all reasonable endeavors to resolve the Dispute among themselves, without resorting to arbitration or litigation, in accordance with the senior representative process referred to in Section 18.2. If and only if the Dispute has not been resolved within three (3) months of the date of the Dispute Notice by means of that process, either Party may initiate and thereafter the Parties shall seek to resolve the Dispute by means of the non-binding arbitration process referred to at Section 18.3 below. If and only if the Dispute has not been resolved within nine (9) months of the date of the Notice of Arbitration (as defined in Section 18.3) by means of that process, either Party may initiate litigation in a court of competent jurisdiction pursuant to Section 18.4 or the Parties may agree to another dispute resolution procedure. None of the foregoing shall prevent either Party from seeking provisional injunctive relief in a court of competent jurisdiction over the Dispute, where it considers it necessary to protect its interests.

18.2 Senior Representative Process.

In the event that either Party serves a Dispute Notice that it wishes to initiate the senior representative process for the purpose of resolving the Dispute:

(a) Each Party shall, within five (5) Business Days of receipt of the Dispute Notice, nominate a person in a senior management position with an appropriate level of business experience to resolve the dispute (a “Senior Representative”).

(b) The Senior Representatives of the Parties shall meet and use all reasonable endeavors to resolve the Dispute within 14 Business Days of the date of the Dispute Notice and to enter into a written agreement on behalf of the Parties in settlement of the Dispute.

(c) If and only if the Senior Representatives of the Parties are not willing or able resolve the Dispute within 14 Business Days of the date of the Dispute Notice:

(i) each Party’s Senior Representative shall brief its Board of Directors within 20 Business Days of the date of the Dispute Notice; and

(ii) at least one Director from each Party shall meet and use all reasonable endeavors to resolve the Dispute within 28 Business Days of the date of the Dispute Notice and enter into a written agreement on behalf of the Parties in settlement of the Dispute.

18.3 Non-binding Arbitration.

In the event that either Party elects to initiate the non-binding arbitration process for the purpose of resolving a Dispute that it has not been possible to resolve in accordance with Section 18.2, the Parties shall proceed as follows:

(a) The place of arbitration shall be New York, New York.

(b) The language of the arbitration shall be English.

(c) The non-binding arbitration shall be administered by the International Centre for Dispute Resolution of the American Arbitration Association (the

“ICDR”) under its International Arbitration Rules as in effect at the time of the commencement of the arbitration, except as they may be modified herein or hereafter by agreement of the Parties.

(d) The Party commencing the arbitration shall provide to the other Party and the ICDR on the same day a written notice of arbitration and a statement of its claim(s) (the “Notice of Arbitration”). There shall be three (3) arbitrators. The Party submitting the Notice of Arbitration shall designate its Party arbitrator in the Notice of Arbitration and the other Party shall, within 15 Business Days after its receipt of the Notice of Arbitration, designate its Party appointed arbitrator. Thereafter, the Parties shall agree, within ten (10) Business Days, on the third and presiding member of the panel. If the Parties cannot agree on a presiding member of the panel, thereafter the two (2) appointed arbitrators shall agree, within a further ten (10) Business Day period, on the third and presiding member of the panel. If the Parties’ appointed arbitrators cannot agree on a presiding member of the panel, they shall so notify the ICDR at the conclusion of the ten 10 Business Day period and shall request that the ICDR appoint the third and presiding member of the panel within ten (10) Business Days.

(e) Consistent with Article 16 of the ICDR International Arbitration Rules in effect at the time of execution of this Agreement, the arbitral tribunal may conduct the arbitration in whatever manner it considers appropriate within the timeframes established for issuance of a non-binding written reasoned opinion as set forth below, provided that the Parties are treated with equality and that each Party has the right to be heard and is given a fair opportunity to present its case. With respect to discovery, the arbitral tribunal shall permit reasonable document discovery. As to other forms of discovery, the arbitral tribunal shall consider and decide on other forms of discovery in response to requests by the Parties without any presumption for or against such other discovery devices. In any event, any discovery permitted by the arbitral tribunal must be conducted within the overall time frames set forth below.

(f) At the conclusion of the hearing, the arbitral panel shall issue a non-binding written reasoned opinion no later than nine (9) months after the date of the Notice of Arbitration, except that the Parties may agree to extend this time limit (in which case the period specified in Section 18.1 in which neither Party may commence litigation shall be extended by the same time period).

(g) Any opinion rendered by the arbitrators shall be nonbinding and shall not be subject to any appeal. Unless the Parties expressly agree in writing to the contrary, it shall have the status of a without-prejudice expert recommendation to the Parties and it, together with all documents produced by the Parties, shall be kept strictly confidential by the arbitrator and the Parties.

(h) Each Party shall bear its own costs and expenses, and the Parties shall share in equal parts the fees and expenses of the arbitral panel and the ICDR administration fees and expenses.

18.4 Litigation.

In the event that either Party elects to initiate litigation for the purpose of resolving a Dispute that it has not been possible to resolve in accordance with Sections 18.2 and 18.3, the Parties agree as follows:

Each Party hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and/or of any New York State Court sitting in the county of New York, New York for purposes of all legal proceedings arising out of or relating to this Schedule 3, or the transactions contemplated hereby. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. In any action which may be instituted against a Party arising out of or relating to this Schedule 3, such Party hereby consents to the service of process in connection with any action by the mailing thereof by registered or certified mail to such Party’s address set forth in Clause 21 of this Agreement.

18.5 Expedited Arbitration.

(a) Any disputes arising out of or relating to the matters set forth in Section 2.3(e)(vi), Sections 2.4(b), (d) and (f), Section 2.7(a)(v), Section 9.1, Section 9.2 and Section 12.1(b) (an “Expedited Arbitration Dispute”) shall be exclusively resolved pursuant to this subsection rather than Sections 18.2, 18.3 or 18.4. Such Expedited Arbitration Disputes shall be first referred by both Parties to their chief executive officers and chairpersons upon delivery by a Party and receipt by the other Party of a notice in writing setting forth the nature of the Expedited Arbitration Dispute and a concise statement of the issues to be resolved (the “Expedited Arbitration Notice”). The chief executive officers and chairpersons shall meet and endeavor in good faith to promptly settle the Expedited Arbitration Dispute. In the event that such individuals are unwilling or unable to resolve the Expedited Arbitration Dispute within ten (10) Business Days after such referral, the Parties agree to resolve any unresolved Expedited Arbitration Dispute pursuant to expedited arbitration as follows: The place of arbitration shall be New York. There shall be three (3) arbitrators. The arbitration shall be administered by the ICDR under its Rules as in effect at the time of the arbitration, except as they may be modified herein by agreement of the Parties. The language of the arbitration shall be English. The Party commencing the arbitration shall file with the ICDR, and simultaneously serve on the other Party, a notice of arbitration and statement of claim (the “Notice of Arbitration”), together with the nomination of its arbitrator and its nominee’s acceptance of such nomination, within seven (7) additional Business Days after the Expedited Arbitration Dispute has been referred to the CEO and chairpersons of the Parties as set forth above. The responding Party shall file its statement of defense and counterclaim (if any), together with the nomination of its arbitrator and its nominee’s acceptance of such nomination, within seven (7) Business Days of receiving the Notice of Arbitration. Unless otherwise agreed by the Parties, the ICDR shall endeavor to appoint the third arbitrator within a further seven (7)

Business Days. The arbitrators shall conduct the arbitration such that they render a final award within sixty (60) Business Days after the tribunal has been constituted, except that the Parties may agree to extend this time limit or the arbitral tribunal may do so in its discretion if it determines that the interest of justice so requires in exceptional circumstances.

(b) Section 18.5(a) above shall be final and binding upon the Parties and shall not be subject to any appeal, and judgment upon such award may be entered by any state or federal court sitting in the State and County of New York, or by any other court having jurisdiction thereof. The Parties agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in the State and County of New York for the purpose of enforcing this agreement to arbitrate and any award. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Party hereby consents to the service of process in connection with any such action by the mailing thereof by registered or certified mail to such Party’s address set forth in Clause 21 of this Agreement. Each Party hereby waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect to any such action.

(c) Any arbitral tribunal constituted pursuant to Section 18.5 shall have the authority to award costs, including attorneys’ fees, as part of its decision. Unless the Parties expressly agree in writing to the contrary, the Parties undertake as a general principle to keep confidential any arbitration and any awards therein, together with all materials in the proceedings and in any pre-arbitration proceedings created for the purpose of the arbitration and all other documents produced by the other Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right, to enforce the arbitration agreement, or to enforce or challenge an award in bona fide legal proceedings before a court of competent jurisdiction.

19. MISCELLANEOUS PROVISIONS

19.1 Successors and Assigns.

Except as expressly provided in Section 2.5, the rights and obligations set forth in this Schedule 3 is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder. Neither Party shall assign its rights in the Trademarks licensed to the other Party or to be licensed to the other Party hereunder except on terms that provide for the continuation of such licenses on the terms hereof.

19.2 Set-off.

(a) Unless otherwise provided in this Schedule 3, the existence of any claim, demand, action or cause of action by Licensee against Licensor, or Affiliate of Licensor, whether predicated upon the provisions of this Schedule 3 or otherwise, shall not constitute a defense to the enforcement by Licensor of any of its rights hereunder, and the dollar amount thereof may not be set off against any sum due from Licensee to Visa Inc. under this Agreement, including Schedules 2 and 3.

(b) Visa Inc. reserves its right to setoff any and all payment obligations of Licensee, including for amounts due in connection with damages and attorneys’ fees owed by Licensee for Licensee’s Default, against any amount due from Visa Inc. under this Agreement, including Schedules 2 and 3, if any, only if, the Parties agree in writing as to the amount owed by Licensee.

19.3 No Waiver.

(a) The failure to exercise or delay in exercising a right or remedy, option or discretion provided by this Schedule 3 or by Law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies.

(b) A waiver (whether express or implied) of a breach of any of the terms of this Schedule 3 or of a default under this Schedule 3 does not constitute a waiver of any other breach or default and will not affect the other terms of this Schedule 3.

(c) A waiver (whether express or implied) of a breach of any of the terms of this Schedule 3 or of a default under this Schedule 3 will not prevent a Party from subsequently requiring compliance with the waived obligation.

(d) The rights and remedies provided by this Schedule 3 are cumulative and unless otherwise provided in this Schedule 3 are not exclusive of any rights or remedies provided by law.

19.4 Pre-existing Agreements.

Except as set forth in Appendix H, all terms in agreements solely between Licensor and/or its predecessors and/or its Affiliates, as one party, and Licensee and/or its Affiliates, as the other party, that concern the licensing of Trademarks to each other, shall terminate as of the Effective Date in so far as they relate to Trademarks (including any payment provisions for use of such Trademarks).

19.5 US Federal Income Tax Treatment.

Each Party agrees that in its filing of any US federal income tax return, or in any of its other substantive written communications with the US Internal Revenue Service, it will characterize and treat, for US federal income tax purposes, the grant of any license(s) pursuant to Section 2 as a license and not as a sale, to the extent it is required to characterize or treat such grant(s) of license(s) in any such filing or communication, unless it determines in good faith that there is no longer substantial authority under United States federal income tax laws at the time of the required filing or communication for such treatment or characterization.

APPENDIX A

Best Knowledge of Licensor / Best Knowledge of Licensee

The Best Knowledge of Licensor shall include the actual knowledge of the following Persons:

Ken Sommer

Gaylon Howe

Mary Ann Schuett

Phil Howell

Margaret Reid

Bill Lee

Robert McDuff

John Elkins

Tom M’Guinness

Lokelani Devone

Keith Hastings

Denise Kuwabara

Terence Milholland

Janice VandenBrink

Karen Gullett

Rupert Keeley

Jim Allhusen

David Ashman

Lyn Boxall

Richard Chang

Chris Clark

Rajiv Kapoor

Rahul Khosla

Young Chong Kim

Peter Maher

Bruce Mansfield

James Murray

Anne Cobb

Robert Clark

Gerald Hawkins

Adrian Phillips

Kamran Siddiqi

Eduardo Erana

Maria Christina Abella

Jose Maria Ayuso

Odalys Luzbel-Ruiz

Alfredo Perez

Carlos Vasquez

Derek Fry

Mitch Wolfe

Appendix A-1

Mike Bradley

Amanda Capern

Mike Hayes

Frank Van Nie

John Philip Coghlan

Neil Williams

William Sheedy

Michael Smith

Josh Floum

Susanne Lyons

Elizabeth Buse

Kevin Burke

Tim Attinger

Jean Bruesewitz

Darren Parslow

Stacey Pinkerd

Brad Potter

John Partridge

Jane Wallace

Keith Hunter

Robert King

Mike Dreyer

Peter Ciurea

Una Somerville

Geraldine Stone

Chris McCleary

The Best Knowledge of Licensee shall include the actual knowledge of the following Persons:

Peter Ayliffe

Carol Walsh

Philippe Menier

Mariano Dima

Steve Perry

Steve Chambers

Valerie Dias

Rachel Belsham

Derrick Ahlfeldt

Phil Symes

Christine Royce-Lewis

Sandra Alzetta

Bill Mann

Mick Franks

David Joyce

Appendix A-2

Jonathan Vaux

Joe Clift

Luc Janssen

Jeremy Nicholds

Marc Temmerman

Colin Grannell

Pedro Deserrano

Bill Dunn

Monica Meehan

Appendix A-3

APPENDIX B

Communication Rules

1. Visa Inc. and Licensee shall meet from time to time to agree a media communications policy.

2. Visa Inc. and Licensee shall cooperate to ensure compliance with their respective regulatory requirements.

3. Visa Inc. shall be responsible for all communications pertaining to Licensor and its business outside the Territory and such communications, including press releases, media fact sheets and media statements, shall be clearly labeled or otherwise noted as originating from Visa Inc.

4. Licensee shall be responsible for all communications pertaining to Licensee and its business in the Territory and such communications, including press releases, media fact sheets and media statements, shall be clearly labeled or otherwise noted as originating from Licensee.

5. Visa Inc. and Licensee shall mutually agree a common crisis communications protocol and shall comply with such protocol as amended from time to time by the mutual agreement of Visa Inc. and Licensee.

Appendix B-1

APPENDIX C

Global Brand Architecture

Appendix C-1

Visa Product/Service Blueprint

	Tier Description	Visual Standard	Description	Criteria
Tier 1	Visa Brand Mark Only	VISA	The Visa Brand Mark is the sole visual referenced brand expression	To be used on Consumer product or service-related information and marketing materials and On Consumer and Commercial cards as acceptance platform
Tier 2	**Level A** Visa Brand Mark + Independent Acceptance Identifier	VISA ELECTRON	Visa Brand Mark combined with a visually independent acceptance identifier presented on cards and POS decals; identifier must appear in the standardized Visa font (Whitney Medium Italic) on card and POS applications; Visa must always precede the identifier name when presented in marketing headline or text information	90% to 95% of merchants accepting the platform must also accept Visa; may require separate merchant contract
	Level B Visa Brand Mark + Independent Source of Funds Identifier	VISA DEBIT	Visa Brand Mark combined with a visually independent source of funds identifier presented on cards and POS decals; identifier must appear in the standardized Visa font (Whitney Medium Italic) on card and POS applications; Visa must always precede the identifier name when presented in marketing headline or text information	Can be adopted voluntarily by Members for use on card.
	Level C Technology Platforms Visa Brand Mark + Independent Technology or Capability Icon	VISA	Presentation of a graphic icon intended to signal new technology acceptance and/or capability at point of sale; application of this icon includes on cards or other payment form factors and marketing materials promoting technology	Technology icons are intended to represent an industry standard and not a Visa branded solution Anticipate usage only while technology or capability is being adopted as part of industry payment infrastructure and will be phased out as soon as use becomes standardized User education must be provided by merchants, issuers, etc.
Tier 3	**Level A** Visa Brand Mark + Independent Product/Service Identifiers that are **not required to appear on cards**	VISA Visa Classic	Product/Service Identifiers that appear in proximity to but independent of the Visa Brand Mark This level may also encompass regional payment products that use the Visa Electron platform Legends such as Domestic Only are not considered part of brand tiering, they are addressed as part of card design rules	Any Product/Service Identifiers that **do not need to appear on cards** to satisfy marketing or regulatory requirements or to communicate special usage characteristics Product/Service Identifier must begin with the Visa name and be followed by a term that clearly describes the offering If one elects to show the product name on card, the recommended font is Whitney
	Level B Visa Brand Mark + Independent Product/Service Identifiers **that must appear on cards**	VISA Visa Business VISA Medical Funds	Product/Service Identifiers that appear in proximity to but independent of the Visa Brand Mark This level may also encompass regional payment products that use the Visa Electron platform	Any Product/Service Identifiers **that need to appear on cards** to satisfy marketing or regulatory requirements or to communicate special usage characteristics; names clearly describe the offering (no evocative names) and follow the Visa brand name Note: Special use cards should include imagery that reinforces the card usage characteristics and is appropriate for intended audience category Recommended font: Whitney
Tier 4	Visa Brand Mark + Independent Visa Product/Service Identifier	VISA Visa Entertainment Visa Destinations Visa Debit Processing	Visa brand name is combined with a descriptive product or service name, uses any version of the Whitney font. Visa must always appear in Visa Blue and must have visual parity or greater presence than the product or service identifier name. The product/service name may appear entirely in Visa Blue or Visa Gold	Product/Service names must always be presented in proximity with but not attached to the Visa Brand Mark The Products/Service name must have strong brand fit within existing Visa equities and values
Tier 5	Visa Brand Mark + Customized Product/Service Identifier	VISA VISA INFINITE	Customized Product/Service Identifiers present suggestive, evocative names and unique visual designs that always appear independent of the Visa Brand Mark on all marketing, promotional communications and cards The Visa brand name should always precede the evocative product identifier name (see Tier 5 overview section for specific naming criteria).	Product or service must be targeted to a specific audience that the Visa brand does not have strong relevance with but is an acceptable extension; there must be a commitment to invest in the brand to build and sustain understanding and generate demand; designed identifiers must communicate the attributes of the product or service without conflicting with Visa's core values and the visual solution must stand up to implementation requirements. Must be a one-line logotype solution; not restricted to the Whitney font Graphic treatment must be applied to all applications in the marketplace Note: When presented on cards, it is recommended that card imagery visually reinforce the intended audience category and product positioning
			The financial commitments in the criteria shall not apply to Visa Europe at any time.	
Tier 6	Visa Brand Mark Combined with Integrated Product/Service Identifier	VISA Product Name VISA Product Name	Visually combines the Visa Brand Mark with a product identifier that clearly defines a unique product or service offering that cannot be communicated by using the Visa Brand Mark on its own. This identifier must appear in the Visa font (Whitney) in the standardized Visa Blue color. The size and position of the Product/Service Identifier can vary as long as the Visa Brand Mark always precedes the expression and the brand mark's overall size and presence is greater than the Product/Service Identifier	Products and services that: Represent a strategic opportunity to expand perceptions of the capabilities and expertise of Visa, Have a proven need to maximize visibility in the marketplace, Can demonstrate a business case based on revenue or strategic value, Have a commitment to a level of market spend that will build and sustain understanding and generate demand, Enhance perception of Visa brand while providing credibility to product offering
			The financial commitments in the criteria shall not apply to Visa Europe at any time.	
Tier 7	Visa **V** design Combined with Product/Service Identifier	V PAY V Distribution	Utilizes the distinctive Visa "V" and combines it with an integrated identifier to create a standardized branding expression that provides a unique, implied affiliation with Visa	Quantifiable evidence that Visa does not have permissions in the category or, Product or service has less than 90% acceptance in Visa locations worldwide or, Regulatory restrictions that prevent Visa brand presence
Tier 8	Distinctive graphic expression with no visual affiliation to the Visa Brand Mark	PLUS	Select Visa Products and Services branded expressions that do not use any of the visual elements of the Visa Brand Mark. May use standardized Visa font (Whitney) and color palette (Visa Blue and Visa Gold)	Products and services that can demonstrate that a visual affiliation with the Visa name and/or brand mark would be adverse or limiting to its business success

Appendix C-2

APPENDIX D

Global Brand Rules

[TO BE AGREED]

Appendix D-1

APPENDIX E

Priority Global Customer Terms

1) Definition of a Priority Global Customer:

To qualify as a Priority Global Customer, a financial institution must meet (a) either the 1st or the 2nd criteria below; and (b) the 3rd criterion below; and (c) either the 4th or 5th criteria below:

1) Be an active Visa issuer in Visa Inc. and Licensee

2) Be an active Visa acquirer in Visa Inc. and Licensee

3) Generate minimum cumulative worldwide Visa CSV and/or Visa MSV of $**

4) Have a minimum of ** of its Visa CSV or Visa MSV outside the host region

5) Plan to meet that criteria in #4 within the next ** months. In the event that the financial institution fails to meet criterion #4 within the ** month period, it shall no longer qualify as a Priority Global Customer until it satisfies criterion #4 (and the other necessary criteria) or unless otherwise agreed to by Visa Inc. and Licensee.

In addition, the Priority Global Customer must be an existing Principal member (as that term is defined under the VIOR as of the Effective Date), or member of a National Group Member (as that term is defined under the VIOR as of the Effective Date), and be of sound financial and operational condition in accordance with the risk policies of both entities and chooses to participate as a Priority Global Customer.

Based on this criteria, four global financial institutions currently qualify as a Priority Global Customer. Over time, more entities may qualify as Priority Global Customers based on this criteria. Members who qualify can request to become a Priority Global Customer.

2) Relationship Coverage:

For the initial list of Priority Global Customers, the host region will reside where it currently exists.

The host region of the Priority Global Customer will be charged with leading the overall relationship, however both Visa Inc. and Licensee will provide separate license agreements and commit to servicing the customer in the manner mandated by the customer. For this purpose, the host region will be defined as the entity in which the Priority Global Customer’s parent company headquarters resides or, if the Priority Global Customer chooses otherwise, then as chosen by the Priority Global Customer.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Appendix E-1

For all global business deals, the host region will lead the negotiations and has the responsibility for agreeing the business plan and setting the final terms subject to agreement by both Visa Inc. and Licensee (except for a defensive situation as noted below). Neither Visa Inc. nor Licensee may offer a Priority Global Customer incentives to change its host region, or its processing base.

3) Global Pricing and Incentives:

Regarding Priority Global Customers, **.

**

Prior to the Effective Date, a mechanism will be mutually agreed by Visa Inc. and Licensee, which may be varied from time to time by mutual agreement of Visa Inc. and Licensee, by which both Visa Inc. and Licensee will share the financial burdens incurred, or the financial benefits received, from a global bid.

**

4) Smaller International Customers or Members:

Entities that do not qualify as a Priority Global Customer, but have international operations and desire common pricing and incentives, can avail themselves of such benefits subject to agreement of both Visa Inc. and Licensee.

5) Dispute Resolution:

If a Priority Global Customer requests a change of host region or processing base and either Visa Inc. or Licensee believes that such client was encouraged by the other to do so, then the relevant Party shall have the right to submit the question of whether the other Party used any inducement to attract the Priority Global Customer to change the host region or processing base to arbitration/expert determination (consistent with expedited arbitration in this

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Appendix E-2

Schedule 3). The arbitrator/expert shall be entitled to award damages covering anticipated loss of revenues and increased costs.

APPENDIX F

Visa Marks

Appendix F-1

APPENDIX G

Global Sponsorships

The roles and responsibilities of the Parties with respect to implementation and activation of Global Sponsorships are as follows:

	Visa Inc. Funds, Manages and Executes Globally (including within the Territory)	Host Region Funds, Manages and Executes within the Territory
Philosophy	• Visa Inc. is responsible for making the global sponsorship available to the worldwide audience	• Licensee is responsible for implementing the sponsorship in the Territory

On-site	• Exclusive ATM and POS network • In venue perimeter boards and POS signage • Hospitality management, security, ambush marketing protection and PR crisis communication • Logistic and staffing support

Core

•     Composite Brand Marks and “Look of The Games”

•     Visa merchant presence at key host city shopping sites

•     Sponsorship specific out-of-home and outdoor advertising such as street banners and airport billboards in the host city

•     Destination Marketing contracts and coordination with Host market

•     MIK platform development such as providing the organizing committee a card based purchasing system

•     Global product showcase and demonstration

•     Global corporate relations, PR and development of marketing programs (e.g., Visa Championships)

•     Visa usage promotion at key merchant sites in the host locale

•     Sponsor Partnership local implementation

•     Local product showcase/launch

•     MIK implementation

•     Destination marketing commitments/activation for the Territory

•     Local corporate relations, PR and activation of marketing programs (e.g., Visa Championships)

Appendix G-1

Strategic	• Acceptance initiatives • Local Licensee stakeholder relationship building

Appendix G-1

APPENDIX H

Pre-Existing Agreements

None.

Appendix H-1

Schedule 4

Visa Member Risk Policy

VISA INTERNATIONAL	Table of Content

Member Risk Policy

Table of Contents

**

October 2005	TC-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Table of Content

Member Risk Policy

**

October 2005	TC-2

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Table of Content

Member Risk Policy

**

October 2005	TC-3

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Introduction

Member Risk Policy

**

October 2005	1-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Introduction

Member Risk Policy

**

October 2005	1-2

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Introduction

Member Risk Policy

**

October 2005	1-3

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Introduction

Member Risk Policy

**

October 2005	1-4

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Responsibilities

Member Risk Policy

**

October 2005	2-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Responsibilities

Member Risk Policy

**

October 2005	2-2

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Responsibilities

Member Risk Policy

**

October 2005	2-3

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Reporting

Member Risk Policy

**

October 2005	3-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Financial Liability

Member Risk Policy

**

October 2005	4-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Financial Liability

Member Risk Policy

**

October 2005	4-2

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Exposure

Member Risk Policy

**

October 2005	5-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Exposure

Member Risk Policy

**

October 2005	5-2

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Credit Evaluation

Member Risk Policy

**

October 2005	6-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Credit Evaluation

Member Risk Policy

**

October 2005	6-2

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Credit Evaluation

Member Risk Policy

**

October 2005	6-3

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Credit Evaluation

Member Risk Policy

**

October 2005	6-4

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Risk Controls

Member Risk Policy

**

October 2005	7-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Risk Controls

Member Risk Policy

**

October 2005	7-2

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Risk Controls

Member Risk Policy

**

October 2005	7-3

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Risk Controls

Member Risk Policy

**

October 2005	7-4

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Risk Controls

Member Risk Policy

**

October 2005	7-5

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Additional Policy Administration

Member Risk Policy

**

October 2005	8-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Additional Policy Administration

Member Risk Policy

**

October 2005	8-2

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Additional Policy Administration

Member Risk Policy

**

October 2005	8-3

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Additional Policy Administration

Member Risk Policy

**

October 2005	8-4

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Additional Policy Administration

Member Risk Policy

**

October 2005	8-5

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Additional Policy Administration

Member Risk Policy

**

October 2005	8-6

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Appendix A

Member Risk Policy

**

October 2005	A-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Appendix A

Member Risk Policy

**

October 2005	A-2

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Appendix A

Member Risk Policy

**

October 2005	A-3

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Appendix B

Member Risk Policy

**

October 2005	B-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Appendix B

Member Risk Policy

**

October 2005	B-2

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Appendix B

Member Risk Policy

**

October 2005	B-3

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Appendix C

Member Risk Policy

**

October 2005	C-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Appendix D

Member Risk Policy

**

October 2005	D-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Appendix D

Member Risk Policy

**

October 2005	D-2

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

VISA INTERNATIONAL	Appendix E

Member Risk Policy

**

October 2005	E-1

Proprietary and Confidential Information

Copy or distribution is prohibited without the express written consent of Visa International.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Schedule 5

Settlement Guarantee

Business Terms for Visa Inc. Visa Europe Settlement Indemnification

As of the Effective Date:

Visa Inc. and Visa Europe shall each provide its own guarantee of settlement to their respective Acquirers for transactions within their respective territories and thereby not be the beneficiary of any guarantee from the other for those transactions.

Visa Inc. will provide a guarantee to Visa Europe for Customer settlement amounts owed to Visa Europe’s Members, and vice versa.

To support the above guarantees, Visa Inc. and Visa Europe will each maintain adequate capital and sound financial condition sufficient to support an investment-grade credit rating.

Each entity will demonstrate its investment-grade creditworthiness by:

•	Demonstrating that it has or has access to liquidity for settlement sufficient to meet BIS standards for payment systems, and one of the following:

•	Obtaining a credit rating from an acceptable third-party rating agency, or

•	Providing independently verifiable information (e.g. audited financial statements) to support credit analysis by the other as to whether its financial condition is investment grade.

In the case of a downgrade to sub-investment grade following from the process described in the third bullet above, if the downgraded entity disagrees with the downgrade they shall obtain the opinion of a third party acceptable to both.

If an entity is determined not to be investment grade, then it shall immediately provide collateral* to support its full settlement exposure*. An acceptable form of collateral may take the form of a contractual ability to compel its members to make up any settlement shortfall within not more than 90 days of such shortfall.

*	Defined as in Visa Member Risk Policy

These terms are not intended to replace or modify any other rules or contractual obligations that apply, for example to timely settlement payment or fees for non-payment.